UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AVALARA, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED AUGUST 23, 2022.

[●], 2022

Dear Shareholders:

On August 8, 2022, Avalara, Inc. (“Avalara” or the “Company”) entered an Agreement and Plan of Merger (as it may be amended, modified, or supplemented from time to time, the “merger agreement”) with Lava Intermediate, Inc., a Delaware corporation (“Parent”) and Lava Merger Sub, Inc., a Washington corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are each affiliated with Vista Equity Partners Management, LLC (“Vista”), a leading private equity firm focused on investments in software, data, and technology-enabled companies. Pursuant to and subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into Avalara (the “merger”) and Avalara will survive the merger as a direct or indirect wholly owned subsidiary of Parent.

If the merger is completed, each share of common stock, par value $0.0001 per share, of Avalara (“Avalara common stock”) outstanding as of immediately prior to the effective time of the merger (the “effective time”) (other than shares that may be held by Avalara as treasury stock or shares owned by any wholly-owned subsidiary of the Company or held directly by Parent or any subsidiary of Parent (including Merger Sub)), and shares owned by any shareholder who has properly exercised and perfected such holder’s demand for dissenters’ rights pursuant to Chapter 23B.13 of the Washington Business Corporation Act (the “WBCA”) and who has not effectively withdrawn or forfeited such holder’s dissenters’ rights) will be cancelled and automatically converted into the right to receive cash in an amount equal to $93.50 in cash, without interest, subject to any applicable withholding taxes.

You are cordially invited to attend a special meeting of our shareholders to be held virtually in connection with the proposed merger on [●], 2022 at [●], Pacific Time. You will be able to attend the meeting and vote your shares electronically by visiting https://web.lumiagm.com/238702773. To vote or ask questions at the virtual special meeting, you must have your control number that is shown on your proxy card or voting instruction form. You will not be able to attend the meeting in person. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting. At the special meeting, shareholders will be asked to consider and vote on a proposal to approve the merger agreement (the “merger proposal”). Approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Avalara common stock entitled to vote thereon.

The Avalara board of directors has unanimously (i) determined that it is in the best interests of the Company and the shareholders of the Company, and declared it advisable, to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the WBCA, (ii) adopted the merger agreement and the transactions contemplated thereby, including the merger, in accordance with the WBCA and (iii) adopted a resolution recommending the merger agreement be approved by the shareholders of the Company. The Avalara board of directors made its determination after consideration of a number of factors more fully described in this proxy statement. The Avalara board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger, and the other transactions contemplated by the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety.

At the special meeting, Avalara shareholders will also be asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to Avalara’s named executive officers by Avalara based on or otherwise relating to the merger, as required by the rules adopted by the Securities and Exchange Commission, and a proposal to approve an adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional votes for the approval of the merger proposal if there are insufficient votes to approve the merger proposal at the time of the special meeting or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Avalara shareholders. The Avalara board of directors unanimously recommends that you vote “FOR” each of these proposals.

The merger cannot be completed unless Avalara shareholders holding a majority of the voting power of the outstanding shares of Avalara common stock entitled to vote thereon approve the merger proposal. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting virtually, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. If you intend to attend the virtual special meeting and vote in person during the virtual special meeting, your electronic vote at the special meeting will revoke any proxy previously submitted. The failure to vote on the merger proposal will have the same effect as a vote “AGAINST” the merger proposal.

If you are a beneficial owner of shares of Avalara common stock held in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker, or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to approve the merger agreement, without your instructions.

The obligations of Avalara, Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Parent, the special meeting, the merger agreement, and the merger.

If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Avalara common stock, please contact Avalara’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll free: (877) 687-1873

Banks and Brokers may call collect: (212) 750-5833

Yours truly,

Scott McFarlane

Chairman and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2022 and, together with the enclosed form of proxy, is first being mailed to Avalara shareholders on or about [●], 2022.

Avalara, Inc.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE & TIME	[●], 2022 at [●], Pacific Time

WEBSITE	https://web.lumiagm.com/238702773. The special meeting will be held virtually. You will not be able to attend the special meeting in person.

ITEMS OF BUSINESS

•

To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of August 8, 2022 (as it may be amended, modified, or supplemented from time to time, the “merger agreement”), by and among Lava Intermediate, Inc. (“Parent”), Lava Merger Sub, Inc. (“Merger Sub”) and Avalara, Inc. (“Avalara”) (the “merger proposal”). Parent and Merger Sub are each affiliated with the private equity firm Vista Equity Partners Management, LLC (“Vista”), a leading private equity firm focused on investments in software, data and technology-enabled companies. A copy of the merger agreement is attached to the accompanying proxy statement as Annex A;

•

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Avalara to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation advisory proposal”); and

•

To consider and vote on a proposal to approve an adjournment of the special meeting of Avalara shareholders (the “special meeting”) to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes to approve the merger proposal at the time of the special meeting or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Avalara shareholders (the “adjournment proposal”).

RECORD DATE	Only Avalara shareholders of record at the close of business on [●], 2022 (the “record date”), are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.

VOTING BY PROXY

Your vote is very important, regardless of the number of shares you own. The Avalara board of directors (the “Board”) is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, or on mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person during the virtual special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation advisory proposal; and

•	“FOR” the adjournment proposal.

DISSENTERS’ RIGHTS	Avalara shareholders who do not vote in favor of the merger proposal will have the right to seek appraisal of the fair value of their shares of Avalara common stock, in accordance with Chapter 23B.13 of the WBCA, if they deliver a demand for appraisal before the vote is taken on the merger proposal and comply with all of the requirements of Chapter 23B.13, which are summarized herein. Pursuant to Chapter 23B.13, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of the special meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights and must be accompanied by a copy of Chapter 23B.13. The notice of the special meeting included with this proxy statement constitutes notice to the holders of Avalara common stock of their dissenters’ rights, and a copy of Chapter 23B.13 is attached to this proxy statement as Annex C.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, PLEASE SUBMIT A PROXY OVER THE INTERNET PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY, INSTRUCT YOUR BROKER HOW TO VOTE YOUR SHARES OR VOTE IN PERSON AT THE VIRTUAL SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THIS PROPOSAL.

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of shares of Avalara common stock outstanding at the close of business on the record date and entitled to vote thereon.

Approval of each of the named executive officer merger-related compensation advisory proposal and the adjournment proposal requires that the number of votes cast “FOR” such proposal at the special meeting exceeds the number of votes “AGAINST” such proposal.

If you sign, date, and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation advisory proposal, and “FOR” the adjournment proposal.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

The meeting will only be conducted by live online webcast, i.e., as a “virtual special meeting.” Only holders of record of Avalara common stock of [●], 2022, the record date for the special meeting, or their legal proxy holders may attend and participate in the special meeting. To vote or ask questions at the meeting, you must have your control number that is shown on your proxy card or your voting instruction form.

If you are a beneficial owner of shares of Avalara common stock held in “street name,” you should instruct your bank, broker, or other nominee how to vote your shares in accordance with the voting instruction form provided to you by your bank, broker, or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to approve the merger agreement, without your instructions.

The proxy statement, of which this notice forms a part, provides a detailed description of the merger agreement and the merger. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Avalara common stock, please contact Avalara’s proxy solicitor, Innisfree M&A Incorporated (“Innisfree”):

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll free: (877) 687-1873

Banks and Brokers may call collect: (212) 750-5833

By order of the Board,
Alesia Pinney
Executive Vice President, Chief Legal Officer, and Secretary

255 South King Street, Suite 1800

Seattle, Washington 98104

[●], 2022

i

ii

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of Avalara shareholders. We urge you to carefully read the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Avalara included in documents incorporated by reference into this proxy statement, and to find instructions on how to obtain, without charge, copies of any of the documents we file with the Securities and Exchange Commission (the “SEC”), see the section entitled “Where You Can Find More Information” beginning on page 113. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “Avalara,” “the Company,” “we,” “us,” or “our” in this proxy statement refer to Avalara, Inc., an Washington corporation; all references to “Parent” refer to Lava Intermediate, Inc., a Delaware corporation; all references to “Merger Sub” refer to Lava Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Parent; all references to “Vista” refer to Vista Equity Partners Management, LLC, an affiliate of each of Parent and Merger Sub; all references to “Vista Funds” refer collectively to Vista Equity Partners Fund VIII, L.P. and Vista Equity Partners Fund VII, L.P.; all references to “Avalara common stock” refer to the common stock, par value $0.0001 per share, of Avalara; all references to the “Board” refer to the board of directors of Avalara; all references to the “merger” refer to the merger of Merger Sub with and into Avalara with Avalara surviving as a direct wholly owned subsidiary of Parent; unless otherwise indicated or as the context otherwise requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of August 8, 2022, as may be amended, modified or supplemented from time to time, by and among Parent, Merger Sub and Avalara, a copy of which is included as Annex A to this proxy statement. Avalara, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Parties

Avalara (see page 25)

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the ticker symbol AVLR. Our headquarters are located at 255 South King Street, Suite 1800, Seattle, Washington 98104 and our telephone number is (206) 826-4900. Our corporate web address is www.avalara.com. Information on Avalara’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Avalara is contained in our public filings. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Parent (see page 25)

Parent was formed on July 29, 2022, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.

Merger Sub (see page 25)

Merger Sub is a wholly owned direct subsidiary of Parent and was formed on July 29, 2022, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.

Parent and Merger Sub are each affiliated with the Vista Funds, and Parent, Merger Sub and the Vista Funds are each affiliated with Vista Equity Partners Management, LLC (“Vista”). Vista is a leading private equity firm focused on investments in software, data and technology-enabled companies. At the effective time, Avalara, as the surviving corporation, will be indirectly owned by the Vista Funds and certain institutional investors.

In connection with the transactions contemplated by the merger agreement, Parent has obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with cash on hand at Avalara, will be used by Parent to pay the aggregate merger consideration and all related fees and expenses of Parent and Merger Sub and to finance the fundamental change offer for the Company’s outstanding convertible debt. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

The Special Meeting

The Virtual Special Meeting (see page 26)

The special meeting of Avalara shareholders (the “special meeting”) is scheduled to be held virtually on [●], 2022 at [●] , Pacific Time. You will be able to attend the special meeting and vote your shares electronically by visiting https://web.lumiagm.com/238702773. To vote or ask questions at the virtual special meeting, you must have your control number that is shown on your proxy card or voting instruction form. You will not be able to attend the meeting in person. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting. At the special meeting, shareholders will be asked to consider and vote on a proposal to approve the merger agreement (the “merger proposal”). Approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Avalara common stock entitled to vote thereon.

Purpose of the Special Meeting (see page 26)

At the special meeting, Avalara shareholders will be asked to consider and vote on the following proposals:

•	to approve the merger agreement (the “merger proposal”);

•

to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Avalara to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation advisory proposal”); and

•

to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal if there are insufficient votes to approve the merger proposal at the time of the special meeting or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Avalara shareholders (the “adjournment proposal”).

The Board has unanimously (i) determined that it is in the best interests of Avalara and Avalara shareholders, and declared it advisable, to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the WBCA, (ii) adopted the merger agreement and the transactions contemplated thereby, including the merger, in accordance with WBCA and (iii) adopted a resolution recommending the merger agreement be approved by Avalara shareholders. The Board unanimously recommends that Avalara shareholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation advisory proposal and “FOR” the adjournment proposal.

Avalara shareholders must vote to approve the merger proposal as a condition for the merger to occur. If Avalara shareholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

Record Date; Shareholders Entitled to Vote (see page 27)

Only holders of Avalara common stock at the close of business on [●], 2022, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. For at least 10 days prior to the special meeting, a complete list of shareholders entitled to vote at the special meeting will be available for examination by any shareholder, for any purpose germane to the special meeting, during ordinary business hours at our principal office at 255 South King Street, Suite 1800, Seattle, Washington 98104. If you would like to view the shareholder list, please contact our Investor Relations department in advance at investor@avalara.com. The list will be available during the entire time of the special meeting. At the close of business on the record date, [●] shares of Avalara common stock were issued and outstanding.

Holders of Avalara common stock are entitled to one vote for each share of Avalara common stock they own at the close of business on the record date.

Quorum (see page 27)

The presence at the virtual special meeting, in person at the virtual special meeting or by proxy, of the holders of a majority of the voting power of shares of Avalara common stock issued and outstanding at the close of business on the record date and entitled to vote at the special meeting will constitute a quorum. Shareholders entitled to vote at the special meeting may participate in the meeting by remote communication. To vote or ask questions at the virtual special meeting, you must have your control number that is shown on your proxy card or voting instruction form. Actual attendance at the virtual special meeting is not required in order to be counted for purposes of determining a quorum if voting by proxy. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Avalara to additional expense. If no quorum is present at the special meeting, the shareholders holding a majority in voting power of shares of Avalara common stock, present in person at the virtual special meeting or by proxy and entitled to vote at the special meeting, may adjourn the special meeting.

Required Vote (see page 27)

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of shares of Avalara common stock outstanding at the close of business on the record date and entitled to vote thereon. If you do not vote, if you do not submit your proxy, or you fail to instruct your bank, broker, or other nominee how to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.

Approval of each of the named executive officer merger-related compensation advisory proposal and the adjournment proposal requires that the number of votes cast “FOR” such proposal at the special meeting exceeds the number of votes “AGAINST” such proposal.

Attendance and Voting at the Special Meeting (see page 29)

If your shares are registered directly in your name with our transfer agent, you are considered a “shareholder of record” and you may vote your shares virtually at the special meeting or by submitting a proxy by mail or over the internet. If you plan to attend the virtual special meeting, you will be able to vote your shares electronically. Although Avalara offers three different methods for shares to be voted at the special meeting, Avalara encourages you to submit a proxy over the internet, which is a convenient, cost-effective, and reliable method of causing your shares to be voted. If you choose to submit a proxy over the internet, there is no need for you to mail back your proxy card.

If your shares are held by your broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a voting instruction form from your broker, bank, or other nominee seeking instruction from you as to how your shares should be voted. If you are not the shareholder of record, in order to vote your shares or ask questions at the special meeting, you must request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the special meeting.

Avalara recommends that you submit a proxy or submit your voting instructions as soon as possible, even if you are planning to attend the special meeting, to ensure that your shares will be represented and voted at the special meeting. If you return an executed proxy and do not indicate how you wish to vote with regard to a particular proposal, your shares of Avalara common stock will be voted “FOR” such proposal. Under applicable stock exchange rules, banks, brokers, and other nominees have the discretion to vote on routine matters. The proposals to be considered at the special meeting are non-routine matters, and hence banks, brokers, and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker, or other nominee on how you wish to vote your shares.

Solicitation of Proxies (see page 30)

The Board is soliciting your proxy, and Avalara will bear the cost of soliciting proxies. Innisfree M&A Incorporated (“Innisfree”) has been retained to assist with the solicitation of proxies. Avalara will pay Innisfree a fee of approximately $45,000 and will reimburse Innisfree for its reasonable out-of-pocket expenses for these and related services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks, and other nominees to the beneficial owners of shares of Avalara common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of Avalara’s directors, officers, and employees.

Adjournments and Postponements (see page 30)

In addition to the merger proposal and the named executive officer merger-related compensation advisory proposal, Avalara shareholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Avalara shareholders. If no quorum is present at the special meeting, the holders of shares entitling them to exercise a majority of the voting power of shares of Avalara common stock, present in person at the virtual special meeting or by proxy and entitled to vote at the special meeting, may adjourn the special meeting to another place, date, or time. Assuming a quorum is present, the affirmative vote of holders of a majority of the voting power of shares of Avalara common stock present and entitled to vote on the adjournment proposal will be required to approve the adjournment proposal. In addition, the special meeting could be postponed before it commences. If the special meeting is adjourned or postponed for the purpose of soliciting additional votes on the merger proposal, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

Avalara may postpone, recess or adjourn the special meeting (i) to the extent required by law or fiduciary duty, (ii) to allow reasonable additional time to solicit additional proxies to the extent Avalara reasonably believes necessary in order to obtain the approval of the merger proposal for a period of up to 10 business days, or (iii) if as of the time for which the special meeting is originally scheduled there are insufficient shares of Avalara common stock represented (either in person at the virtual special meeting or by proxy) and voting to constitute a quorum necessary to conduct the business of the special meeting.

The Merger

Structure of the Merger (see page 32)

Subject to the terms and conditions of the merger agreement and in accordance with the WBCA, at the effective time, Merger Sub will merge with and into Avalara, with Avalara continuing as the surviving corporation in the merger and as a direct or indirect wholly owned subsidiary of Parent.

Merger Consideration—What Shareholders Will Receive in the Merger (see page 32)

Upon the terms and subject to the conditions of the merger agreement, at the effective time, each outstanding share of Avalara common stock (other than shares that may be held by Avalara as treasury stock or shares owned by any wholly-owned subsidiary of the Company or held directly by Parent or any wholly-owned subsidiary of Parent (including Merger Sub)), and other than any shares owned by any shareholder who has properly exercised and perfected such holder’s demand for dissenters’ rights pursuant to Chapter 23B.13 of the WBCA and who has not effectively withdrawn or otherwise irrevocably lost or failed to perfect such holder’s dissenters’ rights, will be automatically converted into the right to receive $93.50 in cash, without interest and less any applicable withholding taxes.

Treatment of Avalara Equity Awards (see page 32)

The merger agreement provides that outstanding equity-based awards issued under Avalara’s equity incentive plans will be treated as set forth below:

Options. Each outstanding and unexercised option to purchase shares of Avalara common stock (an “Option”), whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to (i) the total number of shares of Avalara common stock subject to such Option multiplied by (ii) the excess, if any, of the per share merger consideration over the exercise price per share under such Option, less any applicable withholding taxes required to be withheld by applicable law. Each Option with an exercise price per share greater than or equal to the per share merger consideration will be cancelled automatically at the effective time for no consideration.

Restricted Stock Units (“RSUs”). Each outstanding RSU that is vested and outstanding immediately prior to the effective time or that vests as a result of the consummation of the merger will be converted into the right to receive an amount in cash (less any applicable withholding taxes required to be withheld by applicable law) equal to (i) the total number of shares of Avalara common stock subject to such vested RSU, multiplied by (ii) the per share merger consideration. Each outstanding RSU that is unvested and outstanding immediately prior to the effective time will be converted into the contingent right to receive from Parent or Avalara an aggregate amount in cash (without interest) (each, a “Converted Cash Award”) equal to (i) the total number of shares of Avalara common stock subject to such unvested RSU, multiplied by (ii) the per share merger consideration, less any applicable withholding taxes required to be withheld by applicable law. Unless provided otherwise in the merger agreement, each such Converted Cash Award will continue to have, and be subject to, the same vesting terms and conditions that applied to the corresponding unvested RSU forfeited immediately prior to the effective time.

Performance Share Units (“PSUs”). Each outstanding PSU that is vested and outstanding immediately prior to the effective time will be converted into the right to receive an amount in cash (less any applicable withholding taxes required to be withheld by applicable law) equal to (i) the total number of shares of Avalara common stock subject to such vested PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (ii) the per share merger consideration. Each outstanding PSU that is unvested and outstanding immediately prior to the effective time will be converted into (without interest) a Converted Cash Award with respect to an amount equal to (i) the total number of shares of Avalara common stock subject to such unvested PSU (as determined in accordance with the merger agreement), multiplied by (ii) the per share merger consideration, less any applicable withholding taxes required to be withheld by applicable law. Each such Converted Cash Award will have, and be subject to, the vesting terms and conditions set forth in the applicable award agreement to the corresponding unvested PSUs forfeited immediately prior to the effective time.

Effects on Avalara if the Merger Is Not Completed (see page 33)

If the merger proposal is not approved by Avalara shareholders or if the merger is not completed for any other reason, Avalara shareholders will not receive any payment for their shares in connection with the merger. Instead, Avalara will remain an independent public company and shares of Avalara common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, Avalara expects that management will operate Avalara’s business in a manner similar to that in which it is being operated today and that Avalara shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Avalara operates and adverse economic conditions. Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Avalara’s common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Avalara’s common stock would return to the price at which it trades as of the date of this proxy statement. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Avalara’s common stock.

Further, if the merger agreement is validly terminated under certain specified circumstances, Avalara may be required to pay Parent a termination fee of $242.329 million or Parent may be required to pay Avalara a termination fee of $484.659 million. See “The Merger Agreement—Termination Fees” beginning on page 100 for a discussion of the circumstances under which such fee may be payable.

The Board unanimously recommends that Avalara shareholders vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation advisory proposal; and

•	“FOR” the adjournment proposal.

Opinion of Goldman Sachs & Co. LLC (see page 53)

Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered to the Board its oral opinion, subsequently confirmed in its written opinion dated August 8, 2022, that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the $93.50 in cash per share of Avalara’s common stock to be paid to the holders (other than Parent, Merger Sub and any other affiliate of Parent, Avalara, any wholly owned subsidiary of Avalara and the holders of the Dissenting Shares (as defined in the merger agreement)) of the outstanding shares of Avalara’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated August 8, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided advisory services and its opinion for the information and assistance of Avalara’s board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Avalara’s common stock should vote with respect to the merger or any other matter. For additional information, please see the section of this proxy statement entitled “The Merger—Opinion of Goldman Sachs & Co. LLC” and the full text of the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Interests of Avalara’s Executive Officers and Directors in the Merger (see page 65)

When considering the recommendation of the Board that you vote “FOR” the merger proposal, you should be aware that, aside from their interests as Avalara shareholders, Avalara’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Avalara shareholders generally. These interests are described in more detail below and, with respect to the named executive officers of Avalara, are quantified in the “The Merger—Interests of Avalara’s Executive Officers and Directors in the Merger—280G Mitigation Actions—Quantification of Potential Merger-Related Payments to Named Executive Officers” beginning on page 69.

With regard to our non-employee directors serving on the Board, these interests relate to the impact of the transaction on the directors’ outstanding equity awards and the directors’ rights to indemnification pursuant to the terms of the merger agreement.

With regard to our executive officers, these interests include the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger, assuming the merger occurred on November 1, 2022 and, where applicable, the executives’ employment was terminated by us without “cause” or, in some cases, by the executive for “good reason” (each as defined below) on such date:

•

the Company’s executive officers and directors hold equity-based awards that will be afforded the treatment described in the section of this proxy statement entitled “The Merger—Treatment of Avalara Equity Awards”;

•

the Company’s executive officers are party to existing employment and incentive agreements with the Company that provide for severance benefits in the case of a qualifying termination of employment within specified periods following a change in control, which will include completion of the merger; and

•

the Company’s directors and executive officers are entitled to continued indemnification and insurance coverage following the Merger under the merger agreement. Please see the section of this proxy statement entitled “The Merger Agreement—Indemnification of Directors and Officers and Insurance.”

Financing of the Merger (see page 71)

The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. It is anticipated that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the merger by Parent and Merger Sub under the merger agreement, will be approximately $10 billion in cash. Parent has obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with cash on hand at Avalara, will be used by Parent to pay the aggregate merger consideration and all related fees and expenses of Parent and Merger Sub and to finance the fundamental change offer for the Company’s outstanding convertible debt. These equity and debt financing commitments will be funded through a combination of the following:

•

cash equity commitments by Vista Funds in an aggregate amount up to $3.875 billion on the terms and subject to the conditions set forth in the equity commitment letters. Additionally, certain institutional investors, severally and not jointly, have committed, pursuant to separate equity commitment letters, an aggregate amount of $2.6 billion, on the terms and subject to the conditions set forth in each equity commitment letter and as further described in the section entitled “The Merger—Financing of the Merger” beginning on page 71; and

•

debt financing commitments from the debt financing sources consisting of (1) a senior secured term loan facility in an aggregate principal amount equal to $2.5 billion, and (2) a senior secured revolving credit facility in an aggregate principal amount equal to $250.0 million, in each case, on the terms and subject to the conditions set forth in a commitment letter and as further described in the section entitled “The Merger—Financing of the Merger” beginning on page 71.

Regulatory Clearances and Approvals Required for the Merger (see page 72)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), we cannot complete the merger until we have given notification and furnished information to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”), and until the applicable waiting period has expired or has been terminated. On August 22, 2022, Avalara and an affiliate of Vista each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period would expire on September 21, 2022, at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended by the antitrust authorities.

Generally under the merger agreement, each of Avalara and Parent has agreed to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by the merger agreement, including (x) to cause the expiration or termination of the applicable waiting periods under the HSR Act and (y) to obtain any consents, clearances or approvals required under or in connection with any Antitrust Law (as defined in the merger agreement) as soon as practicable, subject to certain limitations, as further described in “The Merger—Regulatory Clearances and Approvals Required for the Merger” beginning on page 72.

While we have no reason to believe it will not be possible to obtain regulatory approvals, or to obtain such approvals in a timely manner, there is no certainty that these approvals will be obtained.

Material U.S. Federal Income Tax Consequences of the Merger (see page 108)

The exchange of Avalara common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local, or other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 108 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Dissenters’ Rights (see page 73)

Under Chapter 23B.13 of the WBCA, instead of receiving the merger consideration they would otherwise be entitled to pursuant to the merger agreement, holders of Avalara’s common stock are entitled to dissent from and obtain payment of the fair value of their shares in cash together with accrued interest from the effective time, if the merger is consummated. Any Avalara shareholder electing to dissent from the merger must strictly comply with all procedures required under the WBCA. The procedures are summarized in “The Merger—Dissenters’ Rights” beginning on page 73 and a copy of the relevant statutory provisions is attached as Annex C to this proxy statement.

ANY AVALARA SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS’ RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY

AND IN ITS ENTIRETY AND SHOULD CONSULT THEIR LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Expected Timing of the Merger

Assuming timely receipt of regulatory approvals and satisfaction of other closing conditions, we anticipate completing the merger in the second half of 2022. However, the merger is subject to various regulatory clearances and approvals and other conditions, and it is possible that factors outside of the control of Avalara or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Acquisition Proposals (see page 88)

From August 8, 2022 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, Avalara will not, will cause its subsidiaries not to, and will direct and use reasonable efforts to cause its and their respective representatives not to, directly or indirectly:

•

initiate, solicit, or knowingly facilitate or encourage (including by way of furnishing information) any inquiries, proposals or offers with respect to, or the making of, any Acquisition Proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals” beginning on page 88) or any inquiry, proposal or offer that could reasonably be expected to lead to any Acquisition Proposal;

•

engage in, continue, or otherwise participate in any negotiations or discussions concerning, or provide access to its or its subsidiaries’ personnel, properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal or any inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal;

•	approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal; or

•

negotiate, execute or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other similar definitive agreement for any Acquisition Proposal; provided, that it is understood and agreed that any determination or action by the Board expressly permitted under the merger agreement will not, in and of itself, be deemed to be a breach or violation of, or give Parent a right to terminate the merger agreement pursuant to the merger agreement.

Notwithstanding anything to the contrary in the merger agreement, Avalara or its Board may, subject to compliance with certain provisions of the merger agreement:

•

take and disclose to Avalara shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer), make a customary “stop-look-and-listen” communication to the shareholders of Avalara pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the shareholders of Avalara) or from (subject to compliance with certain provisions of the merger agreement) making any legally required disclosure to shareholders with regard to the transaction contemplated by the merger agreement or an Acquisition Proposal; provided, that the Board may not make a Change of Recommendation (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals” beginning on page 88) except to the extent otherwise permitted by the merger agreement; or

•	prior to obtaining the Company Requisite Vote (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals” beginning on page 88):

•

contact and engage in discussions with any person or group and their respective representatives who has made an Acquisition Proposal that did not, directly or indirectly, result from or principally arise out of a material breach of the merger agreement, solely for the purpose of clarifying such Acquisition Proposal and the terms thereof;

•

(a) contact and engage in any negotiations or discussions with any person and its representatives who has made an Acquisition Proposal after August 8, 2022 that did not, directly or indirectly, result from or principally arise out of a material breach of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) and (b) provide access to the Avalara’s or any of its subsidiaries’ properties, books and records and providing information or data in response to a request therefor by a person who has made a bona fide Acquisition Proposal after August 8, 2022 that did not, directly or indirectly, result from or principally arise out of a material breach of the merger agreement, in each case of clauses (a) and (b), if prior to and as a condition precedent to taking such action if the Board (i) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that such Acquisition Proposal constitutes or could reasonably be expected to constitute, result in or lead to a Superior Proposal, (ii) shall have determined in good faith, after consultation with its outside legal counsel, that the failure to do so could be reasonably likely to be inconsistent with its fiduciary duties under applicable law, and (iii) has received from the person so requesting such information an executed acceptable confidentiality agreement; provided that Avalara shall provide to Parent and Merger Sub any non-public information or data that is provided, to any person given such access that was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such person;

•	make a change of recommendation (to the extent permitted by and made in accordance with the merger agreement); or

•	resolve, authorize, commit, or agree to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing clauses above.

Notwithstanding anything in the merger agreement to the contrary, at any time prior to obtaining the Company Requisite Vote (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals” beginning on page 88), if the Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, in response to a bona fide and written Acquisition Proposal that did not, directly or indirectly, result from or principally arise out of a material breach of the merger agreement, that such Acquisition Proposal would constitute a Superior Proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals” beginning on page 88), Avalara or its Board may, if the Board has determined in good faith after consultation with its financial advisors and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, (x) effect a Change of Recommendation or (y) terminate the merger agreement pursuant to the merger agreement in order to enter into a definitive written agreement providing for such Superior Proposal; provided, that Avalara pays to Parent any company termination payment required to be paid pursuant to the merger agreement and comply with the applicable provisions thereunder as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals” beginning on page 88.

Prior to obtaining the Company Requisite Vote, the Board may effect a Change of Recommendation if (x) an Intervening Event has occurred, and (y) prior to taking such action, the Board has determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that failure to take such action in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

Conditions to the Merger (see page 97)

The obligations of each of Avalara, Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or (to the extent permitted by law) waiver by Avalara and Parent at or prior to the effective time of the following conditions:

•	the Company Requisite Vote will have been obtained;

•

no governmental entity of competent jurisdiction will have enacted or promulgated any law, statute, rule, regulation, executive order, decree, ruling, injunction, or other order (whether temporary, preliminary, or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the merger that remains in effect; and

•

the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act (and any customary timing agreement delaying the closing entered into in connection therewith) shall have expired or been earlier terminated and any required approvals thereunder will have been obtained.

The respective obligations of Parent and Merger Sub to effect the merger and the other transactions contemplated by the merger agreement are also subject to the satisfaction or (to the extent permitted by law) waiver by Parent at or prior to the effective time of the following conditions:

•

subject to certain materiality qualifiers, certain representations and warranties of Avalara in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date) in the manner described under “The Merger Agreement—Conditions to the Merger” beginning on page 97;

•

Avalara shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

•	Parent shall have received a certificate signed by an executive officer of Avalara certifying that each of the conditions set forth in the preceding two bullet points have been satisfied.

The obligations of Avalara to effect the merger and the other transactions contemplated by the merger agreement are also subject to the satisfaction or (to the extent permitted by law) waiver by Avalara at or prior to the effective time of the following conditions:

•

the representations and warranties of Parent and Merger Sub contained in the merger agreement must be true and correct as of August 8, 2022 and as of the effective time as if made at and as of such time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date), except where the failure to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have, a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by the merger agreement;

•

Parent and Merger Sub shall have performed in all material respects their respective obligations, and complied in all material respects with the agreements and covenants, required to be performed or complied with by them under the merger agreement at or prior to the effective time; and

•	Avalara will have received a certificate by an executive officer of Parent certifying that the conditions set forth in the preceding two bullet points have been satisfied.

Termination (see page 99)

The merger agreement may be terminated at any time before the effective time, whether before or after the Company Requisite Vote is obtained (except as otherwise expressly noted), as follows:

•	by mutual written consent of Parent, Merger Sub and Avalara;

•	by Parent or Avalara if any governmental entity of competent jurisdiction shall have issued a legal restraint in the manner described under “The Merger Agreement—Termination” beginning on page 99;

•

by either Parent or Avalara if the effective time has not have occurred on or before February 8, 2023; provided, that the right to terminate the merger agreement pursuant to the merger agreement will not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, Merger Sub) in violation of the merger agreement or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of the failure of the effective time to occur on or before February 8, 2023;

•	by written notice from Avalara:

•

if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, such that the conditions set forth in the merger agreement would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after notice thereof is given by Avalara to Parent or (ii) February 8, 2023; provided, that Avalara shall not have the right to terminate the merger agreement pursuant to the merger agreement if Avalara is then in material breach of any of its covenants or agreements contained in the merger agreement such that the conditions set forth in the merger agreement would not be satisfied; or

•

prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement providing for a Superior Proposal (as defined in the section entitled “The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals” beginning on page 88), in accordance with and subject to the terms and conditions of the merger agreement

•	by written notice from Parent if:

•

if there has been a breach of any representation, warranty, covenant or agreement on the part of Avalara contained in the merger agreement, such that the conditions set forth in the merger agreement would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after notice thereof is given by Parent to Avalara or (ii) February 8, 2023; provided, that Parent will not have the right to terminate the merger agreement pursuant to the merger agreement if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in the merger agreement such that the conditions set forth in the merger agreement would not be satisfied; or

•	the Board has, prior to obtaining the Company Requisite Vote, made a Change of Recommendation;

•

by either Parent or Avalara if the Company Requisite Vote has not been obtained at the special meeting or any adjournment or postponement thereof, at which a vote on the approval of the merger agreement was taken; or

•

by Avalara, if (i) the parties’ mutual conditions to closing and Parent’s and Merger Sub’s conditions to closing (in each case, other than those conditions that by their nature are to be satisfied at the closing of the merger, which conditions are capable at the time of termination of being satisfied if the closing of the merger were to occur at such time) have been satisfied or (to the extent permissible under applicable law) waived in accordance with the merger agreement, (ii) Avalara has indicated in writing that Avalara is ready and willing to consummate the merger and ready, willing and able to take all action within its control to consummate the merger, (iii) Parent and Merger Sub failed to consummate the merger within 3 business days of the date on which the closing of the merger should have occurred pursuant to the merger agreement and (iv) during such 3 business day period described in clause (iii), Avalara stood ready, willing and able to consummate the merger and the other transactions contemplated by the merger agreement.

Termination Fees (see page 100)

If the merger agreement is validly terminated under specified circumstances, Avalara may be required to pay a termination fee to Parent of $242.329 million, including if Parent terminates due to a Change of Recommendation or if Avalara terminates due to entering into a definitive agreement with respect to a Superior Proposal.

If the merger agreement is validly terminated under certain circumstances, Parent may be required to pay a termination fee to Avalara of $484.659 million, including due to a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements under the merger agreement, which is not curable or not cured within a specified period or otherwise fails to consummate the merger in breach of the merger agreement.

If Avalara or Parent fails to pay any termination fee, as applicable, within the specified time period, the paying party will be required to reimburse non-paying party’s reasonable and documented out-of-pocket costs and expenses incurred in connection with any action taken to collect payment of such amounts (including reasonable and documented out-of-pocket attorneys’ fees and the reasonable and documented out-of-pocket fees and expenses of any expert or consultant engaged by such party) together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, plus 2%, as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment.

Specific Performance (see page 101)

The parties to the merger agreement are entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance, or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

Indemnification of Directors and Officers; Insurance (see page 95)

Parent shall maintain, or shall cause the surviving corporation to maintain, at no expense to the beneficiaries, in effect for at least six years from the effective time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Avalara (provided, that Parent or the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance. In satisfying its obligations pursuant to the merger agreement, Parent and the surviving corporation shall not be required to pay annual premiums in excess of 300% of the amount paid by Avalara for coverage for its last full fiscal year prior to August 8, 2022, but in such case shall purchase as much coverage as reasonably practicable for such amount. Notwithstanding the foregoing, Avalara shall purchase from insurance carriers with comparable credit ratings, no later than the effective time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the persons covered by the current policies of directors’ and officers’ liability insurance and the insureds covered by the current fiduciary liability insurance maintained by Avalara and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated hereby, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, however, that in no event shall the amount paid for such prepaid policies exceed 350% of the Current Premium. In the event Avalara elects to purchase such a “tail policy,” the surviving corporation shall (and Parent shall cause the surviving corporation to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder. Parent agrees to honor and perform under, and to cause the surviving corporation to honor and perform under, all indemnification agreements entered into by Avalara or any of its subsidiaries with any indemnified party which are set forth in Avalara’s disclosure letter and made available to Parent prior to the date of the merger agreement. Parent has agreed to honor and perform under, and to cause the surviving corporation to honor and perform under, all indemnification agreements entered into by Avalara or any of its subsidiaries with any indemnified party which are in effect as of the date of the merger agreement.

Delisting and Deregistration of Avalara Common Stock (see page 73)

As promptly as reasonably practicable following the completion of the merger, Avalara common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Thereafter, we will no longer be required to file periodic reports with the SEC with respect to Avalara common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.	Why am I receiving these proxy materials?

A.

On August 8, 2022, Avalara entered into the merger agreement providing for the merger of Merger Sub with and into Avalara, pursuant to which Avalara will survive the merger as a wholly owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation by the Board of proxies from Avalara shareholders to vote in favor of the merger proposal and the other matters to be voted on at the special meeting.

Q.	What is the proposed transaction?

A.

The proposed transaction is the acquisition of Avalara by Parent by way of merger of Merger Sub with and into Avalara. If the merger proposal is approved by Avalara shareholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or (to the extent permitted) waived, Merger Sub will merge with and into Avalara. Avalara will be the surviving corporation in the merger and will be privately held as a direct or indirect wholly owned subsidiary of Parent. If the merger is consummated, each share of Avalara common stock will automatically be cancelled and you will not own any shares of the capital stock of the surviving corporation.

Q.	What will I receive in the merger if it is completed?

A.

Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $93.50 in cash, without interest and less any applicable withholding taxes, for each share of Avalara common stock you own (unless you have properly exercised and perfected and not forfeited or withdrawn your dissenters’ rights under Washington law with respect to such shares). For example, if you own 100 shares of Avalara common stock, you will be entitled to receive $9,350 in cash in exchange for your shares, less any applicable withholding taxes and without interest. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.	Where and when is the special meeting, and who may attend?

A.

The special meeting will be held virtually on [●], 2022 at [●], Pacific Time. Only holders of record of Avalara common stock as of [●], 2022, the record date for the special meeting, or their legal proxy holders may attend and participate in the special meeting or any adjournments or postponements thereof. You will be able to attend the meeting and vote your shares electronically by visiting https://web.lumiagm.com/238702773. To vote or ask questions at the virtual special shareholder meeting, you must have your control number that is shown on your proxy card or voting instruction form. You will not be able to attend the meeting in person. For purposes of attendance at the special meeting, all references in this proxy statement to “present in person” or “in person” shall mean virtually present at the special meeting.

Q.	Who can vote at the special meeting?

A.

All Avalara shareholders of record as of the close of business on [●], 2022, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting, or any adjournment or postponement thereof. Each share of Avalara common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were [●] shares of Avalara common stock issued and outstanding.

Q.	What matters will be voted on at the special meeting?

A.	At the special meeting, you will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the named executive officer merger-related compensation advisory proposal; and

•	the adjournment proposal.

Q.	How does the Board recommend that I vote on the proposals?

A.	The Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation advisory proposal; and

•	“FOR” the adjournment proposal.

Q.	What vote is required to approve the merger proposal?

A.	The merger proposal will be approved if the holders of a majority of all of the outstanding shares of Avalara common stock entitled to vote thereon approve the merger proposal.

Q.	What vote is required to approve the other proposals?

A.

Approval of each of the named executive officer merger-related compensation advisory proposal and the adjournment proposal requires that the number of votes cast “FOR” the proposal at the special meeting exceeds the number of votes “AGAINST” the proposal. If no quorum is present at the special meeting, the meeting may nonetheless be adjourned by the affirmative vote of the holders of a majority of the voting power of shares of Avalara common stock present or represented by proxy at the special meeting and entitled to vote on the matter.

Q.	How are Avalara’s directors and executives intending to vote?

A.

As of [●], 2022, the directors and executive officers of Avalara either directly or through their affiliates, collectively, beneficially owned and were entitled to vote [●] shares of Avalara common stock, representing approximately [●]% of the shares of Avalara common stock outstanding on that date. Avalara currently expects that these directors and executive officers will vote such shares of Avalara common stock in favor of the foregoing proposals, although none of them has entered into any agreement obligating them to do so.

Q.

What factors did the Board consider in deciding to enter into the merger agreement and recommending the approval of the merger proposal, the named executive officer merger-related compensation advisory proposal and the adjournment proposal?

A.

In reaching its decision to adopt the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that our shareholders approve the merger proposal, the named executive officer merger-related compensation advisory proposal, and the adjournment proposal, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed merger agreement and the transactions contemplated thereby, including the merger, as well as other alternatives. For a more detailed description of these factors, see “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46.

Q.	Do you expect the merger to be taxable to Avalara shareholders?

A.

The exchange of Avalara common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local, or other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 108 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local, or foreign taxing jurisdiction.

Q.	What other effects will the merger have on Avalara?

A.

If the merger is completed, Avalara common stock will be delisted from the NYSE and deregistered under the Exchange Act, and Avalara will no longer be required to file periodic reports with the SEC with respect to Avalara common stock, in each case in accordance with applicable law, rules, and regulations. Following the completion of the merger, Avalara common stock will no longer be publicly traded and you will no longer have any interest in Avalara’s future earnings or growth; each share of Avalara common stock you hold will represent only the right to receive $93.50 in cash, without interest and less any applicable withholding taxes.

Q.	When is the merger expected to be completed?

A.

Assuming timely satisfaction of necessary closing conditions, including the approval by our shareholders of the merger proposal, the parties to the merger agreement expect to complete the merger in the second half of 2022. However, Avalara cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the receipt of shareholder approval of the merger proposal and the receipt of certain regulatory approvals, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.

Q.	What happens if the merger is not completed?

A.

If the merger proposal is not approved by Avalara shareholders, or if the merger is not completed for any other reason, Avalara shareholders will not receive any payment for their shares of Avalara common stock in connection with the merger. Instead, Avalara will remain an independent public company and shares of Avalara common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Parent a termination fee upon the termination of $242.329 million or Parent may be required to pay Avalara a termination fee of $484.659 million, as described under “The Merger Agreement—Termination Fees” beginning on page 100.

Q.	Do any of Avalara’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a shareholder?

A.

Yes. In considering the recommendation of the Board with respect to the merger proposal, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be approved by Avalara shareholders. See “The Merger—Interests of Avalara’s Executive Officers and Directors in the Merger” beginning on page 65.

Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation advisory proposal?

A.

The SEC rules require Avalara to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Avalara’s named executive officers in connection with the merger.

Approval of the named executive officer merger-related compensation advisory proposal is not required to complete the merger.

Q.	Who is soliciting my vote?

A.

The Board is soliciting your proxy, and Avalara will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Avalara will pay Innisfree a fee of approximately $45,000 and will reimburse Innisfree for its reasonable out-of-pocket expenses for these and related services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks, or other nominees to beneficial owners of shares of Avalara common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of Avalara’s directors, officers, and employees.

Q.	What do I need to do now?

A.

Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes, including, but not limited to, the merger agreement along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the merger and how it affects shareholders. Whether or not you expect to attend the virtual special meeting in person, please submit a proxy (or provide instructions to your bank, broker, or other nominee, as applicable) to vote your shares as promptly as possible to ensure that your shares will be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?

A.	If your shares are registered directly in your name with our transfer agent (American Stock Transfer & Trust Company, LLC), you are considered a “shareholder of record” and you may:

•	Vote in person—shareholders who virtually attend the special meeting may vote electronically at the special meeting, which will revoke any proxy previously submitted;

•	Vote through the internet—in order to do so, please follow the instructions shown on your enclosed proxy card; or

•

Vote by mail—if you request or receive a paper proxy card by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the postage-paid envelope provided or, if the envelope is missing, please mail your completed proxy card to American Stock Transfer, ATTN: Proxy Dept., 6201 15th Avenue, Brooklyn, NY 11219. Your completed, signed, and dated proxy card must be received prior to the special meeting.

Whether or not you plan to attend the meeting, we urge you to submit a proxy to vote to ensure your vote is counted. You may still attend the meeting and vote virtually if you have already submitted a proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote by submitting a proxy over the internet, which is a convenient, cost-effective, and reliable alternative to returning a proxy card by mail. If you return your signed proxy card to us or vote by submitting your proxy over the internet before the special meeting, and you do not subsequently revoke your proxy, we will vote your shares as you direct in such proxy.

If you return an executed proxy and do not indicate how you wish to vote with regard to a particular proposal, your shares of Avalara common stock will be voted “FOR” such proposal.

Q.	How do I vote if my shares are held in the name of my broker, bank, or other nominee?

A.

If your shares are held by your broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a voting instruction form from your broker, bank, or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner of shares held by a broker, bank, or other nominee and you wish to vote in person at the virtual special meeting, you must obtain a legal proxy from the broker, bank, or other nominee that holds your shares issued in your name, authorizing you to vote in person at the virtual special meeting.

Q.	Can I change or revoke my proxy after it has been submitted?

A.	Yes. You can change or revoke your proxy at any time before it is exercised at the special meeting. If you are the record holder of your shares, you may change or revoke your proxy by:

•	submitting another proxy over the internet prior to 11:59 p.m., Eastern Time, on [●], 2022 for shares held directly;

•	timely delivering a written notice that you are revoking your proxy to our Corporate Secretary;

•	timely delivering a valid, later-dated proxy by mail; or

•	attending the special meeting and voting virtually. Simply attending the special meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in “street name,” you will have to follow the instructions provided by your broker, bank, or other nominee to change or revoke your voting instructions provided to such broker, bank, or other nominee.

Q.	How many shares of Avalara common stock must be present to constitute a quorum for the meeting?

A.

The presence at the special meeting, in person at the virtual special meeting or by proxy, of a majority of the voting power of shares of Avalara common stock issued and outstanding on the record date and entitled to vote at the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If no quorum is present at the special meeting, the shareholders holding a majority in voting power of shares of Avalara common stock, present in person at the virtual special meeting or by proxy and entitled to vote at the special meeting, may adjourn the special meeting to another place, date, or time. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Avalara to additional expense. As of the close of business on the record date, there were [●] shares of Avalara common stock outstanding. Accordingly, [●] shares of Avalara common stock must be present or represented by proxy at the special meeting to constitute a quorum. If you submit a signed proxy card, grant a proxy electronically over the Internet, or submit a ballot virtually at the special meeting (regardless of whether you indicate how you wish to vote), your shares of Avalara common stock will be counted for purposes of determining the presence of a quorum.

Q.	What if I abstain from voting on any proposal? What if I do not vote?

A.

For the merger proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will not count as votes cast for or against the merger proposal, but will still count for the purpose of determining whether a quorum is present. However, the vote to approve the merger proposal is based on the total number of shares of Avalara common stock outstanding on the record date. As a result, if you abstain, or if you fail to vote (or submit voting instructions to your bank, broker, or other nominee, in the case of “street name” shares), it will have the same effect as if you vote “AGAINST” the approval of the merger agreement.

For the named executive officer merger-related compensation advisory proposal and the adjournment proposal, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Each of the named executive officer merger-related compensation advisory proposal and the adjournment proposal requires that the number of votes cast “FOR” the proposal at the special meeting exceeds the number of votes “AGAINST” the proposal. As a result, abstentions will not be considered a vote cast on the named executive officer merger-related compensation advisory proposal or the adjournment proposal and will have no effect on the outcome of such proposals (assuming a quorum is present). If you hold your shares in “street name,” the failure to instruct your bank, broker, or other nominee on how to vote your shares of Avalara common stock will result in such shares not being counted for purposes of determining the presence of a quorum and will have no effect on the outcome of the named executive officer merger-related compensation advisory proposal or the adjournment proposal. Shareholders should note, however, that the named executive officer merger-related compensation advisory proposal is advisory in nature, and the results of that vote will not affect the compensation that would, or may, be payable to the named executive officer in connection with the merger.

Q.	Will my shares be voted if I do not sign and return my proxy card or over the internet or in person at the virtual special meeting?

A.

If you are a shareholder of record and you do not attend the special meeting or sign and return your proxy card, or vote by submitting your proxy over the internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation advisory proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of Avalara common stock outstanding as of the close of business on the record date. As a result, if you fail to return your proxy card or otherwise fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	What is a broker non-vote? If I hold my shares in “street name,” will my bank, broker or other nominee vote my shares for me on the proposals to be considered at the special meeting?

A.

Broker non-votes involve shares held in “street name” by brokers, banks, and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank, or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank, or nominee does not have discretionary voting power on such proposal. Under NYSE rules, brokers, banks, and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if a beneficial owner of shares of Avalara common stock held in “street name” does not give voting instructions to the broker, bank, or other nominee with respect to at least one of the three proposals, then those shares will not be counted as present in person at the virtual special meeting or by proxy at the special meeting (including for purposes of determining a quorum). Because all three proposals are non-discretionary matters, it is not expected that there will be any broker non-votes at the special meeting; however, it is possible that a broker non-vote could occur with respect to one or more of the proposals to the extent that voting instructions are given to a broker, bank, or other nominee with respect to at least one but less than all of the proposals. Because the vote to approve the merger proposal is based on the total number of shares of Avalara common stock outstanding on the record date, if you fail to issue voting instructions to your broker, bank, or other nominee or if a broker non-vote occurs with respect to the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal. To the extent that you fail to issue voting instructions to your broker, bank, or other nominee or a broker non-vote occurs with respect to the named executive officer merger-related compensation advisory proposal or the adjournment proposal, it will have no effect on the outcome of such proposals because it will not be considered a vote cast on such matters.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.

No. Because any shares you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust, or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction form. Please complete and return all of the proxy cards or voting instruction forms you receive (or submit each of your proxies over the internet) to ensure that all of your shares are voted.

Q.	Am I entitled to exercise dissenters’ rights under the WBCA instead of receiving the per share merger consideration for my shares of Avalara common stock?

A.

Yes. Holders of Company common stock are entitled to assert dissenters’ rights in connection with the merger. For additional information, please see the section of this proxy statement entitled “The Merger—Dissenters’ Rights” beginning on page 73.

Q.

How does the merger consideration compare to the market price of Avalara common stock prior to the last trading day prior to media reports speculating on the proposed merger with Parent? How does the merger consideration compare to the market price of Avalara common stock as of a recent trading date?

A.

The merger consideration of $93.50 per share represents a 27.1% premium over the closing price of $73.54 per share of Avalara common stock on July 6, 2022, the last trading day prior to media reports speculating on the proposed merger. On [●], 2022, the last practicable day before the printing of this proxy statement, the closing price of Avalara common stock on the NYSE was $[●] per share. You are encouraged to obtain current market quotations for Avalara common stock.

Q.	What happens if I sell my shares of Avalara common stock before the completion of the merger?

A.

If you transfer your shares of Avalara common stock, you will have transferred your right to receive the merger consideration in the merger or to demand dissenters’ rights in connection with the merger. In order to receive the merger consideration or to exercise dissenters’ rights in connection with the merger, you must hold your shares of Avalara common stock through the effective time. The record date for shareholders entitled to vote at the special meeting is earlier than the date the merger is anticipated to be consummated. Accordingly, if you sell or transfer your shares of Avalara common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares, and each of you (the transferor and the transferee) notifies Avalara in writing of such special arrangements, you will transfer the right to receive the merger consideration, if the merger is consummated, to the person to whom you sell or transfer your shares of Avalara common stock, but you will have retained your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of Avalara common stock after the record date, we encourage you to complete, date, sign, and return the enclosed proxy card or vote via the Internet.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Avalara common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Avalara common stock is called a “proxy card.” The Board has designated Scott McFarlane, Avalara’s Chairman and Chief Executive Officer, and Alesia Pinney, Avalara’s Executive Vice President, Chief Legal Officer, and Secretary, as proxies for the special meeting.

Q.	If a shareholder gives a proxy, how are the shares voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet process or the proxy card, you may specify whether your shares should be voted “FOR” or “AGAINST” or to abstain from voting on all, some, or none of the specific items of business to come before the special meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) “FOR” the merger proposal; (ii) “FOR” the named executive officer merger-related compensation advisory proposal; and (iii) “FOR” the adjournment proposal.

Q.	Who will count the votes obtained at the special meeting?

A.	The votes will be counted by the inspector of election appointed for the special meeting.

Q.	When will Avalara announce the voting results of the special meeting, and where can I find the voting results?

A.

Avalara intends to announce the preliminary voting results at the special meeting and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the special meeting. All reports that Avalara files with the SEC are publicly available when filed.

Q:	Who can help answer my other questions?

A:

If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Innisfree, which is acting as the proxy solicitation agent for Avalara in connection with the merger, or us.

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll free: (877) 687-1873

Banks and Brokers may call collect: (212) 750-5833

or

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, Washington 98104

Attention: Investor Relations

Telephone: (206) 826-4900

www.avalara.com

If your broker, bank, or other nominee holds your shares, you should also call your broker, bank, or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The proxy statement and the attached annexes contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts contained herein, including statements regarding statements regarding our expectations regarding the transactions contemplated by the merger agreement and other future performance and financial results of the business and other non-historical statements, are forward-looking statements. In some cases you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “see,” “goal, “forecast,” “targets,” or similar expressions and the negatives of those terms. We have based these forward-looking statements largely on our current plans, expectations, and projections about future events and financial trends that we believe may affect our results of operations, financial condition, business, strategies, financial needs, and the plans and objectives of management. Our actual future results may be materially different from what we expect. Forward-looking statements are based on information available to our management as of the date of this report and our management’s good faith belief as of such date with respect to future events and are subject to a number of risks, uncertainties, and assumptions, which are, in many instances, beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•	the failure to obtain approval of the proposed transaction by our shareholders;

•

the failure to obtain required regulatory approval to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger;

•

the risk that the proposed merger will not be consummated in a timely manner, including if the debt and equity financing for the proposed transaction is not funded in accordance with their respective terms;

•

the effect of the announcement of the proposed transaction on our ability to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally;

•	the response of competitors to the proposed transaction;

•	risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction;

•	the ability to meet expectations regarding the timing and completion of the proposed transaction;

•	significant costs associated with the proposed transaction;

•	potential litigation relating to the proposed transaction; and

•	restrictions during the pendency of the proposed transaction that may impact our ability to pursue certain business opportunities.

Other factors that may cause actual results to differ materially include those set forth in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, and subsequent reports filed with the SEC, as well as other documents that may be filed by the Company from time to time with the SEC. See the section of this proxy statement entitled “Where You Can Find Additional Information.” You should not place undue reliance on our forward-looking statements and you should not rely on forward-looking statements as predictions of future events. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this report speak only as of the date of this report. We undertake no obligation to update any forward-looking statements made in this report to reflect events or circumstances after the date of this report or to reflect new information or the occurrence of unanticipated events, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

THE PARTIES TO THE MERGER

Avalara

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, WA 98104

(206) 826-4900

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India.

Our common stock is traded on the NYSE under the ticker symbol AVLR. Our headquarters are located at 255 South King Street, Suite 1800, Seattle, Washington 98104 and our telephone number is (206) 826-4900. Avalara is a Washington corporation. Our corporate web address is www.avalara.com. Information on Avalara’s website is not incorporated by reference into or otherwise part of this proxy statement. Additional information about Avalara is contained in our public filings. See the section of this proxy statement entitled “Where You Can Find Additional Information.”

Parent

Parent was formed on July 29, 2022, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.

Merger Sub

Merger Sub is a wholly owned direct subsidiary of Parent and was formed on July 29, 2022, solely for the purpose of engaging in the transactions contemplated by the merger agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the merger agreement and arranging of the equity financing and any debt financing in connection with the merger.

Parent and Merger Sub are each affiliated with the Vista Funds, and Parent, Merger Sub and the Vista Funds are each affiliated with Vista Equity Partners Management, LLC. (“Vista”). Vista is a leading private equity firm focused on investments in software, data, and technology-enabled companies. At the effective time, Avalara, as the surviving corporation, will be indirectly owned by the Vista Funds and certain institutional investors.

THE SPECIAL MEETING

This proxy statement is being provided to Avalara shareholders as part of a solicitation by the Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time, and Place

The special meeting of Avalara shareholders (the “special meeting”) is scheduled to be held virtually on [●], 2022 at [●], Pacific Time. The special meeting will be a virtual meeting of shareholders. Only holders of record of Avalara common stock of [●], 2022, the record date for the special meeting, or their legal proxy holders may attend and participate in the special meeting or any adjournments or postponements thereof. You will be able to attend the special meeting and vote your shares electronically by visiting https://web.lumiagm.com/238702773. To vote or ask questions at the virtual special meeting, you must have your control number that is shown on your proxy card or voting instruction form. You will not be able to attend the meeting in person.

Purpose of the Special Meeting

At the special meeting, Avalara shareholders will be asked to consider and vote on the following proposals:

•	the merger proposal, which is further described in the sections entitled “The Merger,” “The Merger Agreement,” and “Merger Proposal (Proposal 1)” beginning on pages 32, 78, and 103, respectively;

•

the named executive officer merger-related compensation advisory proposal, which approval shall be on a non-binding, advisory basis, as further discussed under “The Merger—Interests of Avalara’s Executive Officers and Directors in the Merger” and “Advisory Vote on Named executive officer merger-related compensation advisory proposal (Proposal 2)” beginning on pages 65 and 104, respectively; and

•	the adjournment proposal, as further described under “Adjournment Proposal (Proposal 3)” beginning on page 105.

Avalara shareholders must approve the merger proposal as a condition to the completion of the merger. If Avalara shareholders fail to approve the merger proposal, the merger will not occur. The vote on the named executive officer merger-related compensation advisory proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a shareholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation advisory proposal, and vice versa. Because the vote on the named executive officer merger-related compensation advisory proposal is only advisory in nature, it will not be binding on Avalara, Parent, Merger Sub, or the surviving corporation. Accordingly, because Avalara is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved and the closing of the merger occurs, regardless of the outcome of the advisory vote.

Recommendation of the Avalara Board of Directors

The Board has unanimously (i) determined that it is in the best interests of Avalara and Avalara shareholders, and declared it advisable, to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the WBCA, (ii) adopted the merger agreement and the transactions contemplated thereby, including the merger, in accordance with WBCA and (iii) adopted a resolution recommending the merger agreement be approved by Avalara shareholders. A description of factors considered by the Board in reaching its decision to adopt the merger agreement and declare it advisable to enter the merger agreement with Parent and Merger Sub can be found in “The Merger—Recommendation of the Board and Reasons for the Merger” beginning on page 46.

The Board unanimously recommends that Avalara shareholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation advisory proposal and “FOR” the adjournment proposal.

The merger proposal must be approved as a condition for the merger to occur. If Avalara shareholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

Record Date; Shareholders Entitled to Vote

Only holders of Avalara common stock at the close of business on [●], 2022, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A list of shareholders entitled to vote at the special meeting will be available at the virtual special meeting website during the special meeting. At the close of business on the record date, [●] shares of Avalara common stock were issued and outstanding.

Holders of Avalara common stock are entitled to one vote for each share of Avalara common stock they own at the close of business on the record date.

Shareholder List

For at least 10 days prior to the special meeting, a complete list of shareholders entitled to vote at the special meeting will be available for examination by any shareholder, for any purpose germane to the special meeting, during ordinary business hours at our principal office at 255 South King Street, Suite 1800, Seattle, Washington 98104. If you would like to view the shareholder list, please contact our Investor Relations department in advance at investor@avalara.com. The list will be available during the entire time of the special meeting.

Quorum

The presence at the special meeting, in person at the virtual special meeting or by proxy, of the holders of a majority of the voting power of shares of Avalara common stock issued and outstanding at the close of business on the record date and entitled to vote at the meeting will constitute a quorum. Shareholders entitled to vote at the special meeting may participate in the meeting by remote communication. To vote or ask questions at the virtual special meeting, you must have your control number that is shown on your proxy card or voting instruction form. Actual attendance at the virtual special meeting is not required in order to be counted for purposes of determining a quorum if voting by proxy. There must be a quorum for business to be conducted at the special meeting. If no quorum is present at the special meeting, the shareholders holding a majority in voting power of shares of Avalara common stock, present in person at the virtual special meeting or by proxy and entitled to vote at the special meeting, may adjourn the special meeting to another place, date, or time. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject Avalara to additional expense.

If you submit a properly executed proxy card or submit your proxy over the internet, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the special meeting. If you hold your shares in “street name,” the failure to instruct your bank, broker, or other nominee on how to vote your shares of Avalara common stock will result in such shares not being counted for purposes of determining the presence of a quorum.

Required Vote

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of shares of Avalara common stock issued and outstanding at the close of business on the record date and entitled to vote thereon.

Approval of each of the named executive officer merger-related compensation advisory proposal and the adjournment proposal requires that the number of votes cast “FOR” the proposal at the special meeting exceeds the number of votes “AGAINST” the proposal.

Abstentions

An abstention occurs when a shareholder attends a meeting, either in person at the virtual special meeting or by proxy, but abstains from voting by marking “ABSTAIN” on such holder’s ballot or proxy.

Abstentions will not count as votes cast for or against the merger proposal, but will still count for the purpose of determining whether a quorum is present. However, the vote to approve the merger proposal is based on the total number of shares of Avalara common stock outstanding on the record date. As a result, if you abstain, it will have the same effect as if you vote “AGAINST” the approval of the merger agreement.

Each of the named executive officer merger-related compensation advisory proposal and the adjournment proposal requires for its approval that the number of votes cast “FOR” the proposal at the special meeting exceeds the number of votes “AGAINST” the proposal. As a result, abstentions will not be considered a vote cast on the named executive officer merger-related compensation advisory proposal and the adjournment proposal and will therefore have no effect on the outcome of such proposals (assuming a quorum is present).

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation advisory proposal, and (iii) approval of the adjournment proposal.

Failure to Vote and Broker Non-Votes

The proposal to approve the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Avalara common stock entitled to vote on such matter. Therefore, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The approval of the named executive officer related compensation advisory proposal requires that the number of votes cast “FOR” the proposal at the special meeting exceeds the number of votes “AGAINST” the proposal. Consequently, the abstention from voting will not be considered a vote cast on the proposal and will therefore have no effect on the outcome of the compensation advisory proposal (assuming a quorum is present).

The proposal to adjourn the special meeting from time to time if necessary or appropriate requires that the number of votes cast “FOR” the proposal at the special meeting exceeds the number of votes “AGAINST” the proposal. Consequently, the abstention from voting will not be considered a vote cast on the proposal and will therefore have no effect on the outcome of the adjournment proposal. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a majority of the shares having voting power present at the virtual special meeting or represented by proxy at the special meeting may adjourn the meeting to another place, date, or time. In such case, the abstention from voting will have the same effect as a vote “AGAINST” the proposal.

Under applicable stock exchange rules, all of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the special meeting. A broker non-vote occurs when shares held by a bank, broker, trust, or other nominee are represented at a meeting, but the bank, broker, trust, or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal, but has discretionary voting power on other proposals at such meeting. Accordingly, if your shares are held in “street name,” your bank, broker, trust, or other nominee will NOT be able to vote your shares of Avalara common stock on any of the proposals, and your shares will not be counted as present in determining the presence of a quorum, unless you have properly instructed your bank, broker, trust, or other nominee on how to vote. Because the proposal to approve the merger agreement requires the affirmative vote of a majority of the outstanding shares of Avalara common stock, the failure to provide your bank, broker, trust, or other nominee with voting instructions will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement. Because the approval of each of (i) the named executive officer merger related compensation advisory proposal, and (ii) the proposal to adjourn the special meeting from time to time if necessary or appropriate requires that the number of votes cast “FOR” the proposal at the special meeting exceeds the number of votes “AGAINST” the proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust, or other nominee with voting instructions will have no effect on approval of each such proposal.

Voting by Avalara’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Avalara and their affiliates were entitled to vote [●] shares of Avalara common stock, or approximately [●]% of the shares of Avalara common stock issued and outstanding on that date. Avalara’s directors and executive officers have informed us that they intend to vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of Avalara’s directors and executive officers is obligated to do so.

Attendance and Voting at the Special Meeting

If your shares are registered directly in your name with our transfer agent (American Stock Transfer & Trust Company, LLC), you are considered a “shareholder of record.” If you are a shareholder of record, there are three methods by which you may vote your shares or have your shares voted at the special meeting. You may attend the special meeting and vote your shares in person at the virtual special meeting, or you may cause your shares to be voted by authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting by returning the executed proxy card by mail or by voting through the internet. If you choose to submit a proxy to vote your shares over the internet, there is no need for you to mail back your proxy card. Although Avalara offers three different voting methods, Avalara encourages you to submit a proxy to vote over the internet to ensure that your shares are represented and voted at the special meeting. If you are a shareholder of record, you may:

•	Vote in person—shareholders who virtually attend the special meeting may vote electronically;

•	Vote through the internet—in order to do so, please follow the instructions shown on your proxy card; or

•

Vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the postage-paid envelope provided or, if the envelope is missing, please mail your completed proxy card to American Stock Transfer, ATTN: Proxy Dept., 6201 15th Avenue, Brooklyn, NY 11219. Your completed, signed, and dated proxy card must be received prior to the special meeting.

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Proxy materials, including a voting instruction form, should be forwarded to you by that organization. If you are not the shareholder of record, in order to vote your shares or ask questions at the special meeting, you must request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the special meeting.

Only holders of record of Avalara common stock of [●], 2022, the record date for the special meeting, or their legal proxy holders may attend and participate in the special meeting or any adjournments or postponements thereof. To vote or ask questions at the special meeting, you must have your control number that is shown on your proxy card or the instructions that accompanied your proxy materials. You may attend and access the special meeting by visiting https://web.lumiagm.com/238702773.

Revocation of Proxies

You can change or revoke your proxy at any time before it is exercised at the special meeting. If you are the record holder of your shares, you may revoke your proxy by:

•	submitting another proxy over the internet prior to 11:59 p.m., Eastern Time, on [●], 2022 for shares held directly;

•	timely delivering a written notice that you are revoking your proxy to our Corporate Secretary at Avalara, Inc., 255 South King Street, Suite 1800, Seattle, Washington 98104;

•	timely delivering a valid, later-dated proxy by mail; or

•	attending the special meeting and voting in person during the virtual special meeting.

Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to Avalara or by sending a written notice of revocation to Avalara, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by Avalara before the special meeting. Please note that to be effective, your new proxy card, Internet instructions or written notice of revocation must be received by our Corporate Secretary prior to the special meeting and, in the case of Internet voting instructions, must be received before 11:59 p.m. Eastern Time on [●], 2022 for shares held directly.

If you are the beneficial owner of shares held in “street name,” you should contact your broker, bank, or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The Board is soliciting your proxy, and Avalara will bear the cost of soliciting proxies. Innisfree has been retained to assist with the solicitation of proxies. Avalara will pay Innisfree a fee of approximately $45,000 and will reimburse Innisfree for its reasonable out-of-pocket expenses for these and related services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks, and other nominees to the beneficial owners of shares of Avalara common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Innisfree or, without additional compensation, by certain of Avalara’s directors, officers, and employees.

Adjournments and Postponements

In addition to the merger proposal and the named executive officer merger-related compensation advisory proposal, Avalara shareholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Avalara shareholders. If no quorum is present at the special meeting, the shareholders holding a majority in voting power of the shares of Avalara common stock, present in person at the virtual special meeting or by proxy and entitled to vote at the special meeting, may adjourn the special meeting to another place, date, or time. If a quorum is present, then the number of votes cast “FOR” the adjournment proposal must exceed the number of votes cast “AGAINST” the proposal to approve the adjournment proposal. The special meeting could be postponed before it commences. If you return a signed proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. In addition, the Board could postpone the special meeting before it commences. If the special meeting is adjourned or postponed to solicit additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

The Board unanimously recommends a vote “FOR” the adjournment proposal, if necessary or appropriate, to solicit additional proxies.

Questions

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree, our proxy solicitor, or Avalara:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Shareholders may call toll free: (877) 687-1873

Banks and Brokers may call collect: (212) 750-5833

or

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, Washington 98104

Attention: Investor Relations

Telephone: (206) 826-4900

www.avalara.com

THE MERGER

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and hereby incorporated by reference into this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the WBCA, at the effective time, Merger Sub will merge with and into Avalara, with Avalara continuing as the surviving corporation in the merger and as a direct or indirect wholly owned subsidiary of Parent.

Merger Consideration—What Shareholders Will Receive in the Merger

Upon the terms and subject to the conditions of the merger agreement, at the effective time, each outstanding share of Avalara common stock (other than any shares that may be held by Avalara as treasury stock or held directly by Parent or any subsidiary of Parent (including Merger Sub)), and other than any shares owned by any shareholder who has properly exercised and perfected such holder’s demand for dissenters’ rights Chapter 23B.13 of the WBCA and who has not effectively withdrawn or forfeited such holder’s dissenters’ rights, will be automatically converted into the right to receive $93.50 in cash, without interest and less any applicable withholding taxes. After the merger is completed, holders of Avalara common stock will have only the right to receive a cash payment in respect of their shares of Avalara common stock, and will no longer have any rights as holders of Avalara common stock, including voting or other rights. Shares of Avalara common stock held by us or by Parent, Merger Sub or any of Avalara’s or Parent’s other direct or indirect wholly owned subsidiaries will be cancelled at the effective time.

Treatment of Avalara Equity Awards

The merger agreement provides that outstanding equity-based awards issued under Avalara’s equity incentive plans will be treated as set forth below:

Options. Each outstanding and unexercised Option, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to (i) the total number of shares of Avalara common stock subject to such Option multiplied by (ii) the excess, if any, of the per share merger consideration over the exercise price per share under such Option, less any applicable withholding taxes required to be withheld by applicable law. Each Option with an exercise price per share greater than or equal to the per share merger consideration will be cancelled automatically at the effective time for no consideration.

Restricted Stock Units. Each outstanding RSU that is vested and outstanding immediately prior to the effective time or that vests as a result of the consummation of the merger will be converted into the right to receive an amount in cash (less any applicable withholding taxes required to be withheld by applicable law) equal to (i) the total number of shares of Avalara common stock subject to such vested RSU, multiplied by (ii) the per share merger consideration. Each outstanding RSU that is unvested and outstanding immediately prior to the effective time will be converted into the contingent right to receive from Parent or Avalara a Converted Cash Award equal to (i) the total number of shares of Avalara common stock subject to such unvested RSU, multiplied by (ii) the per share merger consideration, less any applicable withholding taxes required to be withheld by applicable law. Unless provided otherwise in the merger agreement, each such Converted Cash Award will continue to have, and be subject to, the same vesting terms and conditions that applied to the corresponding unvested RSU forfeited immediately prior to the effective time.

Performance Share Units. Each outstanding PSU that is vested and outstanding immediately prior to the effective time will be converted into the right to receive an amount in cash (less any applicable withholding taxes required to be withheld by applicable law) equal to (i) the total number of shares of Avalara common stock subject to such vested PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (ii) the per share merger consideration. Each outstanding PSU that is unvested and outstanding immediately prior to the effective time will be converted into (without interest) a Converted Cash Award with respect to an amount equal to (i) the total number of shares of Avalara common stock subject to such unvested PSU (as determined in accordance with the merger agreement), multiplied by (ii) the per share merger consideration, less any applicable withholding taxes required to be withheld by applicable law. Each such Converted Cash Award will have, and be subject to, the vesting terms and conditions set forth in the applicable award agreement to the corresponding unvested PSUs forfeited immediately prior to the effective time.

Effects on Avalara If the Merger Is Not Completed

If the merger proposal is not approved by Avalara shareholders or if the merger is not completed for any other reason, Avalara shareholders will not receive any payment for their shares in connection with the merger. Instead, Avalara will remain an independent public company and shares of Avalara common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. In addition, if the merger is not completed, Avalara expects that management will operate Avalara’s business in a manner similar to that in which it is being operated today and that Avalara shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Avalara operates and adverse economic conditions. Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Avalara’s common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Avalara’s common stock would return to the price at which it trades as of the date of this proxy statement. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Avalara’s common stock.

Further, if the merger agreement is validly terminated under certain specified circumstances, Avalara may be required to pay Parent a termination fee of $242.329 million or Parent may be required to pay Avalara a termination fee of $484.659 million. See “The Merger Agreement—Termination Fees” beginning on page 100 for a discussion of the circumstances under which such fee may be payable.

Background of the Merger

The Board and Avalara’s senior management, together with their legal and financial advisors, regularly review and assess Avalara’s operations and financial performance, industry conditions and related developments as they may impact Avalara’s long-term strategic plans, direction and objectives. These reviews and assessments have also included consideration of various potential strategic opportunities to enhance shareholder value, including continuing as a standalone company, acquisitions of other companies or businesses in the industries in, or adjacent to, which Avalara operates and other potential strategic alternatives.

Avalara has had a longstanding relationship with Goldman Sachs, and in connection with these reviews, Goldman Sachs has periodically met with the Board and Avalara’s senior management to review Avalara’s financial performance, the performance of other companies in the industries in which Avalara operates and other market and industry developments and advise Avalara with respect to strategic opportunities and alternatives. Avalara selected Goldman Sachs to act as its financial advisor in connection with the proposed transaction based on Goldman Sachs’s experience in transactions similar to the proposed transaction, qualifications, expertise and reputation and its knowledge of Avalara and its business and the industries in which Avalara conducts its business. Goldman Sachs, as part of its investment banking business, is regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, leveraged buyouts and other transactions, as well as for corporate initiatives and other purposes.

On January 25 and 26, 2022, the Board held a regularly scheduled meeting by videoconference with members of Avalara’s senior management. In addition to other ordinary course matters, members of Avalara’s senior management reviewed with the Board Avalara’s financial performance in fiscal year 2021, a budget and forecast for fiscal year 2022, opportunities and challenges for Avalara’s foreign operations centered in Europe, including challenges as a result of Avalara relying on a limited number of partners, including a large European marketplace partner we refer to as Partner A, and having only recently started to provide e-invoicing services in Europe in 2021, which services Avalara’s senior management believed needed to be expanded in order to compete internationally against other companies in the industries in, or adjacent to, which Avalara operates, some of which had significantly more advanced e-invoicing services. Members of Avalara’s senior management also reviewed with the Board potential acquisitions, including the potential acquisition of a foreign company that is referred to herein as Company A that has a developed e-invoicing business, which had been previously discussed with the Board and had been under review by Avalara’s senior management since late 2021, during which time members of Company A’s senior management had repeatedly informed Avalara’s senior management that Company A was not interested in a potential transaction, including because Company A did not expect that Avalara would be able to offer a sufficiently high valuation that would be of interest to Company A’s board of directors. Members of Avalara’s senior management presented their views to the Board that, given the need to quickly develop Avalara’s e-invoicing capabilities, which was a significant aspect of Avalara’s international strategy, Company A was a priority for a potential acquisition.

In March and April 2022, members of Avalara’s senior management received separate calls from representatives of private equity firms referred to herein as Party A, Party B, Party C and Party D. On these calls, the representatives of the private equity firms separately expressed their interest in Avalara, their desire to learn more about Avalara’s business and their willingness to participate in potential strategic alternatives ranging in various cases from a minority investment, including in connection with potential acquisitions of other companies in, or adjacent to, the industries in which Avalara operates, to an acquisition of Avalara. None of these calls included any discussion of the financial or other terms of a potential transaction involving Avalara.

Also in April 2022, members of Avalara’s senior management provided the Board with an email update regarding a potential acquisition of Company A. As previously discussed with the Board, including at its January 25 and 26, 2022 meeting, members of Avalara’s senior management believed that acquiring Company A would be an important part of expanding and accelerating Avalara’s e-invoicing business, which would be a significant aspect of Avalara’s international strategy to help achieve Avalara’s overall strategic plan. Since the Board’s January 25 and 26, 2022 meeting, Partner A had decided to again seek to modify the pricing terms under its commercial relationship with Avalara and decrease the price that would be paid for Avalara’s services, which, if accepted by Avalara, was expected to reduce Avalara’s revenue and margins in Europe. As a result, Avalara’s senior management had begun to reevaluate its business relationship with Partner A and had expressed their views to the Board that advancing Avalara’s international strategy had become even more important.

On April 18, 2022, Avalara submitted an indication of interest to acquire Company A. On April 22, 2022, by unanimous written consent, the Board authorized the engagement of Goldman Sachs to act as a financial advisor with respect the potential acquisition of Company A. As the acquisition of Company A would be the largest transaction undertaken by Avalara since its formation, Avalara’s senior management asked that Goldman Sachs provide the Board with a presentation on Avalara’s historical financial performance, current market conditions, the expectations of public equity analysts of Avalara’s future performance, the potential effect of an acquisition of Company A on Avalara’s financial performance and other strategic alternatives, including the potential acquisition of other companies in the industries in, or adjacent to, which Avalara operates, one of which we refer to herein as Company B and another of which we refer to herein as Company C, or a potential sale of Avalara. Following Avalara’s submission of an indication of interest to acquire Company A, members of Avalara’s senior management continued to contact members of Company A’s senior management and the chairman of Company A’s board of directors to express interest in a potential transaction.

On April 26 and 27, 2022, the Board held a regularly scheduled meeting by videoconference with members of Avalara’s senior management and, for a portion of such meeting, representatives of Goldman Sachs in attendance. In addition to other ordinary course matters, members of Avalara’s senior management reviewed with the Board Avalara’s performance in the first quarter of 2022 and discussed certain challenges that were affecting Avalara’s business and operations, including a reduction in the growth of new bookings as a result of weakness in Avalara’s international business and the reduction in revenue attributable to Partner A due to lower volumes and an expected decrease in contract pricing, which was expected to be reduced further, and, in light of the lower associated profit margins, members of Avalara’s senior management were contemplating potentially winding down Avalara’s relationship with Partner A. Other challenges included slower than expected growth in both new bookings and upsell bookings as a result of sales and marketing capacity issues and other operational challenges, including weak growth in marketing demand generation and other operational weaknesses that could affect Avalara’s remaining fiscal year 2022 performance. Members of Avalara’s senior management also reviewed with the Board an updated long-term forecast for fiscal years 2022 through 2025 and discussed the opportunities and challenges in achieving the long-term forecast, as well as the potential acquisitions of Company A, Company B and Company C. Representatives of Goldman Sachs reviewed with the Board the historical financial performance of Avalara, current market conditions, the expectations of public equity analysts of Avalara’s future performance, the potential effect of an acquisition of Company A on Avalara’s financial performance, including the potential negative impact on Avalara’s market value given the proposed valuation in its indication of interest, and other strategic alternatives, including the potential acquisition of Company B or Company C or a potential sale of Avalara. With respect to a potential sale of Avalara, representatives of Goldman Sachs provided the Board their views as to the potential bidders that would likely have both the interest and financial capability to engage in a potential acquisition of Avalara, as well as the risks and benefits of reaching out to multiple potential bidders. Representatives of Goldman Sachs highlighted both financial investors, with an emphasis on financial investors with a history of engaging in large transactions in the software and technology industries (including Party A, Party B, Party C and Party D), as well as strategic buyers, noting potential interest, financial capability and potential impediments or challenges associated with such parties pursuing a potential acquisition of Avalara. With respect to the potential strategic buyers highlighted by Goldman Sachs, many of which were current partners of Avalara, members of Avalara’s senior management believed that those potential strategic buyers would not be interested in acquiring Avalara because Avalara’s strategy is centered around being platform-agnostic and involves integrating Avalara’s products and services into the platforms of many different partners who compete with others, such that a potential acquisition of Avalara by a strategic buyer could result in a significant loss of customers because other partners could cease to integrate Avalara’s products and services into their respective platforms. Additionally, members of Avalara’s management had not been contacted by any strategic parties regarding a potential acquisition of Avalara since outreach from a single strategic party at the time of Avalara’s initial public offering in 2018. Representatives of Goldman Sachs expressed their views that, if the Board were to explore a potential sale, that it would be beneficial to commence discussions with financial investors with a history of engaging in large transactions in the software and technology industries, including Party A, Party B, Party C, Party D, another private equity firm referred to herein as Party E and Vista, given their higher likelihood of interest and ability to obtain the financing that would be necessary to acquire Avalara. Following discussion, including of the operational and market challenges facing Avalara’s business, the declining revenue in Avalara’s international businesses and challenges in competing in Europe against other companies with more advanced products, the potential negative impacts on Avalara’s valuation if it were to pursue an acquisition of Company A or another company that would likely be necessary for Avalara to execute on its strategic plan and the deterioration of market conditions resulting in lower valuation multiples across the industries in which Avalara operates, the Board directed members of Avalara’s senior management, together with representatives of Goldman Sachs, to begin exploring a potential sale with a targeted group of financial investors with a history of engaging in large transactions in the software and technology industries to help the Board better assess Avalara’s valuation in a potential sale transaction and, therefore, the relative desirability of that particular strategic alternative.

Over the course of the following weeks, members of Avalara’s senior management worked with representatives of Goldman Sachs to prepare for the potential sale process as directed by the Board and provided the Board with email updates on, among other topics, discussions with Company A and the status of the potential sale process. During this time, members of Avalara’s senior management also reviewed with a majority of the members of the Board the terms of a potential engagement of Goldman Sachs to act as financial advisor with respect to the potential sale process, all of whom were supportive of such engagement. In addition, members of Avalara’s senior management prepared certain forecasts for fiscal years 2022 through 2025, which we refer to as the “May Projections” (discussed further in the section entitled “Financial Projections” beginning on page 62 of this proxy statement), that were the same as the forecasts reviewed with the Board at its April 26 and 27, 2022 meeting except for an increase in the projected free cash flow.

On May 3, 2022, representatives of Party E contacted members of Avalara’s senior management to express their interest in Avalara, their desire to learn more about Avalara’s business and their willingness to participate in potential strategic alternatives.

On May 13, 2022, a representative of Vista contacted a member of Avalara’s board of directors to express its interest in Avalara and its desire to learn more about Avalara’s business.

On May 19, 2022, on behalf of Avalara and consistent with the Board’s directives, representatives of Goldman Sachs began outreach to Party A, Party B, Party C, Party D, Party E, Vista and an additional private equity firm referred to as Party F.

On May 20, 2022, Avalara formally engaged Goldman Sachs to act as financial advisor with respect to the potential sale process.

On May 26, 2022, by unanimous written consent, the Board approved the May Projections for use in the potential sale process. Thereafter, the May Projections were provided to the parties participating in the potential sale process as part of their due diligence and to Goldman Sachs for use in their financial analyses.

On May 29, 2022, representatives of Party G, a private equity firm and the majority owner of Company B, contacted a member of Avalara’s senior management to express their interest in a potential transaction, including a potential acquisition of Avalara or a potential merger with Company B. Following discussions between Avalara senior management and representatives of Goldman Sachs, Avalara’s senior management determined it was in the best interests of Avalara, and consistent with the directions of the Board, to engage in further discussions with Party G to explore their interest in a potential transaction and potentially permit Party G to participate in the potential sale process.

Over the course of the end of May and the first week of June, Party A, Party B, Party C, Party D, Party E, Vista and Party G entered into confidentiality agreements with Avalara. The confidentiality agreements included a prohibition on the counterparty contacting debt or equity financing sources without Avalara’s prior approval, as well as a standstill provision, which did not prohibit the counterparty from making private acquisition proposals to Avalara. As Party B had already engaged in discussions with an institutional co-investor regarding a potential acquisition of Avalara prior to being contacted by Goldman Sachs, Party B requested consent from Avalara to contact such institutional co-investor as a potential financing source in connection with the potential sale process. Following discussions between Avalara senior management and representatives of Goldman Sachs, Avalara’s senior management determined it was in the best interests of Avalara, and consistent with the directions of the Board, to permit Party B to contact such institutional co-investor as a potential financing source. Party F informed Goldman Sachs that it did not wish to participate in the potential sale process and did not execute a confidentiality agreement.

Beginning in the end of May, members of Avalara’s senior management held management presentations with the parties that had executed a confidentiality agreement. From the end of May until the execution of the merger agreement on August 8, 2022 (or, if earlier, the date on which a party engaged in the potential sale process ceased to pursue a potential transaction), each of the parties conducted due diligence that variously included access to a virtual data room (except in the case of Party G, which was still separately considering whether to explore a potential transaction), review of additional documentary materials, virtual and in-person diligence sessions and other customary due diligence.

On May 30, 2022, members of Avalara’s senior management met representatives of Party B for dinner, during which they discussed, among other things, Avalara’s performance and strategic plan and trends in the industries in which Avalara operates.

On May 31, 2022, members of Avalara’s senior management met representatives of Vista for dinner, during which they discussed, among other things, Avalara’s performance and strategic plan and trends in the industries in which Avalara operates.

On June 1, 2022, members of Avalara’s senior management met representatives of Party A for dinner, during which they discussed, among other things, Avalara’s performance and strategic plan and trends in the industries in which Avalara operates.

On June 2, 2022, Vista contacted Goldman Sachs to request Avalara’s consent to contact six institutional co-investors to serve as potential equity financing sources in addition to several potential debt financing sources. Representatives of Goldman Sachs informed Vista that it would discuss the request with Avalara.

On June 6, 2022, a representative of a private equity firm who had not been contacted in the potential sale process contacted members of Avalara’s senior management to express interest in participating as an investor in a strategic combination involving Avalara and Company C. During the course of this discussion, the representative of the private equity firm did not state that it had any knowledge of whether Company C would be interested in engaging in a transaction with Avalara and did not express an interest in leading an acquisition of Avalara.

On June 7, 2022, Party C contacted Goldman Sachs to express its interest in partnering with additional private equity firms in connection with leading an acquisition of Avalara, as well as to seek Avalara’s consent to contact certain institutional co-investors as equity financing sources. Representatives of Goldman Sachs informed Party C that it would discuss the request with Avalara.

On June 8, 2022, Party E contacted Goldman Sachs to express its interest in partnering with another private equity firm involved in the potential sale process in connection with leading an acquisition of Avalara. Representatives of Goldman Sachs informed Party E that it would discuss the request with Avalara.

On June 8, 2022, members of Avalara’s senior management met representatives of Vista for dinner, during which they discussed, among other things, Avalara’s performance and strategic plan and trends in the industries in which Avalara operates.

On June 9, 2022, Party E contacted Goldman Sachs to request Avalara’s consent to contact six institutional co-investors to serve as potential equity financing sources. Representatives of Goldman Sachs informed Party E that it would discuss the request with Avalara.

On June 10, 2022, Party A contacted Goldman Sachs to request Avalara’s consent to contact one institutional co-investor to serve as a potential equity financing source and six financial institutions to serve as potential debt financing sources. Representatives of Goldman Sachs informed Party A that it would discuss the request with Avalara.

Later on June 10, 2022, members of Avalara’s senior management and representatives of Goldman Sachs updated members of the Board on the potential sale process by videoconference. Following this update and subsequent discussions between members of Avalara’s senior management and representatives of Goldman Sachs, members of Avalara’s senior management determined it was in the best interests of Avalara, and consistent with the directions of the Board, to permit Vista to contact three institutional co-investors who had not also been requested by any other party to serve as potential equity financing sources. Members of Avalara’s senior management determined it was in the best interests of Avalara, and consistent with the directions of the Board, to not permit Vista and other parties to contact institutional co-investors that had also been requested by at least one other party so that, in the event the potential sale process were to proceed, those other institutional co-investors could be assigned among the parties that remained in the process in order for all parties to have sufficient access to financing sources. Members of Avalara’s senior management also determined it was in the best interests of Avalara, and consistent with the directions of the Board, not to permit any party to partner with any other party or to contact potential debt financing sources at the current time.

On June 13, 2022, Party C contacted Goldman Sachs to request Avalara’s consent to contact three institutional co-investors to serve as potential equity financing sources and four financial institutions to serve as potential debt financing sources. Representatives of Goldman Sachs informed Party C that it would discuss the request with Avalara.

Also on June 13, 2022, Party D informed Goldman Sachs that they were no longer interested in a potential acquisition of Avalara and would cease to participate in the potential sale process because of the potential size of the transaction, the timing of the sale process and their assessment of the valuation that a transaction would likely require.

Also on June 13, 2022, on behalf of Avalara, representatives of Goldman Sachs sent a letter to each of Party A, Party B, Party C, Party E and Vista setting forth in greater detail the procedures for the potential sale process and asking for initial indications of interest to be submitted by June 22, 2022.

On June 17, 2022, Party B contacted Goldman Sachs to express its interest in partnering with one or more private equity firms in connection with leading an acquisition of Avalara. Representatives of Goldman Sachs informed Party B that it would discuss the request with Avalara.

Also on June 17, 2022, the Board held a special meeting by videoconference with members of Avalara’s senior management and representatives of Goldman Sachs and Simpson Thacher & Bartlett LLP (“Simpson Thacher”), Avalara’s outside counsel, in attendance. Before the representatives of Goldman Sachs joined the meeting, members of Avalara’s senior management reviewed with the Board an extrapolation of the May Projections for fiscal years 2026 through 2042 that had been prepared by Avalara’s senior management for use by Goldman Sachs in their financial analyses. Following discussion, the Board approved the extrapolation of the May Projections for use by Goldman Sachs in their financial analyses. A member of Avalara’s senior management also reviewed with the Board the engagement letter with Goldman Sachs that had been previously reviewed by a majority of the directors and entered into by Avalara, which the Board ratified at this meeting. Following such discussion, representatives of Goldman Sachs joined the meeting. A representative of Simpson Thacher reviewed and discussed with the Board its fiduciary duties, including those in connection with a potential sale of Avalara. Representatives of Goldman Sachs provided an update on the potential sale process, including an inquiry from a representative of a private equity firm regarding a rumor of a potential transaction process involving Avalara, in respect of which the representatives of Goldman Sachs expressed their views that the private equity firm did not have a serious interest in Avalara given the nature of the outreach and that they had not made any further inquiries, and a request by Vista to potentially review the proposed form of merger agreement for any transaction in advance of submitting initial indications of interest. A representative of Simpson Thacher reviewed with the Board a draft merger agreement that contemplated, among other things, a “hell or high water” regulatory efforts standard requiring an acquiror to take all actions to obtain all necessary regulatory approval, a “go-shop” provision permitting Avalara to solicit alternative proposals following the execution of the merger agreement, the ability of Avalara to terminate the merger agreement to accept a superior proposal, a company termination fee equal to 2.0% of transaction equity value (or, with respect to a proposal received from a party that made an alternative proposal during the “go-shop” period, 1.0% of transaction equity value) and a reverse termination fee equal to 8.0% of transaction equity value. Following discussion, the Board directed members of Avalara’s senior management and Goldman Sachs to provide the draft merger agreement to the parties participating in the potential sale process. Thereafter, the draft merger agreement was made available in the virtual data room to Party A, Party B, Party C, Party E and Vista. The draft merger agreement was not made available to Party G as they were still separately considering whether to explore a potential transaction.

On June 20, 2022, Scott McFarlane, Avalara’s chief executive officer and a director of Avalara, spoke with the chairman of the board of directors of Company A who informed Mr. McFarlane that Company A was unlikely to proceed with a transaction at the price proposed by Avalara in its April 18, 2022 indication of interest and that Company A’s management team sought to continue as an independent company. In light of this feedback, members of Avalara’s senior management ceased to actively pursue a potential transaction with Company A and informed the Board of this development in connection with its June 24, 2022 meeting.

On June 21, 2022, Party G informed Goldman Sachs that they had determined not to explore a potential transaction involving Avalara because of challenging market conditions and the difficulty of achieving significant synergies in a potential combination with Company B.

Later on June 21, 2022, Mr. McFarlane met representatives of Vista for dinner, during which they discussed, among other things, Avalara’s performance and strategic plan and trends in the industries in which Avalara operates.

On June 22, 2022, Party C informed members of Avalara’s senior management that they would not submit an indication of interest because of market conditions as well as concerns around Avalara’s operating plan. Separately, Party E informed Goldman Sachs that they would not submit an indication of interest because they did not believe that their valuation would be attractive to the Board. Separately, Party B informed Goldman Sachs that they would need more time to determine whether to submit an indication of interest. Party B ultimately did not submit an indication of interest at any point during the potential sale process.

On June 23, 2022, on behalf of Avalara, representatives of Goldman Sachs received indications of interest from Party A and Vista to acquire Avalara in an all-cash transaction. The indications of interest, each of which was preliminary in nature and made subject to further due diligence, were as follows: Party A valued Avalara between $90.00 and $95.00 per share of Avalara common stock, and Vista valued Avalara between $97.00 and $101.00 per share of Avalara common stock. In connection with their indications of interest, both Party A and Vista requested to contact additional debt financing sources and institutional co-investors.

On June 24, 2022, the Board held a special meeting by videoconference with members of Avalara’s senior management and representatives of Goldman Sachs and Simpson Thacher in attendance. In connection with the meeting, a representative of Avalara’s senior management furnished to the Board a disclosure statement provided by Goldman Sachs that identified prior or current engagements or relationships between Goldman Sachs and each of Party A and Vista and certain of their respective affiliates and portfolio companies. At the meeting, representatives of Goldman Sachs reviewed the disclosure statement with the Board. The relationships with Vista and its affiliates and portfolio companies are discussed in greater detail in the section entitled “Opinion of Goldman Sachs & Co. LLC” beginning on page 53 of this proxy statement. Representatives of Goldman Sachs also reviewed with the Board its participation in Avalara’s capped call transaction that had been entered into in connection with its issuance of convertible notes and the potential effects of a sale of Avalara on such transaction as further described in the section entitled “Opinion of Goldman Sachs & Co. LLC” beginning on page 53 of this proxy statement. Representatives of Goldman Sachs reviewed with the Board the indications of interest received from Party A and Vista and its preliminary financial analyses based on the May Projections (including the extrapolations through 2042) and discussed relevant considerations for the Board in determining whether to continue with the potential sale process and whether to contact additional potential financial or strategic parties to participate in the potential sale process. Representatives of Goldman Sachs and members of Avalara’s senior management expressed their views that, because Avalara’s strategy is centered around being platform-agnostic and involves integrating Avalara’s products and services into the platforms of many different partners who compete with others, such that a potential acquisition of Avalara by a strategic buyer could potentially result in a significant loss of customers because partners could cease to integrate Avalara’s products and services into their respective platforms, they did not expect that contacting additional potential strategic or financial parties would result in additional proposals with a value in excess of the price that could be achieved from Party A or Vista. Representatives of Goldman Sachs also highlighted certain transaction risks associated with contacting additional parties and discussed other potential strategic alternatives available to Avalara. Following discussion, including of Avalara’s prospects as a standalone company, the challenges that could prevent Avalara from achieving its strategic plan and the need to engage in a strategic acquisition that could negatively impact Avalara’s market value, the Board supported continuing the potential sale process without contacting additional parties, including permitting the parties to contact additional debt financing sources and institutional co-investors, and directed Goldman Sachs to solicit revised proposals from the current bidders.

Following the meeting, at various points during the potential sale process in response to additional requests from Party A and Vista to contact additional debt financing sources and institutional co-investors, Avalara’s senior management determined it was in the best interests of Avalara, and consistent with the directions of the Board, to permit Party A and Vista to contact certain debt financing sources and institutional co-investors.

On July 5, 2022, on behalf of Avalara, representatives of Goldman Sachs sent a letter to each of Party A and Vista setting forth in greater detail the procedures for the next round of the potential sale process and asking for definitive proposals, together with markups of the draft merger agreement, to be submitted by July 14, 2022.

On July 6 and 7, 2022, representatives of Vista met with members of Avalara’s senior management to conduct due diligence, which included dinner on the evening of July 6, 2022. Among other topics, members of Avalara’s senior management discussed a summary of Avalara’s performance in the second quarter of 2022, which was below management’s expectations for revenue, representing the first quarter since Avalara’s initial public offering where Avalara would not beat public market analysts’ expectations on revenue, except for its earnings guidance released in May 2020 as a result of uncertainty around the COVID-19 pandemic, and increase its revenue guidance for the year, and the effect of such performance on Avalara’s expected performance for the remainder of the 2022 fiscal year.

On July 7, 2022, various media reports speculated that Avalara had been contacted by Vista regarding a potential acquisition. The price per share of Avalara common stock as of the close of trading on July 6, 2022, the last trading day prior to such speculation, was $73.54, and the price per share of Avalara common stock as of the close of trading on July 7, 2022, the day such speculation began, was $85.63. Following the release of these reports, representatives of Goldman Sachs received inquiries of varying degrees of seriousness from a variety of parties that were reviewed with members of Avalara’s senior management and with the Board at the applicable meeting following receipt of each such inquiry.

Later on July 7, 2022, the Board held a special meeting by videoconference with members of Avalara’s senior management in attendance. Members of Avalara’s senior management reviewed with the Board the media reports speculating that Avalara had been contacted by Vista regarding a potential transaction. Members of Avalara’s senior management then discussed with the Board Avalara’s second quarter performance and a preliminary update to the forecast for the 2022 fiscal year included in the May Projections to take into account Avalara’s performance in the second quarter of 2022 and the effect of such performance on Avalara’s expected performance for the remainder of the 2022 fiscal year, including a reduction in the growth of new and upsell bookings as a result of execution challenges and sales capacity issues, which reduction was expected to increase in the remainder of fiscal year 2022, high attrition in Avalara’s sales and marketing departments, anticipated diminishing revenue from its relationship with Partner A and additional challenges in Avalara’s business. Members of Avalara’s senior management also reviewed with the Board recent challenges and opportunities in Avalara’s strategic plan, the potential effects on the Company’s market value as a result of continuing to execute on the Company’s strategic plan, potential strategic acquisitions and the status of the potential sale process.

On July 8, 2022, representatives of Party A met with Avalara to conduct due diligence. Among other topics, members of Avalara’s senior management discussed a summary of Avalara’s performance in the second quarter of 2022, which was below management’s expectations for revenue, representing the first quarter since Avalara’s initial public offering where Avalara would not beat public market analysts’ expectations on revenue and, except for its earnings guidance released in May 2020 as a result of uncertainty around the COVID-19 pandemic, increase its revenue guidance for the year, and the effect of such performance on Avalara’s expected performance for the remainder of the 2022 fiscal year.

On July 10, 2022, Avalara made additional details of Avalara’s performance in the second quarter of 2022 and the effect of such performance on Avalara’s expected performance for the remainder of the 2022 fiscal year available to both Vista and Party A in the virtual dataroom.

On July 12, 2022, Party A informed Goldman Sachs that they would not submit a definitive proposal because Avalara’s second quarter results were below management’s expectations for revenue, their belief that Avalara’s results for the remainder of the 2022 fiscal year would also be below expectations, general macroeconomic conditions were uncertain and unfavorable, and a definitive proposal would likely include a price that would be substantially below their previous indication of interest, which Party A did not expect to be of interest to the Board.

On July 15, 2022, having not received a definitive proposal from Vista by the requested deadline of July 14, 2022, representatives of Goldman Sachs contacted Vista to confirm whether Vista was still interested in participating in the potential sale process. In discussions with Goldman Sachs, Vista informed Goldman Sachs that, while they were still interested in participating in the potential sale process, they required more time before being able to submit a definitive proposal in light of Avalara’s second quarter results being below management’s expectations for revenue, their belief that Avalara’s results for the remainder of the 2022 fiscal year would also be below expectations, the deterioration in the financial markets and their need to contact additional financing sources and continue discussions with existing financing sources to obtain the financing that would be necessary to acquire Avalara. Vista also indicated that any definitive proposal would likely include a price that would be below their previous indication of interest.

On July 16, 2022, the Board held a special meeting by videoconference with members of Avalara’s senior management and representatives of Goldman Sachs and Simpson Thacher in attendance. Representatives of Goldman Sachs noted that, since the media reports on July 7, 2022 speculating that Avalara had been contacted by Vista regarding a potential acquisition, several additional private equity firms had contacted them to express interest in potentially participating in a transaction involving Avalara, including as a potential source of financing, but not necessarily in leading an independent acquisition of Avalara, and none of these private equity firms submitted any oral or written indication of interest following such contacts. Representatives of Goldman Sachs then reviewed with the Board the feedback received from Party A as to why it did not make a definitive proposal and their discussions with Vista as to why it had not submitted a definitive proposal by the requested deadline of July 14, 2022. Following discussion among the Board, including Avalara’s prospects as a standalone company and Avalara’s options to continue the potential sale process, the Board decided to terminate the potential sale process.

On July 17, 2022, consistent with the Board’s determination to terminate the potential sale process, Vista’s access to the virtual data room was withdrawn.

On July 18, 2022, representatives of Vista spoke with representatives of Goldman Sachs about their access to the virtual data room being withdrawn. Representatives of Goldman Sachs informed the representatives of Vista that, since Vista had not submitted a definitive proposal by the requested deadline of July 14, 2022, the Board had decided not to continue the potential sale process with Vista, and Vista’s access to the virtual data room had been withdrawn.

On July 18, 2022, the Board held a regularly scheduled meeting by videoconference with members of Avalara’s senior management to address ordinary course matters that included the review of an updated version of the May Projections, which we refer to as the “July Projections” (discussed further in the section entitled “Financial Projections” beginning on page 62 of this proxy statement). The July Projections updated the May Projections to take into account Avalara’s performance in the second quarter of 2022 and the effect of such performance on Avalara’s expected performance for the remainder of the 2022 fiscal year and the remainder of the forecast period, including a reduction in the growth of new and upsell bookings as a result of execution challenges and sales capacity issues, which reduction was expected to increase in the remainder of fiscal year 2022, high attrition in Avalara’s sales and marketing departments, the expected further reduction, and likely eventual elimination, in revenue from its relationship with Partner A and additional challenges in Avalara’s business. Members of Avalara’s senior management also discussed with the Board the likely need to revise Avalara’s public guidance, including a reduction in expected revenue and, by a smaller amount, an increase in non-GAAP operating income, as a result of Avalara’s performance in the second quarter of 2022 and the effect of such performance on Avalara’s expected performance for the remainder of the 2022 fiscal year.

On July 19, 2022, Vista submitted to Goldman Sachs an unsolicited revised indication of interest to acquire Avalara in an all-cash transaction that valued Avalara at $91.00 per share and requested additional diligence information and the ability to contact certain additional debt financing sources and institutional co-investors.

Later on July 19, 2022, representatives of Goldman Sachs spoke with representatives of Vista and reiterated that the Board had decided not to continue the potential sale process with Vista and noted that Vista’s revised indication of interest was significantly lower than its initial indication of interest and that it was unlikely to be of interest to the Board. The representatives of Goldman Sachs asked the representatives of Vista about aspects of their revised indication of interest, including Vista’s ability to propose a higher valuation. The representatives of Vista stated that their ability to obtain financing would affect their valuation.

On July 20, 2022, following discussion with representatives of Goldman Sachs, Mr. McFarlane spoke with a representative of Vista and reiterated that the Board had decided not to continue the potential sale process with Vista and noted that Vista’s revised indication of interest was significantly lower than its initial indication of interest and that he believed it was unlikely to be of interest to the Board. Mr. McFarlane suggested that a valuation greater than or equal to the range originally proposed by Vista in its June 23, 2022 indication of interest would be more likely to be of interest to the Board. The representative of Vista did not state whether Vista would be able to propose a greater valuation.

Later on July 20, 2022, representatives of Goldman Sachs spoke with representatives of Vista. The representatives of Vista noted that, while Avalara’s second quarter results were below management’s expectations for revenue and Vista believed that Avalara’s results for the remainder of the 2022 fiscal year would also be below expectations, Vista could potentially offer an increased price but that it would need to complete its diligence and to contact additional financing sources to obtain the financing that would be necessary to acquire Avalara, particularly given that the financial markets had continued to deteriorate.

On July 21, 2022, the Board held a special meeting by videoconference with members of Avalara’s senior management and representatives of Goldman Sachs and Simpson Thacher in attendance. Representatives of Goldman Sachs reviewed the revised indication of interest received from Vista. Following discussion of whether to respond to Vista and potential responses, the Board agreed to permit Vista to contact additional debt financing sources and institutional co-investors and directed Goldman Sachs to inform Vista that, while the Board would have been willing to consider a transaction based on the valuation proposed in Vista’s original indication of interest, the Board was unlikely to consider a transaction at the valuation proposed in Vista’s revised indication of interest and that Vista would need to meaningfully increase its proposed valuation in order for the Board to consider a transaction. The Board also directed management and Simpson Thacher to advance the merger agreement with Vista and its counsel to determine the existence of any other potential material issues.

On July 21, 2022, on behalf of Avalara, representatives of Goldman Sachs contacted representatives of Vista to ask that a revised indication of interest be submitted by August 1, 2022. The representatives of Vista responded that they would seek to submit a revised indication of interest but did not commit to submitting such indication by August 1, 2022.

On July 22, 2022, Kirkland & Ellis LLP (“Kirkland & Ellis”), outside counsel to Vista, sent a revised draft of the merger agreement to Simpson Thacher that contemplated, among other things, that Avalara would be subject to a “no-shop” provision where it would not be able to solicit alternative proposals following the execution of the merger agreement, a company termination fee equal to 3.75% of transaction equity value and a reverse termination fee equal to 4.25% of transaction equity value.

On July 27, 2022, on behalf of Avalara, representatives of Goldman Sachs contacted representatives of Vista to ask when Vista expected to submit a revised indication of interest. The representatives of Vista responded that they would seek to submit a revised indication of interest by August 4, 2022 or earlier.

On July 28, 2022, by unanimous written consent, the Board approved the July Projections that had been reviewed with the Board at its regularly scheduled meeting on July 18, 2022, together with an extrapolation of the July Projections for fiscal years 2026 through 2042 that had been prepared by Avalara’s senior management for use by Goldman Sachs in their financial analyses, for use in the potential sale process.

Also on July 28, 2022, Simpson Thacher sent a revised draft of the merger agreement to Kirkland & Ellis that contemplated, among other things, that Avalara would be permitted a “go-shop” provision permitting Avalara to solicit alternative proposals following the execution of the merger agreement, a company termination fee equal to 2.5% of transaction equity value (or, with respect to a proposal received from a party that made an alternative proposal during the “go-shop” period, 1.25% of transaction equity value) and a reverse termination fee equal to 7.0% of transaction equity value.

On August 1, 2022, Kirkland & Ellis sent a revised draft of the merger agreement to Simpson Thacher that contemplated, among other things, that Avalara would be subject to a “no-shop” provision where it would not be able to solicit alternative proposals following the execution of the merger agreement, a company termination fee equal to 3.5% of transaction equity value and a reverse termination fee equal to 4.5% of transaction equity value.

On August 2, 2022, on behalf of Avalara, representatives of Goldman Sachs contacted representatives of Vista to ask whether Vista still expected to submit a revised indication of interest by August 4, 2022. The representatives of Vista responded that they would seek to submit a revised indication of interest by August 4, 2022.

On August 3, 2022, Mr. McFarlane spoke with representatives of Vista and noted that, if Vista were still interested in a potential transaction with Avalara, Vista would need to submit a revised indication of interest promptly for the Board’s consideration. Mr. McFarlane also emphasized that, while the Board would have been willing to consider a transaction based on the valuation proposed in Vista’s original indication of interest, the Board was unwilling to consider a transaction at the valuation proposed in Vista’s revised indication of interest and that Vista would need to meaningfully increase its proposed valuation in order for the Board to consider a transaction.

On August 4, 2022, Simpson Thacher sent a revised draft of the merger agreement to Kirkland & Ellis that contemplated, among other things, that Avalara would be permitted a “go-shop” provision permitting Avalara to solicit alternative proposals following the execution of the merger agreement, a company termination fee equal to 2.75% of transaction equity value (or, with respect to a proposal received from a party that made an alternative proposal during the “go-shop” period, 1.375% of transaction equity value) and a reverse termination fee equal to 6.5% of transaction equity value.

Later on August 4, 2022, Vista verbally communicated to Goldman Sachs that they planned to submit a revised indication of interest at a price of $91.00 per share, given their additional due diligence of the deterioration of Avalara’s business following the submission of their previous indication. Following discussion with members of Avalara’s senior management, representatives of Goldman Sachs discussed with Vista their perspective that $91.00 per share would likely not be attractive to the Board, and a higher price in the range of their initial indication of interest of $97.00-101.00 per share would be more likely to be attractive to the Board.

Thereafter, on August 4, 2022, Vista submitted to Goldman Sachs a revised indication of interest to acquire Avalara in an all-cash transaction that valued Avalara at $92.25 per share.

In the morning of August 5, 2022, the Board held a special meeting by videoconference with members of Avalara’s senior management and representatives of Goldman Sachs and Simpson Thacher in attendance. Representatives of Simpson Thacher reviewed with the directors their fiduciary duties. Members of Avalara’s senior management reviewed with the Board the July Projections, Avalara’s strategic plan, the challenges that could prevent Avalara from achieving its strategic plan, including a reduction in the growth of new and upsell bookings as a result of execution challenges and sales capacity issues, high attrition in Avalara’s sales and marketing departments, the expected further reduction, and likely eventual elimination, of revenue from its relationship with Partner A and additional challenges in Avalara’s business, including the likely need for organizational changes to optimize Avalara’s business, and the standalone prospects of Avalara in the near to medium term, including that Avalara was unlikely to be able to acquire Company A or other companies or businesses in the industries in, or adjacent to, which Avalara operates that members of Avalara’s senior management believed would be necessary to advance Avalara’s strategic plan. Representatives of Goldman Sachs reviewed with the Board the market price of Avalara’s common stock compared to the market prices of other companies in the industries in which Avalara operates, including the fact that the market price of Avalara’s common stock had increased by 28% since the media reports on July 7, 2022 speculating that Avalara had been contacted by Vista regarding a potential acquisition compared to an average increase of 8-10% in the market prices of other companies in the industries in which Avalara operates. Representatives of Goldman Sachs also reviewed with the Board the terms of Vista’s revised indication of interest and its preliminary financial analyses based on the July Projections, and representatives of Simpson Thacher reviewed with the Board material issues in the most recent draft of the merger agreement, including whether a “go-shop” or “no-shop” provision would be included. Representatives of Goldman Sachs also reminded the Board that, since the media reports on July 7, 2022 speculating that Avalara had been contacted by Vista regarding a potential acquisition, several additional private equity firms had contacted them to express interest in potentially participating in a transaction involving Avalara, but none had proposed an independent acquisition of Avalara, none of the private equity firms had submitted any oral or written indication of interest following such contacts, and no strategic party had contacted Goldman Sachs or Avalara to express interest, so the representatives of Goldman Sachs did not believe that there were additional parties that would be likely to make a proposal to acquire Avalara. Following discussion, including of whether Vista’s revised indication of interest resulted in greater value to Avalara shareholders compared to remaining a standalone company and continuing to execute on Avalara’s strategic plan, the Board met first in executive session without members of management present, other than Mr. McFarlane, and then met in an independent session, without Mr. McFarlane present. Following the conclusion of the executive session, the Board instructed Goldman Sachs and Avalara’s senior management to seek a further improved proposal from Vista of $95.00 per share or greater that could include a “no-shop” provision if such a higher valuation were proposed by Vista in light of the Board’s conclusion that no additional parties would be likely to make a proposal to acquire Avalara regardless of whether a “go-shop” provision were included in the merger agreement.

Later on August 5, 2022, following discussion with Avalara’s senior management and consistent with the Board’s directives, at the direction of Avalara, representatives of Goldman Sachs proposed to Vista that it increase its proposed valuation to $95.75 per share, at which valuation the merger agreement could include a “no-shop” provision, but the merger agreement would also need to include a company termination fee equal to less than 3.0% of transaction equity value and a reverse termination fee equal to 6.5% of transaction equity value. In response, representatives of Vista informed Goldman Sachs that Vista would not be able to proceed at such proposed valuation and that it would cease any further work on a potential transaction. Following additional discussion with Avalara’s senior management and consistent with the Board’s directives, at the direction of Avalara, representatives of Goldman Sachs proposed to Vista that it submit a “best and final” offer.

In the evening of August 5, 2022, Vista verbally communicated a further revised indication of interest to Goldman Sachs reflecting its “best and final” offer, proposing a potential acquisition of Avalara by Vista for

$93.50 per share in cash, conditioned on a “no-shop” provision, a company termination fee equal to 2.75% of transaction equity value and a reverse termination fee equal to 5.50% of transaction equity value.

Later in the evening of August 5, 2022, the Board held a special meeting by videoconference with members of Avalara’s senior management and representatives of Goldman Sachs and Simpson Thacher in attendance. Representatives of Goldman Sachs reviewed with the Board their discussions with Vista over the course of the day and Vista’s further revised “best and final” indication of interest. A representative of Simpson Thacher reviewed for the Board the remaining material issues related to the merger agreement and the debt and equity financing commitments of Vista required for the proposed transaction. Following discussion and the Board’s conclusion that no higher value could be obtained from Vista, the Board instructed Avalara’s senior management, Goldman Sachs and Simpson Thacher to continue to explore the proposed transaction with Vista and finalize negotiation of the terms of the merger agreement and related documentation by August 7, at which time the Board would formally review the proposed transaction and determine whether to adopt the merger agreement. Later in the evening of August 5, 2022 following the Board meeting, Vista confirmed its earlier verbal indication of interest in writing.

On August 6, 2022 and August 7, 2022, Simpson Thacher and Kirkland & Ellis exchanged several drafts of, and held discussions, some of which included members of Avalara’s senior management and representatives of Vista, regarding, the merger agreement and related documents.

On August 7, 2022, Goldman Sachs provided the July Projections and the extrapolation of the July Projections for fiscal years 2026 through 2042 to Vista.

In the evening of August 7, 2022, the Board held a special meeting by videoconference with members of Avalara’s senior management and representatives of Goldman Sachs and Simpson Thacher in attendance. Representatives of Avalara’s senior management reviewed with the Board the negotiations with Vista regarding the merger agreement. At the request of the Board, Goldman Sachs reviewed with the Board its financial analysis of the merger consideration and delivered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated August 8, 2022, to the effect that, as of the date of its written opinion and based upon and subject to the factors and assumptions set forth therein, the $93.50 in cash per share of Avalara’s common stock to be paid to the holders (other than Parent, Merger Sub and any other affiliate of Parent, Avalara, any wholly owned subsidiary of Avalara and the holders of the Dissenting Shares (as defined in the merger agreement)) of the outstanding shares of Avalara common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of the written opinion of Goldman Sachs is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. See also the section of this proxy statement entitled “Opinion of Goldman Sachs & Co. LLC” beginning on page 53. A representative of Simpson Thacher reviewed with the Board their fiduciary duties in connection with the consideration of the merger agreement and proposed transaction, the terms of the negotiated merger agreement, the debt and equity financing commitments required for the proposed transaction and the other documentation related to the merger. A representative of Simpson Thacher then described the resolutions before the Board. After discussion, the Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of Avalara and its shareholders, (ii) adopted the merger agreement and approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (iii) subject to the terms of the merger agreement, resolved to recommend that the shareholders of Avalara vote in favor of the approval of the merger agreement and (iv) directed that the merger agreement be submitted to the shareholders of Avalara at a special meeting of shareholders for their approval.

Following the adoption by the Board of the merger agreement and the transaction contemplated thereby, early in the morning on August 8, 2022, the parties executed the merger agreement and the other documentation related to the proposed transaction. Concurrently with the execution of the merger agreement, Vista delivered executed debt and equity financing commitment letters providing for the committed debt and equity financing required for the proposed transaction.

On August 8, 2022, prior to commencement of trading of Avalara’s common stock on the NYSE, Avalara issued a press release announcing the proposed transaction.

Recommendation of the Board and Reasons for the Merger

The Board unanimously recommends that Avalara shareholders vote “FOR” the merger proposal.

At a meeting of the Board held on August 7, 2022, after an extensive review process, the Board unanimously (i) determined that it was advisable and in the best interest of Avalara and Avalara shareholders that Avalara enter into the merger agreement, (ii) approved and declared advisable the merger and the merger agreement, (iii) resolved that the approval of the merger agreement be submitted for consideration by Avalara shareholders at a special meeting of Avalara shareholders and (iv) recommended that Avalara shareholders approve the merger agreement.

When you consider the Board’s recommendation, you should be aware that Avalara’s executive officers and directors may have interests in the merger that may be different from, or in addition to, the interests of Avalara shareholders generally. These interests are described in “The Merger—Interests of Avalara Executive Officers and Directors in the Merger.”

Factors Considered Supporting Approval of the Merger.

In the course of reaching its decision, the Board consulted with members of Avalara senior management and our financial and legal advisors and considered a significant amount of information and a number of factors that it believed supported its decision, including the following (not necessarily in order of relative importance):

The merger consideration represents a significant premium across a number of measuring periods. The Board considered that the merger consideration of $93.50 per share in cash was an attractive value for the shares of Avalara common stock and represented:

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a 27.1% premium over the $73.54 closing price of Avalara common stock on July 6, 2022 (the last trading day prior to media reports speculating that Avalara had been contacted by Vista regarding a potential acquisition);

•	a 28.9% premium over the volume weighted average price of Avalara common stock of $72.55 reported for the 5-trading day period ended July 6, 2022;

•	a 21.5% premium over the volume weighted average price of Avalara common stock of $76.93 reported for the 30-trading day period ended July 6, 2022; and

•	a 18.2% premium over the volume weighted average price of Avalara common stock of $79.11 reported for the 90-trading day period ended July 6, 2022.

Strategic alternatives to a sale of the Company. The Board considered the potential values, benefits, risks and uncertainties facing Avalara shareholders associated with possible strategic alternatives to the merger (including the potential shareholder value based on our strategic plan that could be expected to be generated from remaining an independent public company and the possibility of acquisitions of other companies, as well as the potential benefits, risks and uncertainties associated with such alternatives), and the timing and difficulty of accomplishing such alternatives, including the unsuccessful discussions that Avalara had engaged in with Company A. Based on the foregoing, the Board considered that none of these options, on a risk-adjusted basis, was reasonably likely to create value for Avalara shareholders greater than the merger consideration in the foreseeable future.

Risks relating to remaining a stand-alone company. The Board evaluated Avalara’s long-term strategic plan were it to remain an independent public company, as well as the significant risks associated with executing such plan. This evaluation included the Board’s review of our business, operations, assets, operating results, financial condition, prospects, business strategy, competitive position, and industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of our common stock, to assess the prospects and risks associated with remaining an independent public company. The Board believed that the certainty provided by the acquisition of Avalara by Parent for $93.50 per share in cash was more favorable to Avalara shareholders than the potential risk-adjusted value of remaining an independent public company, after accounting for the risks and uncertainties associated with achieving and executing upon our business and financial plans in the short- and long-term. Such risks include:

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our competitive positioning and prospects as an independent publicly traded company, which included consideration of our financial resources and ability to respond to new and evolving threats and challenges, including the difficulty of being able to acquire Company A or other companies or businesses in the industries in which Avalara operates that members of Avalara’s senior management believed would be necessary to achieve Avalara’s strategic plan;

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the current and prospective business environment in which Avalara operates, including international, national and local economic conditions, the competitive environment (including increased competition in the United States and internationally), and the likely effect of these factors on Avalara and the execution of Avalara’s plans as a standalone company;

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our ability to sustain our historical revenue growth and achieve profitability and expand our international operations, including a reduction in the growth of new and upsell bookings as a result of execution challenges and sales capacity issues in the second quarter of 2022, which reduction was expected to increase in the remainder of fiscal year 2022, and the expected further reduction, and the possible elimination, of revenue from its relationship with Partner A;

•	reductions in regulatory and compliance requirements for certain customers in non-U.S. jurisdictions that have reduced the growth rate for, and profitability of, Avalara’s products and services;

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challenges of making potential investments and decisions around human resources to achieve long-term growth prospects while a publicly traded company that is subject to scrutiny based on its quarter-over-quarter performance, including high attrition in Avalara’s sales and marketing departments and the likely need for organizational changes to optimize Avalara’s business if Avalara were to remain a standalone company;

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our recent second quarter financial results, which were below management’s expectations of our financial performance on revenue and the first quarter since Avalara’s initial public offering where Avalara would not beat public market analysts’ expectations of revenue and increase its revenue guidance for the year, and the effect of such performance on Avalara’s expected performance for the remainder of the 2022 fiscal year, which would likely have required Avalara to modify its public guidance that had been previously disclosed by Avalara’s senior management in its first quarter earnings release, including to reduce expected revenue and, by a smaller amount, increase non-GAAP operating income, had the merger agreement not been executed; and

•	other risks and uncertainties discussed in Avalara’s public filings with the SEC. See “Where You Can Find More Information” beginning on page 113 of this proxy statement.

Process to explore a sale of the Company. The Board considered the strategic process that Avalara undertook, with the assistance of its financial advisor, to evaluate its strategic alternatives, including a potential sale of Avalara, which included the outreach conducted during the potential sale process by our financial advisor during which it engaged with various other parties and the fact that none of those other parties demonstrated a substantial interest in acquiring Avalara or presented a proposal as compelling as the one presented by Parent and that there was limited outreach from other third parties following the multiple media reports and market speculation regarding a potential acquisition of Avalara.

As a result of factors such as the processes conducted by Avalara with the assistance of its financial advisor at the Board’s direction and the periodic conversations Avalara has had with other parties over the few months, the Board believed that it had an informed understanding of the parties most likely to be willing and able to acquire or engage in other strategic transactions with Avalara. Specifically, Goldman Sachs conducted direct outreach to eight financial sponsors that Avalara and its financial advisor believed were likely to be most interested in pursuing a potential acquisition of Avalara. The Board noted that these parties had been afforded the opportunity to participate in discussions with Avalara with respect to a potential transaction, but that such discussions did not progress beyond a preliminary stage, as more fully described above under “The Merger—Background of the Merger” beginning on page 33. Goldman Sachs had also had discussions with other parties that had contacted them following media reports speculating on a potential acquisition of Avalara to express interest in potentially participating in a transaction involving Avalara, including as a potential source of financing, but none of which had expressed interest in an independent acquisition of Avalara.

The Board also considered that (a) only Parent and Party A had submitted formal, written indications of interest to acquire Avalara, (b) Party A did not submit a definitive proposal and ceased to participate in the potential sale process and (c) only Parent had submitted a definitive proposal to acquire Avalara at the time the Board approved the merger agreement. The Board also took note of the terms of the merger agreement, including that if an interested party were to submit a proposal that the Board determined was a superior proposal (as described in the section entitled “The Merger Agreement—Other Covenants and Agreements—Acquisition Proposals,” beginning on page 88) the Board could, prior to Avalara shareholders approving the merger agreement and subject to complying with the terms and conditions of the merger agreement, including paying the termination fee of $242.329 million, terminate the merger agreement and cause Avalara to enter into a definitive agreement for such superior proposal if the Board determined in its good faith judgment, after consultation with its financial advisor and outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. The Board considered in its view that the terms of the merger agreement were unlikely to deter any interested parties from making a proposal to Avalara.

Cash consideration. The Board considered the fact that the merger consideration would be paid solely in cash, which provides certainty of value and immediate liquidity to Avalara shareholders upon the consummation of the merger, in comparison to the risks and uncertainty that would be inherent in remaining an independent public company. The Board weighed the certainty of realizing a compelling value for shares of Avalara common stock by virtue of the merger against the uncertain prospect that the trading value for the Avalara common stock would approach the merger consideration in the foreseeable future, which the Board concluded was unlikely. In reaching such conclusion, the Board considered a number of factors, including that Avalara’s market value immediately prior to the execution of the merger agreement reflected the increase in market value as a result of the media reports speculating on a potential acquisition of Avalara, that, if the Board were to not engage in a transaction, Avalara’s market value would likely decline, potentially significantly, as a result of Avalara’s second quarter results being below management’s expectations and the first quarter since Avalara’s initial public offering where Avalara would not beat public market analysts’ expectations and increase its revenue guidance for the year, and the effect of such performance on Avalara’s expected performance for the remainder of the 2022 fiscal year, which would likely have required Avalara to modify its public guidance that had been previously disclosed by Avalara’s senior management in its first quarter earnings release, including to reduce expected revenue and, by a smaller amount, increase non-GAAP operating income, and the deterioration in the financial markets, and the risks and uncertainties associated with our business.

Negotiations with Parent. The Board considered the extensive negotiations Avalara and its legal counsel had with Parent, including throughout the period of time from June 23, 2022, which was the day Parent first submitted a written indication of interest, to the date on which the merger agreement was executed on August 8, 2022, and that the negotiations were conducted on arms’ length and that the members of Avalara’s senior management and the representatives of Vista did not have any substantive discussions on the role, responsibilities or compensation of Avalara’s management team following the closing. The Board also considered and discussed at length with its financial and legal advisors the revised indication of interest submitted by Vista on July 19,

2022, which was at a lower proposed price than the what was proposed in Vista’s original indication of interest submitted on June 23, 2022 in light of Avalara’s second quarter results being below management’s and public market analysts’ expectations and the deterioration in the financial markets. The Board also considered that Parent increased its proposed price per share from $91.00 per share in its July 19, 2022 revised indication of interest to $92.25 per share in its revised indication of interest submitted on August 4, 2022, and that Parent further increased its proposed price per share to $93.50 per share in its final indication of interest submitted on August 5, 2022, and its belief that the $93.50 per share price represented the highest price per share that Parent was willing to pay for the Avalara common stock, considering the extensive due diligence conducted by Parent, the financing proposed by Parent and the negotiations between the parties, and that the negotiations with Parent had resulted in the highest price reasonably available to Avalara under the circumstances and the merger agreement contained terms and conditions that were, in the Board’s view, advisable and favorable to Avalara and its shareholders. The Board further considered that no other potential buyer submitted and maintained an offer to acquire Avalara at a purchase price per share that was greater than the $93.50 per share price to be paid in the proposed merger.

Antitrust regulatory approvals. The Board considered that the merger agreement only contemplated the receipt of approval under the HSR Act as the sole regulatory approval required for the consummation of the merger, and the Board considered Parent’s obligation under the merger agreement to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and proper under applicable laws and regulations in a timely manner as are necessary to eliminate each impediment to the completion of the transactions contemplated by the merger agreement and obtain all approvals required under the HSR Act, subject to certain limitations specified in the merger agreement, including agreeing to accept certain specified divestitures or restrictions to the extent necessary to obtain such approvals.

Opinion of Goldman Sachs. The Board considered the financial analyses presented by representatives of Goldman Sachs at the Board’s meeting on August 7, 2022, as well as the oral opinion of Goldman Sachs, which was subsequently confirmed by delivery of a written opinion, dated August 8, 2022, to the effect that, as of the date of its written opinion and based upon and subject to the factors and assumptions set forth therein, the $93.50 in cash per share of Avalara’s common stock to be paid to the holders (other than Parent, Merger Sub and any other affiliate of Parent, Avalara, any wholly owned subsidiary of Avalara and the holders of the Dissenting Shares (as defined in the merger agreement)) of the outstanding shares of Avalara’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The Goldman Sachs opinion is more fully described in “The Merger—Opinion of Goldman Sachs & Co. LLC” and the full text of the Goldman Sachs opinion is attached to this proxy statement as Annex B.

Economic conditions. The Board considered the current state of the economy, debt financing markets and uncertainty surrounding forecasted economic conditions both in the near term and the long term, which could negative affect our financial performance.

Merger agreement. The Board considered the terms and conditions of the merger agreement, including the structure of the transaction, the all-cash form of the merger consideration, the limited conditions to closing, the customary nature of the representations, warranties, and the covenants and agreements of the parties. The Board further considered the course and nature of negotiations with Parent, which were conducted at arm’s length and during which the Board was advised by independent legal and financial advisors on a regular basis. The Board took into account the terms of the merger agreement, including:

•	Parent’s covenants in furtherance of obtaining required regulatory approvals, subject to certain limitations described in the merger agreement;

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Avalara’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if the Board determines in good faith, after consultation with our financial advisor and outside legal counsel, that the third party has made a competing proposal that constitutes or could reasonably be expected to lead to a superior proposal;

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the right of the Board to change its recommendation that Avalara shareholders approve the merger agreement in connection with a superior proposal, subject to certain restrictions and the requirement that we pay Parent the applicable termination fee if the Board makes a change in recommendation and the merger agreement is terminated as a result;

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the Board’s belief that our obligation to pay Parent a termination fee of $242.329 million, or approximately 2.75% of the aggregate equity value of the transaction, if the merger agreement is terminated under certain circumstances, as well as the right of Parent to match any competing proposal that the Board in good faith determines constitutes a superior proposal in accordance with the terms of the merger agreement, are reasonable under the circumstances and would not preclude other potential acquirers from making an alternative proposal to acquire Avalara if they were interested in making such a proposal;

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the right of Avalara to terminate the merger agreement if Parent fails to consummate the merger in breach of the merger agreement, and the obligation of Parent, under specified circumstances, to pay Avalara a reverse termination fee of $484.659 million upon such termination; and

•	the right of Avalara to seek an injunction, specific performance and other equitable remedies if needed in order to prevent breaches of the merger agreement by Parent.

Vista’s capabilities. The Board considered Vista’s financial capacity to complete an acquisition of this size and its prior track record of completing acquisitions, which the Board believed supported the conclusion that a transaction with Vista could be completed efficiently and in an orderly manner.

Financing. The Board considered the fact that Parent has obtained committed debt financing for the transaction from reputable institutions, and that Parent has obtained committed equity financing from the Investors for the full amount of equity required in connection with such committed debt financing, as well as the fact that Parent must use commercially reasonable efforts to consummate the debt financing and the equity financing and that such funding, together with the projected cash balances at Avalara, provides an amount sufficient to cover the aggregate merger consideration, all fees and expenses required to be paid by Parent, Merger Sub and the surviving corporation in connection with the merger and the financing, the repurchase of Avalara’s outstanding convertible notes and all other payment obligations of Parent, Merger Sub and the surviving corporation in connection therewith.

Board’s independence and comprehensive review process. The Board considered the fact that the Board consisted of a majority of independent directors who unanimously approved the merger agreement following extensive discussions with Avalara’s management team, representatives of its financial advisor and outside legal counsel, and also took into consideration the financial expertise and prior industry experience held by a number of directors.

Shareholders’ ability to reject the merger. The Board considered the fact that the merger is subject to approval by the holders of a majority of Avalara common stock, and that shareholders would be able to reject the merger.

Dissenters’ rights. The Board considered the fact that shareholders who do not vote for the approval of the merger agreement and who follow certain prescribed procedures will have the right to dissent from the merger and demand appraisal of the fair value of their shares under the WBCA.

Other Factors Considered by the Board.

In the course of reaching its decision, the Board also considered and balanced against the potential benefits of the merger a number of potentially adverse factors concerning the merger, including the following:

No further shareholder participation in future gains. The Board considered the fact that Avalara would no longer exist as an independent public company following the merger and that Avalara shareholders would forgo any future increase in Avalara’s value following the merger that might result from our earnings or possible growth as an independent company. Although the Board was optimistic about Avalara’s prospects on a stand-alone basis and our strategic plan, the Board concluded that there were a number of significant risks associated with remaining an independent company (including as described in more detail above) that in many cases were difficult to quantify and that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential shareholder benefits that could reasonably be expected to be realized by our strategic plan in the foreseeable future, particularly on a risk-adjusted basis.

Regulatory risk. The Board considered the risk that the approval under the HSR Act may be delayed, conditioned or denied, and the risk that the applicable governmental agencies may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approvals.

Risks associated with announcement and pendency of the merger. The Board considered the risk that the announcement and pendency of the merger may cause substantial harm to relationships with our employees, sales representatives, customers or strategic partners or may divert management and employee attention away from the day-to-day operation of our business. The Board also considered our ability to attract and retain key personnel while the proposed transaction is pending and the potential adverse effects on our financial results as a result of that disruption, as well as the possibility of any suit, action or proceeding in respect of the merger agreement or the transactions contemplated thereby.

Risks associated with a failure to consummate the merger. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied, and as a result there can be no assurance that the merger will be completed, even if the merger is approved by Avalara shareholders. The Board noted the fact that, if the merger is not completed, (i) Avalara will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) depending on the circumstances that caused the merger not to be completed and, given that Avalara’s recent second quarter financial results were below management’s expectations and, as a result, Avalara’s public guidance would likely need to be revised, including a reduction in expected revenue and an increase, by a smaller amount, in non-GAAP operating income, the price of Avalara common stock would likely decline, potentially significantly, and (iii) the market’s perception of Avalara’s prospects could be adversely affected.

Restrictions on the operation of our business. The Board considered the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent Avalara from realizing certain business opportunities or taking certain actions with respect to our operations that we might otherwise take absent the pending merger.

Ability to respond to unsolicited acquisition proposals. The Board considered the fact that the merger agreement precludes us from actively soliciting alternative proposals. The Board also considered, but did not consider preclusive, the fact that the right afforded to Parent under the merger agreement to re-negotiate the terms of the merger agreement in response to a superior proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, Avalara. The Board further considered the possibility that the termination fee payable to Parent if the merger agreement is terminated under certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals. However, the Board also considered that the structure of the transaction as a merger would result in detailed public disclosure and substantial time prior to consummation of the merger during which an unsolicited superior proposal could be submitted. In addition, the Board considered the specific provisions of the merger agreement, which, subject to the terms and conditions thereof, permit Avalara to furnish information to and conduct negotiations with third parties that make unsolicited acquisition proposals, and permit the Board to change its recommendation to Avalara shareholders regarding the merger agreement and to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal, in accordance with the terms of the merger agreement and subject to payment of a termination fee to Parent. The Board further considered its belief that the $242.329 million termination fee (which is equivalent to approximately 2.75% of equity value of Avalara) payable by Avalara (i) is reasonable in light of the overall terms of the merger agreement and the benefits of the merger, (ii) was comparable to termination fees in transactions of a similar size, and (iii) would not preclude another party from making a competing proposal.

Tax treatment. The Board considered the fact that an all cash transaction would be taxable to Avalara shareholders that are U.S. holders for U.S. federal income tax purposes.

Reverse termination fee. The Board considered the fact that, if it believed Parent and Merger Sub failed to consummate the merger when the closing of the merger should have occurred pursuant to the merger agreement and Avalara was unable to obtain specific performance to compel Parent to perform its obligations under the merger agreement, then Avalara’s only remedy is the right, in certain circumstances, to terminate the merger agreement and receive a reverse termination fee of $484.659 million from Parent, which may not be sufficient to compensate Avalara for losses suffered as a result of a breach or termination of the merger agreement by Parent.

Transaction costs. The Board considered the fact that Avalara has incurred and will continue to incur significant transaction costs and expenses in connection with the merger, regardless of whether the merger is consummated.

Shareholder litigation. The Board considered the impact on Avalara of potential shareholder litigation in connection with the merger.

Potential differing interests of directors and officers. The Board considered that, aside from their interests as Avalara shareholders, Avalara’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Avalara shareholders generally. See “The Merger—Interests of Avalara’s Executive Officers and Directors in the Merger” beginning on page 65 of this proxy statement.

Other risks. The Board considered the types and nature of the risks and uncertainties set forth in Avalara’s Annual Report on Form 10-K for fiscal year ended December 31, 2021 and the subsequent quarterly report on Form 10-Q for the quarter ended June 30, 2022 and current reports on Form 8-K under Item 1A “Risk Factors.”

While the Board considered potentially positive and potentially negative factors, the Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Board unanimously determined that the merger agreement and the merger are advisable and fair to, and in the best interest of, Avalara and its shareholders.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the merger, but it includes the material positive factors and material negative factors considered by the Board in that regard. In view of the number and variety of factors and the amount of information considered, the Board did not find it practicable to, and did not make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. Based on the totality of the information presented, the Board collectively reached the decision to approve and declare advisable the merger agreement and the merger in light of the factors described above and other factors that the members of the Board felt were appropriate.

Portions of this explanation of Avalara’s reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Goldman Sachs & Co. LLC

Goldman Sachs rendered its oral opinion to the Board, subsequently confirmed in its written opinion dated August 8, 2022, that, as of the date of the written opinion and based upon and subject to the factors and assumptions set forth therein, the $93.50 in cash per share of Avalara’s common stock to be paid to the holders (other than Parent, Merger Sub and any other affiliate of Parent, Avalara, any wholly owned subsidiary of Avalara and the holders of the Dissenting Shares (as defined in the merger agreement)) of the outstanding shares of Avalara’s common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated August 8, 2022, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. The summary of Goldman Sachs’ opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Avalara’s common stock should vote with respect to the merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Avalara for the four fiscal years ended December 31, 2021;

•	Avalara’s Registration Statement on Form S-1, including the prospectus contained therein last amended on June 13, 2018, relating to an initial public offering of the shares of Avalara’s common stock;

•	Avalara’s Registration Statement on Form S-1, including the prospectus contained therein dated June 4, 2019, relating to follow-on public offerings of the shares of Avalara’s common stock;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Avalara;

•	certain other communications from Avalara to its stockholders;

•	certain publicly available research analyst reports for Avalara; and

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certain internal financial analyses and forecasts for Avalara (which are referred to as the July Projections and the July Extrapolations and summarized in the section of this proxy statement entitled “Financial Projections” beginning on page 62 of this proxy statement) prepared by its management, as approved for Goldman Sachs’ use by Avalara, which are referred to in this section of this proxy statement as the “Forecasts”, and certain analyses related to the expected utilization by Avalara of certain net operating loss carryforwards of Avalara (which are referred to in this section of the proxy statement as the “NOL Forecasts” and are also summarized in the section of this proxy statement entitled “Financial Projections” beginning on page 62 of this proxy statement) prepared by its management, as approved for Goldman Sachs’ use by Avalara.

Goldman Sachs also held discussions with members of the senior management of Avalara regarding their assessment of the past and current business operations, financial condition and future prospects of Avalara; reviewed the reported price and trading activity for the Avalara common stock; compared certain financial and stock market information for Avalara with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the consent of Avalara’s board of directors, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of Avalara’s board of directors that the Forecasts and the NOL Forecasts were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Avalara. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Avalara or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger would be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Avalara to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to Avalara; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the $93.50 in cash per share of Avalara’s common stock to be paid to the holders (other than Parent, Merger Sub and any other affiliate of Parent, Avalara, any wholly owned subsidiary of Avalara and the holders of the Dissenting Shares (as defined in the merger agreement)) of the outstanding shares of Avalara’s common stock pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, or the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Avalara; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Avalara, or class of such persons, in connection with the merger, whether relative to the $93.50 in cash per share of Avalara’s common stock to be paid to the holders (other than Parent, Merger Sub and any other affiliate of Parent, Avalara, any wholly owned subsidiary of Avalara and the holders of the Dissenting Shares (as defined in the merger agreement)) of the outstanding shares of Avalara’s common stock pursuant to the merger agreement or otherwise. Goldman Sachs does not express any opinion as to the potential effects of volatility in the credit, financial and stock markets on Avalara, Parent or the merger, or as to the impact of the merger on the solvency or viability of Avalara or Parent or the ability of Avalara or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of Avalara’s board of directors in connection with its consideration of the merger and its opinion does not constitute a recommendation as to how any holder of shares of Avalara’s common stock should vote with respect to the merger or any other matter. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 5, 2022, the last trading day before the public announcement of the merger, and is not necessarily indicative of current or future market conditions.

Illustrative Discounted Cash Flow Analysis. Using the Forecasts and the NOL Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Avalara to derive a range of illustrative present values per share of Avalara’s common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 11.50% to 15.50%, reflecting estimates of Avalara’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2022 (i) estimates of unlevered free cash flow (less stock-based compensation expenses) for Avalara for the third and fourth quarters of fiscal year 2022 and the fiscal years 2023 through 2042 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Avalara, which were calculated by applying perpetuity growth rates ranging from 2.0% to 4.0% to a terminal year estimate of the unlevered free cash flow (less stock-based compensation expenses) to be generated by Avalara, as provided by Avalara management and approved for Goldman Sachs’ use by Avalara management. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including Avalara’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Avalara, as well as certain financial metrics for the United States financial markets generally. The range of illustrative perpetuity growth rates for Avalara was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. In addition, assuming discount rates ranging from 11.50% to 15.50%, reflecting an estimate of Avalara’s weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2022 the estimated benefits of Avalara’s net operating losses (“NOLs”) for the fiscal years 2022 through 2042, as reflected in the NOL Forecasts.

Goldman Sachs derived a range of illustrative enterprise values for Avalara by adding the ranges of present values it derived as described above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Avalara the amount of Avalara’s total debt and debt-like items and added the amount of Avalara’s unrestricted cash and cash equivalents as of June 30, 2022, as provided by Avalara management and approved for Goldman Sachs’ use by Avalara management, to derive a range of illustrative equity values for Avalara. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Avalara’s common stock, as provided by Avalara management and approved for Goldman Sachs’ use by Avalara management, using the treasury stock method, to derive a range of illustrative present values per share of Avalara’s common stock ranging from $54.74 to $112.95.

Illustrative Present Value of Future Share Price Analysis. Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Avalara’s common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s financial multiples. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2022 to 2025. Goldman Sachs first calculated the implied enterprise values for Avalara as of December 31 for each of the fiscal years 2022 to 2024, by applying a range of multiples of enterprise value to Avalara’s next twelve months (“NTM”) revenue (which is referred to as “EV/NTM revenue multiple”) of 6.5x to 9.5x to estimates of Avalara’s revenue for each of the fiscal years 2023 to 2025. The range of illustrative EV/NTM revenue multiples was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical EV/NTM revenue multiples for Avalara and current and historical EV/NTM revenue multiples for certain publicly traded companies, as described below in the section captioned “Selected Public Company Comparables Analysis.”

Goldman Sachs then subtracted the amount of Avalara’s total debt and debt-like items and added the amount of Avalara’s unrestricted cash and cash equivalents as of December 31 for each of the fiscal years 2022 to 2024, each as provided by Avalara management and approved for Goldman Sachs’ use by Avalara management, from the respective enterprise values in order to derive a range of illustrative equity values as of December 31 for each of the fiscal years 2022 to 2024. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Avalara’s common stock for each of the fiscal years 2022 to 2024, calculated based on estimated annual dilution and the number of fully diluted shares of Avalara’s common stock, each as provided by Avalara management and approved for Goldman Sachs’ use by Avalara management, using the treasury stock method, to derive a range of implied future equity values per share of Avalara’s common stock. Goldman Sachs then discounted these implied future equity values per share to

August 5, 2022 using an illustrative discount rate of 13.75%, reflecting an estimate of Avalara’s cost of equity. Goldman Sachs derived such discount rate by application of the Capital Asset Pricing Model, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values of $75.42 to $125.43 per share of Avalara’s common stock.

Selected Transactions Analysis. Goldman Sachs analyzed certain publicly available information relating to the following selected transactions in the software industry since 2013. For each of the selected transactions where information was publicly available, Goldman Sachs calculated and compared the implied EV/NTM revenue multiple of the applicable target company based on the total consideration paid in the transaction as a multiple of the target company’s NTM consensus revenue based on Factset, IBES estimates or select Wall Street research at the time each such selected transaction was announced.

The following table presents the results of this analysis:

Announcement Year	Target	Acquiror	EV/NTM Revenue
2022	Ping Identity	Thoma Bravo	7.7x
2022	Zendesk	Permira & H&F	5.5x
2022	SailPoint	Thoma Bravo	12.9x
2022	Datto	Kaseya / Insight	8.0x
2022	Anaplan	Thoma Bravo	12.8x(1)
2022	Mandiant	Google	9.7x
2021	Medallia	Thoma Bravo	10.8x
2021	Proofpoint	Thoma Bravo	9.1x
2020	Pluralsight	Vista	8.5x
2020	Slack	Salesforce	28.4x(2)
2019	Tableau	Salesforce	10.9x
2019	Ultimate Software	Hellman & Friedman	8.4x
2018	Apptio	Vista	7.1x
2018	SendGrid	Twilio	11.5x
2018	Adaptive Insights	Workday	10.9x
2018	MuleSoft	Salesforce	15.7x
2016	Netsuite	Oracle	8.6x
2016	Demandware	Salesforce	8.9x
2016	Marketo	Vista	5.9x
2016	Cvent	Vista	6.1x
2015	Solarwinds	Thoma Bravo	7.7x
2014	Concur	SAP	10.2x
2013	Sourcefire	Cisco	7.7x
Median (All Transactions)			8.9x
Median (All Transactions—Cash Only)			8.5x

(1)	Reflects revised purchase price of $63.75 per share as announced on June 6, 2022.
(2)	As of pre-announcement date as disclosed in Slack’s Form S-4.

While none of the companies in the selected transactions are directly comparable to Avalara, the companies in the selected transactions are companies with operations, results, market sizes and product profiles that, for the purposes of this analysis, may be considered similar to certain of Avalara’s operations, results, market size and product profile.

Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various transactions and its professional judgment and experience, Goldman Sachs selected a reference range of EV/NTM revenue multiples of 7.0x to 12.0x and applied such range to Avalara’s NTM revenue, to derive a range of implied enterprise values for Avalara. Goldman Sachs then subtracted from the range of implied enterprise values the amount of Avalara’s total debt and debt-like items and added the amount of Avalara’s unrestricted cash and cash equivalents as of June 30, 2022, as provided by Avalara management and approved for Goldman Sachs’ use by Avalara management, to derive a range of illustrative equity values for Avalara. Goldman Sachs divided the range of illustrative equity values by the number of fully diluted outstanding shares of Avalara’s common stock, as provided by Avalara management and approved for Goldman Sachs’ use by Avalara management, using the treasury stock method, to derive a range of implied equity values per share of Avalara’s common stock of $79.08 to $132.25.

Premia Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced during the time period from January 1, 2017 through August 5, 2022 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were between $5 billion and $20 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premia of the price paid in each of the transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 29% across the period. This analysis also indicated a 25th percentile premium of 19% and 75th percentile premium of 49% across the period. Using this analysis and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of 19% to 49% to the undisturbed closing price per share of Avalara’s common stock of $73.54 as of July 6, 2022 and calculated a range of implied equity values per share of Avalara’s common stock of $87.51 to $109.57.

Selected Public Company Comparables Analysis. Goldman Sachs reviewed and compared certain financial and stock market information for Avalara and for the following publicly traded corporations in the software industry, which we refer to in this section of the proxy statement as the “Selected Companies”:

•	Alteryx, Inc.;

•	BigCommerce Holdings, Inc.

•	BlackLine, Inc.;

•	Coupa Software Inc.;

•	Datadog, Inc.;

•	Elastic N.V.;

•	HubSpot, Inc.;

•	MongoDB, Inc.;

•	Okta, Inc.;

•	PagerDuty, Inc.;

•	Paylocity Holding Corporation;

•	Shopify Inc.;

•	Smartsheet Inc.; and

•	Zscaler, Inc.

Although none of the Selected Companies is directly comparable to Avalara, the Selected Companies included were chosen because they are publicly traded companies in the software industry with operations that for purposes of this analysis may be considered similar to certain operations of Avalara.

Goldman Sachs calculated and compared the enterprise value as of August 5, 2022 as a multiple of NTM revenue for each of the Selected Companies, in each case based on financial and trading data as of August 5, 2022, information Goldman Sachs obtained from public filings, FactSet and Capital IQ, publicly available historical and market data and Institutional Brokers’ Estimate System estimates (“IBES estimates”). This analysis resulted in a median EV/NTM revenue multiple for the Selected Companies of 8.1x.

Implied Premia Analysis. Goldman Sachs calculated and compared certain implied premia described below based on the $93.50 in cash per share of Avalara’s common stock to be paid to the holders (other than Parent, Merger Sub and any other affiliate of Parent, Avalara, any wholly owned subsidiary of Avalara and the holders of the Dissenting Shares (as defined in the merger agreement)) of the outstanding shares of Avalara’s common stock pursuant to the merger agreement.

Goldman Sachs calculated the implied premia represented by the $93.50 in cash per share of Avalara’s common stock relative to:

•

$73.54, the undisturbed closing price for Avalara’s common stock on July 6, 2022, the last trading day prior to media reports regarding a potential sale of Avalara (which we refer to as the “Undisturbed Share Price” in this section of this proxy statement);

•

$95.55, the closing price for Avalara’s common stock on August 5, 2022, the last trading day prior to the signing of the merger agreement (which we refer to as the “Current Share Price” in this section of this proxy statement);

•

$72.55, the volume weighted average price (which we refer to as “VWAP” in this section of this proxy statement) of Avalara’s common stock over the 5-trading-day time period ended July 6, 2022 (which we refer to as the “5-day Undisturbed VWAP” in this section of this proxy statement);

•	$76.93, the VWAP of Avalara’s common stock over the 1-month trading time period ended July 6, 2022 (which we refer to as the “1-month Undisturbed VWAP” in this section of this proxy statement);

•	$79.11, the VWAP of Avalara’s common stock over the 3-month trading time period ended July 6, 2022 (which we refer to as the “3-month Undisturbed VWAP” in this section of this proxy statement); and

•

$189.88, the highest closing trading price of shares of Avalara’s common stock over the 52-week period ended August 5, 2022 (which we refer to as the “52-week High” in this section of this proxy statement).

The results of these calculations and comparisons were as follows:

Common Stock Reference Price	Implied Premium Represented by $93.50 in Cash per Share of Avalara’s Common Stock
Undisturbed Share Price of $73.54	27%
Current Share Price of $95.55	(2)%
5-day Undisturbed VWAP of $72.55	29%
1-month Undisturbed VWAP of $76.93	22%
3-month Undisturbed VWAP of $79.11	18%
52-week High of $189.88	(51)%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Avalara, Parent or the merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Board as to the fairness from a financial point of view of the $93.50 in cash per share of Avalara’s common stock to be paid to the holders (other than Parent, Merger Sub and any other affiliate of Parent, Avalara, any wholly owned subsidiary of Avalara and the holders of the Dissenting Shares (as defined in the merger agreement)) of the outstanding shares of Avalara’s common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Avalara, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between Avalara and Parent and was approved by the Board. Goldman Sachs provided advice to Avalara during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Avalara or the Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Avalara, Parent, any of their respective affiliates and third parties, including Vista, and each of MIC LS Investments 1 RSC Ltd. (“MIC”), the Public Investment Fund (“PIF”) and Sapphire Direct Holdings RSC Ltd. (together with MIC and PIF, the “co-Investors”), who are, or as of the closing of the merger will be, affiliated with a direct or indirect equityholder of Parent, and any of their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the merger agreement.

Goldman Sachs acted as financial advisor to Avalara in connection with, and participated in certain of the negotiations leading to, the merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to Avalara and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as left lead bookrunner with respect to a follow-on public offering of the equity of Avalara in August 2020 and as left lead bookrunner with respect to a private offering of Avalara’s 0.25% Convertible Senior Notes due 2026 (aggregate principal amount of $977,500,000) in August 2021 (the “Convertible Notes”). During the two year period ended August 8, 2022,

Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Avalara and/or its affiliates of approximately $12 million (excluding compensation payable by Avalara to Goldman Sachs in connection with the merger).

Goldman Sachs also has provided certain financial advisory and/or underwriting services to Vista and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as left lead bookrunner with respect to a follow-on public offering of the equity of JAMF Software LLC, a portfolio company of Vista, in November 2020; as advisor to Wrike Inc., a portfolio company of Vista, with respect to its sale to Citrix Systems, Inc. in March 2021; as left lead bookrunner for Solera LLC, a portfolio company of Vista, with respect to a bank loan (aggregate principal amount $5,000,000,000) in June 2021; as left lead bookrunner with respect to the initial public offering by PowerSchool, Inc., a portfolio company of Vista, in their initial public offering of 39,473,685 of its ordinary shares in July 2021; as left lead bookrunner for PowerSchool Inc., a portfolio company of Vista, with respect to its bridge financing completed in August 2021; as lead arranger for Cvent Inc., a portfolio company of Vista, with respect to a technical amendment of a bank loan (aggregate principal amount $808,000,000) in October 2021; as advisor to Mind Body, Inc., a portfolio company of Vista, with respect to its acquisition of ClassPass Inc. in October 2021; as sole bookrunner with respect to a private placement of Vista in November 2021; as co-advisor to TIBCO Software Inc., a portfolio company of Vista, with respect to its pending acquisition of Citrix Systems Inc. announced in January 2022; as bookrunner for Ellucian Inc., a portfolio company of Vista, with respect to an add-on term loan (aggregate principal amount $325,000,000) in March 2022; and as advisor to Ping Identity Holding Corporation, a portfolio company of Vista, with respect to its pending sale to Thoma Bravo LLC announced in August 2022. During the two year period ended August 8, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division directly to Vista and/or to its affiliates and portfolio companies (which may include companies that are not controlled by Vista) of approximately $80 million.

Goldman Sachs also has provided certain financial advisory and/or underwriting services to MIC and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as left lead bookrunner with respect to the initial public offering of Blue Whale Acquisition Corp I, a blank check company sponsored by an affiliate of MIC, in August 2021; as co-advisor with respect to an affiliate of MIC’s strategic transaction with K-MAC Holdings Corp. in October 2021; and as bookrunner with respect to an infrastructure financing (aggregate principal amount of $1,500,000,000) in November 2021. During the two year period ended August 8, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division directly to MIC and/or to its affiliates and portfolio companies (which may include companies that are not controlled by MIC) of approximately $35 million.

Goldman Sachs also has provided certain financial advisory and/or underwriting services to PIF and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as co-advisor with respect to PIF’s investment in digital fibre infrastructure trust Reliance Jio in October 2020; as bookrunner with respect to a follow-on public offering of the equity of PIF in December 2021; as advisor with respect to the Jeddah Airport City in January 2022; and as exclusive advisor with respect to PIF’s investment in Aston Martin Lagonda Global Holdings plc in July 2022. During the two year period ended August 8, 2022, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by its Investment Banking Division directly to PIF and/or to its affiliates and portfolio companies (which may include companies that are not controlled by PIF) of approximately $8 million.

Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Avalara, Parent, Vista, or the co-Investors and their respective affiliates and/or, as applicable, portfolio companies, for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Vista, or the co-Investors and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Vista, or the co-Investors from time to time and may do so in the future.

Concurrent with Avalara’s issuance of the Convertible Notes in August 2021, Avalara entered into capped call transactions with respect to the Convertible Notes (collectively, the “Capped Call Transactions”) with Goldman Sachs and four other counterparties (in such capacities, collectively, the “Capped Call Counterparties”), each acting as principal for its own account. The Capped Call Transactions consisted of the purchase by Avalara of capped call options with respect to collectively approximately 4,099,635 shares of Avalara’s common stock, the aggregate number of shares of Avalara’s common stock underlying the Convertible Notes (at the initial conversion rate of 4.1940 shares of Avalara’s common stock per $1,000 in principal amount of the Convertible Notes) (with 20% purchased from Goldman Sachs). The Convertible Notes had an initial strike price equal to $238.44 per share of Avalara’s common stock, subject to an initial cap price of $323.30 per share. As of August 16, 2022, 100% of the Capped Call Transactions remain outstanding, with a strike price of $238.44 per share and a cap price of $323.30 per share.

The Capped Call Transactions were intended to offset a portion of the potential dilutive effect on Avalara stockholders of the conversion of the Convertible Notes and/or any potential cash payment in excess of the principal amount of the Convertible Notes that Avalara may make in connection with a cash settlement of the Convertible Notes, in each case, up to the cap price. The Capped Call Transactions, upon the exercise thereof, generally require the Capped Call Counterparties to deliver to Avalara upon expiration of the call options, a number of shares of Avalara’s common stock (and/or in certain circumstances, at Avalara’s election, cash) determined based on the excess, if any, of the lower of the cap price and the price of the shares of Avalara’s common stock at that time (determined over a period specified in the Capped Call Transactions) over the strike price per share of Avalara’s common stock.

The Capped Call Transactions may be adjusted, exercised, cancelled and/or terminated in accordance with their terms in connection with certain events. In particular, under the terms of the Capped Call Transactions, each of Goldman Sachs and the other Capped Call Counterparties, each acting separately as calculation agent under the Capped Call Transactions to which it is a party, is entitled in certain circumstances to make adjustments on more than one occasion to the terms of such Capped Call Transactions to reflect the economic effect of the announcement of such events (including the merger) on the embedded call options. In addition, each of Goldman Sachs and the other Capped Call Counterparties may, acting separately as the calculation agent, determining party or otherwise as principal under the Capped Call Transactions to which it is a party, determine such adjustments in respect of such Capped Call Transactions in accordance with their terms, including on or following consummation or abandonment of such events. All actions or exercises of judgment by Goldman Sachs, in its capacity as calculation agent, pursuant to the terms of the Capped Call Transactions to which it is a party, must be performed in good faith and a commercially reasonable manner.

As a result of the Capped Call Transactions, the Capped Call Counterparties are expected to have market exposure to the price of the shares of Avalara’s common stock. It is the ordinary practice of the Capped Call Counterparties to engage in hedging activities to limit their respective market exposure to the price of the stock underlying privately negotiated equity derivative transactions with issuers of such stock, such as the Capped Call Transactions. In connection with the Capped Call Transactions to which it is a party, Goldman Sachs (and its affiliates) have engaged, and will continue to engage, in accordance with applicable law in hedging and other market transactions (which may include the entering into or unwinding of various derivative transactions with respect to Avalara’s common stock) that are generally intended to substantially neutralize Goldman Sachs’ exposure as a result of the Capped Call Transactions to which it is a party to changes in the price of Avalara’s common stock. Such hedging activity is at Goldman Sachs’ own risk and may result in a gain or loss to Goldman Sachs that may be greater than or less than the initial expected contractual benefit to Goldman Sachs under the Capped Call Transactions to which it is a party. The amount of any such gain or loss will not be known until the applicable Capped Call Transactions have been exercised, expired or terminated in accordance with their terms and Goldman Sachs shall have completed all of its hedge unwind activities. To mitigate the exposure from the Capped Call Transactions, as of August 19, 2022, Goldman Sachs held a net long economic position of approximately 75,000 shares of Avalara’s common stock.

Goldman Sachs provided to management of Avalara, for the information of the Board, materials that summarized, based on theoretical models, the potential effects of the announcement and of the consummation of an acquisition of Avalara on the Capped Call Transactions. The materials included preliminary illustrative analyses by Goldman Sachs’ Investment Banking Division for a range of stated assumptions regarding takeout prices for shares of Avalara’s common stock and volatilities, as well as based on other reasonable assumptions, in the event of an acquisition of Avalara for greater than 10 percent cash consideration. In accordance with industry practice, Goldman Sachs maintains customary institutional information barriers reasonably designed to prevent the unauthorized disclosure of confidential information by personnel in its Investment Banking Division to the personnel in its Securities Division who are undertaking hedging and other market transactions with respect to Goldman Sachs’ capped call transactions. In connection with the preparation of presentations to senior management of Avalara and the Board, personnel in Goldman Sachs’ Investment Banking Division, including the representatives of Goldman Sachs who have advised Avalara in connection with the merger, from time to time, have received or may receive input from personnel in Goldman Sachs’ Securities Division into how to model, or reports of historical measures or estimates of, Goldman Sachs’ and/or Goldman Sachs’ Investment Banking Division’s profit and/or loss over certain measurement periods related to the Capped Call Transactions.

Goldman Sachs has advised Avalara that as of August 19, 2022, assuming the merger is consummated on December 31, 2022, Goldman Sachs expects to realize a net gain of up to approximately $5 million with respect to the Capped Call Transactions as a result of the merger, after giving effect to its hedging activities based on the ordinary hedging practices described above and based on a range of stated assumptions, including volatilities and other reasonable assumptions. The amount of any such gain will not be known until the Capped Call Transactions have been exercised, expired or terminated in accordance with their terms and Goldman Sachs and its affiliates have completed all of their unwind activities, and such amount may differ from the estimates provided above.

The indentures governing the Convertible Notes and the forms of confirmations containing the terms of the Capped Call Transactions were included as exhibits to Avalara’s Current Report on Form 8-K filed with the SEC on August 13, 2021, which contains additional disclosure regarding the Convertible Notes and a description of the Capped Call Transactions. All references in this section to share counts, conversion prices, cap prices and strike prices are subject to adjustment from time to time in accordance with the terms of the confirmations relating to the Capped Call Transactions.

The Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated May 20, 2022, Avalara engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between Avalara and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $75 million, $5.0 million of which became payable at the announcement of the transaction, and the reminder of which is contingent upon consummation of the transaction. In addition, Avalara has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Financial Projections

In our press releases announcing quarterly and annual earnings, Avalara has historically prepared and provided certain public guidance as to its projected financial and operational results for its then-current fiscal quarter and fiscal year. Avalara does not otherwise, as a matter of course, make public projections as to future sales, earnings, or other results.

However, management of Avalara has prepared the prospective financial information set forth below to assist in the Board’s oversight of Avalara’s financial and operational performance in the ordinary course of business. The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified

Public Accountants with respect to prospective financial information, but, in the view of Avalara’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Avalara. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy are cautioned not to place undue reliance on the prospective financial information.

Neither Avalara’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

To assist the Board’s oversight of Avalara’s financial and operational performance in the ordinary course of business, Avalara’s senior management regularly prepares projections of Avalara’s financial and operational performance for the then-current fiscal year, which is updated for the Board each quarter following the completion of the previous quarter, and the succeeding three-year period. In connection with the Board’s regularly scheduled April 26-27, 2022 board meeting, Avalara’s senior management prepared an updated version of certain unaudited prospective financial information for fiscal years 2022 through 2024 that had been previously prepared for the Board’s regularly scheduled board meeting held on October 26 and 27, 2021 to take into account Avalara’s performance for the remainder of 2021 and the first quarter of 2022 and to include certain unaudited prospective financial information for the 2025 fiscal year. In connection with the Board’s review of Avalara’s strategic alternatives, Avalara’s senior management prepared certain unaudited prospective financial information in May 2022 (which we refer to as the “May Projections”) for fiscal years 2022 through 2025 that was substantially the same as the unaudited prospective financial information prepared for the Board’s April meeting except for an increase in the projected free cash flow. Following the completion of Avalara’s fiscal quarter ended June 30, 2022, in connection with the Board’s regularly scheduled July 18-19, 2022 board meeting, Avalara’s senior management prepared an updated version of the May Projections to take into account Avalara’s performance in the second quarter of 2022 and its impact for the remainder of the forecast period (which we refer to as the “July Projections”) and certain analyses related to the expected utilization by Avalara of certain state and federal net operating loss carryforwards of Avalara (which we refer to as the “NOL Forecasts”).

The May Projections were made available to Vista and other potential bidders involved in the potential sale process in the course of their due diligence, and the July Projections were made available to Vista in the course of its due diligence. Avalara’s senior management also prepared extrapolations of the May Projections and the July Projections (the latter of which we refer to as the “July Extrapolations”) for fiscal years 2026 through 2042, which were approved by the Board and provided to Goldman Sachs along with the May Projections and the July Projections. The July Projections and the July Extrapolations were approved by the Board, and the NOL Forecasts were approved by Avalara’s senior management and provided to the Board, for Goldman Sachs’s use for purposes of its financial analyses summarized above under “Opinion of Goldman Sachs & Co. LLC.” Goldman Sachs expressed no view or opinion as to these financial projections or the assumptions on which they were based. A summary of the May Projections and the July Projections (which we refer to collectively as the “Projections”) are set forth below.

May Projections

(US$ in millions)	2022E	2023E	2024E	2025E
Total Revenue	$904	$1,160	$1,475	$1,855
Non-GAAP Gross Profit(1)	$663	$875	$1,135	$1,445
Non-GAAP Operating Income (Loss)(2)	$(11)	$55	$150	$275

(1)	Non-GAAP Gross Profit is defined as gross profit excluding the effects of stock-based compensation expense and amortization of acquired intangible assets.
(2)	Non-GAAP Operating Income (Loss) is defined as operating income (loss) excluding the effects of stock-based compensation expense and amortization of acquired intangible assets.

July Projections and NOL Forecasts

(US$ in millions)	2022E	2023E	2024E	2025E
Total Revenue	$869	$1,106	$1,405	$1,793
Non-GAAP Gross Profit(1)	$640	$833	$1,083	$1,421
Non-GAAP Operating Income (Loss)(2)	$0	$52	$140	$273
Unlevered Free Cash Flow(3)	$27	$88	$187	$334
Stock Based Compensation	$139	$188	$225	$269
Total Net Operating Losses Used(4)	$0	$0	$0	$0

(1)	Non-GAAP Gross Profit is defined as gross profit excluding the effects of stock-based compensation expense and amortization of acquired intangible assets.
(2)	Non-GAAP Operating Income (Loss) is defined as operating income (loss) excluding the effects of stock-based compensation expense and amortization of acquired intangible assets.
(3)

“Unlevered Free Cash Flow” is defined as Non-GAAP Operating Income (Loss), less estimated cash taxes excluding the effect of utilization of state and federal net operating losses (“NOLs”) where applicable, plus depreciation and amortization, less capital expenditures, plus change in deferred revenues, less other changes in net working capital. In performing its discounted cash flow analysis, Goldman Sachs used Unlevered Free Cash Flow, less Stock Based Compensation expense, plus the effect of utilization of NOLs where applicable.

(4)	Net operating losses were not forecasted as being used during fiscal years 2022 through 2025 and are forecasted as being used during a portion of the period covered by the July Extrapolations.

The Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the Projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by Avalara’s management as of the date of their preparation. These estimates and assumptions may prove to be inaccurate for any number of reasons, including general economic conditions, competition, and the risks discussed in this proxy statement under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23. The Projections also reflect assumptions as to certain business decisions that are subject to change. Because the Projections were developed for Avalara on a stand-alone basis without giving effect to the merger, they do not reflect any changes to Avalara’s operations or strategy that may be implemented after completion of the merger. There can be no assurance that the Projections will be realized, and actual results may differ materially from those shown. Generally, the further out the period to which the Projections relate, the less predictable and more unreliable the information becomes.

The Projections contain certain non-GAAP financial measures that Avalara believes are helpful in understanding its past financial performance and future results. The non-GAAP financial measures are not meant to be considered in isolation, or as a substitute for, financial information presented in compliance with GAAP. While Avalara believes that these non-GAAP financial measures provide meaningful information to help investors understand Avalara’s operating results and to analyze Avalara’s financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures, and non-GAAP financial measures as used by Avalara may not be comparable to similarly titled amounts used by other companies. Furthermore, these non-GAAP financial measures are limited because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. The non-GAAP financial measures were relied upon by Goldman Sachs for purposes of its financial analyses and opinion and by the Board in connection with its consideration of the merger. Financial measures provided to a financial advisor in connection with a business combination transaction are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by Goldman Sachs or Vista for purposes of its financial analyses and opinions or by the Board in connection with its consideration of the merger. Accordingly, we have not provided a reconciliation of the financial measures.

None of Avalara or any of its affiliates, advisors, officers, directors or other representatives can provide any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update, or otherwise revise or reconcile, the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections, as applicable, are shown to be in error. Except as required by applicable securities laws, Avalara does not intend to make publicly available any update or other revision to the Projections, even in the event that any or all assumptions are shown to be in error. Avalara has made publicly available its actual results of operations for the year ended December 31, 2021 on Avalara’s Annual Report on Form 10-K filed with the SEC on February 24, 2022 (and amended on May 5, 2022) and for the quarterly periods ended March 31, 2022 and June 30, 2022 on Avalara’s Quarterly Reports on Form 10-Q filed with the SEC on May 6, 2022 and August 9, 2022, respectively. None of Avalara or its affiliates, advisors, officers, directors, or other representatives has made or makes any representation to any Avalara shareholder or other person regarding Avalara’s ultimate performance compared to the information contained in the Projections or that forecasted results will be achieved. Avalara has made no representation to Parent, in the merger agreement or otherwise, concerning the Projections.

Interests of Avalara’s Executive Officers and Directors in the Merger

When considering the recommendation of the Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as Avalara shareholders, Avalara’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Avalara shareholders generally. These interests are described in more detail below and, with respect to the named executive officers of Avalara, are quantified in the “Golden Parachute Compensation” table below.

Avalara’s current executive officers are:

•	Scott McFarlane, Chairman and Chief Executive Officer

•	Ross Tennenbaum, Chief Financial Officer and Treasurer

•	Amit Mathradas, President and Chief Operating Officer

•	Alesia Pinney, Executive Vice President, Chief Legal Officer, and Secretary

Each of our current executive officers is also a named executive officer.

Avalara’s current non-employee directors are:

•	Bruce Crawford

•	Marion Foote

•	Edward Gilhuly

•	William Ingram

•	Marcela Martin

•	Tami Reller

•	Brian Sharples

•	Rajeev Singh

•	Srinivas Tallapragada

•	Kathleen Zwickert

Treatment of Director and Executive Officer Common Stock

For additional information regarding beneficial ownership of Avalara common stock by each of Avalara’s non-employee directors and named executive officers and beneficial ownership of Avalara common stock by all non-employee directors and executive officers as a group, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.” Each of Avalara’s non-employee directors and executive officers will be entitled to receive, for each share of Avalara common stock he or she holds as of immediately prior to the effective time, the same merger consideration in cash in the same manner as other holders of Avalara common stock.

Treatment of Director and Executive Officer Equity Awards

Avalara’s non-employee directors hold RSUs and Options, and Avalara’s executive officers hold Options, RSUs, and PSUs. The merger constitutes a “change in control” for purposes of the equity awards held by our non-employee directors and executive officers. The Options and RSUs held by non-employee directors accelerate upon a “change in control” pursuant to their terms. Accordingly, any unvested Options and RSUs held by non-employee directors as of immediately prior to the effective time will accelerate upon consummation of the merger. Equity awards held by our executive officers do not automatically accelerate upon a “change in control” pursuant to their existing terms. However, as further described below, all Options (whether vested or unvested) will be cancelled for cash consideration in connection with the merger, and certain “double trigger” acceleration benefits will continue to apply to cash awards received in respect of unvested RSUs and PSUs held by the executive officers in connection with the merger (as further described below).

Options, RSUs, and PSUs will be treated in accordance with the terms of the merger agreement. The merger agreement provides for the following:

•

Options: Each outstanding and unexercised Option, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to (i) the total number of shares of Avalara common stock subject to such Option multiplied by (ii) the excess, if any, of the per share merger consideration over the exercise price per share under such Option, less any applicable withholding taxes required to be withheld by applicable law. Each Option with an exercise price per share greater than or equal to the per share merger consideration will be cancelled automatically at the effective time for no consideration.

•

RSUs: Each outstanding RSU that is vested and outstanding immediately prior to the effective time or that vests as a result of the consummation of the merger will be converted into the right to receive an amount in cash (less any applicable withholding taxes required to be withheld by applicable law) equal to (i) the total number of shares of Avalara common stock subject to such vested RSU, multiplied by (ii) the per share merger consideration. Each outstanding RSU that is unvested and outstanding immediately prior to the effective time will be converted into the contingent right to receive from Parent or Avalara a Converted Cash Award equal to (i) the total number of shares of Avalara common stock subject to such unvested RSU multiplied by (ii) the per share merger consideration, less any applicable withholding taxes required to be withheld by applicable law. Unless provided otherwise in the merger agreement, each such Converted Cash Award will continue to have, and be subject to, the same vesting terms and conditions that applied to the corresponding unvested RSU forfeited immediately prior to the effective time. Each executive officer’s employment agreement provides that in the event the executive officer is terminated by Avalara without “cause” or by the executive for “good reason” within 12 months following a change in control, the executive officers’ outstanding equity awards will accelerate. The parties to the merger agreement agreed that such qualifying termination provisions will continue to apply to the Converted Cash Awards following the merger.

•

PSUs. Each outstanding PSU that is vested and outstanding immediately prior to the effective time will be converted into the right to receive an amount in cash (less any applicable withholding taxes required to be withheld by applicable law) equal to (i) the total number of shares of Avalara common stock subject to such vested PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (ii) the per share merger consideration. Each outstanding PSU that is unvested and outstanding immediately prior to the effective time will be converted into (without interest) a Converted Cash Award with respect to an amount equal to (i) the total number of shares of Avalara common stock subject to such unvested PSU (as determined in accordance with the merger agreement), multiplied by (ii) the per share merger consideration, less any applicable withholding taxes required to be withheld by applicable law. Each such Converted Cash Award will have, and be subject to, the vesting terms and conditions set forth in the applicable award agreement to the corresponding unvested PSUs forfeited immediately prior to the effective time. The time-vesting schedule and qualifying termination acceleration provisions applicable to the executive officers are further described below.

•

There are two groups of unvested PSU awards outstanding: (i) unvested PSUs with an initial performance period commencing on January 1, 2021 (the “2021 PSUs”) and (ii) unvested PSUs with an initial performance period commencing on January 1, 2022 (the “2022 PSUs”). Pursuant to the time-vesting schedule set forth in each executive officer’s PSU award agreement, the Converted Cash Awards will time-vest in substantially equal quarterly installments over the remaining performance periods applicable to the original PSU award. More specifically, vesting will commence on the first quarterly date following closing of the merger, and will end on January 5, 2024 for the 2021 PSUs and January 5, 2025 for the 2022 PSUs. Vesting is generally contingent upon each executive officer’s continued employment through each applicable vesting date, subject to full acceleration upon an executive officer’s termination of employment by Avalara without “cause” or by the executive for “good reason,” in each case, within 12 months following closing of the merger.

•

For purposes of the merger agreement, the number of shares of Avalara common stock subject to the unvested PSU will be calculated as follows: (i) with respect to the 2021 PSUs, calculated assuming performance was achieved at 220% of target, and (ii) with respect to the 2022 PSUs, calculated assuming performance was achieved at 147.5% of target, in each case, subject to reducing such calculated number of shares by the number of vested PSUs earned for a previously completed performance period. However, the calculation method in the immediately preceding sentence (the “Merger Agreement Method”) will only apply if the holder of the unvested PSU executes a waiver agreement prior to closing. If the holder does not execute a waiver agreement, then the total number of shares of Avalara common stock subject to such holder’s unvested PSU will be calculated in accordance with the terms of the holder’s PSU award agreement. With respect to the executive officers, if the terms of their PSU award agreements apply (in lieu of the Merger Agreement Method), the number of shares subject to the unvested PSUs will be calculated as follows: (a) if the effective time occurs prior to the end of the first performance period, calculated assuming performance was achieved at target, (b) if the effective time occurs on or after completion of a performance period but prior to the vesting date (i.e., the date the compensation committee certifies performance), calculated based on actual performance, and (c) if the effective time occurs on or after the first performance period but prior to completion of the third performance period, calculated assuming performance was achieved at the greater of (A) target minus the number of vested PSUs earned for a previously completed performance period or (B) actual performance (based on performance for an abbreviated performance period that ends with the close of the Avalara’s fiscal quarter coincident with or immediately prior to the effective time) minus the number of vested PSUs earned for a previously completed performance period. However, the total number of shares calculated shall not exceed 250% of the target PSUs granted.

Payments for Unvested Awards

For an estimate of the amounts that would be realized by each of our named executive officers in respect of their unvested equity awards see the “Golden Parachute Compensation” section below. In addition, the estimated aggregate amount that would be realized by Avalara’s non-employee directors in settlement of their Options and RSUs in accordance with the merger agreement is $2,729,531 (calculated based on unvested RSUs and Options outstanding as of August 1, 2022, and assuming the effective time occurs on November 1, 2022).

Directors’ and Officer’s Indemnification and Insurance

Pursuant to the terms of the merger agreement, Avalara’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. See the section entitled “The Merger Agreement—Indemnification of Directors and Officers; Insurance” beginning on page 95 for a description of such ongoing arrangements.

Change in Control Severance Payments and Other Termination Benefits

Severance Entitlements

Each executive officer is a party to an employment agreement that provides for severance benefits and certain equity acceleration benefits if terminated in connection with or within 12 months following a “change in control” (as defined in the employment agreements). The merger constitutes a “change in control” for purposes of the employment agreements.

Upon a termination by Avalara without “cause” or by the executive officer for “good reason” within 12 months following a “change in control,” each executive officer is entitled to the following:

•

an amount equal to a certain number of months of base salary, as follows: 18 months for Messrs. McFarlane and Mathradas and 12 months for Mr. Tennenbaum and Ms. Pinney, payable in equal installments over such periods;

•

an amount equal to the executive officer’s target annual bonus for the calendar year in which the executive’s employment is terminated, prorated for the number of full months worked in such calendar year prior to termination;

•

Company payment or reimbursement of COBRA premiums during a certain number of months, as follows: 18 months for Mr. McFarlane and 12 months for Messrs. Mathradas and Tennenbaum and Ms. Pinney (or until the executive is no longer entitled to COBRA continuation coverage, if earlier); and

•	full acceleration of outstanding time-based equity awards.

In each case, severance payments and benefits are subject to the executive officer’s execution and non-revocation of a general release of claims in favor of Avalara, and the executive officer’s continued compliance with his or her proprietary information and inventions agreement.

•

“Cause” generally means one or more of the following events: (i) the executive officer’s gross negligence with respect to our business and affairs; (ii) the executive officer’s willful disregard or neglect of duties, including the violation of any material Avalara policy, following written notice from Avalara; (ii) the executive officer’s act, or omission to act, intended to cause harm or damage to Avalara (including reputational damage); (iv) the executive officer’s material breach of any written agreement with Avalara that is not timely cured (to the extent susceptible to cure); (v) the executive officer’s act of embezzlement, fraud, theft, and/or financial dishonesty with respect to Avalara; (vi) the executive officer’s breach of fiduciary obligations or disloyalty to Avalara; (vii) the executive officer’s material breach of the proprietary information and inventions agreement with Avalara; or (viii) the executive officer’s conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving theft, fraud, dishonesty, misrepresentation, or sexual harassment. The existence or non-existence of “cause” will be determined in good faith by Avalara’s board of directors.

•

“Good Reason” generally means, without the executive officer’s written consent (and subject to certain customary notice and cure periods), (i) any material breach by Avalara of the employment agreement; (ii) a material reduction in the level of responsibility, duties, or authority; (iii) a material reduction in then-in-effect base salary (other than a reduction that is equal in percentage to, or smaller than, that imposed upon Avalara’s other Company executives); or (iv) a relocation of the named executive officer’s principal office to a location more than 50 miles from the executive officer’s then-current principal office.

Equity Acceleration Benefits

Each executive officer is entitled to certain “double trigger” acceleration benefits upon a qualifying termination. See “Treatment of Director and Executive Officer Equity Awards” for additional details.

280G Mitigation Actions

Avalara may, in consultation with Parent, take certain tax-planning actions before the closing to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each as defined in Section 280G) (“280G Mitigation Actions”). Such tax-planning actions may include, without limitation, (i) if Avalara reasonably determines that the effective time will not occur in 2022, the payment in 2022 of short-term cash incentive compensation (based on actual performance) that would otherwise be payable in 2023, (ii) if Avalara reasonably determines that the effective time will not occur in 2022, accelerated vesting and settlement of equity-based awards that would otherwise vest in 2023 (based on actual performance in the case of any performance-based equity-based awards), and (iii) obtaining third-party valuations of restrictive covenants. However, in no event will Avalara or any of its subsidiaries provide any employee or other service provider with a tax gross-up or other indemnification for any such adverse tax consequences. As of the date of this proxy statement, Avalara has not approved specific 280G Mitigation Actions, but such 280G Mitigation Actions may be approved on a later date.

Quantification of Potential Merger-Related Payments to Named Executive Officers

In accordance with Item 402(t) of Regulation S-K of the Securities Act, the table below sets forth the compensation that is based on, or otherwise relates to, the merger that will or may become payable to each named executive officer of Avalara in connection with the merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of Avalara’s Directors and Executive Officers in the Merger” above.

The amounts shown in the table below are estimates based on several assumptions that may or may not actually occur or be accurate on the effective date of the merger, including the assumptions described below and in the footnotes to the table, and do not reflect certain compensation actions that may occur prior to completion of the merger. The calculations in the table below do not include amounts the named executive officers were already entitled to receive or were vested in as of August 1, 2022. For purposes of calculating such amounts, the per share value of Avalara common stock was based on the per share merger consideration ($93.50 per share) and the following assumptions were used:

•	the effective date of the merger is November 1, 2022, which is the assumed date of the closing of the merger solely for purposes of the disclosure in this section;

•

the employment of each named executive officer will have been terminated by Avalara or an affiliate without “cause” or by the executive for “good reason” (as such terms are defined in each named executive officer’s employment agreement) (a “qualifying termination”) immediately following the assumed date of closing of the merger;

•	each named executive officer’s base salary and annual target bonus remains unchanged from those in place as of August 1, 2022;

•

each named executive officer holds only those equity awards that were outstanding and unvested on August 1, 2022, and the value of the cash award to be received in respect of unvested PSUs pursuant to the terms of the merger agreement is calculated using the Merger Agreement Method; and

•

Any outstanding RSUs and Options that are expected to vest in accordance with their terms prior to November 1, 2022 will vest; no outstanding PSUs will vest in accordance with their terms prior to closing.

As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

For purposes of this discussion, “single-trigger” refers to benefits that arise solely as a result of the closing, and “double-trigger” refers to benefits that arise as a result of the closing accompanied by a qualifying termination immediately following the closing.

Golden Parachute Compensation

Named Executive Officer	Cash(1)($)	Equity(2)($)	Perquisites / Benefits(3)($)	Total(4)($)
Scott McFarlane	$1,393,750	$29,117,488	$24,062	$30,535,299
Ross Tennenbaum	$730,313	$11,985,865	$26,522	$12,742,699
Alesia Pinney	$620,250	$5,863,051	$22,696	$6,505,997
Amit Mathradas	$1,040,563	$13,065,002	$9,723	$14,115,288
Total	$3,784,875	$60,031,405	$83,003	$63,899,283

(1)

Cash. The amount set forth in this column include the following cash severance payments and benefits, as provided for under the employment agreements described above. The cash severance payments and benefits include the following: (i) 18 months (for Messrs. McFarlane and Mathradas) and 12 months (for Mr. Tennenbaum and Ms. Pinney) of continued base salary payments ($900,000 for Mr. McFarlane, $697,500 for Mr. Mathradas, $435,000 for Mr. Tennenbaum, and $390,000 for Ms. Pinney, and (ii) a prorated portion of the executive’s target annual bonus (based on the number of full months completed during 2022 prior to executive’s termination of employment) ($493,750 for Mr. McFarlane, $343,063 for Mr. Mathradas, $295,313 for Mr. Tennenbaum, and $230,250 for Ms. Pinney). The cash severance payments and benefits included in this column are “double-trigger” payments.

(2)

Equity. The amounts in this table represent the value of the cash consideration (including the Converted Cash Awards) to be received in respect of unvested RSUs, PSUs, and Options held by the named executive officers as of August 1, 2022 pursuant to the merger agreement (as described in the “Treatment of Director and Executive Officer Equity Awards” section described above). The amounts set forth below in respect of the unvested Options constitute “single-trigger” payments, as such amounts will be paid to participants in connection with the effective time. The amounts set forth below in respect of the unvested RSUs and PSUs constitute “double-trigger” payments, as such amounts represent the value of the Converted Cash Awards to be received in respect of such RSUs and PSUs awards, which will accelerate upon a qualifying termination following the effective time.

The number of PSUs set forth in the table below reflect the number of unvested PSUs outstanding at target level of performance, and the “PSU Consideration” amounts set forth below were calculated using the Merger Agreement Method. More specifically, (i) we applied the specified assumed performance rates (220% of target for the 2021 PSUs and 147.5% of target for the 2022 PSUs) to the total number of target PSUs originally granted to each named executive officer, and then reduced such number of PSUs by the number of PSUs earned in prior performance periods, and then (ii) multiplied such number of shares underlying the PSUs (as calculated under clause (i)) by the per share merger consideration.

Named Executive Officer	Avalara Options (#)	Option Consideration ($)	Avalara RSUs (#)	RSU Consideration ($)	Avalara PSUs (#)	PSU Consideration ($)	Total Value ($)
Scott McFarlane	54,406	$2,100,569	124,658	$11,655,523	87,492	$15,361,396	$29,117,488
Ross Tennenbaum	15,750	$469,470	66,117	$6,181,940	32,164	$5,334,456	$11,985,865
Alesia Pinney	5,510	$182,739	31,049	$2,903,082	16,066	$2,777,231	$5,863,051
Amit Mathradas	17,657	$558,629	76,705	$7,171,918	32,164	$5,334,456	$13,065,002

(3)

Perquisites and Benefits. Amounts in this column represent 18 months (for Mr. McFarlane) and 12 months (for Messrs. Tennenbaum and Mathradas and Ms. Pinney) of COBRA premiums for continued healthcare coverage. The amount payable to each named executive officer is a “double-trigger” payment, which means the amount will become payable only upon a qualifying termination of employment following the effective time.

(4)

280G. The amounts in this column do not reflect any potential reductions to such amounts that may occur pursuant to the Section 280G best-net cutback provisions included in each named executive officer’s employment agreement or pursuant to any 280G Mitigation Actions that may be taken (as described above).

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. It is anticipated that the total amount of funds necessary to complete the Merger and the related transactions, and to pay the fees and expenses required to be paid at the closing of the merger by Parent and Merger Sub under the merger agreement, will be approximately $10 billion in cash. Parent has obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with cash on hand at Avalara, will be used by Parent to pay the aggregate merger consideration and all related fees and expenses of Parent and Merger Sub and to finance the fundamental change offer for the Company’s outstanding convertible debt.

The Vista Funds, severally and not jointly, have committed, pursuant to separate equity commitment letters dated as of August 8, 2022 (the “Vista Equity Commitment Letters”), to collectively capitalize Parent, at or prior to the effective time, with an aggregate equity contribution in an amount of $3.875 billion, on the terms and subject to the conditions set forth in the Vista Equity Commitment Letters. Certain institutional investors (together with the Vista Funds, the “Investors,” and each, an “Investor”), severally and not jointly, have committed, pursuant to separate equity commitment letters dated as of August 8, 2022 (the “Co-Investor Equity Commitment Letters” and together with the Vista Equity Commitment Letters, the “Equity Commitment Letters”), to collectively capitalize Parent, at or prior to the effective time, with an aggregate equity contribution in an amount of $2.6 billion, on the terms and subject to the conditions set forth in the Co-Investor Equity Commitment Letters. Avalara is an express third-party beneficiary of the Equity Commitment Letters for the purpose of specifically enforcing Parent’s right to cause each Investor to fund or contribute, as applicable, its commitment under the applicable Equity Commitment Letter, subject to (1) the limitations and conditions set forth in each Equity Commitment Letter and (2) the terms and conditions of the merger agreement.

In addition, certain debt financing sources (collectively, the “Lenders”) have committed to provide Merger Sub with debt financing for the Merger consisting of (1) a senior secured term loan facility in an aggregate principal amount equal to $2.5 billion, and (2) a senior secured revolving credit facility in an aggregate principal amount equal to $250.0 million, in each case, on the terms and subject to the conditions set forth in a commitment letter, dated as of August 8, 2022 and delivered to the Company simultaneously with the execution of the merger agreement (as amended and restated on August 18, 2022, the “Debt Commitment Letter”). The obligations of the Lenders to provide the debt financing under the Debt Commitment Letter are subject to a number of conditions, including the receipt of executed loan documentation, accuracy of representations and warranties, consummation of the transactions contemplated in the merger agreement, and contribution of the equity contemplated by the Equity Commitment Letters.

Limited Guarantees

Subject to the terms and conditions set forth in certain limited guarantees (the “Limited Guarantees”), each dated August 8, 2022 and executed concurrently with the execution of the merger agreement, the Vista Funds (the “Vista Guarantors”) and certain institutional co-investors (collectively with the Vista Guarantors, the “Guarantors,” and each, a “Guarantor”) have collectively guaranteed the payment obligations of Parent with respect to, (i) the obligation of Parent under the merger agreement to pay the reverse termination fee if the merger agreement is validly terminated by the Company under specified circumstances (see the section entitled “The Merger Agreement—Termination Fees”) and (ii) Parent’s obligation to pay certain interest and expenses and certain reimbursement and indemnification obligations of Parent under the merger agreement.

The Limited Guarantees will terminate upon, and the Guarantors will have no further liability or obligations under the Limited Guarantees from and after, the earliest of (i) the effective time, (ii) the termination of the merger agreement by mutual written consent of Avalara, Parent and Merger Sub pursuant to Section 8.1(a) thereof, (iii) the termination of the merger agreement by the Company pursuant to Section 8.1(b), 8.1(c), 8.1(d)(ii) or 8.1(f) thereof, (iv) subject to the Guarantors Liability Limitations, the payment by the Guarantors of all amounts payable under the Limited Guarantee pursuant to their terms, (v) the date that is 90 days following the termination of the merger agreement in accordance with its terms (other than a termination with respect to clauses (ii) and (iii) hereunder apply) subject to certain limitations and (vi) Avalara or any of its subsidiaries acting on its behalf seeks to impose liability in connection with the merger agreement or the transactions contemplated thereby upon the Guarantors in excess of the Guarantors Liability Limitations or otherwise challenges any limit on the liability of the Guarantors under the Limited Guarantees.

Regulatory Clearances and Approvals Required for the Merger

U.S. Antitrust

Under the HSR Act, we cannot complete the merger until we have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated. On August 22, 2022, Avalara and an affiliate of Vista each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period would be expected to expire on September 21, 2022, at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended by the antitrust authorities.

General

Under the merger agreement, each of Avalara and Parent has agreed to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by the merger agreement, including (i) to cause the expiration or termination of the applicable waiting periods under the HSR Act and (ii) to obtain any consents, clearances or approvals required under or in connection with any Antitrust Law as soon as practicable. Subject to certain limitations, Parent shall, and shall cause its subsidiaries to, take any and all steps necessary to (i) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any Antitrust Law or (ii) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to close the contemplated transactions expeditiously (but in no event later than the End Date, as defined in the merger agreement).

Notwithstanding anything to the contrary contained in the merger agreement, Parent, Merger Sub and their respective affiliates shall not be obligated to take or agree to take any Remedial Action (as defined in the merger agreement) with respect to Parent’s or Merger Sub’s affiliates other than Parent, Avalara, or their respective subsidiaries; and the parties shall not be obligated to take any action with respect to Avalara the effectiveness of which is not conditioned on the closing of the merger occurring. Further, the parties agree to cooperate in all respects with each other and use their respective reasonable best efforts to contest and resist any administrative or judicial action or proceeding instituted (or threatened to be instituted) by a governmental entity or private party challenging the merger or any other transaction contemplated by the merger agreement.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement, if at all.

The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by Avalara shareholders. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of Avalara common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local, or other tax laws. In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 108) whose shares of Avalara common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 108 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of Avalara Common Stock

As promptly as practicable following the completion of the merger, the Avalara common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Dissenters’ Rights

General

Under Chapter 23B.13 of the WBCA, instead of receiving the merger consideration they would otherwise be entitled to pursuant to the merger agreement, holders of Avalara’s common stock are entitled to dissent from the merger and to obtain payment of the fair value of their shares in cash together with accrued interest from the effective time if the merger is consummated. The following summarizes the material rights of holders of Avalara common stock under Chapter 23B.13. You should read the applicable sections of Chapter 23B.13, a copy of which is attached as Annex C to this proxy statement, and which governs dissenters’ rights. The summary below is qualified in its entirety by reference to Chapter 23B.13, and such statute, and not this summary, governs the exercise of dissenters’ rights.

Pursuant to Chapter 23B.13.200 of the WBCA, when a proposed merger is to be submitted to a vote at a meeting of shareholders, as in the case of the special meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under Chapter 23B.13 and must be accompanied by a copy of Chapter 23B.13. The notice of the special meeting included with this proxy statement constitutes notice to the holders of Avalara common stock of their dissenters’ rights, and a copy of Chapter 23B.13 is attached as Annex C to this proxy statement.

If you are contemplating the possibility of exercising your dissenters’ rights in connection with the merger, you should carefully review the text of Chapter 23B.13. If you do not fully and precisely satisfy the procedural requirements of Chapter 23B.13, you will forfeit your dissenters’ rights. If any holder of shares of Avalara common stock who asserts dissenters’ rights under the WBCA withdraws or forfeits (through failure to perfect or otherwise) the right to obtain payment for such holder’s shares under Chapter 23B.13, then such shareholder’s shares will be converted, or will be treated as if they had been converted, into the right to receive the merger consideration, without interest and subject to any applicable withholding of taxes. Avalara will not provide you with any notice regarding your dissenters’ rights other than as described in this proxy statement and the notice of the special meeting included with this proxy statement.

Requirements for Exercising Dissenters’ Rights

If you wish to assert your dissenters’ rights, you must:

•

deliver to Avalara, before the vote is taken at the special meeting regarding the merger agreement, written notice of your intent to demand payment for your shares of Avalara common stock if the merger is effected, which notice must be separate from your proxy. Your vote against the merger agreement alone will not constitute written notice of your intent to assert your dissenters’ rights;

•	not vote your shares in favor of the merger agreement; and

•	follow the statutory procedures for perfecting dissenters’ rights under Chapter 23B.13, which are described below under the heading “Dissenters’ Rights Procedures.”

If you fail to comply with these requirements, then if the merger agreement is approved by Avalara’s shareholders and the merger is completed, your shares of Avalara common stock will be converted into the right to receive the merger consideration, without interest and subject to any applicable withholding of taxes, but you will have forfeited your dissenters’ rights with respect to your shares of Avalara common stock.

Written notice of your intent to assert dissenters’ rights must be delivered to Avalara at:

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, Washington 98104

Attn: Corporate Secretary

(206) 470-7000

This written notice must be delivered before the vote to approve the merger proposal is taken at the special meeting. Your written notice to demand payment should specify your name and mailing address, the number of shares of Avalara common stock you own, and that you intend to demand payment of the “fair value” of your shares of Avalara common stock if the merger agreement is approved.

Vote

You must not vote in favor of, or consent in writing to, the approval of the merger agreement. A vote in favor of the approval of the merger agreement, by proxy, via the Internet, or in person, will constitute a waiver of your dissenters’ rights in respect of the shares so voted and will nullify any previously filed written notices of your intent to assert dissenters’ rights. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the approval of the merger agreement. Therefore, a shareholder who votes by proxy and who wishes to exercise dissenters’ rights must vote against the merger agreement or abstain from voting on the merger agreement.

Termination of Dissenters’ Rights

Your right to obtain payment of the fair value of your shares of Avalara common stock under Chapter 23B.13 will terminate if:

•	the merger is abandoned or rescinded;

•	a court having jurisdiction permanently enjoins or sets aside the merger; or

•	your demand for payment is withdrawn with Avalara’s written consent.

Dissenters’ Rights Procedures

If the merger agreement is approved by Avalara shareholders, within 10 days after the effective date of the merger, Avalara will send written notice regarding the proper procedures for dissenting to all shareholders who have given written notice under Chapter 23B.13 to the address above and have not voted in favor of approval of the merger agreement. The notice will:

•	state where the demand for payment and certificates representing certificated shares of Avalara common stock must be sent and when certificates for certificated shares must be deposited;

•	inform holders of uncertificated shares as to what extent transfer of the shares will be restricted after the payment demand is received;

•

include a form for demanding payment that includes the date of the first announcement to the news media or to shareholders of the terms of the merger (which was August 8, 2022) and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of Avalara common stock before that date;

•	indicate the date by which Avalara must receive a payment demand, which date will not be fewer than 30 or more than 60 days after the date the written notice is delivered to shareholders; and

•	include a copy of Chapter 23B.13.

If you wish to assert dissenters’ rights, no later than the date set forth in the notice described above you must demand payment, certify whether you acquired beneficial ownership of your shares before August 8, 2022, and deposit your Avalara share certificates (or deliver your book entry shares) in accordance with the terms of the notice. Failure to do so by the date set forth in the notice will cause you to forfeit the right to obtain payment of the fair value for your shares under Chapter 23B.13.

If the merger is not consummated within 60 days after the date set for demanding payment and depositing share certificates, then Avalara will be required to return all deposited certificates and release any transfer restrictions imposed on uncertificated shares. If, after returning the deposited certificates and releasing transfer restrictions, the parties to the merger agreement wish to consummate the mergers, Avalara must send a new dissenters’ rights notice and repeat the payment demand procedure.

Within 30 days after the later of the effective date of the merger or the date the payment demand is received, Avalara shall pay each dissenting shareholder who complied with the payment demand and related requirements of Chapter 23B.13.230 of the WBCA (other than dissenting shareholders who acquired their shares of Avalara common stock after August 8, 2022, if Avalara elects to withhold payment as described below) the amount that Avalara estimates to be the fair value of the shareholder’s shares, plus accrued interest. For purposes of Chapter

23B.13, “fair value” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. “Interest” means interest from the effective date of the merger until the date of payment, at the average rate currently paid by Avalara on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances. The payment will be accompanied by:

•

financial data relating to Avalara, including a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

•	an explanation of how Avalara estimated the fair value of the shares;

•	an explanation of how Avalara calculated the interest;

•

a statement of the dissenter’s right to demand supplemental payment if such shareholder believes that the amount paid is less than the fair value of the shares or under certain other circumstances enumerated in Chapter 23B.13.280 and described below; and

•	a copy of Chapter 23B.13.

For dissenting shareholders who were not the beneficial owners of their shares of Avalara common stock before August 8, 2022, Avalara may elect to withhold payment under Chapter 23B.13. To the extent that Avalara so elects, after consummating the merger, Avalara shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. Avalara will send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment of the dissenter’s own estimate of the dissenter’s shares and the amount of interest due if such dissenter believes that the amount offered is less than the fair value of the shares or under certain other circumstances enumerated in Chapter 23B.13.280 and described below.

If you believe that the amount paid or offered by Avalara is less than the fair value of your shares or believe that the interest due is incorrectly calculated, or if Avalara fails to make payment for your shares within 60 days after the date set for demanding payment or the merger is not consummated and Avalara does not return the deposited share certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, you may, within 30 days of the payment or offer for payment, deliver notice to Avalara in writing informing it of your own estimate of the fair value of your shares and the amount of interest due, and demand payment of this estimate, less any amount Avalara has already paid under Chapter 23B.13. If any dissenting shareholder’s demand for payment of such dissenting shareholder’s own estimate of the fair value of the shares is not settled within 60 days after receipt by Avalara of such shareholder’s demand for payment, Chapter 23B.13 requires that Avalara commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all the dissenting shareholders whose demands remain unsettled as parties to the proceeding. If Avalara does not commence the proceeding within the 60-day period, it will pay each dissenter whose demand remains unsettled the amount demanded.

The jurisdiction of the court in which the proceeding is commenced will be plenary and exclusive. The court may appoint one or more appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings. The fair value of the shares as determined by the court may be less than, equal to or greater than the value of the merger consideration to be issued to non-dissenting shareholders for Avalara common stock under the terms of the merger agreement if the merger is consummated. Shareholders should be aware that investment banking opinions as to the fairness, from a financial point of view, of the consideration payable in a merger are not opinions as to fair value under Chapter 23B.13. Each dissenter made a party to the proceeding is entitled to a judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by Avalara, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which Avalara elected to withhold payment pursuant to Chapter 23B.13.

The court will also determine the costs and expenses of the court proceeding and assess them against Avalara, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Chapter 23B.13. If the court finds that Avalara did not substantially comply with the requirements of Chapter 23B.13.200 through 23B.13.280 of the WBCA, the court may also assess against Avalara any fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable. The court may also assess those fees and expenses against any party if the court finds that the party has acted arbitrarily, vexatiously, or not in good faith with respect to dissenters’ rights. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against Avalara, the court may award to counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

A record shareholder may assert dissenters’ rights as to fewer than all of the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to Avalara a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partially dissenting record shareholder are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders. Beneficial owners of Avalara common stock who desire to assert dissenters’ rights as to shares held on the beneficial owners’ behalf (a) must submit to Avalara the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either in a record or, if Avalara has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and (b) must so assert dissenters’ rights with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

THE MERGER AGREEMENT

The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Avalara contained in this proxy statement or in Avalara’s public reports filed with the SEC may supplement, update, or modify the factual disclosures about Avalara contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by Avalara, Parent and Merger Sub were qualified and subject to important limitations agreed to by Avalara, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, and were not intended by the parties to the merger agreement to be a characterization of the actual state of facts or condition of Avalara, Parent or Merger Sub, except as expressly stated in the merger agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders and reports and documents filed with the SEC, and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of Avalara or Parent with the SEC.

Additional information about Avalara may be found elsewhere in this proxy statement and Avalara’s other public filings. See “Where You Can Find More Information” beginning on page 113.

When the Merger Becomes Effective

The closing of the merger will take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 9:00 a.m. (New York City time) on the 3rd business day after the satisfaction or (to the extent permitted by law) waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or (to the extent permitted by law) waiver of such conditions), unless another time or place is agreed to in writing by Avalara and Parent.

Concurrently with the closing of the merger, Avalara will cause to be filed an appropriate, executed articles of merger with respect to the merger with the Secretary of State of the State of Washington in accordance with Chapter 23B.11.050 of the WBCA, and by making all other filings and recordings, and delivering and tendering, or causing to be delivered or tendered, as applicable, any taxes and fees, required under the WBCA to effect the merger. The merger shall become effective at the time when the articles of merger have been properly and duly filed with and accepted by the Secretary of State of the State of Washington, or at such later time as is agreed by Parent and Avalara in writing and specified in such articles of merger in accordance with the WBCA.

Structure of the Merger; Articles of Incorporation; Bylaws; Directors and Officers

Upon the terms and subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions of the merger agreement, at the effective time, Merger Sub will merge with and into Avalara and the separate existence of Merger Sub will cease, with Avalara continuing as the surviving corporation and a wholly owned subsidiary of Parent. At the effective time, the articles of incorporation of Avalara as in effect immediately prior to the effective time, will be amended and restated in its entirety to read as set forth in Exhibit A to the merger agreement, and, as so amended and restated, will be the articles of incorporation of the surviving corporation until thereafter amended or restated. At the effective time, and without any further action on the part of Avalara and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the effective time will be the bylaws of the surviving corporation (except that references therein to the name of Merger Sub will be replaced by references to the name of the surviving corporation), until thereafter amended or restated. From and after the effective time, the directors of Merger Sub at the effective time will be the initial directors of, and the officers of Avalara at the effective time will be the initial officers of, the surviving corporation and, in each case, will hold office until their respective successors are duly elected, designated, or qualified, or until their earlier death, resignation or removal, in accordance with the surviving corporation’s articles of incorporation and bylaws.

Effect of the Merger on Avalara Common Stock

At the effective time, each share of Avalara common stock issued and outstanding immediately prior to the effective time (other than (i) shares of Avalara common stock owned by Parent, Merger Sub, any other wholly owned subsidiary of Parent and Avalara (including shares held in treasury) (collectively, “cancelled shares”), (ii) shares owned by any wholly-owned subsidiary of Avalara and (iii) shares of common stock for which dissenters’ rights have been properly exercised and not withdrawn (“dissenting shares”)) will be converted into the right to receive the merger consideration. From and after the effective time, such Avalara common stock will no longer be outstanding and will automatically be cancelled, and will cease to exist, and each holder of certificates or book-entry shares, which immediately prior to the effective time represented such Avalara common stock, will cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificates or book-entry shares, the merger consideration.

At the effective time, any shares of Avalara common stock that are cancelled shares will automatically be cancelled and retired and will cease to exist, and no consideration or payment will be delivered in exchange for such shares.

The merger consideration will be adjusted appropriately to reflect the effect of any reclassification, recapitalization, exchange, stock split (including reverse stock split) or combination or readjustment of shares or any similar event or any stock dividend or stock distribution with a record date occurring on or after August 8, 2022 and prior to the effective time.

Treatment of Avalara Equity Awards

Options. Each outstanding and unexercised Option, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment (without interest) equal to (i) the total number of shares of Avalara common stock subject to such Option multiplied by (ii) the excess, if any, of the per share merger consideration over the exercise price per share under such Option, less any applicable withholding taxes required to be withheld by applicable law. Each Option with an exercise price per share greater than or equal to the per share merger consideration will be cancelled automatically at the effective time for no consideration.

Restricted Stock Units. Each outstanding RSU that is vested and outstanding immediately prior to the effective time or that vests as a result of the consummation of the merger will be converted into the right to receive an amount in cash (less any applicable withholding taxes required to be withheld by applicable law) equal to (i) the total number of shares of Avalara common stock subject to such vested RSU, multiplied by (ii) the per share merger consideration. Each outstanding RSU that is unvested and outstanding immediately prior to the effective time will be converted into the contingent right to receive from Parent or Avalara a Converted Cash Award equal to (i) the total number of shares of Avalara common stock subject to such unvested RSU, multiplied by (ii) the per share merger consideration, less any applicable withholding taxes required to be withheld by applicable law. Unless provided otherwise in the merger agreement, each such Converted Cash Award will continue to have, and be subject to, the same vesting terms and conditions that applied to the corresponding unvested RSU forfeited immediately prior to the effective time.

Performance Share Units. Each outstanding PSU that is vested and outstanding immediately prior to the effective time will be converted into the right to receive an amount in cash (less any applicable withholding taxes required to be withheld by applicable law) equal to (i) the total number of shares of Avalara common stock subject to such vested PSU (as determined in accordance with the terms of the applicable award agreement), multiplied by (ii) the per share merger consideration. Each outstanding PSU that is unvested and outstanding immediately prior to the effective time will be converted into (without interest) a Converted Cash Award with respect to an amount equal to (i) the total number of shares of Avalara common stock subject to such unvested PSU (as determined in accordance with the merger agreement), multiplied by (ii) the per share merger consideration, less any applicable withholding taxes required to be withheld by applicable law. Each such Converted Cash Award will have, and be subject to, the vesting terms and conditions set forth in the applicable award agreement to the corresponding unvested PSUs forfeited immediately prior to the effective time.

Avalara 2018 Employee Stock Purchase Plan (“Stock Purchase Plan”). As soon as practicable following August 8, 2022 and in any event prior to the effective time, the Board will adopt resolutions and take such other actions (including, if appropriate, amending the terms of the Stock Purchase Plan) that may be necessary or required under the Stock Purchase Plan and applicable law to provide that (i) each individual participating in an Offering (as defined in the Stock Purchase Plan) or a purchase period in progress on August 8, 2022 will not be permitted to (A) increase his or her payroll contributions rate pursuant to the Stock Purchase Plan from the rate in effect as of August 8, 2022 or (B) make separate non-payroll contributions to the Stock Purchase Plan on or following August 8, 2022, (ii) no individual who is not participating in the Stock Purchase Plan with respect to any current Offering as of August 8, 2022 shall be allowed to commence participation in the Stock Purchase Plan following August 8, 2022, (iii) the final exercise date for such Offering shall be the earlier of the regularly scheduled final exercise date for such Offering and a date that is no later than five calendar days prior to the effective time (the “Final Exercise Date”), (iv) each Stock Purchase Plan participant’s accumulated contributions under the Stock Purchase Plan shall be used to purchase shares of Avalara common stock in accordance with the terms of the Stock Purchase Plan as of the Final Exercise Date, (v) no further Offering or purchase period will commence pursuant to the Stock Purchase Plan after August 8, 2022, and (vi) the Stock Purchase Plan shall terminate in its entirety immediately prior to the effective time and no further rights shall be granted or exercised under the Stock Purchase Plan thereafter.

Payment for Avalara Common Stock

Prior to or at the effective time, Parent will deposit, or cause to be deposited, with a paying agent designated by Parent that is reasonably acceptable to Avalara, cash in an amount sufficient to pay the aggregate merger consideration.

Promptly after the effective time (and in any event within 3 business days after the effective time), Parent will cause the paying agent to mail to each holder of record of certificates that immediately prior to the effective time represented outstanding shares of Avalara common stock, if any, and, if required by the paying agent, each former holder of record of shares of Avalara common stock held in book-entry form (in each case, other than holders of cancelled shares or dissenting shares) (i) transmittal materials, including a letter of transmittal, which will specify that delivery of certificates will be effected, and risk of loss and title to the certificates will pass only upon proper delivery of the certificates (or affidavits of loss in lieu thereof) to the paying agent and will be in a form and have such other customary provisions as reasonably acceptable to Avalara, (ii) a copy of RCW Chapter 23B.13 and all information contemplated thereby, and (iii) instructions for effecting the surrender of the certificates in exchange for cash in an amount equal to the per share merger consideration multiplied by the number of shares of Avalara common stock previously represented by such certificates.

Upon proper surrender of a certificate (or an affidavit of loss in lieu thereof) for cancellation to the paying agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required by the paying agent, the holder of such certificate will be entitled to receive in exchange therefor as promptly as reasonably practicable cash in an amount equal to the per share merger consideration multiplied by the number of shares of Avalara common stock previously represented by such certificate and the certificate (or affidavit of loss in lieu thereof) so surrendered will be cancelled. Each book-entry share representing shares of Avalara common stock will automatically upon the effective time be entitled to receive, and Parent will cause the paying agent to pay and deliver in exchange therefor as promptly as reasonably practicable after the effective time, cash in an amount equal to the per share merger consideration multiplied by the number of shares of Avalara common stock previously represented by such book-entry share. The paying agent will accept such certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries with respect to book-entry shares upon compliance with such reasonable terms and conditions as the paying agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of holders of the certificates or book-entry shares on the cash payable upon the surrender or delivery thereof.

Representations and Warranties

The merger agreement contains representations and warranties made by Avalara to Parent and by Parent to Avalara. Certain of the representations and warranties in the merger agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would result in a material adverse effect on the party making such representation or warranty). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate, or incorrect as a result of matters of which certain knowledge persons of the party making the representation did not have actual knowledge after reasonable inquiry. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter delivered to Parent by Avalara, in the case of representations and warranties made by Avalara, and the disclosure letter delivered to Avalara by Parent, in the case of representations and warranties made by Parent, as well as the reports of Avalara filed with or furnished to the SEC during the period from January 1, 2020 through August 8, 2022 (excluding any disclosures set forth or referenced in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature).

In the merger agreement, Avalara has made representations and warranties to Parent, regarding:

•	organization, good standing and qualification to do business of Avalara and its subsidiaries;

•	organizational documents;

•	capitalization;

•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;

•

the filings with governmental entities needed in connection with the execution, delivery, and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

•

the absence of violations of, or conflicts with, Avalara’s or its subsidiaries’ organizational documents, applicable law, and certain contracts as a result of the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	compliance with certain laws and regulations and Avalara’s licenses;

•

the proper filing of reports with the SEC since January 1, 2021, the accuracy of the information contained in those reports, compliance with the requirements of certain laws and the design of its internal disclosure controls and procedures;

•	the compliance with GAAP and SEC accounting rules and regulations with respect to financial statements included in or incorporated by reference in its SEC filings;

•	the absence of certain undisclosed liabilities;

•	certain material contracts;

•	conduct of business in the ordinary course from March 31, 2022 through August 8, 2022;

•	the absence of any event that would be reasonably expected to have a material adverse effect on Avalara from March 31, 2022;

•	absence of certain litigation and governmental orders;

•	employee benefits matters, including matters related to employee benefit plans;

•	labor and employment matters;

•	real property;

•	insurance;

•	tax matters;

•	information supplied by Avalara in connection with the proxy statement issued in connection with the special meeting;

•	intellectual property;

•	environmental matters;

•	opinion of financial advisor;

•	brokers and finders;

•	inapplicability to the merger of state takeover statutes and anti-takeover provisions in Avalara’s organizational documents; and

•	the absence of other representations and warranties.

In the merger agreement, Parent and Merger Sub have made representations and warranties to Avalara regarding:

•	organization, good standing, and qualification to do business;

•	corporate authority and power with respect to the execution, delivery and performance of the merger agreement;

•

the filings with governmental entities needed in connection with the execution, delivery and performance of the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

•

the absence of violations of, or conflicts with, Parent’s, Merger Sub’s or their respective subsidiaries’ organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

•	Parent’s ownership of Merger Sub and absence of Merger Sub’s prior activities;

•	absence of certain litigation;

•	information supplied by Avalara in connection with the proxy statement issued in connection with the special meeting;

•	availability of funds;

•	brokers and finders;

•	debt and equity financing of the merger;

•	guarantees that Parent had furnished to Avalara;

•	Parent’s ownership of Avalara common stock;

•	voting requirements;

•	solvency of Parent and Merger Sub;

•	arrangements with Avalara management or shareholders;

•	no mandatory Committee on Foreign Investment in the United States filing;

•	the absence of other representations and warranties; and

•	Parent and Merger Sub’s access to information.

For purposes of the merger agreement, a “material adverse effect” on Avalara means any event, development, change, effect, fact, circumstance or occurrence that, individually or in the aggregate with all other events, developments, changes, effects, facts, circumstances or occurrences, has a material adverse effect on or with respect to the assets, business, results of operation or financial condition of the Avalara and its subsidiaries, taken as a whole, provided, that no events, developments, changes, effects, facts, circumstances or occurrences relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a material adverse effect or be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur:

•

general changes or developments in the economy or the financial, debt, capital, credit, or securities markets or political, business or regulatory conditions in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions;

•	general changes or developments in the industries in which Avalara or its subsidiaries operate;

•

the execution and delivery of the merger agreement or the public announcement or pendency of the merger or other transactions contemplated by the merger agreement, including any impact thereof on relationships, contractual or otherwise, with customers, lessors, suppliers, vendors, investors, lenders, partners, financing sources, contractors or employees of Avalara and its subsidiaries, or the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth therein and any action taken or omitted to be taken by Avalara at the written request of Parent or Merger Sub or as expressly required by the merger agreement, including to obtain any approval or authorization under applicable antitrust or competition or other laws for the consummation of the merger (other than for purposes of any representation or warranty contained in the merger agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution of the merger agreement or the pendency or consummation of the merger or the other transactions contemplated by the merger agreement);

•	the identity of Parent, Merger Sub, or any of their affiliates as the acquirer of Avalara;

•	changes in any applicable laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof;

•

any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage or terrorism, or national or international political or social conditions;

•

any contagion event or other force majeure event, or any worsening of such matters, or any declaration of martial law, quarantine or similar directive, policy or guidance or law or other action by any governmental entity in response thereto, including COVID-19 measures;

•

any decline in the market price or trading volume of the shares of Avalara’s common stock or the credit rating of Avalara (it being understood that any cause of such change may be taken into account in determining whether there has been or would reasonably be expected to be, a material adverse effect if such cause is not otherwise described by any of the other exceptions listed above);

•

any failure by Avalara to meet any published analyst estimates or expectations of Avalara’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Avalara to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that any cause of such change may be taken into account in determining whether there has been or would reasonably be expected to be a material adverse effect if such cause is not otherwise described by any of the other exceptions listed above); or

•

Except in the cases of the first, second, fifth through seventh exception listed above, to the extent that Avalara and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which Avalara and its subsidiaries operate (in which case solely the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a material adverse effect).

Conduct of Business Pending the Merger

The merger agreement provides that, subject to certain exceptions in the disclosure letter delivered by Avalara in connection with the merger agreement, and except as may be expressly required by the merger agreement, required by applicable laws (including by any governmental entity), or as reasonably required by or in response to any contagion event or any change in applicable law or policy as a result of any contagion event, including any COVID-19 measures (provided, that Avalara keeps Parent reasonably informed of, and to the extent reasonably practicable, consults with Parent prior to taking of any material action with respect to such COVID-19 measures) or except as approved in writing by Parent (which approval may not be unreasonably withheld, conditioned or delayed), during the period from August 8, 2022 to the effective time (or the date, if any, on which the merger agreement is terminated by its terms), (i) Avalara must use its reasonable best efforts to conduct the business of Avalara and its subsidiaries in the ordinary course of business and to preserve substantially intact its present business organization and material business relationships (including its relationships with governmental entities, customers, partners, suppliers, creditors, licensors, licensees, lessors and other persons with which it has significant business dealings) and (ii) Avalara will not and will cause each of its subsidiaries not to:

•	amend or otherwise change its articles of incorporation or bylaws or other applicable governing instruments;

•

make any acquisition of, or make any investment in any interest in, any person, corporation, partnership or other business organization or division thereof, in each case, except for (a) purchases of inventory and other assets in the ordinary course of business (including any purchases pursuant to existing contracts), (b) acquisitions or investments with a fair market value or purchase price not to exceed $5 million individually or $10 million in the aggregate, or (c) investments in any wholly-owned subsidiaries of the company;

•

grant, issue, sell, encumber, pledge or dispose of (or authorize the issuance, sale, encumbrance, pledge or disposition of), any Avalara securities or any capital stock or other ownership or equity interests in any of the Avalara’s subsidiaries, in each case including shares of capital stock, voting securities or other ownership or equity interests, or any puts, calls, options, warrants, rights of first refusal, securities of the Avalara or its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Avalara or any of its subsidiaries or other rights or commitments of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership or equity interests, of Avalara or any of its subsidiaries, except for (a) the issuance of shares upon the exercise or settlement of convertible notes or Avalara options, RSUs, and PSUs, in each case, that were outstanding, and in accordance with their respective terms, as August 8, 2022, (b) for any issuance, sale or disposition to Avalara or a wholly-owned subsidiary of the Avalara by any wholly-owned subsidiary of the Avalara, or (c) the issuance, sale or disposition of any securities in connection with a bona fide financing;

•

adjust, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any Avalara securities (except for (a) the acquisition of shares tendered by directors or employees in connection with a cashless exercise of Avalara options or in order to pay taxes in connection with the exercise of Avalara options or (b) the settlement of any RSUs or PSUs pursuant to the terms of the applicable employee benefit plan (including the acquisition or withholding of shares to satisfy applicable tax withholding upon the vesting or settlement of any RSUs or PSUs)), or adjust, reclassify, combine, split or subdivide any capital stock or other ownership or equity interests in any of Avalara’s subsidiaries;

•

sell or otherwise dispose of any corporation, partnership or other business organization, or division thereof or otherwise sell, assign, pledge, transfer, permit to lapse, abandon, exclusively license or sublicense, allow to expire, or dispose of any assets, rights or properties except (a) sales, dispositions or licensing of equipment and/or inventory and other assets, including real property, in the ordinary course of business (including pursuant to existing contracts), (b) assignments of leases or sub-leases, in the ordinary course of business, or (c) any other sales, assignments, exclusive licenses, expirations or dispositions of assets, rights or properties to Avalara or any wholly-owned subsidiary of Avalara or of assets, rights or properties with a value of less than $300,000 individually or $750,000 in the aggregate;

•

declare, set aside, make, or pay, or set a record date for, any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of Avalara securities or any capital stock or other ownership or equity interests in any of the Avalara’s subsidiaries (except for any dividend or distribution by a subsidiary of Avalara to Avalara or any wholly-owned subsidiary of Avalara);

•	incur or commit to incur any capital expenditure (excluding any software development costs capitalized by Avalara) greater than $2 million individually or $7.5 million in the aggregate;

•

subject to certain exceptions amend or modify in any material respect, or terminate, or grant a waiver or release under any material contract, which Avalara will not amend or modify in any material respect or terminate or grant a waiver or release under, or renew or allow to expire without Parent’s prior consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed)), in a manner that would be material and adverse to the Avalara and its subsidiaries other than (i) expirations and renewals of any such contract in the ordinary course of business in accordance with the terms thereof, or (ii) any agreement among Avalara and wholly-owned subsidiaries of the Avalara or among Avalara’s wholly-owned subsidiaries;

•

subject to certain exceptions enter into any contract that, if in existence as of August 8, 2022, would be a material contract except for contracts with customers and partners in the ordinary course of business;

•

incur, amend, refinance or prepay indebtedness for borrowed money, in each case, in excess of $1 million in the aggregate, or assume, guarantee, become liable for or endorse the obligations of any person (other than a wholly-owned subsidiary of the Avalara), other than (a) guarantees incurred in compliance with the merger agreement by the Avalara of indebtedness of subsidiaries of the Avalara, (b) any commodity, currency, sale or hedging agreements which can be terminated on 90 days or less notice without penalty, (c) intercompany loans between the Avalara and any of its wholly-owned subsidiaries or between any wholly-owned subsidiaries of the Avalara, or (d) otherwise permitted by the merger agreement;

•	except as required by the existing terms of any employee benefit plan or as required by applicable law:

•

increase the compensation or benefits of any of its directors, officers, employees or individual service providers, except for increases to base salary (and corresponding increases to target annual cash bonus opportunity) in the ordinary course of business consistent with past practice with respect to employees or individual service providers of Avalara or any of its subsidiaries whose annual base salary is less than $200,000 (“exempt employees”) in an annual amount not to exceed 4% of such exempt employee’s annual base salary;

•

grant any severance or termination pay to any of its directors, officers, employee, or individual service providers not required under any employee benefits plan, except in the ordinary course of business consistent with past practice with respect to exempt employees who are terminated other than for cause;

•

establish, adopt, enter into, materially amend, or terminate any material Avalara plan (or any other material benefit or compensation plan, policy, program, agreement or arrangement that would be an employee benefits plan if in effect on August 8, 2022), other than for (x) annual renewals of benefit plans in the ordinary course of business or (y) offers of employment in connection with a hiring of an employee or individual service provider who would be an exempt employee in the ordinary course of business, consistent with past practice;

•	grant any equity or equity-based awards, change in control, transaction, or retention bonus;

•

take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees, or individual service providers;

•	hire, engage, terminate (without cause), furlough, or temporarily layoff any employee or individual service provider other than exempt employees; or

•

knowingly and affirmatively waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, non-disparagement, or other restrictive covenant obligation of any employee or individual service provider of Avalara or any of its subsidiaries other than exempt employees;

•	any material change in any accounting principles or practices, except as required by GAAP or Regulation S-X promulgated under the Exchange Act;

•

(a) change or revoke any material method of tax accounting, (b) change any material tax election, (c) amend any material tax return, (d) surrender any claim for a refund of material taxes, (e) enter into any closing agreement with respect to any material taxes, or (f) settle or compromise any material tax liability;

•

except with respect to transaction litigation and litigation related to dissenters’ rights, settle or compromise (a) any pending or threatened actions other than settlements or compromises of actions providing solely for the payment of monetary damages where the amount paid (net of insurance proceeds receivable) does not exceed $1 million in the aggregate or (b) as set forth in Parent’s disclosure letter;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or otherwise change its form of legal entity;

•

(a) except as required by applicable law, enter into, materially modify, extend (other than in the ordinary course of business), or terminate any collective bargaining agreement or other contract with any labor union, labor organization, or works council, or (b) voluntarily recognize or certify any labor union, labor organization, works council, or group of Avalara employees as the bargaining representative for any Avalara employees;

•

sell, license or sublicense (other than nonexclusive licenses and sublicenses of Avalara intellectual property granted by Avalara or its subsidiaries in the ordinary course of business), pledge, transfer, assign, subject to any lien or otherwise dispose of, or abandon, let lapse or fail to preserve and maintain registrations for, any material Avalara intellectual property (other than natural statutory expirations) or disclose, other than pursuant to written confidentiality obligations, any material trade secrets included in the Avalara intellectual property;

•	fail to maintain commercially reasonable physical, technical, organizational, and administrative cybersecurity measures;

•	implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, or other such actions that would trigger the notice requirements of the WARN Act; or

•	agree, authorize, or commit to do any of the foregoing.

The merger agreement also provides that, subject to certain exceptions in the disclosure letter delivered by Parent in connection with the merger agreement, and except as may be expressly required by the merger agreement or required by applicable law, during the period from August 8, 2022 to the effective time (or the date, if any, on which the merger agreement is terminated by its terms), each of Parent and Merger Sub agrees not directly or indirectly, to acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to prevent, materially delay or materially impede the consummation of the merger or the other transactions contemplated by the merger agreement, including by (i) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any consents of any governmental entity necessary to consummate the transactions contemplated by the merger agreement or the expiration or termination of any applicable waiting period, (ii) materially increasing the risk of any governmental entity seeking or entering an order prohibiting the consummation of the transactions contemplated by the merger agreement or (iii) materially increasing the risk of not being able to remove any such order on appeal or otherwise. Other than filings made in connection with the transaction contemplated by the merger agreement, Parent shall procure that none of Parent’s affiliates (other than “portfolio companies” of Parent or such affiliates as such term is customarily defined in the private equity industry) shall make any filing pursuant to the HSR Act that would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any governmental entity necessary to consummate the transactions contemplated by the merger agreement or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any governmental entity seeking or entering an order prohibiting consummation of the transactions contemplated by the merger agreement or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise.

Notwithstanding the above, nothing contained in the merger agreement gives Parent or Merger Sub the right to control or direct Avalara’s or its subsidiaries’ operations prior to the effective time and nothing contained in the merger agreement gives Avalara the right to control or direct Parent or its subsidiaries’ operations prior to the effective time.

Other Covenants and Agreements

Access to Information

Subject to applicable law and any COVID-19 measures, from August 8, 2022 to the effective time, or the valid termination of the merger agreement, Avalara will, and will use its reasonable best efforts to cause its subsidiaries, officers, directors, employees and representatives to, afford Parent and its representatives reasonable access, consistent with applicable law, during normal business hours to the Avalara’s and its subsidiaries’

officers, employees, properties, contracts, books and records, as necessary to facilitate consummation of the transactions contemplated by the merger agreement and integration planning related thereto; provided, that such access may be limited to the extent Avalara or any of its subsidiaries reasonably determines, in light of COVID-19 or COVID-19 measures, that such access would jeopardize the health and safety of any employee of Avalara or any of its subsidiaries, it being understood that Avalara shall use its commercially reasonable efforts to provide, or cause its subsidiaries to provide, such access in a manner that would not jeopardize the health and safety of the employees of Avalara and its subsidiaries. Any such investigation or consultation will be conducted in a manner to not unreasonably interfere with the business or operations of Avalara or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such officers, employees and other authorized representatives of their normal duties and shall not include any environmental sampling or testing. In furtherance thereof, from August 8, 2022 to the effective time or the earlier valid termination the merger agreement, without the prior written consent of Avalara, Parent shall not, and shall use reasonable best efforts to cause its controlled affiliates not to, contact any vendor, lender or any other Person having a material business relationship with Avalara except for contacts unrelated to the Merger or Avalara. Neither Avalara nor any of its subsidiaries shall be required to provide access or to disclose information if and to the extent such access or disclosure would be commercially sensitive or in the good faith judgment of Avalara (based on advice of in-house or outside counsel) jeopardize any attorney-client privilege of Avalara or any of its subsidiaries, or contravene any applicable law; provided, that Avalara shall inform Parent as to the general nature of what is being withheld and shall use its reasonable best efforts to make appropriate substitute arrangements to permit such disclosure in a manner that would not jeopardize any attorney-client privilege of Avalara or any of its subsidiaries, or contravene any applicable Law (including, if reasonably requested by Parent, entering into a joint defense agreement with Parent on customary and mutually acceptable terms if requested with respect to any such information). All requests for information made pursuant to the merger agreement shall be directed to the executive officer or other Person designated by Avalara.

Acquisition Proposals

From August 8, 2022 until the effective time or, if earlier, the valid termination of the merger agreement in accordance with its terms, Avalara and its subsidiaries will not, and will use reasonable efforts to cause their respective representatives not to, directly or indirectly:

•

initiate, solicit, or knowingly facilitate or encourage (including by way of furnishing information) any inquiries, proposals or offers with respect to, or the making of, any Acquisition Proposal (as defined in the merger agreement) or any inquiry, proposal or offer that could reasonably be expected to lead to any Acquisition Proposal (an “Acquisition Inquiry”);

•

engage in, continue, or otherwise participate in any negotiations or discussions concerning, or provide access to its or its subsidiaries’ personnel, properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal or Acquisition Inquiry;

•	approve, endorse, or recommend, or propose publicly to approve, endorse, or recommend, any Acquisition Proposal; or

•

negotiate, execute, or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other similar definitive agreement for any Acquisition Proposal; provided, that it is understood and agreed that any determination or action by the Board expressly permitted under the merger agreement will not, in and of itself, be deemed to be a breach or violation of, or give Parent a right to terminate the merger agreement.

Avalara also will, and will cause it subsidiaries to, and will direct and use reasonable efforts to cause its and their respective representatives to (i) immediately cease any solicitations, discussions or negotiations with any person (other than the parties and their respective representatives) in connection with an Acquisition Proposal or Acquisition Inquiry, in each case that existed as of August 8, 2022, (ii) promptly request each person (other than the parties and their respective representatives) that has prior to August 8, 2022 executed a confidentiality agreement in connection with its consideration of acquiring, or any proposed or contemplated acquisition of, Avalara to promptly re-turn or destroy all confidential information furnished to such person by or on behalf of it or any of its subsidiaries prior to August 8, 2022 and promptly terminate all access granted to any such person and its representatives to any physical or electronic data room and (iii) promptly notify Parent of the receipt of any Acquisition Proposal or Acquisition Inquiry after the execution of the merger agreement, which notice shall comply with the merger agreement. From the date of the merger agreement until the earlier of obtaining the affirmative vote (in person or by proxy) of the holders of a majority all of the outstanding shares of Avalara common stock to approve the merger agreement (the “Company Requisite Vote”) and the valid termination of the merger agreement in accordance with the merger agreement, Avalara may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow for a confidential Acquisition Proposal to be made to Avalara or the Board so long as Avalara promptly notifies Parent thereof after granting any such waiver, amendment or release.

Avalara will promptly as practicable (and in any event within one business day following receipt thereof) notify Parent of Avalara’s receipt of any Acquisition Proposal or acquisition inquiry, which notification will include a copy (or, if not written, a summary) of the applicable Acquisition Proposal or acquisition inquiry and the identity of the person making such Acquisition Proposal or acquisition inquiry. Avalara will then keep Parent reasonably informed on a prompt and current basis (and in any event within one business day) of the status of any developments, discussions or negotiations regarding any such Acquisition Proposal or acquisition inquiry and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of all material documentation relating to such Acquisition Proposal or acquisition inquiry. Neither Avalara nor any of its subsidiaries or representatives will enter into any confidentiality agreement with any person subsequent to August 8, 2022, which prohibits Avalara from complying with the terms of the merger agreement.

Notwithstanding anything to the contrary in the merger agreement, Avalara or its Board may:

•

take and disclose to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer), make a customary “stop-look-and-listen” communication to the shareholders of Avalara pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the shareholders of Avalara) or from making any legally required disclosure to shareholders with regard to the transaction contemplated by the merger agreement or an Acquisition Proposal; provided, that the Board may not make a Change of Recommendation except to the extent otherwise permitted by the merger agreement.

•	prior to obtaining the Company Requisite Vote:

•

contact and engage in discussions with any person or group and their respective representatives who has made an Acquisition Proposal that did not, directly, or indirectly, result from or principally arise out of a material breach of the merger agreement, solely for the purpose of clarifying such Acquisition Proposal and the terms thereof;

•

(a) contact and engage in any negotiations or discussions with any person and its representatives who has made an Acquisition Proposal after August 8, 2022 that did not, directly or indirectly, result from or principally arise out of a material breach of the merger agreement (which negotiations or discussions need not be solely for clarification purposes) and (b) providing access to the Avalara’s or any of its subsidiaries’ properties, books and records and providing information or data in response to a request therefor by a person who has made a bona fide Acquisition Proposal after August 8, 2022 that did not, directly or indirectly, result from or principally arise out of a material breach of the merger agreement, in each case of clauses (a) and (b), if prior to and as a condition precedent to taking such action if the board of directors (i) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that such Acquisition Proposal constitutes or could reasonably be expected to constitute, result in or lead to a Superior Proposal, (ii) shall have determined in good faith, after consultation with its outside legal counsel, that the failure to do so could be reasonably likely to be inconsistent with its fiduciary duties under applicable law, and (iii) has received from the person so requesting such information an executed acceptable confidentiality agreement; provided, that Avalara shall provide to Parent and Merger Sub any non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within 24 hours) following the time it is provided to such person;

•	make a change of recommendation (to the extent permitted by and made in accordance with the merger agreement); or

•	resolve, authorize, commit, or agree to take any of the foregoing actions, only to the extent such actions would be permitted by the foregoing clauses above.

Notwithstanding anything in the merger agreement to the contrary, at any time prior to obtaining the Company Requisite Vote, if the Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, in response to a bona fide and written Acquisition Proposal that did not, directly or indirectly, result from or principally arise out of a material breach of the merger agreement, that such Acquisition Proposal would constitute a Superior Proposal, Avalara or its Board may, if the Board has determined in good faith after consultation with its financial advisors and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, (x) effect a Change of Recommendation or (y) terminate the merger agreement pursuant to the merger agreement in order to enter into a definitive written agreement providing for such Superior Proposal; provided, that Avalara pays to Parent any company termination payment required to be paid pursuant to the merger agreement; provided, further, that, no such action described in clauses (x) and/or (y) above will be taken unless:

•

Avalara delivers to Parent a Company Notice (as defined in the merger agreement), advising Parent that the Avalara’s Board proposes to take such action and containing the material terms and conditions of the Superior Proposal that is the basis of the proposed action of the Board, 4 business days in advance;

•

after giving such Company Notice and as a condition precedent to taking any action described in clauses (x) or (y) above, Avalara and its representatives shall negotiate in good faith with Parent (to the extent requested by Parent), to make such revisions to the terms of the merger agreement, the guarantees and the financing commitments as would cause such Acquisition Proposal to cease to be a Superior Proposal; and

•

at the end of the notice period, prior to and as a condition precedent to taking any action described in clauses (x) or (y) above, the Board, having taken into account in good faith any changes to the terms of the merger agreement proposed in writing by Parent in response to the Company Notice, has determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that such Acquisition Proposal continues to constitute a Superior Proposal (it being understood and agreed that any material revision, amendment, update or supplement to the terms and conditions of such Acquisition Proposal shall be deemed to constitute a new Acquisition Proposal and require a new notice by Avalara within 2 business days).

Prior to obtaining the Company Requisite Vote, the Board may effect a Change of Recommendation if (x) an Intervening Event has occurred, and (y) prior to taking such action, the Board has determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that failure to take such action in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; provided, however, that prior to effecting such Change of Recommendation:

•	Avalara shall give Parent notice 4 business days in advance, which notice shall include the material facts of such Intervening Event;

•

after giving such notice and prior to effecting a Change of Recommendation, Avalara will negotiate in good faith with Parent (to the extent requested by Parent), to make such revisions to the terms of the merger agreement, the guarantees, and the financing commitments; and

•

at the end of the event notice period, prior to and as a condition precedent to effecting a Change of Recommendation, the Board, having taken into account in good faith any changes proposed in writing by Parent in response to the notice, shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that (i) such Intervening Event remains in effect and (ii) the failure to effect a change of recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

For purposes of the merger agreement “Acquisition Proposal” means:

•

any proposal or offer from any person or “group” (as defined under Section 13 of the Exchange Act) (other than Parent, Merger Sub or their respective affiliates) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions of (i) a business that constitutes 20% or more of the net revenues, net income or fair market value (as determined in good faith by the Board) of the consolidated total assets of Avalara and its subsidiaries, taken as a whole, or (ii) 20% or more of the voting power of the equity securities of the Avalara; (b) any tender offer or exchange offer that if consummated would result in any person or “group” beneficially owning 20% or more of the total voting power of the equity securities of the Avalara, or (c) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Avalara (or any subsidiary of the Avalara whose business constitutes 20% or more of the net revenues, net income, or fair market value (as determined in good faith by the Board) of the consolidated total assets of Avalara and its subsidiaries, taken as a whole); in the case of each, except as contemplated by the merger agreement.

For purposes of the merger agreement “Change of Recommendation” means:

•

any of the following actions by the Board: (A) failing to include a recommendation that shareholders of Avalara vote in favor of the approval of the merger agreement in the proxy statement (the “Recommendation”), (B) withdrawing, modifying, qualifying, amending or changing the Recommendation, (C) failing to recommend in a solicitation/recommendation statement on Schedule 14D-9 against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding shares of Avalara common stock (other than by Parent or an Affiliate of Parent), in each case, within ten (10) business days after the commencement thereof, (D) recommending, adopting or approving any Acquisition Proposal, or (E) formally resolving to effect or publicly announce an intention or resolution to effect any of the foregoing.

For purposes of the merger agreement “Intervening Event” means:

•

any event, development, change, effect, fact, circumstance or occurrence, in each case, with respect to Avalara and its subsidiaries, taken as a whole, and not Parent, Merger Sub or their affiliates (and in each case excluding any Acquisition Proposal, acquisition inquiry or Superior Proposal); provided, that (a) such event, development, change, effect, fact, circumstance or occurrence was not known (and should not reasonably have been known) and was not reasonably foreseeable by the Board prior to the date of the merger agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Board as of August 8, 2022), but which becomes known to the Board after August 8, 2022 and before the Company Requisite Vote is obtained and (b) “Intervening Event” will not include (i) any change in the market price, or change in trading volume, of shares, in and of itself (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred) and (ii) any change consisting of or resulting primarily from a breach of the merger agreement by the Avalara or any of its subsidiaries.

For purposes of the merger agreement “Superior Proposal” means:

•

a bona fide and written Acquisition Proposal (except that the references in the definition thereof to “20% or more” shall be deemed to be references to “50% or more”), that the Board, after consultation with its outside legal counsel and its financial advisor(s), has determined in good faith, after taking into account all financing, regulatory, legal and other aspects of such proposal (including the identity of the person making the proposal) (x) is reasonably likely to be consummated in accordance with its terms, and (y) would, if consummated, result in a transaction that is more favorable from a financial point of view to the shareholders of Avalara (in their capacity as such) than the transactions contemplated by the merger agreement, in each case after taking into account all such factors and matters deemed relevant in good faith by the Board, including legal, financial (including the financing terms of any such proposal), regulatory, certainty of closing, timing or other aspects of such proposal and the transactions contemplated hereby and after taking into account any changes to the terms of the merger agreement offered in writing by Parent in response to such Superior Proposal.

Any action taken by any representative of Avalara or any of its subsidiaries that, if taken by Avalara, would be a material breach of the merger agreement (or the direct or indirect consequences of which such action are material), shall be deemed to be a breach of the merger agreement.

The Special Meeting and Related Actions

Avalara (a) shall, subject to the provisions of the merger agreement, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as practicable after August 8, 2022 and take all necessary action in accordance with applicable law and Avalara’s governing documents, to duly set a record date for the special meeting (and Avalara will not change the record date without the prior written consent of Parent), (b) acting through its Board (or a committee thereof), shall, as promptly as practicable following confirmation by the SEC that the SEC has no further comments on the proxy statement, take all action required under the WBCA, the articles of incorporation, the bylaws and the applicable requirements of the New York Stock Exchange necessary to promptly and duly call, give notice of, convene and hold as promptly as practicable (and within 45 days following the first mailing of the proxy statement to the shareholders of Avalara) a meeting of its shareholders for the purpose of approving the merger agreement (including any adjournment or postponement thereof); provided, that Avalara may postpone, recess or adjourn such meeting (i) to the extent required by law or fiduciary duty, (ii) to allow reasonable additional time to solicit additional proxies to the extent Avalara reasonably believes necessary in order to obtain the Company Requisite Vote for a period of up to 10 business days, or (iii) if as of the time for which the special meeting is originally scheduled (as set forth in the proxy statement) there are insufficient shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the special meeting (it being understood that Avalara may not postpone, recess or adjourn the special meeting more than two times pursuant to the merger agreement without Parent’s prior written consent); and (c) acting through its Board (or a committee thereof), Avalara shall be permitted to make a Change of Recommendation. Notwithstanding anything to the contrary contained in the merger agreement, unless the merger agreement is validly terminated in accordance with its terms, the merger agreement shall be submitted to Avalara shareholders at the special meeting even if the Board (or a committee thereof) has effected a Change of Recommendation.

Employee Benefits

From the period beginning on the effective time and ending on December 31, 2023 (or, if sooner, the date on which the employment of the relevant continuing employee is terminated), Parent shall, or shall cause the surviving corporation to provide, to each employee of Avalara or its subsidiaries as of immediately prior to the effective time who continues to be employed by the surviving corporation or any subsidiary thereof:

•

a salary, wage, and target annual cash bonus opportunity that, in each case, is no less favorable than the salary, wage, and target annual cash bonus opportunity that was provided to such continuing employee immediately prior to the effective time; and

•

employee benefits (excluding equity or equity-based, defined benefit pension, post-employment welfare and nonqualified deferred compensation benefits) that are substantially comparable in the aggregate to the benefits (subject to the same exclusions) provided to such continuing employee immediately prior to the effective time.

From the effective time to December 31, 2023, Parent or one of its affiliates shall maintain for the benefit of each continuing employee a severance or termination arrangement no less favorable than the severance benefits described in Avalara’s disclosure letter. Without limiting the generality of the foregoing, if the effective time occurs prior to the date on which annual bonuses in respect of the 2022 calendar year are paid by Avalara, Parent shall cause Avalara to honor Avalara’s annual bonus plans that relate to the 2022 calendar year, and shall pay to eligible employees bonuses earned thereunder pursuant to the terms thereof based on actual achievement of the applicable Avalara and individual performance objectives and goals set forth therein consistent with past practice.

To the extent that Parent modifies any coverage or benefit plan in which continuing employees participate, Parent or any of its subsidiaries (including the surviving corporation and any subsidiaries thereof) shall use its reasonable best efforts to (i) waive or cause to be waived any pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods under any group health plans of Parent or its subsidiaries to be waived with respect to continuing employees and their eligible dependents to the extent such conditions or limitation were waived or did not apply under the analogous employee benefits plan immediately prior to the effective time, (ii) give each continuing employee credit under the group health plan of Parent or its subsidiaries for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made and credited under the analogous Company Plan and (iii) to the extent that it would not result in a duplication of benefits or compensation and to the same extent and for the same purpose that such service was recognized under a similar employee benefits plan, give each Continuing Employee service credit for such continuing employee’s employment with Avalara prior to the effective time for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension plan) under each applicable Parent benefit plan as if such service had been performed with Parent.

Nothing in the merger agreement shall confer upon any continuing employee any right to continue in the employ or service of Parent, the surviving corporation, or any affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the surviving corporation, or any affiliate of Parent, which rights are expressly reserved, to discharge or terminate the services of any continuing employee at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in the merger agreement to the contrary, Parent, the surviving corporation or any affiliate of Parent may (i) amend, modify, or terminate any employee benefits plan or any other benefit or compensation plans, programs, or arrangements in accordance with their terms or (ii) create any claims, rights, or benefits (including any third-party beneficiary rights) in any person, other Avalara, Parent and Merger Sub.

Efforts to Consummate the Merger

Avalara, Parent, and Merger Sub will (and, in the case of Parent, cause each of its subsidiaries to) use its reasonable best efforts to consummate the merger and the other transactions contemplated by the merger agreement including (y) to cause the expiration or termination of the applicable waiting periods under the HSR Act and (z) to obtain any consents, clearances or approvals required under or in connection with any antitrust law as soon as practicable. Avalara, Parent, and Merger Sub will, and in the case of Parent, cause each of its subsidiaries and affiliates (collectively, the “Parent Group”), to the extent required, to, (i) make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 business days following August 8, 2022, (ii) file any notification or other filing or form necessary to obtain any consents, clearances or approvals required under or in connection with any antitrust law in the jurisdictions applicable to the transactions contemplated by the merger agreement and (iii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act.

Each of Parent Group and Merger Sub, on the one hand, and Avalara, on the other hand, shall, in connection with the efforts referenced in the merger agreement obtain all requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by the merger agreement under the HSR Act or any other antitrust law, use its best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) furnish to the other party as promptly as practicable all information required for any application or other filing to be made by the other party pursuant to any applicable law in connection with the transactions contemplated by the merger agreement; (iii) promptly notify the other party of any communication received by such party from, or given by such party to, the federal trade commission (the “FTC”), the antitrust division of the department of justice (the “DOJ”) or any other U.S. or foreign governmental entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and furnish the other party promptly with copies of all material correspondence, filings (except for HSR Act filings) and communications between them and the FTC, the DOJ or any other governmental entity with respect to the transactions contemplated by the merger agreement; (iv) respond as promptly as practicable to any inquiries received from, and supply as promptly as practicable any additional information or documentation that may be requested by the FTC, the DOJ, or by any other governmental entity in respect of such registrations, declarations and filings or such transactions; and (v) permit the other party to review any communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any filing (except for HSR filings), notice, application, submission, communication, meeting or conference with, the FTC, the DOJ or any other governmental entity or, in connection with any proceeding by a private party, with any other person; provided, however, that to the extent any of the documents or information provided pursuant to the merger agreement are commercially or competitively sensitive, the company or Parent, as the case may be, may satisfy its obligations by providing such documents or information to the other party’s outside counsel, with the understanding and agreement that such counsel shall not share such documents and information with its client; provided, further, that materials may also be redacted (x) to remove references concerning the valuation of the company, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, to the extent that such attorney-client or other privilege or confidentiality concerns are not governed by a common interest privilege or doctrine. Parent, Merger Sub, or their respective affiliates will not “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other antitrust law, as the case may be, and refile it unless the company has consented in writing in advance to such withdrawal and refiling, and Parent, Merger Sub, or their respective affiliates shall not extend any waiting period under the HSR Act or enter into any agreement with any governmental entity not to consummate the transactions contemplated hereby, except with the prior written consent of Avalara, in each case such consent not to be unreasonably withheld, conditioned, or delayed. For purposes of the merger agreement, “antitrust law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

Neither Avalara, the Parent Group, nor Merger Sub shall independently participate in any meeting or communication with any governmental entity in respect of any such filings, investigation or other inquiry in connection with the merger agreement or the transactions contemplated by the merger agreement without giving the other parties sufficient prior notice of the meeting or communication and, to the extent permitted by such governmental entity, the opportunity to attend and/or participate in such meeting or communication. Notwithstanding anything to the contrary set forth in the merger agreement, and in furtherance and not in limitation of the foregoing, Parent shall, and shall cause its subsidiaries to, take any and all steps necessary to (x) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or (y) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the parties to close the contemplated transactions expeditiously. In furtherance, but without limiting the foregoing, Parent shall, and shall cause its subsidiaries to, (i) propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of Parent, Parent’s subsidiaries, or the company or its subsidiaries or any interest therein, (ii) otherwise take or commit to take any actions that would limit Parent’s, Parent’s subsidiaries, or the company’s or its subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of Parent, or the company or its subsidiaries or any interest or interests therein and (iii) modify, restructure, amend, terminate, or revise, any agreement or arrangement entered into or proposed to be entered into by Parent, or to which Parent is a party, including with respect to any interest (including any equity or other interest) held or to be held directly or indirectly in Parent by any person (individually or collectively, a “Remedial Action”). Notwithstanding anything to the contrary contained in the merger agreement, Parent, Merger Sub and their respective affiliates shall not be obligated to take or agree to take any Remedial Action with respect to Parent’s or Merger Sub’s affiliates other than Parent, Avalara, or their respective subsidiaries; provided, that the parties shall not be obligated to take any action with respect to Avalara the effectiveness of which is not conditioned on the closing of the merger occurring.

Indemnification of Directors and Officers; Insurance

From the effective time, the surviving corporation shall, and Parent shall cause the surviving corporation to, indemnify and hold harmless each present and former (in each case as of the effective time) director and officer of Avalara or any of its subsidiaries (in each case, when acting in such capacity), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened action, arising out of, relating to or in connection with matters existing or occurring at or prior to the effective time (including the fact that such person is or was a director or officer of Avalara or any of its subsidiaries or any acts or omissions occurring or alleged to occur prior to the effective time), whether asserted or claimed prior to, at or after the effective time, to the fullest extent that Avalara would have been permitted under Washington law to indemnify such person (and Parent or the surviving corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any action, including any expenses incurred in enforcing such person’s rights under the merger agreement, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the articles of incorporation, the bylaws or the certificate of incorporation and bylaws, or equivalent organizational documents, of any subsidiary; provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification pursuant to the merger agreement); provided, further, that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under Washington law and Avalara’s articles of incorporation and bylaws shall be made by independent counsel selected by the surviving corporation. In the event of any such action (x) neither Parent nor the surviving corporation shall settle, compromise or consent to the entry of any judgment in any action in which indemnification could be sought by such indemnified party hereunder, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such action or such indemnified party otherwise consents, and (y) the surviving corporation shall reasonably cooperate in the defense of any such matter. In the event any action is brought against any indemnified party and in which indemnification could be sought by such indemnified party under the merger agreement, (i) the surviving corporation shall have the right to control the defense thereof after the effective time (it being understood that, by electing to control the defense thereof, the surviving corporation will be deemed to have waived any right to object to the indemnified party’s entitlement to indemnification hereunder with respect thereto), (ii) each indemnified party shall be entitled to retain his or her own counsel, whether or not the surviving corporation shall elect to control the defense of any such action, (iii) the surviving corporation shall pay all reasonable fees and expenses of any counsel retained by an indemnified party promptly after statements therefor are received, whether or not the surviving corporation shall elect to control the defense of any such action, and (iv) no indemnified party shall be liable for any settlement effected without his or her prior express written consent.

Any indemnified party who wishes to claim indemnification under the merger agreement, upon learning of any such action, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the surviving corporation of any liability it may have to such indemnified party except to the extent such failure materially prejudices the indemnifying party.

The provisions in the surviving corporation’s articles of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in Avalara’s articles of incorporation and bylaws in effect as of August 8, 2022, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the effective time in any manner that would adversely affect the rights thereunder of any such individuals.

Parent shall maintain, or shall cause the surviving corporation to maintain, at no expense to the beneficiaries, in effect for at least six years from the effective time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Avalara (provided, that Parent or the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the effective time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance. In satisfying its obligations pursuant to the merger agreement, Parent and the surviving corporation shall not be required to pay annual premiums in excess of 300% of the amount paid by Avalara for coverage for its last full fiscal year prior to August 8, 2022 (the “Current Premium”), but in such case shall purchase as much coverage as reasonably practicable for such amount. Notwithstanding the foregoing, Avalara shall purchase from insurance carriers with comparable credit ratings, no later than the effective time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the persons covered by the current policies of directors’ and officers’ liability insurance and the insureds covered by the current fiduciary liability insurance maintained by Avalara and its subsidiaries with respect to claims arising from facts or events that occurred at or before the effective time, including the transactions contemplated hereby, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, however, that in no event shall the amount paid for such prepaid policies exceed 350% of the Current Premium. In the event Avalara elects to purchase such a “tail policy”, the surviving corporation shall (and Parent shall cause the surviving corporation to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder. Parent agrees to honor and perform under, and to cause the surviving corporation to honor and perform under, all indemnification agreements entered into by Avalara or any of its subsidiaries with any indemnified party which are set forth in Avalara’s disclosure letter and made available to Parent prior to the date of the merger agreement.

If Parent or the surviving corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume or succeed to all of the obligations set forth in the merger agreement.

The rights of the indemnified parties under the merger agreement will be in addition to any rights such indemnified parties may have under the articles of incorporation or bylaws of Avalara or the comparable governing instruments of any of its subsidiaries, or under any applicable contracts or laws.

Nothing in the merger agreement is intended to, will be construed to or will release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to Avalara or its officers, directors, and employees, it being understood that the indemnification provided for in the merger agreement is not prior to, or in substitution for, any such claims under any such policies.

Miscellaneous Covenants

The merger agreement contains additional agreements among Avalara, Parent and Merger Sub relating to, among other matters:

•	the filing by Avalara of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

•	the calling by Avalara of a special meeting of shareholders;

•	delivery of a consent executed by Merger Sub approving the merger agreement;

•	notification upon the occurrence or non-occurrence of certain matters;

•	the coordination of press releases and other public announcements or filings relating to the transactions (except in connection with a Superior Proposal or a Change of Recommendation);

•	the provision of certain employee benefits during the Benefit Continuation Period (as defined in the merger agreement);

•	actions necessary to cause Merger Sub to perform its obligations under the merger agreement and the Debt Commitment Letter;

•

dispositions of Avalara common stock (including derivative securities with respect thereto) resulting from the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Avalara immediately prior to the effective time to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•	provision by Avalara of certain information and assistance relating to the debt financing;

•	the delisting of Avalara and of the shares of Avalara common stock from the NYSE and the deregistration of Avalara common stock under the Exchange Act;

•	anti-takeover statutes that become applicable to the transactions; and

•

any transaction litigation against Avalara and/or its directors or its executive officers relating to or in connection with the merger agreement, the merger or any other transactions contemplated by the merger agreement.

Conditions to the Merger

The obligations of each of Avalara, Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or (to the extent permitted by law) waiver by Avalara and Parent at or prior to the effective time of the following conditions:

•	Avalara shall have obtained the Company Requisite Vote;

•

no governmental entity of competent jurisdiction shall have enacted or promulgated any Law, statute, rule, regulation, executive order, decree, ruling, injunction, or other order (whether temporary, preliminary, or permanent) to prohibit, restrain, enjoin, or make illegal the consummation of the merger that remains in effect; and

•

the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act (and any customary timing agreement delaying the closing entered into in connection therewith) shall have expired or been earlier terminated and any required approvals thereunder will have been obtained.

The obligations of Parent and Merger Sub to effect the merger and the other transactions contemplated by the merger agreement are also subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:

•

(i) certain representations and warranties of Avalara in the merger agreement made with respect to certain capitalization-related matters, organization, ownership of subsidiaries, authority, opinion of Avalara’s financial advisor, brokers and takeover statutes, must be true and correct in all material respects as of August 8, 2022 and as of the effective time as if made at and as of such time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date); (ii) certain representations and warranties of Avalara in the merger agreement made with respect to capitalization (other than certain capitalization-related matters referenced in clause (i) above) must be true and correct in all respects as of August 8, 2022 and as of the effective time as if made at and as of such time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date), except for de minimis inaccuracies; (iii) certain representations and warranties of Avalara in the merger agreement made with respect to the absence of certain changes must be true and correct in all respects as of August 8, 2022 and as of the effective time as if made at and as of such time; and (iv) the other representations and warranties of Avalara in the merger agreement (without giving effect to any materiality, material adverse effect or similar qualifiers) must be true and correct in all respects as of August 8, 2022 and as of the effective time as if made at and as of such time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date), except where the failure to be true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect;

•

Avalara must have performed or complied in all material respects with all obligations, and complied in all material respects with the agreements and covenants, required to be performed or complied with by it under the merger agreement at or prior to the effective time; and

•	Parent must have received a certificate signed by an executive officer of Avalara certifying that each of the conditions set forth in the preceding two bullet points have been satisfied.

The obligations of Avalara to effect the merger and the other transactions contemplated by the merger agreement are also subject to the satisfaction (or written waiver by Avalara (to the extent permitted by applicable law)) at or prior to the effective time of the following conditions:

•

the representations and warranties of Parent and Merger Sub contained in the merger agreement must be true and correct as of August 8, 2022 and as of the effective time as if made at and as of such time (except that any such representation or warranty that is made as of a specified date must be so true and correct as of such specified date), except where the failure to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have, a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by the merger agreement;

•	Parent and Merger Sub must have performed or complied in all material respects with each of their respective obligations, and complied in all material respects with the agreements and covenants,

required to be performed or complied with by them under the merger agreement at or prior to the effective time; and

•	Avalara will have received a certificate by an executive officer of Parent certifying that each of the conditions set forth in the preceding two bullet points have been satisfied.

Termination

The merger agreement may be terminated at any time before the effective time, whether before or after the Company Requisite Vote is obtained (except as otherwise expressly noted), as follows:

•	by mutual written consent of Parent, Merger Sub and Avalara;

•

by Parent or Avalara if any governmental entity of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided, that the Party seeking to terminate the merger agreement pursuant to the merger agreement shall have used such standard of efforts as may be required pursuant to the merger agreement to prevent, oppose and remove such restraint, injunction or other prohibition;

•

by either Parent or Avalara if the effective time has not occurred on or before February 8, 2023; provided, that the right to terminate the merger agreement pursuant to the merger agreement will not be available to the party seeking to terminate if any action of such party (or, in the case of Parent, Merger Sub) in violation of the merger agreement or the failure of such party (or, in the case of Parent, Merger Sub) to perform any of its obligations under the merger agreement required to be performed at or prior to the effective time has been the primary cause of the failure of the effective time to occur on or before February 8, 2023;

•	by written notice from Avalara:

•

if there has been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, such that the conditions set forth in the merger agreement would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after notice thereof is given by Avalara to Parent or (ii) February 8, 2023; provided, that Avalara shall not have the right to terminate the merger agreement pursuant to the merger agreement if Avalara is then in material breach of any of its covenants or agreements contained in the merger agreement such that the conditions set forth in the merger agreement would not be satisfied; or

•

prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement providing for a Superior Proposal, in accordance with and subject to the terms and conditions of the merger agreement.

•	by written notice from Parent if:

•

there has been a breach of any representation, warranty, covenant or agreement on the part of Avalara contained in the merger agreement, such that the conditions set forth in the merger agreement would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after notice thereof is given by Parent to Avalara or (ii) the February 8, 2023; provided, that Parent will not have the right to terminate the merger agreement pursuant to the merger agreement if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in the merger agreement such that the conditions set forth in the merger agreement would not be satisfied; or

•	the Board has, prior to obtaining the Company Requisite Vote, made a Change of Recommendation;

•

by either Parent or Avalara if the Company Requisite Vote shall not have been obtained at the special meeting or any adjournment or postponement thereof, at which a vote on the approval of the merger agreement was taken; or

•

by Avalara, if (i) the parties’ mutual conditions to closing and Parent’s and Merger Sub’s conditions to closing (in each case, other than those conditions that by their nature are to be satisfied at the closing, which conditions are capable at the time of termination of being satisfied if the closing were to occur at such time) have been satisfied or (to the extent permissible under applicable law) waived in accordance with the merger agreement, (ii) Avalara has indicated in writing that Avalara is ready and willing to consummate the merger and ready, willing and able to take all action within its control to consummate the merger, (iii) Parent and Merger Sub failed to consummate the merger within 3 business days of the date on which the closing of the merger should have occurred pursuant to the merger agreement and (iv) during such 3 business day period described in clause (iii), Avalara stood ready, willing and able to consummate the merger and the other transactions contemplated by the merger agreement.

Termination Fees

Avalara must pay to Parent a termination fee of $242.329 million in the event that:

•	the merger agreement is validly terminated by Avalara to accept a Superior Proposal;

•	the merger agreement is validly terminated by Parent in response to a Change of Recommendation; or

•

the merger agreement is validly terminated by either Parent or Avalara because (i) the merger has not been consummated by February 8, 2023 or (ii) the Company Requisite Vote has not been obtained upon a vote taken at the special meeting or any postponement or adjournment thereof at which a vote on the approval of the merger agreement was taken, or (iii) by Parent (prior to the taking of a vote to approve the merger agreement at the special meeting or any postponement or adjournment thereof (or, if earlier, prior to the termination of the merger agreement)) because Avalara has breached or failed to perform any of its representation, warranty, covenant or agreement of the merger agreement such that certain conditions set forth in the merger agreement are not satisfied and such breach or failure to perform is not capable of being cured, or is not cured, prior to the earlier of February 8, 2023 or the date that is 30 days following notice by Parent to Avalara, and in each case, a Company Acquisition Proposal has been made after August 8, 2022 to Avalara (in the case of a termination pursuant to clauses (i) or (iii) hereof) or directly to Avalara’s shareholders, or an Acquisition Proposal shall have otherwise become publicly known, and in each case, (1) such Acquisition Proposal shall have not been withdrawn prior to such termination (in the case of termination for failure to obtain the Company Requisite Vote or breach by Avalara) or prior to the special meeting, in the case of such termination for failure to obtain the Company Requisite Vote and (2) within twelve months after such termination, Avalara has entered into a definitive agreement with respect to any Acquisition Proposal (which is subsequently consummated), or has consummated such Acquisition Proposal (with references to “20%” in the definition of Acquisition Proposal deemed references to “more than 50%”).

Parent must pay to Avalara a termination fee of $484.659 million in the event that:

•	the merger agreement is validly terminated by Avalara because Parent or Merger Sub fails to consummate the merger in breach of the merger agreement.

If Avalara or Parent fails to pay any termination fee, as applicable, within the specified time period, the paying party will be required to reimburse non-paying party’s reasonable and documented out-of-pocket costs and expenses incurred in connection with any action taken to collect payment of such amounts (including reasonable and documented out-of-pocket attorneys’ fees and the reasonable and documented out-of-pocket fees and expenses of any expert or consultant engaged by such party) together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, plus 2%, as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment.

Effect of Termination

If the merger agreement is validly terminated in accordance with the terms of the merger agreement, the merger agreement will become void and, subject to certain limitations, there shall be no liability or obligation on the party of any party thereto, except that certain provisions of the merger agreement, including but not limited to those related to confidentiality, payment of any termination fee as described above, payment of costs and expenses as described below, publicity and certain indemnification and reimbursement obligations pursuant to the merger agreement will survive such termination.

Expenses Generally

Except as provided in the merger agreement, each party will bear its own expenses in connection with the merger agreement and the transactions contemplated thereby. Filing fees incurred in connection with applications and filings under the HSR Act or any other Antitrust Law shall be borne by Parent.

Amendments; Waiver

Subject to the terms of the merger agreement and the provisions of applicable law, at any time before the effective time, the parties to the merger agreement may modify or amend the merger agreement by written agreement, executed and delivered by duly authorized officers of the respective parties to the merger agreement.

At any time before the effective time, any party to the merger agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable law, waive compliance with any of the covenants, agreements or conditions contained in the merger agreement. Any such extension or waiver will only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby and specifically referencing the merger agreement. The failure or delay of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy under the merger agreement.

Specific Performance

The parties to the merger agreement acknowledge and agree that, unless and until the merger agreement is validly terminated pursuant to the merger agreement, the parties to the merger agreement will be entitled (in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance, or other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. The parties to the merger agreement agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach. The parties to the merger agreement further acknowledge and agree that prior to the closing of the merger, the parties will be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the merger agreement (other than Parent’s and Merger Sub’s obligation to cause the equity financing to be funded and to effect the closing of the merger). Notwithstanding anything in the merger agreement or in any of the other transaction documents to the contrary, unless the merger agreement is validly terminated pursuant to the merger agreement, Avalara will be entitled to specific performance to cause Parent and Merger Sub to cause the equity financing to be funded and to consummate the closing of the merger if, and only if, (i) Parent is required to consummate the closing of the merger and Parent fails to consummate the closing of the merger by the date the closing of the merger is required to have occurred pursuant to the merger agreement, (ii) the debt financing has been funded or will be funded in accordance with the terms and conditions of the Debt Commitment Letter at the closing of the merger if the equity financing is funded at the closing of the merger and (iii) Avalara has irrevocably confirmed in writing to Parent that equity financing and debt financing

(including any alternative financing) are funded, Avalara will take actions that are required of it to cause the closing of the merger in accordance with the merger agreement (and Avalara has not revoked, withdrawn, modified or conditioned such confirmation) and Parent has failed to consummate the closing of the merger within three business days after receipt of such irrevocable conditions.

Governing Law and Jurisdiction

The merger agreement and any disputes relating thereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).

Each of the parties to the merger agreement irrevocably consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery will decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of, relating to or in connection with the merger agreement or any of the transactions contemplated by the merger agreement and agrees that it will not bring any action relating to the merger agreement or any of the transactions contemplated by the merger agreement in any court other than the courts of the State of Delaware.

Notwithstanding anything in the merger agreement to the contrary, Avalara on behalf of itself and its subsidiaries and controlled affiliates has agreed that any action, whether in law or in equity, whether in contract or in tort or otherwise, involving the debt financing sources or their related parties arising out of or relating to, the merger agreement, the debt financing or any of the agreements entered into in connection with the debt financing or any of the transactions contemplated by the merger agreement or thereby or the performance of any services thereunder will be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party irrevocably submits itself and its property with respect to any such action to the exclusive jurisdiction of such court, and such action.

MERGER PROPOSAL

(PROPOSAL 1)

Avalara shareholders are being asked to approve a proposal to approve the merger agreement, which we refer to in this proxy statement as the “merger proposal.” For a detailed discussion of the terms and conditions of the merger agreement, see “The Merger Agreement” beginning on page 78. A copy of the merger agreement is attached to this proxy statement as Annex A. See also “The Merger” beginning on page 32.

The Board has unanimously (i) determined that it is in the best interests of Avalara and Avalara shareholders, and declared it advisable, to enter into the merger agreement with Parent and Merger Sub providing for the merger in accordance with the WBCA, (ii) adopted the merger agreement and the transactions contemplated thereby, including the merger, in accordance with the WBCA, and (iii) adopted a resolution recommending the merger agreement be approved by Avalara shareholders.

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the voting power of the issued and outstanding shares of Avalara common stock entitled to vote thereon. If you abstain, or if you fail to vote (or submit voting instructions to your bank, broker, or other nominee, in the case of “street name” shares), it will have the same effect as if you vote “AGAINST” the approval of the merger agreement.

The Board unanimously recommends that you vote “FOR” the merger proposal.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION ADVISORY PROPOSAL

(PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, Avalara is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of Avalara in connection with the merger, the value of which is set forth in the table entitled “Golden Parachute Compensation” in the section entitled the “The Merger—Interests of Avalara’s Executive Officers and Directors in the Merger—280G Mitigation Actions—Quantification of Potential Merger-Related Payments to Named Executive Officers” beginning on page 65. This proposal, commonly known as “say-on-golden parachute,” is referred to in this proxy statement as the named executive officer merger-related compensation advisory proposal. As required by Section 14A of the Exchange Act, Avalara is asking its shareholders to vote on the approval of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Avalara’s named executive officers in connection with the merger, as disclosed under “The Merger—Interests of Avalara’s Executive Officers and Directors in the Merger—Quantification of Potential Merger-Related Payments to Named Executive Officers,” as reflected in the table captioned “Golden Parachute Compensation,” the associated footnotes and narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation advisory proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation advisory proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation advisory proposal is only advisory in nature, it will not be binding on Avalara, Parent, Merger Sub, or the surviving corporation. Because Avalara is contractually obligated to make the potential merger-related payments to the executive officers, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved and the closing of the merger occurs and regardless of the outcome of the advisory vote.

Approval of the named executive officer merger-related compensation advisory proposal requires that the number of votes cast “FOR” the proposal exceeds the number of votes “AGAINST” the proposal. Abstentions will not be considered a vote cast on the named executive officer merger-related compensation advisory proposal, and will have no effect on the outcome of the proposal. Assuming a quorum is present, if you hold your shares in “street name,” the failure to instruct your bank, broker, or other nominee on how to vote your shares of Avalara common stock will have no effect on the outcome of the named executive officer merger-related compensation advisory proposal because such shares are not deemed present and entitled to vote on the matter under Washington law.

The Board unanimously recommends that you vote “FOR” the named executive officer merger-related compensation advisory proposal.

ADJOURNMENT PROPOSAL

(PROPOSAL 3)

Avalara shareholders are being asked to approve a proposal that will give us authority from the shareholders to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to Avalara shareholders, which we refer to as the “adjournment proposal”. If no quorum is present at the special meeting, the shareholders holding a majority in voting power of the outstanding shares of Avalara common stock, present in person at the virtual special meeting or by proxy and entitled to vote at the special meeting, may adjourn the special meeting to another place, date, or time. Assuming a quorum is present, the number of votes case “FOR” the adjournment proposal must exceed the number of votes case “AGAINST” the proposal to approve the adjournment proposal.

In addition, the Board could postpone the special meeting before it commences. If the special meeting is adjourned or postponed for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of the adjournment proposal. Avalara does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

Notwithstanding the foregoing, under the merger agreement, Avalara may adjourn or postpone the special meeting without Parent’s consent only in certain specified circumstances as described further under “The Merger Agreement—The Special Meeting and Related Actions” beginning on page 92.

Approval of the adjournment proposal requires that the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal. Assuming a quorum is present at the special meeting, abstentions will not be considered a vote cast on the adjournment proposal. Assuming a quorum is present, if you hold your shares in “street name,” the failure to instruct your bank, broker, or other nominee on how to vote your shares of Avalara common stock will have no effect on the outcome of the adjournment proposal because such shares are not deemed present and entitled to vote on the matter under Washington law.

The Board unanimously recommends that you vote “FOR” the adjournment proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows how much of our common stock was beneficially owned as of July 31, 2022 (unless another date is indicated) by (i) each person known by Avalara to beneficially own more than 5% of our common stock, (ii) each director and the nominees for re-election, (iii) each named executive officer, and (iv) all current directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares of common stock. In furnishing the information below, Avalara has relied on information filed with the SEC by the beneficial owners reflecting beneficial ownership as of July 31, 2022.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Avalara, Inc., 255 South King Street, Suite 1800, Seattle, Washington 98104.

	Total Shares Beneficially Owned
Name of Beneficial Owner	Shares	%
Named Executive Officers and Directors:
Scott McFarlane(1)	1,045,851	1.2%
Ross Tennenbaum(2)	32,997	*
Amit Mathradas(3)	74,354	*
Alesia Pinney(4)	31,338	*
Bruce Crawford	1,145	*
Marion Foote(5)	473,573	*
Edward Gilhuly(6)	224,270	*
William Ingram(7)	99,504	*
Marcela Martin	809	*
Tami Reller(8)	73,294	*
Brian Sharples(9)	5,535	*
Rajeev Singh(10)	17,761	*
Srinivas Tallapragada	1,145	*
Kathleen Zwickert	3,777	*
All executive officers, directors, and director nominees as a group (14 persons)(11)	2,085,353	2.3%
5% Shareholders:
BlackRock, Inc.(12)	6,816,020	7.8%
Franklin Resources, Inc.(13)	4,468,961	5.1%
The Vanguard Group(14)	7,578,910	8.6%
Wellington Management Group LLP(15)	6,808,931	7.8%

*	Less than 1%.
(1)

Includes 466,867 shares issuable upon the exercise of options and 3,044 shares issuable upon the settlement of RSUs within 60 days of the measurement date. Of the shares issuable upon the exercise of options, 150,000 are held by McFarlane Family Investments, LLC (“Family Investments”), of which Mr. McFarlane is the sole manager. Also includes 100,000 shares held by Family Investments and 18,750 shares held by MVPROJECTS, LLC (“MV”). Family Investments is a member of MV and shares voting and dispositive power of the shares held by MV.

(2)	Includes 13,764 shares issuable upon the exercise of options and 1,868 shares issuable upon settlement of RSUs within 60 days of the measurement date.
(3)	Includes 54,298 shares issuable upon the exercise of options and 1,868 shares issuable upon settlement of RSUs within 60 days of the measurement date.
(4)	Includes 12,192 shares issuable upon the exercise of options and 864 shares issuable upon the settlement of RSUs within 60 days of the measurement date.
(5)	Includes 4,386 shares issuable upon the exercise of options within 60 days of the measurement date. Also includes 75,000 shares held in trust for the benefit of members of Ms. Foote’s family.

(6)	Includes 1,927 shares issuable upon the exercise of options within 60 days of the measurement date. Also includes 220,000 shares held by trusts for the benefit of members of Mr. Gilhuly’s family.
(7)	Includes 96,182 shares issuable upon the exercise of options within 60 days of the measurement date.
(8)	Includes 4,386 shares issuable upon the exercise of options within 60 days of the measurement date.
(9)	Includes 2,593 shares issuable upon the exercise of options within 60 days of the measurement date. Also includes 355 shares held in trust for the benefit of members of Mr. Sharples’ family.
(10)	Includes 4,386 shares issuable upon the exercise of options within 60 days of the measurement date.
(11)

Includes 660,981 shares issuable upon the exercise of options and 7,644 shares issuable upon settlement of RSUs within 60 days of the measurement date. Also includes 118,750 shares held indirectly by Mr. McFarlane through Family Investments.

(12)

BlackRock, Inc. stated in its Schedule 13G filing with the SEC on February 3, 2022 (the “BlackRock 13G filing”) that, of the 6,816,020 shares beneficially owned at December 31, 2021, it has (a) sole voting power with respect to 6,256,609 shares and (b) sole power to dispose of 6,816,020 shares. According to the BlackRock 13G filing, the address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(13)

Franklin Resources, Inc. stated in its Schedule 13G filing with the SEC on February 3, 2022 (the “Franklin 13G filing”) that, of the 4,468,961 shares beneficially owned at December 31, 2021, its direct and indirect investment management subsidiaries have the following voting and dispositive power: (a) Franklin Advisers, Inc. has sole voting power with respect to 4,449,344 shares and sole power to dispose of 4,449,844 shares; (b) Franklin Templeton Investments (Asia) Ltd. has sole voting power with respect to 13,283 shares and sole power to dispose of 13,283 shares; (c) Fiduciary Trust Company International has sole voting power with respect to 4,000 shares and sole power to dispose of 4,000 shares; and (d) Fiduciary Trust International LLC has sole voting power with respect to 1,834 shares and sole power to dispose of 1,834 shares. According to the Franklin 13G filing, the address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906.

(14)

The Vanguard Group stated in its Schedule 13G filing with the SEC on February 9, 2022 (the “Vanguard 13G filing”) that, of the 7,578,910 shares beneficially owned at December 31, 2021, it has (a) shared voting power with respect to 69,380 shares, (b) sole power to dispose of 7,449,874 shares, and (c) shared power to dispose of 129,036 shares. According to the Vanguard 13G filing, the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(15)

Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP, and Wellington Management Company LLP stated in their joint Schedule 13G filing with the SEC on February 4, 2022 (the “Wellington 13G filing”) that, of the 6,808,931 shares beneficially owned at December 31, 2021, (a) Wellington Management Group LLP has shared voting power with respect to 5,492,722 and shared dispositive power with respect to 6,808,899 shares; (b) Wellington Group Holdings LLP has shared voting power with respect to 5,492,722 shares and shared dispositive power with respect to 6,808,899 shares; (c) Wellington Investment Advisors Holdings LLP has shared voting power with respect to 5,492,722 shares and shared dispositive power with respect to 6,808,899 shares; and (d) Wellington Management Company LLP has shared voting power with respect to 5,017,730 shares and shared dispositive power with respect to 5,401,680 shares. According to the Wellington 13G filing, each of Wellington Group Holdings LLP, Wellington Investment Advisors Holdings, and Wellington Management Company LLP is directly or indirectly owned by Wellington Management Group LLP, and the address of the Wellington Management Company LLP is 280 Congress Street, Boston, MA 02210.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following summary is a general discussion of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) whose shares of Avalara common stock are converted into the right to receive cash in the merger. This summary is based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to U.S. holders and non-U.S. holders (collectively, “holders”) as described herein. No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought with respect to any aspect of the merger. This summary is for the general information of the holders only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of the Medicare tax on net investment income, of any applicable state, local or foreign income tax laws, or of any non-income tax laws. This summary applies only to holders that hold their Avalara common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	a bank, insurance company, or other financial institution;

•	a tax-exempt organization;

•	a governmental agency or instrumentality;

•	a retirement plan, individual retirement account or other tax-deferred account;

•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);

•	a real estate investment trust or regulated investment company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder subject to the alternative minimum tax provisions of the Code;

•	a holder that received its shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a holder that exercises dissenters’ rights;

•	a foreign pension fund and its affiliates;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion, or other integrated transaction; or

•	a U.S. expatriate.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Avalara common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Avalara common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

This discussion is for informational purposes only and is not tax advice. Please consult your own tax advisor regarding the U.S. federal income tax consequences of the merger to you in light of your particular circumstances, as well as any tax consequences of the merger arising under the U.S. federal tax laws other than those pertaining to income tax, including estate or gift tax laws, under “golden parachute” rules, under any state, local or non-U.S. tax laws or under any applicable income tax treaty.

U.S. Holders

General

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Avalara common stock that is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

The exchange of Avalara common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Avalara common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Avalara common stock (i.e., shares of Avalara common stock acquired at the same cost in a single transaction). If a U.S. holder acquired different blocks of shares of Avalara common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares of Avalara common stock that it holds. U.S. holders who own separate blocks of Avalara common stock should consult their own tax advisors with respect to these rules.

Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Avalara common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to payments made to a U.S. holder in connection with the merger, unless the holder is an “exempt recipient.” A backup withholding tax may apply to such payments if such holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption may complete and return IRS Form W-9, certifying that such U.S. holder is a United States person (within the meaning of the Code), the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding.

Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the U.S. holder timely furnishes the required information to the IRS.

Non-U.S. Holders

General

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Avalara common stock (other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder. Payments made to a non-U.S. holder in exchange for shares of Avalara common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Avalara common stock for cash pursuant to the merger and certain other conditions are met; or

•

the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Avalara common stock at any time during the five-year period preceding the merger, and Avalara is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Avalara common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower rate provided by an applicable treaty). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower rate provided by an applicable treaty) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Avalara believes it is not and has not during the five-year period preceding the merger been a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Information reporting and, depending on the circumstances, backup withholding will apply to payments made to a non-U.S. holder in connection with the merger effected within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the applicable withholding agent does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

A non-U.S. holder will not be subject to backup withholding if such holder properly certifies (e.g., on the appropriate IRS Form W-8BEN, IRS Form W-8BEN-E, or other applicable IRS Form W-8) under penalty of perjury and in compliance with any IRS rules that it is a non-U.S. holder (and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the non-U.S. holder timely furnishes the required information to the IRS.

THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. IT IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES, UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE AVALARA SHAREHOLDER PROPOSALS

If the merger is consummated, we will have no public shareholders and there will be no public participation in any future meetings of our shareholders, including the 2023 annual meeting of shareholders. If the merger is not completed, Avalara shareholders will continue to be entitled to attend and participate in Avalara’s annual meeting of shareholders.

As described in our proxy statement for our 2022 annual meeting of shareholders, if Avalara holds its 2023 annual meeting of shareholders, shareholder proposals for the 2023 annual meeting of shareholders must be received at our principal executive offices no later than the close of business on December 22, 2022, and must have satisfied the other conditions established by the SEC, including, but not limited to, Rule 14a-8 under the Exchange Act. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2023 annual meeting of shareholders, shareholders are advised to review our bylaws as they contain requirements with respect to advance notice of shareholder proposals not intended for inclusion in our proxy statement and director nominations. To be timely, a shareholder’s written notice of the proposal or nomination must be delivered to and received by our Corporate Secretary in accordance with Section 2.6.1 of our bylaws. Our bylaws require that such notice be given not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders, or in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date, to be timely such notice must be delivered to and received by the Corporate Secretary no earlier than 120 days prior to the next annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which a public announcement of the date of the meeting was first made. To be timely for the 2023 annual meeting of shareholders, a shareholder’s notice must be received by us between February 8, 2023, and March 10, 2023. Such proposals should be delivered or mailed to the attention of our Corporate Secretary at our principal executive office, which is Avalara, Inc., 255 South King Street, Suite 1800, Seattle, WA 98104. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

These shareholder notices must contain information required by our bylaws. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. If a matter is properly brought before our next annual meeting under the procedures outlined in this section, the proxy holders named by our Board will have the discretion to vote on such matter without having received directions from shareholders delivering proxies to them for such meeting, provided, that our proxy statement for our next meeting briefly describes the matter and how the proxy holders intend to vote on it.

In addition to satisfying the foregoing requirements under our bylaws with respect to advance notice of any nomination, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees for the 2023 annual meeting of shareholders in accordance with SEC Rule 14a-19 must provide notice to the attention of our Corporate Secretary at the address above no later than April 10, 2023. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this proxy statement does not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement, and information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this proxy statement (other than information “furnished” under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K or otherwise “furnished” to the SEC, unless otherwise stated) and before the date of the special meeting. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement:

•	Avalara’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 24, 2022, as amended by the Form 10-K/A filed with the SEC on May 5, 2022;

•	Avalara’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, which were filed with the SEC on May 6, 2022 and August 9, 2022, respectively; and

•	Avalara’s Current Reports on Form 8-K, which were filed with the SEC on February 10, 2022, June 13, 2022, August 8, 2022, and August 9, 2022.

Our SEC filings are available to the public on the SEC’s website at www.sec.gov, which contains reports, proxies and information statements and other information regarding registrants that file electronically. We also maintain a website at investor.avalara.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not a part of this proxy statement and the inclusion of our website address in this proxy statement is an inactive textual reference only.

We will furnish without charge to each person, including any beneficial owner, to whom a proxy statement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Avalara, Inc.

Attention: Corporate Secretary

255 South King Street, Suite 1800

Seattle, Washington 98104

(206) 826-4900

MISCELLANEOUS

You should rely only on the information contained or incorporated by reference into this proxy statement, the appendices to this proxy statement and the documents we incorporate by reference into this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is very important. Please promptly vote your shares by completing, signing, dating and returning your enclosed proxy card in the postage-paid envelope provided or by Internet as described on your enclosed proxy card.

ANNEX A

CONFIDENTIAL

Execution Version

AGREEMENT AND PLAN OF MERGER

among

AVALARA, INC.,

LAVA INTERMEDIATE, INC.

and

LAVA MERGER SUB, INC.

Dated as of August 8, 2022

A-i

A-ii

EXHIBITS:

Exhibit A	Certificate of Incorporation of the Surviving Corporation

A-iii

INDEX OF DEFINED TERMS

2022 Bonus Plans	A-41
Acceptable Confidentiality Agreement	A-58
Acquisition Inquiry	A-33
Acquisition Proposal	A-33
Action	A-15
Affiliate	A-58
Agreement	A-1
Alternative Financing	A-46
Alternative Financing Commitment	A-46
Anti-Corruption Laws	A-12
Antitrust Law	A-39
Applicable Date	A-12
Articles of Incorporation	A-9
Articles of Merger	A-2
Bankruptcy and Equity Exception	A-11
Benefit Continuation Period	A-41
Book-Entry Shares	A-6
Business Day	A-58
Business Systems	A-21
Bylaws	A-9
Cancelled Shares	A-3
Capitalization Date	A-10
Capped Call Documentation	A-58
Capped Call Transactions	A-58
CBA	A-17
Certificates	A-6
Change of Recommendation	A-38
Closing	A-2
Closing Date	A-2
Code	A-8
Common Stock	A-9
Company	A-1
Company Disclosure Letter	A-9
Company Employees	A-16
Company Equity Award	A-58
Company Intellectual Property	A-22
Company Notice	A-58
Company Option	A-3
Company Plan	A-16
Company Products	A-22
Company PSU	A-4
Company Related Parties	A-55
Company Requisite Vote	A-11
Company RSU	A-3
Company Securities	A-10
Company Stock Plans	A-58
Company Termination Payment	A-59
Company Transaction Obligations	A-55
Confidentiality Agreement	A-41
Contagion Event	A-59

Continuing Employees	A-41
Contract	A-14
control	A-59
Converted Cash Award	A-4
Convertible Notes	A-59
Convertible Notes Indenture	A-59
Copyrights	A-22
COVID-19	A-59
COVID-19 Measures	A-59
Current Premium	A-43
Debt Financing	A-26
Debt Financing Commitments	A-26
Debt Financing Sources	A-59
Debt Financing Sources Related Party	A-59
Definitive Financing Agreements	A-46
Dissenting Shares	A-8
DOJ	A-38
Effective Time	A-2
End Date	A-53
Environmental Laws	A-23
Equity Financing	A-27
Equity Financing Commitments	A-26
Equity Investor	A-26
ERISA	A-16
Event Notice Period	A-35
Exchange Act	A-12
Exchange Fund	A-5
Excluded Information	A-50
Exempt Employees	A-31
Ex-Im Laws	A-59
Final Exercise Date	A-5
Financial Advisor	A-24
Financing	A-26
Financing Commitments	A-26
Financing Uses	A-27
FTC	A-38
GAAP	A-59
Governmental Entity	A-11
Guarantees	A-1
Guarantor	A-1
Hazardous Materials	A-23
HSR Act	A-12
Indemnified Parties	A-42
Intellectual Property	A-22
Intervening Event	A-59
IRS	A-16
Knowledge	A-60
Law	A-60
Lease	A-19
Leased Real Property	A-19

A-iv

Licenses	A-12
Liens	A-18
Marks	A-22
Material Adverse Effect	A-60
Material Contract	A-15
Merger	A-1
Merger Sub	A-1
Notice Period	A-35
Open Source Software	A-23
Option Consideration	A-3
Parent	A-1
Parent Disclosure Letter	A-24
Parent Material Adverse Effect	A-52
Parent Related Parties	A-56
Parent Termination Fee	A-54
Parent Transaction Obligations	A-56
Parties	A-1
Party	A-1
Patents	A-22
Paying Agent	A-5
Payment Network	A-61
Payment Network Rules	A-61
Payroll Tax Executive Order	A-61
Per Share Merger Consideration	A-3
Permitted Liens	A-19
Person	A-61
Personal Information	A-23
Preferred Stock	A-9
Privacy Laws	A-23
Proxy Statement	A-26
Recommendation	A-11

Release	A-24
Remedial Action	A-39
Representatives	A-61
Required Information	A-61
Sanctioned Person	A-61
Sanctions	A-62
SEC	A-12
SEC Reports	A-12
Securities Act	A-13
Share	A-3
Shareholders Meeting	A-37
Stock Purchase Plan	A-4
subsidiaries	A-62
subsidiary	A-62
Superior Proposal	A-36
Surviving Corporation	A-1
Takeover Law	A-24
Tax Return	A-20
Taxes	A-20
Trade Secrets	A-22
Transaction Documents	A-62
Transaction Litigation	A-44
Unvested Company PSU	A-4
Unvested Company RSU	A-4
Vested Company PSU	A-4
Vested Company PSU Consideration	A-4
Vested Company RSU	A-4
Vested Company RSU Consideration	A-4
WARN Act	A-18
WBCA	A-1
Willful Breach	A-62

A-v

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of August 8, 2022 (this “Agreement”), is entered into by and among Avalara, Inc., a Washington corporation (the “Company”), Lava Intermediate, Inc., a Delaware corporation (“Parent”), and Lava Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement and have authorized the execution and delivery hereof;

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the shareholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the Merger in accordance with the Washington Business Corporation Act (the “WBCA”), (ii) adopted this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the WBCA and (iii) adopted a resolution recommending this Agreement be approved by the shareholders of the Company;

WHEREAS, as a material inducement to, and as a condition to, the Company entering into this Agreement, concurrently with the execution of this Agreement, each of the Persons set forth on Section 1.1 of the Parent Disclosure Letter (each, a “Guarantor”) has entered into a limited guarantee, dated as of the date hereof, guaranteeing certain of Parent’s and Merger Sub’s obligations under this Agreement (the “Guarantees”); and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in this Agreement, and in accordance with the WBCA, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and a wholly owned subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation without reversion or impairment and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the WBCA.

SECTION 1.2 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York or remotely by exchange of documents and signatures (or their electronic counterparts), at 9:00 a.m., New York City time, on the third Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of such conditions at the Closing) have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.

SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause the Merger to be consummated by filing articles of merger (the “Articles of Merger”), to be properly and duly executed, and delivered for filing with the Secretary of State of the State of Washington in accordance with Chapter 23B.11.050 of the WBCA, and by making all other filings and recordings, and delivering and tendering, or causing to be delivered or tendered, as applicable, any Taxes and fees, required under the WBCA to effect the Merger. The Merger shall become effective at the time when the Articles of Merger has been properly and duly filed with and accepted by the Secretary of State of the State of Washington or at such later time as may be agreed by the Company and Parent in writing and specified in the Articles of Merger in accordance with the WBCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

SECTION 1.4 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth in Exhibit A, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation, until thereafter amended or restated as provided therein and by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (except that references therein to the name of Merger Sub shall be replaced by references to the name of the Surviving Corporation), until thereafter amended or restated as provided therein, by the articles of incorporation of the Surviving Corporation and by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

SECTION 1.5 Directors and Officers.

(a) The Parties shall take all actions reasonably necessary to cause the directors of Merger Sub at the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the Surviving Corporation and applicable Law.

(b) The officers of the Company at the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time, until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation and applicable Law.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

(a) Merger Consideration. Each share of Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time (each such share, a “Share”) (other than (i) Shares owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the Effective Time and Shares owned by the Company immediately prior the Effective Time, including Shares held in treasury by the Company, and in each case not held on behalf of third parties (collectively, the “Cancelled Shares”), which shall be treated in accordance with the provisions of Section 2.1(b), (ii) Shares owned by any wholly-owned subsidiary of the Company and (iii) the Dissenting Shares (as defined below), which shall be treated in accordance with the provisions of Section 2.4), shall be converted automatically into and shall thereafter represent the right to receive $93.50 per share in cash (after giving effect to any required Tax withholdings as provided in Section 2.3(f)), without interest (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration as provided in this Section 2.1(a) shall no longer be outstanding, shall be cancelled and extinguished automatically and shall cease to exist, and each former holder of Shares that were outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares, except for the right to receive the Per Share Merger Consideration to be paid in consideration therefor in accordance with this Article II.

(b) Cancellation of Cancelled Shares. Each Cancelled Share shall cease to be outstanding, shall automatically be cancelled without any conversion thereof or payment of any consideration therefor and shall cease to exist. For the avoidance of doubt, any Shares owned by any wholly owned subsidiary of the Company shall remain outstanding and shall not be converted into the right to receive the Per Share Merger Consideration.

(c) Merger Sub. Each share of common stock of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

SECTION 2.2 Treatment of Company Equity Awards.

(a) Treatment of Company Options. Immediately prior to the Effective Time, each outstanding option to purchase shares of Common Stock (a “Company Option”) under the applicable Company Stock Plan (whether vested or unvested) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash, equal to (x) the total number of shares of Common Stock subject to the Company Option multiplied by (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Common Stock under such Company Option, less applicable Taxes required to be withheld with respect to such payment (the “Option Consideration”). For the avoidance of doubt, any Company Option (whether vested or unvested) that has a per Share exercise price that is greater than or equal to the Per Share Merger Consideration shall be cancelled at the Effective Time for no consideration or payment.

(b) Treatment of Company RSUs.

(i) Immediately prior to the Effective Time, each outstanding restricted stock unit (a “Company RSU”) under the applicable Company Stock Plan that is vested as of immediately prior to the Effective Time (but not yet settled) or that vests as a result of the consummation of transactions contemplated by this Agreement (a “Vested Company RSU”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Common Stock subject to such Vested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company RSU Consideration”).

(ii) Immediately prior to the Effective Time, each outstanding Company RSU under the applicable Company Stock Plan that is not a Vested Company RSU (an “Unvested Company RSU”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive from Parent or the Surviving Corporation an aggregate amount in cash (without interest) (each, a “Converted Cash Award”) equal to (x) the total number of shares of Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.2(b)(ii), each such Converted Cash Award assumed and converted pursuant to this Section 2.2(b)(ii) shall continue to have, and shall be subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding Company RSU immediately prior to the Effective Time; provided, however, that, for any individuals described in Section 2.2(b) of the Company Disclosure Letter, such holder’s Converted Cash Award shall automatically accelerate upon a Qualifying Termination (as defined in Section 2.2(b) of the Company Disclosure Letter).

(c) Treatment of Company PSUs.

(i) Immediately prior to the Effective Time, each outstanding performance stock unit (a “Company PSU”) under the applicable Company Stock Plan that is vested (but not yet settled) as of immediately prior to the Effective Time (a “Vested Company PSU”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Common Stock subject to such Vested Company PSU immediately prior to the Effective Time (as determined in accordance with the terms of the applicable award agreement) multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company PSU Consideration”).

(ii) Immediately prior to the Effective Time, each outstanding Company PSU under the applicable Company Stock Plan that is not a Vested Company PSU (an “Unvested Company PSU”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a Converted Cash Award with respect to an aggregate amount in cash (without interest) equal to (x) the total number of shares of Common Stock subject to such Unvested Company PSU immediately prior to the Effective Time (as determined in accordance with Section 2.2(c)(ii) of the Company Disclosure Letter) multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment. Except as otherwise provided in this Section 2.2(c)(ii), each such Converted Cash Award assumed and converted pursuant to this Section 2.2(c)(ii) shall vest in accordance with the time-vesting schedule following a “change in control” set forth in the applicable award agreement and shall, for the avoidance of doubt, automatically accelerate upon a qualifying termination of employment (as described in the applicable award agreement).

(d) Stock Purchase Plan. As soon as practicable following the date of this Agreement and in any event prior to the Effective Time, the Board of Directors of the Company shall adopt resolutions and take such other actions (including, if appropriate, amending the terms of the Avalara 2018 Employee Stock Purchase Plan (the “Stock Purchase Plan”)) that may be necessary or required under the Stock Purchase Plan and applicable Law to provide that: (i) each individual participating in an Offering (as defined in the Stock Purchase Plan) or a purchase period in progress on the date hereof will not be permitted to (A) increase his or her payroll contributions rate pursuant to the Stock Purchase Plan from the rate in effect as of the date hereof or (B) make separate non-payroll contributions to the Stock Purchase Plan on or following the date hereof, (ii) no individual who is not participating in the Stock Purchase Plan with respect to any current Offering as of the date hereof shall be allowed to commence participation in the Stock Purchase Plan following the date hereof, (iii) the final exercise date for such Offering shall be the earlier of the regularly scheduled final exercise date for such Offering and a date that is no later than five calendar days prior to the Effective Time (the “Final Exercise Date”), (iv) each Stock Purchase Plan participant’s accumulated contributions under the Stock Purchase Plan shall be used to purchase shares of Common Stock in accordance with the terms of the Stock Purchase Plan as of the Final Exercise Date, (v) no further Offering or purchase period will commence pursuant to the Stock Purchase Plan after the date hereof, and (vi) the Stock Purchase Plan shall terminate in its entirety immediately prior to the Effective Time and no further rights shall be granted or exercised under the Stock Purchase Plan thereafter.

(e) Corporate Actions. At or prior to the Effective Time, the Company, the Board of Directors of the Company and the Compensation Committee of the Board of Directors of the Company, as applicable, shall take all actions as are necessary (including adopting any resolutions) to effectuate the provisions of this Section 2.2.

(f) Payment for Company Equity Awards. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Company Options, Vested Company RSUs and Vested Company PSUs with respect to such Company Options, Vested Company RSUs and Vested Company PSUs (as applicable) to the extent the Company’s cash on hand at Closing (after taking into account the payment of the Company’s transaction expenses) is insufficient. As promptly as reasonably practicable following the Closing Date, but in no event later than the first regularly scheduled payroll date following the Closing Date, the applicable former holders of Company Options, Vested Company RSUs, and Vested Company PSUs will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of the Option Consideration, Vested Company RSU Consideration and Vested Company PSU Consideration required to be paid to such former holders pursuant to Section 2.2(a), Section 2.2(b)(i), and Section 2.2(c)(i) (as applicable). The Surviving Corporation shall pay any portion of a Converted Cash Award that vests to the applicable holder thereof no later than the first regularly scheduled payroll date following the date on which such portion vests.

SECTION 2.3 Surrender of Shares.

(a) Paying Agent. Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent with the Company’s prior written approval, which approval shall not be unreasonably conditioned, withheld or delayed, to act as agent for the shareholders of the Company in connection with the Merger (the “Paying Agent”). Immediately prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to pay the aggregate Per Share Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares and Dissenting Shares) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a). With respect to any Dissenting Shares, Parent shall not be required to deposit or cause to be deposited with the Paying Agent funds sufficient to pay the Per Share Merger Consideration that would be payable in respect of such Dissenting Shares if such Dissenting Shares were not Dissenting Shares. The Paying Agent shall invest the Exchange Fund as reasonably directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall promptly replace or restore, or cause to be replaced or restored, the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 2.1(a) shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a).

(b) Exchange Procedures.

(i) Transmittal Materials. Promptly after the Effective Time (and in any event within three Business Days thereafter), the Surviving Corporation shall cause the Paying Agent to mail or otherwise provide to each former holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares, if any (“Certificates”), and, if required by the Paying Agent, each former holder of record of Shares held in book-entry form (“Book-Entry Shares”) (in each case, other than holders of Cancelled Shares and Dissenting Shares) (A) transmittal materials, including a letter of transmittal in customary form reasonably acceptable to the Company, specifying that delivery shall be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon proper delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, (B) a copy of RCW Chapter 23B.13 and all information contemplated thereby, and (C) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Per Share Merger Consideration. The Paying Agent will accept such Certificates and transferred Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices.

(ii) Certificates. Upon proper surrender of one or more Certificates to the Paying Agent, together with such duly completed and executed letter of transmittal contemplated by Section 2.3(b)(i), each holder of record of one or more Certificates, if any, shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time in exchange therefor, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Certificates by (B) the Per Share Merger Consideration, and the Certificates so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

(iii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares will not be required to deliver a Certificate to receive the applicable Per Share Merger Consideration. In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) shall upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time in exchange therefor, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Shares by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.

(iv) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates are registered in the stock transfer books or ledger of the Company, the Per Share Merger Consideration may be issued to such transferee or other Person if the Certificates formerly representing such Shares are properly endorsed and otherwise in proper form for surrender and transfer and presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and establish to the satisfaction of Parent (or any agent designated by Parent) that any applicable transfer or other similar Taxes have been paid or are not applicable. Payment of the applicable Per Share Merger Consideration with respect to Book-Entry Shares will only be made to the Person in whose name such Book-Entry Shares are registered.

(v) No Further Ownership Rights in Company Common Stock. Until surrendered as contemplated by this Section 2.3(b), each Certificate and Book-Entry Share (other than Cancelled Shares and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together, if applicable, with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Book-Entry Shares.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Shares for 12 months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Certificates or Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) who has not theretofore complied with this Article II shall thereafter be entitled to look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) upon delivery of evidence of Certificates or Book-Entry Shares acceptable to the Surviving Corporation, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and the Surviving Corporation shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of such holder’s claim for the Per Share Merger Consideration payable upon due surrender of its Certificates or Book-Entry Shares. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto.

(d) Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Certificate or Book-Entry Share is presented, and acceptable, to the Surviving Corporation, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Article II, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to Section 2.1(a) (without interest and less applicable withholding taxes).

(e) Full Satisfaction. The Per Share Merger Consideration paid upon surrender of Certificates or receipt by the Paying Agent of an “agent’s message”, if applicable, in the case of Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares, as applicable.

(f) Withholding Rights. Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Company Options, Company RSUs and Company PSUs such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986 (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such deducted or withheld amounts (i) shall be remitted by the Paying Agent, Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Company Options, Company RSUs and Company PSUs (as the case may be) in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

SECTION 2.4 Dissenters’ Rights. Notwithstanding anything in this Agreement to the contrary, if required by the WBCA (but only to the extent required thereby) any Shares that are issued and outstanding immediately prior to the Effective Time and that are held by holders who have not voted such Shares in favor of the approval of this Agreement and who are entitled to and have properly and timely notified the Company of their intent to demand payment and exercise dissenters’ rights with respect thereto in accordance with Chapter 23B.13 of the WBCA, have complied strictly in all respects with Chapter 23B.13 of the WBCA and have not effectively withdrawn such notice or demand (collectively, “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to dissent or payment under the WBCA, at which time such Shares shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a), without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(f) and such Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Shares. Each Dissenting Share shall no longer be outstanding, shall automatically be cancelled and extinguished and shall cease to exist at the Effective Time, and each holder of Dissenting Shares shall be entitled to receive only the payment of the fair value of such Dissenting Shares (after giving effect to any required Tax withholdings as provided in Section 2.3(f)) in accordance with the provisions of, and as provided by, Chapter 23B.13 of the WBCA with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn or otherwise irrevocably lost or failed to perfect such Person’s right to dissent or payment under the WBCA. The Company shall give Parent prompt notice of any written notices of intent of any holder of Shares to demand payment and exercise dissenters’ rights or withdrawals of such notices, and any other instruments served pursuant to applicable Law that are received by the Company relating to dissenters’ rights, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to any exercise by any holder of Shares of dissenter’s rights. The Company shall not, except with the prior written consent of Parent, make (or cause to be made on its behalf) any payment with respect to any notices of intent of any holder of Shares to demand payment and exercise dissenters’ rights or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such notices, or approve any withdrawal of any such notices, or waive any failure to timely deliver a written notice of intent to demand payment or otherwise to comply with the provisions under Chapter 23B.13 of the WBCA, or agree to do any of the foregoing.

SECTION 2.5 Adjustments. Notwithstanding anything to the contrary herein, in the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction, then the Per Share Merger Consideration shall be equitably adjusted to provide to Parent and the holders of Shares, Company Options, Company RSUs and Company PSUs the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.5 shall be construed to permit the Company, any subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after January 1, 2020 and not less than one Business Day prior to the date of this Agreement (excluding any disclosures (A) set forth in the SEC Reports under the captions “Risk Factors” or “Forward-Looking Statements” and (B) in any other forward-looking statements in such SEC Reports, in each case of clauses (A) and (B), to the extent they are cautionary, predictive or forward-looking in nature) or (ii) as set forth on the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to the extent the relevance of such item is reasonably apparent on the face of such disclosure:

SECTION 3.1 Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so organized (only with respect to the subsidiaries of the Company), existing (only with respect to the subsidiaries of the Company), qualified or, to the extent such concept is applicable, in good standing (only with respect to the subsidiaries of the Company), or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Section 3.1(a) of the Company Disclosure Letter sets forth (x) each subsidiary of the Company and the ownership interest of the Company in each such subsidiary and (y) the jurisdiction of organization of each such subsidiary.

SECTION 3.2 Articles of Incorporation and Bylaws.

(a) The Company has furnished or otherwise made available to Parent, prior to the date hereof, a correct and complete copy of the articles of incorporation of the Company, as amended to date (the “Articles of Incorporation”), and the amended and restated bylaws of the Company, as amended to date (the “Bylaws”), in each case as currently in effect. The Articles of Incorporation and the Bylaws are in full force and effect, and the Company is not in violation of or noncompliance with the foregoing documents in any material respect.

(b) The Company has furnished or otherwise made available to Parent, prior to the date hereof, complete and correct copies of the articles of incorporation and bylaws (or equivalent organizational documents) each as amended to date, of each of “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X of the SEC).

SECTION 3.3 Capitalization. The authorized capital stock of the Company consists of (i) 600,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

(a) As of the close of business on August 3, 2022 (the “Capitalization Date”):

(i) no shares of Preferred Stock were issued or outstanding;

(ii) 88,265,657 shares of Common Stock were issued and outstanding and no shares of Common Stock were held by the Company in its treasury;

(iii) there were (x) (A) 2,022,650 shares of Common Stock underlying outstanding Company Options (having a weighted average exercise price of $35.25), (B) 4,167,202 shares of Common Stock underlying outstanding Company RSUs and (C) 299,962 shares of Common Stock underlying outstanding Company PSUs (calculated based on deemed target-level performance achievement), and (y) 3,204,187 shares of Common Stock reserved for issuance under the Stock Purchase Plan;

(b) From the close of business on the Capitalization Date until the date of this Agreement, no Company Equity Awards have been granted and no Shares have been issued, except for shares of Common Stock issued pursuant to the exercise of Company Options, the vesting or settlement of Company RSUs or the vesting or settlement of Company PSUs, in each case in accordance with the terms of the applicable Company Stock Plan and that were outstanding on or prior to the Capitalization Date. Except as set forth in Section 3.3(a) or on Section 3.3(b) of the Company Disclosure Letter, as of the date of this Agreement, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities or equity interests of the Company, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities or equity interests of the Company, (C) options, warrants, calls, phantom stock, rights of first refusal, profit participation or similar rights or other rights to acquire from the Company, or obligations or contractual commitments of the Company to issue or sell, any capital stock, voting securities, equity interests or securities convertible into, exercisable for, exchangeable for or giving any Person a right to subscribe for or acquire, any capital stock, voting securities or equity interests of the Company or (D) securities or rights issued by, or other contractual obligations, agreements, arrangements or commitments of, the Company, in each case, that are derivative of, or provide economic benefit based on the value of, any capital stock, other voting securities or other equity interest of the Company (collectively, “Company Securities”), (ii) there are no outstanding contractual obligations, agreements, arrangements or commitments requiring the Company to repurchase, redeem or otherwise acquire any Company Securities and (iii) neither the Company nor any of its subsidiaries are party to or bound by any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to, any Company Equity Awards or Company Securities. All outstanding Shares, and all Shares reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of pre-emptive rights, purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the WBCA, the organizational documents of the Company or any of its subsidiaries or any agreement to which the Company or any of its subsidiaries is a party or otherwise bound. Each of the outstanding shares of capital stock, membership interests, partnership interests, voting securities or other ownership or equity interests of each of the Company’s subsidiaries, in each case, is duly authorized, validly issued, fully paid and non-assessable and, except as set forth on Section 3.3(b) of the Company Disclosure Letter, all such shares are owned by the Company or a subsidiary of the Company and, with respect to such shares owned by the Company or a subsidiary of the Company, and are owned free and clear of all Liens, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except for transfer restrictions of general applicability arising under securities laws. Except for the Convertible Notes, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. No subsidiary of the Company owns any shares of Common Stock.

(c) There are no accrued and unpaid dividends with respect to any outstanding shares of capital stock of the Company, and there exists no commitment to declare or pay any such dividends.

SECTION 3.4 Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby, subject only to the affirmative vote (in person or by proxy) of the holders of a majority all of the outstanding shares of Common Stock to approve this Agreement (the “Company Requisite Vote”), and no other corporate proceedings or shareholder or similar action on the part of the Company is necessary to authorize this Agreement, to perform its obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing of the Articles of Merger with the Secretary of State of the State of Washington as required by the WBCA). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company, at a duly called and held meeting, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s shareholders, (ii) adopted this Agreement and approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) subject to the terms of this Agreement, resolved to recommend that the shareholders of the Company vote in favor of the approval of this Agreement (the “Recommendation”) and (iv) directed that this Agreement be submitted to the shareholders of the Company at the Shareholders Meeting for their approval. The only vote of the shareholders of the Company required to adopt and approve this Agreement and the transactions contemplated hereby, including the Merger, is the Company Requisite Vote.

SECTION 3.5 No Conflict; Required Filings and Consents.

(a) Except as set forth on Section 3.5(a) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby do not and will not (i) breach, violate or conflict with the Articles of Incorporation or Bylaws, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, all filings described in such clauses have been made and the Company Requisite Vote has been obtained, conflict with, breach or violate any Law, Payment Network Rule, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties or assets are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default or result in a breach or violation), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment, approval, notice, payment, modification or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of the Company pursuant to, any Material Contract, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which would not reasonably be expected to prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, and in each case other than as may arise in connection with the Financing (as defined herein) or facts and circumstances particular to Parent and its Affiliates.

(b) Subject to the accuracy of Parent’s and Merger Sub’s representations set forth in Section 4.3(b), the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any governmental, quasi-governmental or regulatory (including stock exchange) authority, agency, court, commission, arbitral body (public or private), arbitration panel or other governmental body, whether foreign or domestic, of any country, nation, republic, federation or similar entity or any state, county, parish or municipality, jurisdiction or other political subdivision thereof (each, a “Governmental Entity”), except for (i) compliance with the applicable requirements of the

Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities, takeover and “blue sky” laws, (ii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Washington of the Articles of Merger as required by the WBCA, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to (A) individually or in the aggregate, prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement or (B) have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.6 Compliance.

(a) The Company and its subsidiaries are not, and since January 1, 2019, have not been, in violation of any Law or Payment Network Rule, applicable to the Company or any of its subsidiaries, except for violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities and Payment Network sponsorships, registrations and authorizations (“Licenses”) required to conduct their respective businesses and own, lease and operate their respective assets and properties, as being conducted as of the date hereof and as of the Effective Time, except for any such Licenses the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2019, none of the Company or any of its subsidiaries or any of their respective officers, directors, or employees or, to the Knowledge of the Company, any agent or other Person acting on behalf of any of the Company or its subsidiaries, (i) is or has been in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or any other similar applicable Law that prohibits corruption or bribery (collectively, “Anti-Corruption Laws”) or (ii) has directly or indirectly made, offered, agreed, requested or taken any other act in furtherance of an offer, promise or authorization of any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of any of the Anti-Corruption Laws. The Company has instituted, maintains and enforces policies and procedures reasonably designed to ensure compliance with the Anti-Corruption Laws.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2019, neither the Company nor any of its subsidiaries, nor any of their respective officers, directors, or employees, or, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or any of its subsidiaries: (i) has been or is a Sanctioned Person, engaged in dealings with or for the benefit of any Sanctioned Person, or otherwise violated any Sanctions or Ex-Im Laws; or (ii) has been the subject of any proceeding, voluntary or directed disclosure, allegation, or internal investigation regarding any violation or alleged violation under Anti-Corruption Laws, Sanctions, or Ex-Im Laws, and no such Action is pending or, to the Knowledge of the Company, has been threatened.

SECTION 3.7 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed or furnished all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments, schedules and supplements thereto) in each case required to be filed or furnished on or prior to the date hereof by it with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2021 (the “Applicable Date”) through the date hereof (all such forms, reports, statements, certificates and other documents filed since the Applicable Date, including all exhibits and other information incorporated therein, amendments, schedules and supplements thereto, collectively, the “SEC Reports”). As of their respective SEC filing dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act of 1933 (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Report filed prior to the date of this Agreement. Since the Applicable Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange. As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the SEC Reports and, to the Knowledge of the Company, none of the SEC Reports is subject to ongoing review or outstanding SEC comment or investigation. No subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.

(b) The audited consolidated financial statements of the Company and its subsidiaries (including all notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC (taking into account the Form 10-K/A filed with respect thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations, cash flows and shareholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company and its subsidiaries (including any related notes thereto) for all interim periods included in the Company’s quarterly reports on Form 10-Q filed with the SEC since January 1, 2022 and included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except for the absence of footnote disclosures and normal period-end adjustments as permitted by GAAP) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations and cash flows for the periods indicated (subject to normal period-end adjustments as permitted by GAAP).

(c) The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are effective to ensure that material information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents.

(d) Except (i) as disclosed, reflected, accrued or reserved against in the financial statements (including all notes thereto) of the Company contained in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2022; (ii) for liabilities or obligations incurred in the ordinary course of business since March 31, 2022; (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement; and (iv) for liabilities or obligations permitted by this Agreement or incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of a nature required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto, other than those which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.8 Contracts.

(a) Except (i) for this Agreement, (ii) for the Contracts filed as exhibits to the SEC Reports, (iii) for the Company Plans as set forth in Section 3.11(a) of the Company Disclosure Letter and (iv) as set forth in

Section 3.8(a) of the Company Disclosure Letter, as of the date hereof, neither the Company nor any of its subsidiaries is party to or bound by any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other similar instrument or obligation (each, a “Contract”) that:

(i) contains covenants binding upon the Company or any of its subsidiaries or, after the Closing Date, the Surviving Corporation or Parent that (A) materially restrict the ability of the Company or any of its subsidiaries to compete in any business or with any Person or in any geographic area or (B) grant exclusivity or “most favored nation” protections or material rights of first refusal, first offer or first negotiation or similar restrictions to the counterparty to such Contract (including any exclusive supply agreements with the Company’s suppliers);

(ii) other than with respect to any partnership that is wholly owned by the Company or any of its subsidiaries, is a joint venture, partnership or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond or similar Contract pursuant to which any indebtedness of the Company or any of its subsidiaries, in each case in excess of $1 million, is outstanding, other than any such Contract between or among any of the Company and any of its subsidiaries;

(iv) prohibits or requires the payment of dividends or distributions in respect of the capital stock of the Company or any of its subsidiaries or prohibits or requires the pledging of the capital stock of the Company or any subsidiary of the Company;

(v) has resulted in payments by the Company or any of its subsidiaries of more than $3 million in the aggregate for the prior fiscal year (other than Contracts subject to clause (iii) above, acquisition-related payments, payments to insurance brokers or leases of real property);

(vi) has directly resulted in payments to the Company or any of its subsidiaries of more than $1 million in the aggregate for the prior fiscal year (other than Contracts subject to clause (xiv) below);

(vii) (A) relating to the acquisition or disposition of a material amount of assets by the Company or any of its subsidiaries that is pending or (B) with respect to any acquisition or disposition pursuant to which the Company or any of its subsidiaries (x) has continuing “earn-out” or other contingent payment obligations, including any holdback amount, in each case, that would reasonably be expected to result in payments (1) in excess of $500,000 or (2) upon consummation of the transactions contemplated herein or (y) would acquire, after the date of this Agreement, any material ownership interest in any other Person or other business enterprise;

(viii) is a CBA;

(ix) is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or any of its subsidiaries has or will have any material outstanding obligation after the date of this Agreement;

(x) between the Company or any of its subsidiaries, on the one hand, and any director or officer of the Company or any of its subsidiaries or any Person beneficially owning 5% or more of the outstanding Shares, on the other hand, except for any Company Plan and any Contracts entered into on arm’s length terms in the ordinary course of business;

(xi) relates to any outstanding commitment for capital expenditures (excluding any software development costs capitalized by the Company) by the Company or its subsidiaries in excess of $4 million;

(xii) is a material license granted by the Company or any of its subsidiaries with respect to Company Intellectual Property, other than nonexclusive licenses granted to customers by the Company or any of its subsidiaries in the ordinary course of business;

(xiii) is a material license of Intellectual Property granted to the Company or any of its subsidiaries, other than non-exclusive licenses to unmodified “off the shelf” software used for the Company’s or its subsidiaries’ internal business purposes for which the Company or any subsidiary has made aggregate payments during the past year not in excess of $1 million;

(xiv) for the prior fiscal year was one of the ten (10) largest developer, reseller, referral, partner, or similar partner agreements governing interaction with third-party platforms as measured by enabled revenue payable to the Company and its subsidiaries by customers;

(xv) is a material contract with a Governmental Entity;

(xvi) is a Contract to enter into any of the foregoing.

Each Contract required to be set forth in Section 3.8(a) of the Company Disclosure Letter or filed as an exhibit to the SEC Reports as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (in each case, excluding any Company Plan) is referred to herein as a “Material Contract”.

(b) Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires or terminates in accordance with its terms, and (ii) for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof (x) none of the Company nor, to the Knowledge of the Company, any of its subsidiaries has received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract (except in accordance with the terms thereof) and (y) there is no breach or default under any Material Contract by the Company or any of its subsidiaries and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its subsidiaries and, to the Knowledge of the Company, each other party thereto is not in material default with its obligations under such Material Contract.

SECTION 3.9 Absence of Certain Changes or Events. (a) Since March 31, 2022 through the date of this Agreement, except as contemplated by this Agreement or in response to any Contagion Event, including any COVID-19 Measures, or any change in applicable Law or policy as a result of any Contagion Event, including any COVID-19 Measures, the Company and its subsidiaries have not taken any action that, if taken after the date hereof, would require the consent of Parent pursuant to the terms of Section 5.1(b)(i), (ii), (iv), (v), (vi), (xi), (xii), (xv), (xvi) and (xvii), (b) since March 31, 2022 through the date of this Agreement, the Company and each of its subsidiaries have conducted their business, in all material respects, in the ordinary course (except with respect to this Agreement and discussions, negotiations and transactions related thereto), and (c) since December 31, 2021, there has not occurred any event, development, change, effect, fact, circumstance or occurrence that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10 Absence of Litigation. There are no suits, claims, actions, charges, complaints, audits, investigations, inquiries, proceedings, or arbitrations (each, an “Action”) pending or, to the Knowledge of the Company as of the date of this Agreement, threatened against, by or affecting, the Company or any of its subsidiaries, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries or any of their respective material properties or assets is or are subject to any order, writ, judgment, injunction, decree or award except for those that would not reasonably be expected, individually or in the aggregate, (A) to have a Material Adverse Effect or (B) to prevent or materially delay the consummation by the Company of the transactions contemplated by this Agreement.

SECTION 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Letter contains a true and complete list of each material Company Plan, separated by jurisdiction. For purposes of this Agreement, “Company Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not subject thereto), and each other material employee benefit or compensation plan, policy, program, agreement or arrangement, including those providing compensation or benefits to any current or former director, officer, employee or individual service provider (collectively, the “Company Employees”), including bonus, employment, severance, fringe benefits, change in control, incentive equity or equity-based compensation, or deferred compensation, in each case, contributed to, sponsored or maintained by the Company or any of its subsidiaries, or pursuant to which the Company or any of its subsidiaries has an obligation to contribute, or under or with respect to which the Company or any of its subsidiaries has or could reasonably be expected to have any current or contingent liability or obligation, other than, in each case, a plan, policy, program, or arrangement which is administered by a Governmental Entity (provided that, individual equity award agreements, employment agreements or offer letters are not required to be individually scheduled to the extent that such agreements are in substantially the form provided or made available to Parent on or prior to the date hereof).

(b) With respect to each material Company Plan, the Company has made available to Parent a true and complete copy thereof to the extent in writing (and, if not in writing, a summary of the material terms) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required, (iv) any non-routine correspondence with any Governmental Entity within the past three (3) years, and (v) for the most recent fiscal year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any.

(c) Except as would not reasonably be expected to result in material liability to the Company and its subsidiaries, each Company Plan has been established, maintained, funded and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, rules and regulations. Except as would not reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole, there are no Actions, suits or claims (other than routine claims for benefits in the ordinary course of business) pending or, to the Knowledge of the Company, threatened with respect to any Company Plan or against the assets thereof. Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination, opinion or advisory letter to that effect from the IRS and no circumstances exist which would reasonably be expected to adversely affect such qualification.

(d) No Company Plan provides, and neither the Company nor any of its subsidiaries has any obligation to provide, for post-employment or retiree health or welfare benefits to any Person, except (i) to the extent required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code, or similar Laws, and under which the recipient pays the full cost, or (ii) with respect to employees or service providers located outside of the United States, to the extent required by applicable Law.

(e) No Company Plan is, and neither the Company nor any of its subsidiaries located in the United States has any current or contingent liability or obligation under or with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) a plan that is subject to Section 302 of Title IV of ERISA or Section 412 or 430 of the Code, (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or (iv) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413 of the Code). No Company Plan is a “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject to ERISA). Neither the Company nor any of its subsidiaries has any current, contingent liability or obligation as a consequence of at any time being considered a single employer under Section 414 of the Code with any other Person.

(f) Except as set forth in Section 3.11(f) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (alone or in combination with any other event) could reasonably be expected to: (i) accelerate the time of payment, vesting, or funding, or increase the amount of compensation due to any director, officer, employee or individual service provider of the Company or any of its subsidiaries, (ii) result in any forgiveness of indebtedness of any such employee, officer, director or other service provider, or trigger any funding obligation under any Company Plans, or (iii) result in any payment (whether in cash or property or the vesting of property) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code).

(g) Neither the Company nor any of its subsidiaries maintains any obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual under Sections 409A or 4999 of the Code or otherwise.

(h) Except as could not reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole, each Company Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

SECTION 3.12 Labor and Employment Matters.

(a) Except as set forth in Section 3.12 of the Company Disclosure Letter, neither the Company nor any subsidiary is a party to, or bound by, any collective bargaining agreement or other Contract with any union, works council, or other labor organization or other employee representative (each a “CBA”), nor is any such agreement being negotiated by the Company. To the Knowledge of the Company, no Company Employees are represented by any labor union, works council, or other labor organization with respect to their employment with the Company or any subsidiary. Since January 1, 2020, there have been no strikes, material work stoppages, material slowdowns, lockouts or other material labor disputes pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2020, there have been no (a) unfair labor practice complaints or charges pending or to the Knowledge of the Company, threatened against the Company or any subsidiary before the National Labor Relations Board or any other labor relations tribunal or authority, or (b) to the Knowledge of the Company, union organizing efforts regarding to any Company Employees pending or threatened. With respect to the transactions contemplated by this Agreement, the Company and its subsidiaries have, or by the Closing will have, satisfied all notice, consultation, consent, and bargaining obligations owed to any employee representatives under applicable Law, CBA or other Contract.

(b) The Company and its subsidiaries are, and since January 1, 2020 have been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration, harassment, discrimination and retaliation, disability rights or benefits, equal opportunity, affirmative action, the WARN Act, COVID-19, workers’ compensation, labor relations, employee leave issues, and unemployment insurance.

(c) To the Knowledge of the Company, (i) no current or former employee of the Company or any of its subsidiaries with annual base salary in excess of $250,000 is in any material respect in violation of any term of any nondisclosure agreement, fiduciary duty, noncompetition agreement or other restrictive covenant obligation or agreement: (A) owed to the Company or any of its subsidiaries; or (B) owed to any third party with respect to such person’s right to be employed or engaged by the Company or the applicable subsidiary, and (ii) no current employee of the Company or its subsidiaries with annual base salary in excess of $250,000 has provided written notice of his or her intent to terminate employment prior to the one year anniversary of the Closing.

(d) Neither the Company nor any of its subsidiaries has any liabilities under the Worker Adjustment and Retraining Notification Act of 1988, and the regulations promulgated thereunder or any similar Law (collectively, the “WARN Act”) that remain unsatisfied.

(e) Neither the Company nor its subsidiaries reasonably expect any material liability with respect to any allegation of sexual harassment which has been brought by or against any officer, director, or other employee of the Company or any subsidiary holding the title of Vice President or above and are not aware of any allegations relating to officers, directors, or other employees holding the title of Vice President or above, that, if known to the public, would bring the Company or its subsidiaries into material disrepute.

(f) There are no pending or, to the Knowledge of the Company, threatened actions or proceedings relating to employees or employment practices, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.13 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) all insurance policies of the Company and its subsidiaries which are material to the Company and its subsidiaries, taken as a whole are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in all material respects in the industries in which the Company and its subsidiaries operate, (b) all premiums due with respect to such material insurance policies have been paid in accordance with the terms thereof and (c) the Company has not received any written notice of termination, cancellation or non-renewal with respect to any such material insurance policy, there has been no written threat of termination of, cancelation or non-renewal with respect to, any such policy, and no coverage under any such policy will be adversely affected by the Merger.

SECTION 3.14 Properties.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a subsidiary of the Company owns and has good and valid title to, or has a good and valid leasehold, license or other interest in, or otherwise has a valid right of possession, use or access to, all items of real and personal property that are material to the business of the Company and its subsidiaries, and all of the Leased Real Property, in each case free and clear of all liens, encumbrances, claims and defects, and imperfections of title (“Liens”) (except in all cases for (A) Liens permissible under any applicable loan agreements and indentures, (B) statutory liens securing payments not yet delinquent, (C) with respect to real and personal property, imperfections or irregularities of title, Liens, easements, rights of way, covenants, conditions or other similar matters or restrictions or exclusions that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as currently conducted, (D) with respect to real and personal property, imperfections or irregularities of title, Liens, easements, rights of way, covenants, conditions or other similar matters or restrictions or exclusions which are matters of public record or which would be shown by a current title report or other similar report and any condition or other matter that may be shown or disclosed by a current and accurate survey or physical inspection of the real property that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as currently conducted, (E) encumbrances affecting the interest of the grantor or lessor of any easements, leasing or licenses affecting any real property which were not granted by the Company or any of its subsidiaries, (F) Liens for current Taxes or other governmental charges not yet delinquent or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided, (G) pledges or deposits made in the ordinary course of business to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (H) mechanics’, carriers’, workmen’s, repairmen’s Liens or other like encumbrances arising or incurred in the ordinary course of business, and statutory or common law Liens or encumbrances to secure landlords, lessors, grantors or renters under leases, licenses, easements or rental agreements for amounts which are not yet due and payable, (I) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company, (J) nonexclusive licenses of Intellectual Property granted by the Company and its subsidiaries in the ordinary course of business and (K) Liens set forth on Section 3.14(d) of the Company Disclosure Letter (items in clauses (A) through (K) referred to herein as “Permitted Liens”)); provided that no representation is made under this Section 3.14 with respect to any Intellectual Property.

(b) Neither the Company nor its subsidiaries own real property.

(c) Section 3.14(c) of the Company Disclosure Letter contains a list that includes the address of each real property leased, licensed or otherwise occupied by the Company or a subsidiary of the Company with annual rent payments of more than $150,000(the “Leased Real Property”) and the underlying lease contract and all amendments and modifications thereto with respect to each parcel of Leased Real Property (each, a “Lease”). The Company has delivered to Parent a true, correct and complete copy of each Lease.

(d) Except as set forth on Section 3.14(d) of the Company Disclosure Letter, (A) neither the Company nor any subsidiary of the Company, as applicable, is in default under any Lease nor, to the Company’s Knowledge, are there any existing defaults by any counterparty thereto; and (B) there are no subleases, licenses, concessions or other agreements entered into by the Company or a subsidiary of the Company granting to any party or parties the right of use or occupancy all or any portion of a Leased Real Property.

SECTION 3.15 Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i) The Company and each of its subsidiaries (A) have filed all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all respects, (B) have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(ii) The Company and each of its subsidiaries have timely paid or withheld with respect to their shareholders, employees and other third Persons (and paid over any amounts withheld to the appropriate Governmental Entity) all Taxes required to be paid or withheld.

(iii) No Tax audits, examinations, investigations or other proceedings with a Governmental Entity with respect to Taxes of the Company or any of its subsidiaries are currently pending.

(iv) There are no Liens for Taxes on any of the assets of the Company other than Liens described in clause (F) of the definition of Permitted Liens.

(b) None of the Company nor any of its subsidiaries has deferred material Taxes or claimed any material Tax credits under any applicable Law or directive of any Governmental Entity enacted, implemented or issued in response to COVID-19, or pursuant to any COVID-19 Measures.

(c) None of the Company nor any of its subsidiaries has participated in any “listed transactions” within the meaning of Treasury Regulations Section 1.6011-4.

(d) None of the Company nor any of its subsidiaries (A) has any liability for the Taxes of any Person (other than the Company or its subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, (B) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than (i) any other commercial agreements or contracts not primarily related to Taxes or (ii) any agreement among or between only the Company and/or any of its subsidiaries) or (C) has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code in the two-year period ending on the date of this Agreement.

(e) No written claim has been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or the applicable subsidiary is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction, which claim has not been fully resolved.

(f) None of the Company nor any of its subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in, or improper use of, a method of accounting occurring prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law); or (iv) prepaid amount or deferred revenue received on or prior to the Closing Date.

(g) None of the Company nor any of its subsidiaries has made any election under Section 965(h) of the Code.

(h) For purposes of this Agreement:

(i) “Taxes” means all federal, state, local or foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments imposed by any Governmental Entity, together with all interest, penalties and additions imposed by any Governmental Entity with respect to such amounts; and

(ii) “Tax Return” means all returns and reports (including any attachments or schedules) required to be filed with a Governmental Entity with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Tax.

(i) Other than the representations and warranties set forth in Section 3.9 (to the extent related to Tax matters), Section 3.11 (to the extent related to Tax matters), Section 3.14(a)(F), this Section 3.15 contains the sole and exclusive representations and warranties of the Company with respect to Tax matters.

SECTION 3.16 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the shareholders of the Company in connection with the Shareholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the shareholders of the Company or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. The Proxy Statement will, at the time of the Shareholders Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 3.17 Intellectual Property; Security.

(a) Section 3.17(a) of the Company Disclosure Letter contains a complete and accurate list as of the date hereof of all (i) Patents and pending applications to register Patents, (ii) registered Marks and pending applications to register Marks, (iii) registered Copyrights and pending applications to register Copyrights, and

(iv) Internet domain name registrations in each such case that are owned or purported to be owned by the Company or any of its subsidiaries.

(b) The Company and its subsidiaries exclusively own all material Company Intellectual Property, (and the registrations and applications for same are valid, subsisting, unexpired, and to the Knowledge of the Company, enforceable) and possess a valid and enforceable written license to use all other material Intellectual Property that is used in or necessary for the operation of the business of the Company and its subsidiaries, in each case free and clear of all Liens, other than Permitted Liens. The material Company Intellectual Property shall be available for use by the Company and its subsidiaries immediately after the Closing Date on substantially the same terms and conditions to those under which the Company and its subsidiaries owned or used such Company Intellectual Property immediately prior to the Closing Date.

(c) The Company and its subsidiaries have required all Persons (other than employees who took actions within the scope of their employment) who have created or invented material Company Intellectual Property to execute a written assignment agreement conveying ownership of such Company Intellectual Property to the Company or one of its subsidiaries.

(d) Other than as disclosed in Section 3.17(b) of the Company Disclosure Letter, since January 1, 2020 through the date hereof, there have been, and as of the date hereof there are, no legal disputes or claims pending, or, to the Knowledge of the Company, threatened in writing against the Company or any of its subsidiaries, alleging infringement, misappropriation, dilution, or other violation of any Intellectual Property of any Person by the Company or any of its subsidiaries, except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole.

(e) The conduct of their businesses by the Company and its subsidiaries does not materially infringe, misappropriate, dilute, or otherwise violate, and has not since January 1, 2020 materially infringed, misappropriated, diluted or otherwise violated, the Intellectual Property rights of any Person, and, to the Knowledge of the Company, the material Company Intellectual Property is not being infringed, misappropriated, diluted or otherwise violated by any third party.

(f) The Company and its subsidiaries have taken commercially reasonable security measures to protect the confidentiality of material Trade Secrets included in the Company Intellectual Property. The Company and its subsidiaries have not disclosed, delivered, licensed or otherwise made available, and do not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any material source code for Company Products to any Person (other than employees or service providers working on behalf of the Company or its subsidiaries who are bound by customary written confidentiality obligations with respect to such source code).

(g) No Company Product owned or purported to be owned by the Company or its subsidiaries, contains, incorporates, links or calls to any Open Source Software in a manner that obligates the Company or its applicable subsidiary to disclose, make available, offer or deliver any material proprietary source code of such product or component thereof to any third party other than the applicable Open Source Software.

(h) Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries use reasonable efforts to protect the integrity and security, continuity and disaster recovery of their material software, networks and systems, and, since January 1, 2020, (i) there has been no material performance reduction, breakdown, bug in, security breach of, unauthorized or unlawful access to, unauthorized or unlawful use of, or malicious code in, or unauthorized or unlawful destruction, damage, disclosure, loss, corruption, alternation or use of any of the computer systems, servers, network equipment and other computer hardware owned, leased or licensed by the Company or any of its subsidiaries (the “Business Systems”), except for those that were resolved without material cost or liability, (ii) there has been no breach of any Personal Information processed by the Business Systems or by or, to the

Knowledge of the Company, on behalf of the Company or any of its subsidiaries, except for those that were resolved without material cost or liability, and (iii) neither the Company or any of its subsidiaries have received any written notice, order, complaint or other correspondence from any Governmental Entity, data subject or other person alleging a breach of, or non-compliance with, the Privacy Laws (other than individual data subject complaints and requests in the ordinary course of business) and, to the Knowledge of the Company, no circumstances exist which are likely to result in any such notice, order, complaint or other correspondence being sent, served, given or made.

(i) There are no defects in any of the Company Products that would prevent the same from performing materially in accordance with the Company and its subsidiaries’ obligations to customers under written customer agreements. The Company and its subsidiaries own, lease, license, or otherwise have the legal right to use all material Business Systems, and such Business Systems are materially sufficient for the business of the Company and its subsidiaries as it is currently conducted. Except as would not reasonably be expected to be material to the business of the Company and its subsidiaries, taken as a whole, the Company Products and the Business Systems do not contain any disabling codes or instructions, spyware, Trojan horses, worms, viruses or similar programs designed to cause unauthorized access to, or unauthorized disruption, impairment, disablement, or destruction of, software, data or other materials.

(j) (i) The Company and its subsidiaries are, and, since January 1, 2020, have been, in material compliance with all applicable Privacy Laws, the Company’s and its subsidiaries’ internal and published external privacy policies, industry standards applicable to the industry in which the Company and its subsidiaries operate (including, if applicable, PCI-DSS) and the requirements of any provisions of any material Contract to which the Company or any of its subsidiaries is a party relating to the Company’s and its subsidiaries’ collection, storage, security, transfer, use and/or processing of any Personal Information and data breach notification, and the transactions contemplated by this Agreement will not violate any of the foregoing in any material way, and (ii) the Company and its subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected or otherwise processed by them or on their behalf.

(k) For purposes of this Agreement:

(i) “Company Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company and its subsidiaries.

(ii) “Company Products” means all software and other products, including any of the foregoing currently in development, from which the Company or any of its subsidiaries have derived within the two years preceding the date hereof or is currently deriving or is scheduled to derive, revenue from the sale, license, maintenance or provision thereof.

(iii) “Intellectual Property” means all intellectual property and other proprietary rights of any kind throughout the world, including rights in: (A) (1) patents, patent applications, inventions and improvements thereof (whether or not patentable or reduced to practice) (collectively “Patents”); (2) copyrights in both published and unpublished works, including all works of authorship (whether or not copyrightable), mask works compilations, databases and computer programs, manuals and other documentation, software (whether in source code or object code form), and all copyright registrations and applications (collectively, “Copyrights”); (3) registered and unregistered trademarks and service marks and related registrations and applications for registration (including intent-to-use applications), Internet domain names, trade names, corporate names, logos, slogans, social media identifiers, trade dress and all goodwill associated with any of the foregoing (collectively, “Marks”); (4) trade secrets, know-how and confidential information, including inventions, discoveries research in progress, algorithms, databases, data collections, designs, processes, methods, formulae, schematics, blueprints, flow charts, models, strategies and prototypes, and rights of privacy and publicity (collectively, “Trade Secrets”); and (B) registrations, applications, divisionals, continuations, continuations-in-part, re-examinations, re-issues, renewals and foreign counterparts related to the foregoing in clause (A).

(iv) “Open Source Software” means any software (in source or object code form) that is subject to (A) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (B) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (1) disclosed, distributed, made available, offered, licensed or delivered in source code form, (2) licensed for the purpose of making derivative works, (3) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (4) redistributable at no charge, including any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

(v) “Personal Information” means all data relating to an identified or identifiable natural person, household or device (i.e., data that identifies an individual or, in combination with any other information or data, is capable of identifying an individual, household or device) or information that constitutes “personal data”, “personal information” or “personally identifiable information”, or any similar term, as defined in any Privacy Laws applicable to the Company and its subsidiaries.

(vi) “Privacy Laws” means all Laws in any jurisdiction relating to the privacy and protection or processing of Personal Information, or to data breach, security, or security breach notification requirements.

SECTION 3.18 Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) none of the Company nor any of its subsidiaries is, or has in the last three years been, in violation of any applicable Environmental Law; (ii) each of the Company and its subsidiaries has obtained and maintains all permits, authorizations and approvals required under any applicable Environmental Laws for the occupation of its facilities and operation of its respective businesses as currently conducted, and is in compliance with the requirements of such permits, authorizations and approvals; and (iii) none of the Company nor any of its subsidiaries has received written notice of any pending or threatened administrative or judicial actions, suits, demands, demand letters, claims, notices of noncompliance, liability or violation, investigations or proceedings under any Environmental Law, or regarding any investigation or remediation of any Hazardous Materials, against the Company or any of its subsidiaries.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, none of the Company nor any of its subsidiaries (nor any other Person to the extent giving rise to liability for the Company or any of its subsidiaries) has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed, exposed any Person to, or Released any Hazardous Materials, or owned or operated any property or facility which is or has been contaminated by any Hazardous Materials, so as to give rise to any material liabilities pursuant to any Environmental Laws.

(c) For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Environmental Laws” shall mean Laws regarding public or worker health and safety, pollution or protection of the environment, including those relating to the Release or threatened Release of Hazardous Materials or to the distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“Hazardous Materials” shall mean any substance, material or waste defined or regulated as a hazardous or toxic substance, material or waste or as a pollutant or contaminant, or words of similar meaning by, any other substance, material or waste or for which liability or standards of conduct may be imposed under, any applicable Environmental Law, including any chemical substances, mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, per and polyfluoroalkyl substances, noise, odor, mold or radiation.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migration, movement or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant).

(d) This Section 3.18 contains the sole and exclusive representations and warranties of the Company with respect to environmental matters.

SECTION 3.19 Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Goldman Sachs & Co. LLC (the “Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in the written opinion of the Financial Advisor, the Per Share Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of Common Stock pursuant to this Agreement is fair from a financial point of view, to such holders.

SECTION 3.20 Brokers. No broker, finder or investment banker (other than the Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries. The Company has made available to Parent a complete and correct copy of the Financial Advisor engagement letter.

SECTION 3.21 Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 4.10, no “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar antitakeover statute or regulation enacted under state or federal Laws in the United States applicable to the Company (each, a “Takeover Law”) or similar provisions under the organizational documents of the Company is applicable to this Agreement or the transactions contemplated hereby, including the Merger.

SECTION 3.22 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III or in any Transaction Document, neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Except for the representations and warranties contained in this Article III or in any Transaction Document, neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub each hereby represents and warrants to the Company that, except as set forth on the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the “Parent Disclosure Letter”), it being acknowledged and agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall also be deemed disclosure with respect to any other section or subsection of this Agreement to the extent the relevance of such item is reasonably apparent on the face of such disclosure:

SECTION 4.1 Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of Parent and Merger Sub is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect (as defined below). Parent has made available to the Company prior to the date of this Agreement a complete and correct copy of the certificates of incorporation and bylaws of Parent and Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.

SECTION 4.2 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the Boards of Directors of Parent and Merger Sub and, immediately following the execution of this Agreement, Parent will approve this Agreement in its capacity as sole shareholder of Merger Sub and promptly deliver to the Company evidence of its vote or action by written consent approving this Agreement in accordance with applicable Law and the articles of incorporation and bylaws of Merger Sub, and no other corporate proceedings or shareholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Washington of the Articles of Merger as required by the WBCA). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

SECTION 4.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not (i) breach, violate or conflict with the certificate of incorporation, bylaws or other governing documents of Parent, the articles of incorporation or bylaws of Merger Sub or the comparable governing instruments of any of their respective subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with, breach or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default or result in a breach or violation), require a consent or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment, approval, notice, payment, modification or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub, or any Affiliate thereof, is a party or by which Parent or Merger Sub or any of their Affiliates or its or their respective properties are bound (including any Contract to which an Affiliate of Parent or Merger Sub is a party), except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities Takeover Laws and “blue sky” laws, (ii) the filing of a premerger notification and report form by the Company under the HSR Act, (iii) compliance with the applicable requirements of the New York Stock Exchange, (iv) the filing with the Secretary of State of the State of Washington of the Articles of Merger as required by the WBCA, and (v) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.4 Absence of Litigation. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their respective subsidiaries, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor any of its subsidiaries nor any of their respective material properties or assets is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.5 Operations and Ownership of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned, directly or indirectly, by Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than (i) as expressly contemplated herein or in any other Transaction Document and (ii) liabilities and obligations incidental to its formation and the maintenance of its existence.

SECTION 4.6 Proxy Statement. None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is first filed with the SEC, or at the time it is first mailed to the shareholders of the Company or at the time of the Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.

SECTION 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which the Company will be liable in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

SECTION 4.8 Financing. Parent has delivered to the Company true, complete and correct copies of (a) the executed commitment letter, dated as of the date hereof (including all exhibits, schedules and annexes thereto, and the executed fee letter associated therewith redacted in a manner as described below, collectively, the “Debt Financing Commitments”), between Merger Sub and the Debt Financing Sources, pursuant to which the Debt Financing Sources have committed, subject to the terms and conditions set forth therein, to lend the aggregate amounts set forth therein (the “Debt Financing”) for the purpose of funding a portion of the Financing Uses and (b) the executed commitment letters, each dated as of the date hereof (including all exhibits, schedules and annexes thereto, the “Equity Financing Commitments”, and together with the Debt Financing Commitment, the “Financing Commitments”), pursuant to which the Persons set forth on Section 4.8 of the Parent Disclosure Letter (each, an “Equity Investor”) has committed, subject to the terms and conditions set forth therein, to invest the cash amount set forth therein (the “Equity Financing” and, together with the Debt Financing, the “Financing”) for the purposes of funding a portion of the Financing Uses. The Equity Financing Commitments each provide that the Company is a third-party beneficiary thereof. (i) None of the Financing Commitments has been amended, supplemented or modified prior to the date hereof, (ii) to the Knowledge of Parent and Merger Sub, no such amendment, supplement or modification is contemplated or pending, (iii) the respective commitments contained in the Financing Commitments have not been withdrawn, terminated or rescinded in any respect and (iv) to the Knowledge of Parent and Merger Sub, no such withdrawal, termination or rescission is contemplated. Except for the fee letter (a complete copy of which have been provided to the Company, redacted with respect to fee amounts and any other economic terms, so long as such redaction does not cover terms that could reasonably be expected to affect the conditionality, amount, availability, enforceability or termination of the Debt Financing) with respect to the Debt Financing, there are no side letters or Contracts that could reasonably be expected to affect the conditionality, amount, availability, enforceability or termination of the Financing other than as expressly set forth in the Financing Commitments delivered to the Company on or prior to the date hereof. Parent or Merger Sub, as applicable, has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are required to be paid on or prior to the date hereof and Parent or Merger Sub, as applicable, will, directly or indirectly, continue to pay in full any such amounts required to be paid as and when they become due and payable on or prior to the Closing Date. The Financing Commitments are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and/or Merger Sub, as the case may be, and, to the Knowledge of Parent, each of the other parties thereto, subject to the Enforceability Exceptions. The Financing Commitments contain all of the conditions precedent and other conditions to the obligations of the parties thereunder to make the full amount of the Financing available to Parent on the terms therein. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to (i) constitute a default or breach on the part of Parent or Merger Sub or, to the Knowledge of Parent or Merger Sub, any other party thereto under any of the Financing Commitments, (ii) constitute a failure to satisfy a condition precedent as a result of actions taken or expected to be taken by Parent or Merger Sub or, to the Knowledge of Parent and Merger Sub, any other party under the Financing Commitments or (iii) result in any portion of the Financing Commitments to be provided, funded or invested in accordance with the Financing Commitments being unavailable on the Closing Date as a result of actions taken or expected to be taken by Parent or Merger Sub or, to the Knowledge of Parent and Merger Sub, any other party under the Financing Commitments. Assuming satisfaction of the conditions precedent set forth in Article VII, (i) Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments will not be satisfied or that the full amount of the Financing necessary to fund the Financing Uses will not be made available to Parent or Merger Sub, as applicable, in full, in each case, on the Closing Date, and (ii) as of the date hereof, Parent is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions to the Financing necessary to fund the Financing Uses not to be satisfied or the full amount of the Financing not to be made available to Parent or Merger Sub in full on the Closing Date. Assuming the Financing is funded and/or invested in accordance with the Financing Commitments, the Financing, together with cash on hand at the Company at the Closing (which, solely for purposes of making this representation, shall be assumed to be the amount set forth on Section 4.8 of the Parent Disclosure Letter), will in the aggregate be sufficient to (i) pay the aggregate Per Share Merger Consideration and the other payments under Article II, (ii) pay any and all fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger and the Financing, (iii) pay for any refinancing of any outstanding indebtedness of the Company or its subsidiaries contemplated by this Agreement or the Financing Commitments and (iv) satisfy all of the other payment obligations of Parent, Merger Sub and the Surviving Corporation contemplated hereunder (clauses (i) through (iv), the “Financing Uses”). In no event shall the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to the Closing or any of the obligations of Parent hereunder.

SECTION 4.9 Guarantees. Parent has furnished the Company with a true, complete and correct copy of the Guarantees. Each Guarantee is in full force and effect and has not been amended or modified. Each Guarantee is a (i) legal, valid and binding obligation of the applicable Guarantor and of each of the other parties thereto and (ii) enforceable in accordance with its respective terms against the applicable Guarantor and each of the other parties subject to the Bankruptcy and Equity Exception. There is no default under any Guarantee by the applicable Guarantor, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the applicable Guarantor.

SECTION 4.10 Ownership of Shares. None of Parent, Merger Sub or any of their respective Affiliates beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares, or any option, warrant, convertible security, stock appreciation right, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, that provides Parent, Merger Sub, or any of their respective Affiliates or subsidiaries with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Shares or a value determined in whole or part with reference to, or derived in whole or part from, the value of the Shares, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person or such Person’s Affiliates, (ii) such derivative is required to be, or capable of being, settled through delivery of securities or (iii) such Person or such Person’s Affiliates may have entered into other transactions that hedge the economic effect of such derivative.

SECTION 4.11 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent or any of its Affiliates (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The approval of this Agreement, by Parent as the sole shareholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement), is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.

SECTION 4.12 Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Sections 7.1 and 7.2 have been satisfied or validly waived and (b) the representations and warranties of the Company in Article III are true, correct and accurate in all material respects, then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the Financing, the payment of the aggregate consideration to which the shareholders and other equity holders of the Company are entitled under Article II, funding of any obligations of the Surviving Corporation or its subsidiaries which become due or payable by the Surviving Corporation and its subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, each of Parent, the Surviving Corporation and each of their respective subsidiaries will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature); (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged; or (iii) have incurred debts, or be expected to incur debts, including contingent and other liabilities, beyond its ability to pay them as they become due.

SECTION 4.13 Certain Arrangements(a) . As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub or their respective Affiliates has entered into any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, with any shareholder of the Company or any member of the Company’s management or directors that is related to the transactions contemplated by this Agreement or to the management of the Surviving Corporation following the Effective Time.

SECTION 4.14 CFIUS. As a result of the Merger and the transactions contemplated by this Agreement, no mandatory CFIUS filing requirement will be triggered.

SECTION 4.15 No Other Information. Except for the representations and warranties contained in this Article IV, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub.

SECTION 4.16 Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its subsidiaries, other than the representations and warranties of the Company expressly contained in Article III of this Agreement and the other Transaction Documents, and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its shareholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.1 Conduct of Business of the Company Pending the Merger.

(a) From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, except (v) as otherwise expressly contemplated by this Agreement, (w) as disclosed in Section 5.1(a) of the Company Disclosure Letter, (x) as required by applicable Laws (including by any Governmental Entity), (y) as reasonably required by or in response to any Contagion Event or any change in applicable Law or policy as a result of any Contagion Event, including any COVID-19 Measures (provided that the Company keeps Parent reasonably informed of, and to the extent reasonably practicable, consults with Parent prior to taking any material action in reliance on this clause (y)), or (z) with Parent’s prior consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its subsidiaries to, use its reasonable best efforts to (1) conduct the business of the Company and its subsidiaries in the ordinary course of business and to (2) preserve substantially intact its present business organization and material business relationships (including its relationships with Governmental Entities, customers, partners, suppliers, creditors, licensors, licensees, lessors and other Persons with which it has significant business dealings); provided, any action or omission with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed not to be a violation of the foregoing, unless such action or omission would constitute a breach of such other provision.

(b) Without limiting the foregoing, except (w) as otherwise expressly contemplated by this Agreement, (x) as disclosed in Section 5.1(b) of the Company Disclosure Letter, (y) as required by applicable Law (including by any Governmental Entity) or (z) with Parent’s prior consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, the Company shall not and shall cause each of its subsidiaries not to:

(i) amend or otherwise change its Articles of Incorporation or Bylaws or other applicable governing instruments;

(ii) make any acquisition of (whether by merger, consolidation or acquisition of stock or substantially all of the assets), or make any investment in any interest in, any Person, corporation, partnership or other business organization or division thereof, in each case, except for (A) purchases of inventory and other assets in the ordinary course of business (including any purchases pursuant to existing Contracts), (B) acquisitions or investments with a fair market value or purchase price not to exceed $5 million individually or $10 million in the aggregate, or (C) investments in any wholly-owned subsidiaries of the Company;

(iii) grant, issue, sell, encumber, pledge or dispose of (or authorize the issuance, sale, encumbrance, pledge or disposition of), any Company Securities or any capital stock or other ownership or equity interests in any of the Company’s subsidiaries, in each case including shares of capital stock, voting securities or other ownership or equity interests, or any puts, calls, options, warrants, rights of first refusal, securities of the Company or its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company or any of its subsidiaries or other rights or commitments of any kind to acquire or receive any shares of capital stock, any voting securities or other ownership or equity interests (including stock appreciation rights, phantom stock, profit participation or similar instruments), of the Company or any of its subsidiaries (except (a) for the issuance of Shares upon the exercise or settlement of Convertible Notes or Company Options, Company RSUs and Company PSUs, in each case that were outstanding, and in accordance with their respective terms, as of the date hereof, (b) for any issuance, sale or disposition to the Company or a wholly-owned subsidiary of the Company by any wholly-owned subsidiary of the Company, or (c) the issuance, sale or disposition of any securities in connection with a bona fide financing);

(iv) adjust, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any Company Securities (except for (A) the acquisition of Shares tendered by directors or employees in connection with a cashless exercise of Company Options or in order to pay Taxes in connection with the exercise of Company Options or (B) the settlement of any Company RSUs or Company PSUs pursuant to the terms of the applicable Company Stock Plan (including the acquisition or withholding of Shares to satisfy applicable Tax withholding upon the vesting or settlement of any Company RSUs or Company PSUs)), or adjust, reclassify, combine, split or subdivide any capital stock or other ownership or equity interests in any of the Company’s subsidiaries;

(v) sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization, or division thereof or otherwise sell, assign, pledge, transfer, permit to lapse, abandon, exclusively license or sublicense, allow to expire, or dispose of any assets, rights or properties other than (A) sales, dispositions or licensing of equipment and/or inventory and other assets, including real property, in the ordinary course of business (including pursuant to existing Contracts), (B) assignments of leases or sub-leases, in each case, in the ordinary course of business, or (C) other sales, assignments, exclusive licenses, expirations or dispositions of assets, rights or properties to the Company or any wholly-owned subsidiary of the Company or of assets, rights or properties with a value of less than $300,000 individually or $750,000 in the aggregate (except that, for the avoidance of doubt, this Section 5.1(b)(v) does not apply to Intellectual Property);

(vi) declare, set aside, make or pay, or set a record date for, any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Company Securities or any capital stock or other ownership or equity interests in any of the Company’s subsidiaries (except for any dividend or distribution by a subsidiary of the Company to the Company or any wholly-owned subsidiary of the Company);

(vii) incur or commit to incur any capital expenditure (excluding any software development costs capitalized by the Company) greater than $2 million individually or $7.5 million in the aggregate;

(viii) (A) enter into any Contract that, if in existence as of the date hereof, would be a Material Contract except for Contracts with customers and partners in the ordinary course of business (not including any Contract that would be set forth on Schedule 3.8(a)(i) or Schedule 3.8(a)(xiv) if in existence as of the date hereof) or (B) amend or modify in any material respect, or terminate, or grant a waiver or release under any Material Contract, in each case (other than Contracts set forth on Schedule 3.8(a)(i) or Schedule 3.8(a)(xiv), which the Company shall not amend or modify in any material respect or terminate or grant a waiver or release under, or renew or allow to expire without Parent’s prior consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed)), in a manner that would be material and adverse to the Company and its subsidiaries other than (I) expirations and renewals of any such Contract in the ordinary course of business in accordance with the terms thereof, or (II) any agreement among the Company and wholly-owned subsidiaries of the Company or among the Company’s wholly-owned subsidiaries;

(ix) incur, amend, refinance or prepay indebtedness for borrowed money, in each case, in excess of $1 million in the aggregate, or assume, guarantee, become liable for or endorse the obligations of any Person (other than a wholly-owned subsidiary of the Company), other than (A) guarantees incurred in compliance with this Section 5.1 by the Company of indebtedness of subsidiaries of the Company, (B) any commodity, currency, sale or hedging agreements which can be terminated on 90 days or less notice without penalty, (C) intercompany loans between the Company and any of its wholly-owned subsidiaries or between any wholly-owned subsidiaries of the Company or (D) actions taken pursuant to Section 6.15 or Section 6.17;

(x) except as required by the existing terms of any Company Plan set forth on Section 3.11(a) of the Company Disclosure Letter, or as required by applicable Law, (A) increase the compensation or benefits of any of its directors, officers, employees or individual service providers, except for increases to base salary (and corresponding increases to target annual cash bonus opportunity) in the ordinary course of business consistent with past practice with respect to employees or individual service providers of the Company or any of its subsidiaries whose annual base salary is less than $200,000 (“Exempt Employees”) in an annual amount not to exceed 4% of such Exempt Employee’s annual base salary; (B) grant any severance or termination pay to any of its directors, officers, employee or individual service providers not required under any Company Plan, except in the ordinary course of business consistent with past practice with respect to Exempt Employees who are terminated other than for cause; (C) establish, adopt, enter into, materially amend, or terminate any material Company Plan (or any other material benefit or compensation plan, policy, program, agreement or arrangement that would be a Company Plan if in effect on the date hereof), other than for (x) annual renewals of benefit plans in the ordinary course of business or (y) offers of employment in connection with a hiring of an employee or individual service provider who would be an Exempt Employee in the ordinary course of business, consistent with past practice; (D) grant any equity or equity-based awards, change in control, transaction or retention bonus; (E) take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any of its directors, officers, employees or individual service providers; (F) hire, engage, terminate (without cause), furlough, or temporarily layoff any employee or individual service provider other than Exempt Employees; or (G) knowingly and affirmatively waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any employee or individual service provider of the Company or any of its subsidiaries other than Exempt Employees;

(xi) any material change in any accounting principles or practices, except as required by GAAP or Regulation S-X promulgated under the Exchange Act;

(xii) (A) change or revoke any material method of Tax accounting, (B) change any material Tax election, (C) amend any material Tax Return, (D) surrender any claim for a refund of material Taxes, (E) enter into any closing agreement with respect to any material Taxes, or (F) settle or compromise any material Tax liability;

(xiii) except as with respect to Transaction Litigation, which shall be governed by Section 6.12, and litigation related to dissenters’ rights which shall be governed by Section 2.4, settle or compromise (A) any pending or threatened Actions other than settlements or compromises of Actions providing solely for the payment of monetary damages where the amount paid (net of insurance proceeds receivable) does not exceed $1 million in the aggregate or (B) any Action set forth on Section 5.1(b)(xiii) of the Parent Disclosure Letter.

(xiv) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or otherwise change its form of legal entity;

(xv) (A) except as required by applicable Law, enter into, materially modify, extend (other than in the ordinary course of business), or terminate any CBA, or (B) voluntarily recognize or certify any labor union, labor organization, works council, or group of Company Employees as the bargaining representative for any Company Employees;

(xvi) sell, license or sublicense (other than nonexclusive licenses and sublicenses of Company Intellectual Property granted by the Company or its subsidiaries in the ordinary course of business), pledge, transfer, assign, subject to any Lien or otherwise dispose of, or abandon, let lapse or fail to preserve and maintain registrations for, any material Company Intellectual Property (other than natural statutory expirations) or disclose, other than pursuant to written confidentiality obligations, any material Trade Secrets included in the Company Intellectual Property;

(xvii) fail to maintain commercially reasonable physical, technical, organizational and administrative cybersecurity measures;

(xviii) implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs or other such actions that would trigger the notice requirements of the WARN Act; or

(xix) agree, authorize or commit to do any of the foregoing actions described in Sections 5.1(b)(i) through Section 5.1(b)(xviii).

SECTION 5.2 Conduct of Business of Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub agrees that, from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, it shall not directly or indirectly, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement, including by (i) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (ii) materially increasing the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement or (iii) materially increasing the risk of not being able to remove any such order on appeal or otherwise. Other than filings made in connection with the transaction contemplated by this Agreement, Parent shall procure that none of Parent’s Affiliates (other than “portfolio companies” of Parent or such Affiliates as such term is customarily defined in the private equity industry) shall make any filing pursuant to the HSR Act that would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period or (ii) materially increase the risk of any Governmental Entity seeking or entering an order prohibiting consummation of the transactions contemplated by this Agreement or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise.

SECTION 5.3 No Control of Other Party’s Business. Without in any way limiting any Party’s rights or obligations under this Agreement (including Sections 5.1 and 5.2), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.1 Acquisition Proposals.

(a)

(i) From the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, the Company shall not, shall cause its subsidiaries not to and shall direct and use reasonable efforts to cause its and their respective Representatives not to, directly or indirectly (i) initiate, solicit, or knowingly facilitate or encourage (including by way of furnishing information) any inquiries, proposals or offers with respect to, or the making of, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any Acquisition Proposal (an “Acquisition Inquiry”), (ii) engage in, continue, or otherwise participate in any negotiations or discussions concerning, or provide access to its or its subsidiaries’ personnel, properties, books and records or any confidential information or data to, any Person relating to an Acquisition Proposal or Acquisition Inquiry, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal or (iv) negotiate, execute or enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement, or other similar definitive agreement for any Acquisition Proposal; provided that it is understood and agreed that any determination or action by the Board of Directors of the Company expressly permitted under Section 6.1(b) or Section 6.1(c) shall not, in and of itself, be deemed to be a breach or violation of this Section 6.1(a) or, in the case of Section 6.1(b), give Parent a right to terminate this Agreement pursuant to Section 8.1(e)(ii). The Company also agrees that it shall, shall cause its subsidiaries to and shall direct and use reasonable efforts to cause its and their respective Representatives to (x) immediately cease any solicitations, discussions or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal or Acquisition Inquiry, in each case that exist as of the date hereof, (y) promptly request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring, or any proposed or contemplated acquisition of, the Company to promptly return or destroy all confidential information furnished to such Person by or on behalf of it or any of its subsidiaries prior to the date hereof and promptly terminate all access granted to any such Person and its Representatives to any physical or electronic data room and (z) promptly notify Parent of the receipt of any Acquisition Proposal or Acquisition Inquiry after the execution of this Agreement, which notice shall comply with Section 6.1(a)(ii). From the date of this Agreement until the earlier of obtaining the Company Requisite Vote and the valid termination of this Agreement in accordance with Article VIII, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow for a confidential Acquisition Proposal to be made to the Company or the Board of Directors so long as the Company promptly notifies Parent thereof after granting any such waiver, amendment or release.

(ii) From and after the date hereof, the Company shall as promptly as practicable (and in any event within one Business Day following receipt thereof) notify Parent of the Company’s receipt of any

Acquisition Proposal or Acquisition Inquiry, which notification shall include a copy (or, if not written, a summary) of the applicable Acquisition Proposal or Acquisition Inquiry and the identity of the Person making such Acquisition Proposal or Acquisition Inquiry. The Company shall thereafter keep Parent reasonably informed on a prompt and current basis (and in any event within one Business Day) of the status of any developments, discussions or negotiations regarding any such Acquisition Proposal or Acquisition Inquiry and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), including by providing a copy of all material documentation relating to such Acquisition Proposal or Acquisition Inquiry. The Company agrees that neither it nor any of its subsidiaries or Representatives will enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from complying with this Section 6.1.

(b) Notwithstanding anything to the contrary in Section 6.1(a)(i) or Section 6.3, and without limiting Section 6.1(a), subject to compliance with the remainder of this Article VI, nothing contained in this Agreement shall prevent the Company or its Board of Directors from:

(i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the shareholders of the Company) or from (subject to compliance with Section 6.8) making any legally required disclosure to shareholders with regard to the transaction contemplated by this Agreement or an Acquisition Proposal; provided, that this Section 6.1(b)(i) shall not be deemed to permit the Board of Directors of the Company to make a Change of Recommendation except to the extent otherwise permitted by Section 6.3.

(ii) prior to obtaining the Company Requisite Vote, contacting and engaging in discussions with any Person or group and their respective Representatives who has made an Acquisition Proposal that did not, directly or indirectly, result from or principally arise out of a material breach of Section 6.1, solely for the purpose of clarifying such Acquisition Proposal and the terms thereof;

(iii) prior to obtaining the Company Requisite Vote, (A) contacting and engaging in any negotiations or discussions with any Person and its Representatives who has made an Acquisition Proposal after the date hereof that did not, directly or indirectly, result from or principally arise out of a material breach of Section 6.1 (which negotiations or discussions need not be solely for clarification purposes) and (B) providing access to the Company’s or any of its subsidiaries’ properties, books and records and providing information or data in response to a request therefor by a Person who has made a bona fide Acquisition Proposal after the date hereof that did not, directly or indirectly, result from or principally arise out of a material breach of Section 6.1, in each case of clauses (A) and (B), if prior to and as a condition precedent to taking such action if the Board of Directors (I) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that such Acquisition Proposal constitutes or could reasonably be expected to constitute, result in or lead to a Superior Proposal, (II) shall have determined in good faith, after consultation with its outside legal counsel, that the failure to do so could be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, and (III) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall provide to Parent and Merger Sub any non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or promptly (and in any event within twenty-four hours) following the time it is provided to such Person;

(iv) prior to obtaining the Company Requisite Vote, making a Change of Recommendation (to the extent permitted by and made in accordance with Section 6.3); or

(v) resolving, authorizing, committing or agreeing to take any of the foregoing actions, to the extent such actions would be permitted by the foregoing clauses (i) through (iv).

(c)

(i) Notwithstanding anything in this Section 6.1 to the contrary, if, at any time prior to obtaining the Company Requisite Vote, the Company’s Board of Directors determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, in response to a bona fide and written Acquisition Proposal that did not, directly or indirectly, result from or principally arise out of a material breach of Section 6.1, that such Acquisition Proposal would constitute a Superior Proposal, the Company or its Board of Directors may, if the Board of Directors of the Company has determined in good faith after consultation with its financial advisors and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, (x) effect a Change of Recommendation or (y) terminate this Agreement pursuant to Section 8.1(d)(ii) in order to enter into a definitive written agreement providing for such Superior Proposal; provided, that the Company pays to Parent any Company Termination Payment required to be paid pursuant to Section 8.2(b)(i); provided further, that, no such action described in clauses (x) and/or (y) above shall be taken unless, (A) the Company delivers to Parent a Company Notice, advising Parent that the Company’s Board of Directors proposes to take such action and containing the material terms and conditions of the Superior Proposal that is the basis of the proposed action of the Board of Directors of the Company, four Business Days in advance (such period from the time the Company Notice is provided until 5:00 p.m. New York City time on the fourth Business Day immediately following the day on which the Company delivered the Company Notice, the “Notice Period”), (B) after giving such Company Notice and as a condition precedent to taking any action described in clauses (x) or (y) above, the Company and its Representatives shall negotiate in good faith with Parent (to the extent requested by Parent), to make such revisions to the terms of this Agreement, the Guarantees and the Financing Commitments as would cause such Acquisition Proposal to cease to be a Superior Proposal and (C) at the end of the Notice Period, prior to and as a condition precedent to taking any action described in clauses (x) or (y) above, the Board of Directors of the Company, having taken into account in good faith any changes to the terms of this Agreement proposed in writing by Parent in response to the Company Notice, has determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that such Acquisition Proposal continues to constitute a Superior Proposal (it being understood and agreed that any material revision, amendment, update or supplement to the terms and conditions of such Acquisition Proposal shall be deemed to constitute a new Acquisition Proposal for purposes of this Section 6.1(c)(i) and require a new Company Notice, except that references in this Section 6.1(c)(i) to “four Business Days” shall be deemed to be references to “two Business Days” and such two Business Day period shall expire at 5:00 p.m. on the second Business Day following the day on which such new Company Notice is delivered).

(ii) Prior to obtaining the Company Requisite Vote, the Board of Directors of the Company may effect a Change of Recommendation of the type described in clauses (A), (B) or (E) (only with respect to clauses (A) and (B)) of the definition thereof if (x) an Intervening Event has occurred, and (y) prior to taking such action, the Board of Directors of the Company has determined in good faith, after consultation with its outside legal counsel and financial advisor(s), that failure to take such action in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, however, that prior to effecting such Change of Recommendation, (A) the Company shall give Parent notice four Business Days in advance (the “Event Notice Period”), which notice shall include the material facts of such Intervening Event, (B) after giving such notice and prior to effecting a Change of Recommendation, the Company shall have negotiated in good faith with Parent (to the extent requested by Parent), to make such revisions to the terms of this Agreement, the Guarantees and the Financing Commitments and (C) at the end of the Event Notice Period, prior to and as a condition precedent to effecting a Change of Recommendation, the Board of Directors of the Company, having taken into account in good faith any changes proposed in writing by Parent in response to the notice, shall have determined in good faith after consultation with its outside legal counsel and its financial advisor(s) that (I) such Intervening Event remains in effect and (II) the failure to effect a Change of Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law.

(d) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Acquisition Proposal” means any proposal or offer from any Person or “group” (as defined under Section 13 of the Exchange Act) (other than Parent, Merger Sub or their respective Affiliates) relating to (A) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions of (i) a business that constitutes 20% or more of the net revenues, net income or fair market value (as determined in good faith by the Board of Directors of the Company) of the consolidated total assets of the Company and its subsidiaries, taken as a whole, (ii) 20% or more of the voting power of the equity securities of the Company, (B) any tender offer or exchange offer that if consummated would result in any Person or “group” beneficially owning 20% or more of the total voting power of the equity securities of the Company, or (C) any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary of the Company whose business constitutes 20% or more of the net revenues, net income, or fair market value (as determined in good faith by the Board of Directors of the Company) of the consolidated total assets of the Company and its subsidiaries, taken as a whole); in the case of each of clauses (A) through (C), other than the transactions contemplated by this Agreement, inclusive.

(ii) “Superior Proposal” means a bona fide and written Acquisition Proposal (except that the references in the definition thereof to “20% or more” shall be deemed to be references to “50% or more”), that the Board of Directors of the Company, after consultation with its outside legal counsel and its financial advisor(s), has determined in good faith determined, after taking into account all financing, regulatory, legal and other aspects of such proposal (including the identity of the Person making the proposal) (x) is reasonably likely to be consummated in accordance with its terms, and (y) would, if consummated, result in a transaction that is more favorable from a financial point of view to the shareholders of the Company (in their capacity as such) than the transactions contemplated by this Agreement, in each case after taking into account all such factors and matters deemed relevant in good faith by the Board of Directors of the Company, including legal, financial (including the financing terms of any such proposal), regulatory, certainty of closing, timing or other aspects of such proposal and the transactions contemplated hereby and after taking into account any changes to the terms of this Agreement offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.1(c)(i).

(e) Any action taken by any Representative of the Company or any of its subsidiaries that, if taken by the Company, would be a material breach of this Section 6.1 (or the direct or indirect consequences of which such action are material), shall be deemed to be a breach of this Section 6.1 by the Company.

SECTION 6.2 Proxy Statement.

(a) The Company shall, with the assistance of Parent, prepare and file with the SEC, as promptly as practicable after the date of this Agreement (but in no event later than 20 Business Days following the date hereof), the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Unless the Board of Directors of the Company has made a Change of Recommendation in accordance with Section 6.1(c)(i) or Section 6.1(c)(ii), the Recommendation shall be included in the Proxy Statement.

(b) Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the shareholders of the Company, or responding to any comments or material communications from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response, which the Company shall consider in good faith. Each of Parent and Merger Sub shall furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments or communications from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof, including filing any amendments or supplements as may be required. The Company shall file the definitive Proxy Statement with the SEC and cause the definitive Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Shareholders Meeting promptly after the date on which the SEC confirms that it will not review the Proxy Statement or that it has no further comments on the Proxy Statement.

(c) If at any time prior to the Shareholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the other Party and the Company shall prepare (with the assistance of Parent) and mail to its shareholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its shareholders, in each case as and to the extent required by applicable Law.

SECTION 6.3 Shareholders Meeting. The Company (a) shall, subject to the provisions of this Agreement, conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as soon as practicable after the date hereof and take all necessary action in accordance with applicable Law and the Company’s governing documents, to duly set a record date for the Shareholders Meeting (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (b) acting through its Board of Directors (or a committee thereof), shall, as promptly as practicable following confirmation by the SEC that the SEC has no further comments on the Proxy Statement (but subject to the penultimate sentence of this Section 6.3), take all action required under the WBCA, the Articles of Incorporation, the Bylaws and the applicable requirements of the New York Stock Exchange necessary to promptly and duly call, give notice of, convene and hold as promptly as practicable (and within 45 days following the first mailing of the Proxy Statement to the shareholders of the Company) a meeting of its shareholders for the purpose of approving this Agreement (including any adjournment or postponement thereof, the “Shareholders Meeting”); provided that the Company may postpone, recess or adjourn such meeting (i) to the extent required by Law or fiduciary duty, (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote for a period of up to ten (10) Business Days or (iii) if as of the time for which the Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Shareholders Meeting (it being understood that the Company may not postpone, recess or adjourn the Shareholders Meeting more than two times pursuant to this clause (iii) without Parent’s prior written consent) and (c) acting through its Board of Directors (or a committee thereof), shall (x) include in the Proxy Statement the Recommendation and (y) use its reasonable best efforts to obtain the Company Requisite Vote; provided that the Board of Directors of the Company shall be permitted to, if and only to the extent in accordance with the terms and conditions of Section 6.1, (A) fail to include the Recommendation in the Proxy Statement, (B) withdraw, modify, qualify, amend or change the Recommendation, (C) fail to recommend in a Solicitation/Recommendation Statement on Schedule 14D-9

against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D promulgated under the Exchange Act for outstanding shares of Common Stock (other than by Parent or an Affiliate of Parent), in each case, within ten Business Days after the commencement thereof, (D) recommend, adopt or approve any Acquisition Proposal, or (E) formally resolve to effect or publicly announce an intention or resolution to effect any of the foregoing (any of the actions described in the foregoing clauses (A) through (E), a “Change of Recommendation”). Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement is validly terminated in accordance with its terms, the Company will submit the approval of this Agreement to its shareholders at the Shareholders Meeting even if the Company’s Board of Directors (or a committee thereof) has effected a Change of Recommendation.

SECTION 6.4 Further Action; Efforts.

(a) Subject to the terms and conditions of this Agreement, and subject to any different standard set forth herein with respect to any covenant or obligation, each Party will (and, in the case of Parent, cause each of its subsidiaries to) use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement including (y) to cause the expiration or termination of the applicable waiting periods under the HSR Act and (z) to obtain any consents, clearances or approvals required under or in connection with any Antitrust Law as soon as practicable. In furtherance and not in limitation of the foregoing, each Party hereto agrees to, and in the case of Parent, cause each of its subsidiaries and Affiliates (collectively, the “Parent Group”), to the extent required, to, (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 Business Days of the date hereof, (ii) file any notification or other filing or form necessary to obtain any consents, clearances or approvals required under or in connection with any Antitrust Law in the jurisdictions identified in Section 6.4 of the Company Disclosure Letter applicable to the transactions contemplated by this Agreement and (iii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act.

(b) Each of Parent Group and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent required in connection with the efforts referenced in Section 6.4(a) to obtain all requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) furnish to the other Party as promptly as practicable all information required for any application or other filing to be made by the other Party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; (iii) promptly notify the other Party of any communication received by such Party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby and furnish the other Party promptly with copies of all material correspondence, filings (except for HSR Act filings) and communications between them and the FTC, the DOJ or any other Governmental Entity with respect to the transactions contemplated by this Agreement; (iv) respond as promptly as practicable to any inquiries received from, and supply as promptly as practicable any additional information or documentation that may be requested by the FTC, the DOJ, or by any other Governmental Entity in respect of such registrations, declarations and filings or such transactions; and (v) permit the other Party to review any communication given by it to, and consult with each other in advance, and consider in good faith the other Party’s reasonable comments in connection with, any filing (except for HSR filings), notice, application, submission, communication, meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person; provided, however, that to the extent any of the documents or information provided pursuant to this Section 6.4 are commercially or competitively sensitive, the Company or Parent, as the case may be, may satisfy its obligations by providing such documents or information to the other Party’s outside counsel, with the understanding and agreement that such counsel shall not share such documents and information with its client;

provided, further, that materials may also be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, to the extent that that such attorney-client or other privilege or confidentiality concerns are not governed by a common interest privilege or doctrine. Parent, Merger Sub, or their respective Affiliates will not “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other Antitrust Law, as the case may be, and refile it unless the Company has consented in writing in advance to such withdrawal and refiling, and Parent, Merger Sub, or their respective Affiliates shall not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby, except with the prior written consent of the Company, in each case such consent not to be unreasonably withheld, conditioned, or delayed. For purposes of this Agreement, “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(c) No Party shall independently participate in any meeting or communication with any Governmental Entity in respect of any such filings, investigation or other inquiry in connection with this Agreement or the transactions contemplated by this Agreement without giving the other Parties sufficient prior notice of the meeting or communication and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate in such meeting or communication. Notwithstanding anything to the contrary set forth in this Agreement, and in furtherance and not in limitation of the foregoing, Parent shall, and shall cause its subsidiaries to, take any and all steps necessary to (x)  resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or (y)  avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment that would prevent, prohibit, restrict or delay the consummation of the contemplated transactions, so as to enable the Parties to close the contemplated transactions expeditiously (but in no event later than the End Date). In furtherance, but without limiting the foregoing, Parent shall, and shall cause its subsidiaries to, (i)  propose, negotiate, commit to and effect, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of Parent, Parent’s subsidiaries, or the Company or its subsidiaries or any interest therein, (ii)  otherwise take or commit to take any actions that would limit Parent’s, Parent’s subsidiaries, or the Company’s or its subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of Parent, or the Company or its subsidiaries or any interest or interests therein and (iii)  modify, restructure, amend, terminate, or revise, any agreement or arrangement entered into or proposed to be entered into by Parent, or to which Parent is a party, including with respect to any interest (including any equity or other interest) held or to be held directly or indirectly in Parent by any Person (individually or collectively, a “Remedial Action”); provided, that, for the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, Parent, Merger Sub and their respective Affiliates shall not be obligated to take or agree to take any Remedial Action with respect to Parent’s or Merger Sub’s Affiliates other than Parent, the Company, or their respective subsidiaries; provided, further that the Parties shall not be obligated to take any action with respect to the Company the effectiveness of which is not conditioned on the Closing occurring.

(d) Subject to the obligations under Section 6.4(c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) each of Parent, Merger Sub and the Company must defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement, including appeals. Notwithstanding the foregoing, the Company shall not be required to agree to any term or take any action in connection with its obligations under this Section  6.4(d) that is not conditioned upon consummation of the Merger.

SECTION 6.5 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated herein, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent, (b) any Actions commenced or, to such Party’s Knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its subsidiaries which relate to the Merger or the other transactions contemplated hereby and (c) any event, development, change, effect, fact, circumstance or occurrence that is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the End Date; provided that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice. The Parties agree and acknowledge that the Company’s, on the one hand, and Parent’s, on the other hand, compliance or failure of compliance with this Section 6.5 shall not be taken into account for purposes of determining whether the condition referred to in Section 7.2(b) or Section 7.3(b), respectively, shall have been satisfied with respect to performance in all material respects with this Section 6.5.

SECTION 6.6 Access to Information; Confidentiality.

(a) Subject to applicable Law and any COVID-19 Measures, from the date hereof to the Effective Time or the earlier valid termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors, employees and other Representatives to, afford Parent and its Representatives reasonable access, consistent with applicable Law, during normal business hours to the Company’s and its subsidiaries’ officers, employees, properties, Contracts, books and records, as necessary to facilitate consummation of the transactions contemplated by this Agreement and integration planning related thereto; provided, that such access may be limited to the extent the Company or any of its subsidiaries reasonably determines, in light of COVID-19 or COVID-19 Measures, that such access would jeopardize the health and safety of any employee of the Company or any of its subsidiaries, it being understood that the Company shall use its commercially reasonable efforts to provide, or cause its subsidiaries to provide, such access in a manner that would not jeopardize the health and safety of the employees of the Company and its subsidiaries. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by such officers, employees and other authorized Representatives of their normal duties and shall not include any environmental sampling or testing. In furtherance thereof, from the date hereof to the Effective Time or the earlier valid termination of this Agreement, without the prior written consent of the Company, Parent shall not, and shall use reasonable best efforts to cause its controlled Affiliates not to, contact any vendor, lender or any other Person having a material business relationship with the Company except for contacts unrelated to the Merger or the Company. Neither the Company nor any of its subsidiaries shall be required to provide access or to disclose information if and to the extent such access or disclosure would be commercially sensitive or in the good faith judgment of the Company (based on advice of in-house or outside counsel) jeopardize any attorney-client privilege of the Company or any of its subsidiaries, or contravene any applicable Law; provided that the Company shall inform Parent as to the general nature of what is being withheld and shall use its reasonable best efforts to make appropriate substitute arrangements to permit such disclosure in a manner that would not jeopardize any attorney-client privilege of the Company or any of its subsidiaries, or contravene any applicable Law (including, if reasonably requested by Parent, entering into a joint defense agreement with Parent on customary and mutually acceptable terms if requested with respect to any such information). All requests for information made pursuant to this Section 6.6(a) shall be directed to the executive officer or other Person designated by the Company.

(b) Each of Parent and Merger Sub will comply with the terms and conditions of the confidentiality agreement entered into in connection with the transactions contemplated hereby between the Company and Vista Equity Partners Management, LLC (as it may be amended from time to time, the “Confidentiality Agreement”), and will hold and treat, and will cause their respective Representatives (as defined in the Confidentiality Agreement) to hold, treat and use, in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

SECTION 6.7 Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Corporation of the Shares from the New York Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the Shares under the Exchange Act at the Effective Time.

SECTION 6.8 Publicity. The initial press release regarding the Merger shall be a joint press release and, except in connection with a Superior Proposal or a Change of Recommendation if and to the extent permitted by this Agreement, thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity, in each case, as determined in the good faith judgment of the Party proposing to make such release (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party). Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

SECTION 6.9 Employee Benefits.

(a) From the period beginning on the Effective Time and ending on December 31, 2023 (or, if sooner, the date of termination of employment of the relevant Continuing Employee) (the “Benefit Continuation Period”), Parent shall, or shall cause the Surviving Corporation to provide, to each employee of the Company or its subsidiaries as of immediately prior to the Effective Time who continues to be employed by the Surviving Corporation or any subsidiary thereof immediately following the Effective Time (the “Continuing Employees”), (i) a salary, wage, and target annual cash bonus opportunity that, in each case, is no less favorable than the salary, wage, and target annual cash bonus opportunity that was provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee benefits (excluding equity or equity-based, defined benefit pension, post-employment welfare and nonqualified deferred compensation benefits) that are substantially comparable in the aggregate to the benefits (subject to the same exclusions) provided to such Continuing Employee immediately prior to the Effective Time. For the duration of the Benefit Continuation Period, Parent or one of its Affiliates shall maintain for the benefit of each Continuing Employee a severance or termination arrangement no less favorable than the severance benefits described on Section 6.9(a) of the Company Disclosure Letter. Without limiting the generality of the foregoing, if the Closing Date occurs prior to the date on which annual bonuses in respect of the 2022 calendar year are paid by the Company, Parent shall cause the Company to honor the Company’s annual bonus plans that relate to the 2022 calendar year (the “2022 Bonus Plans”), and shall pay to eligible employees bonuses earned thereunder pursuant to the terms thereof based on actual achievement of the applicable company and individual performance objectives and goals set forth therein consistent with past practice.

(b) To the extent that Parent modifies any coverage or benefit plan in which Continuing Employees participate, Parent or any of its subsidiaries (including the Surviving Corporation and any subsidiaries thereof) shall use its reasonable best efforts to (i) waive or cause to be waived any pre-existing conditions, exclusions, limitations, actively-at-work requirements, and eligibility waiting periods under any group health plans of Parent or its subsidiaries to be waived with respect to Continuing Employees and their eligible dependents to the extent such conditions or limitation were waived or did not apply under the analogous Company Plan immediately prior to the Effective Time, (ii) give each Continuing Employee credit under the group health plan of Parent or its subsidiaries for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and credited under the analogous Company Plan and (iii) to the extent that it would not result in a duplication of benefits or compensation and to the same extent and for the same purpose that such service was recognized under a similar Company Plan, give each Continuing Employee service credit for such Continuing Employee’s employment with the Company prior to the Effective Time for purposes of eligibility to participate and vesting credit (but excluding benefit accrual under any defined benefit pension plan) under each applicable Parent benefit plan as if such service had been performed with Parent.

(c) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an establishment, amendment or other modification of any Company Plan or any other benefit or compensation plan, program or arrangement, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending, modifying or terminating any Company Plans or any other benefit or compensation plans, programs or arrangements in accordance with their terms or (iii) create any claims, rights or benefits (including any third-party beneficiary rights) in any Person, other than the Parties.

SECTION 6.10 Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless each present and former (in each case as of the Effective Time) director and officer of the Company or any of its subsidiaries (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened Action, arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time (including the fact that such Person is or was a director or officer of the Company or any of its subsidiaries or any acts or omissions occurring or alleged to occur prior to the Effective Time), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Washington Law to indemnify such Person (and Parent or the Surviving Corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Action, including any expenses incurred in enforcing such Person’s rights under this Section 6.10, regardless of whether indemnification with respect to or advancement of such expenses is authorized under the Articles of Incorporation, the Bylaws or the certificate of incorporation and bylaws, or equivalent organizational documents, of any subsidiary; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification pursuant to this Section 6.10); provided further that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under Washington Law and the Company’s Articles of Incorporation and Bylaws shall be made by independent counsel selected by the Surviving Corporation. In the event of any such Action (x) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Action in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified

Party from all liability arising out of such Action or such Indemnified Party otherwise consents, and (y) the Surviving Corporation shall reasonably cooperate in the defense of any such matter. In the event any Action is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 6.10, (i) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification hereunder with respect thereto), (ii) each Indemnified Party shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Action, (iii) the Surviving Corporation shall pay all reasonable fees and expenses of any counsel retained by an Indemnified Party promptly after statements therefor are received, whether or not the Surviving Corporation shall elect to control the defense of any such Action, and (iv) no Indemnified Party shall be liable for any settlement effected without his or her prior express written consent.

(b) Any Indemnified Party wishing to claim indemnification under Section 6.10, upon learning of any such Action, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the indemnifying Party.

(c) The provisions in the Surviving Corporation’s articles of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers shall be no less favorable to such directors and officers than such provisions contained in the Company’s Articles of Incorporation and Bylaws in effect as of the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of any such individuals.

(d) Parent shall maintain, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for at least six years from the Effective Time the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not less advantageous to any beneficiary thereof) with respect to matters existing or occurring at or prior to the Effective Time and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance. In satisfying its obligations pursuant to this Section 6.10(d), Parent and the Surviving Corporation shall not be required to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year prior to the date hereof (the “Current Premium”), but in such case shall purchase as much coverage as reasonably practicable for such amount. Notwithstanding the foregoing, in lieu of the arrangements contemplated by this Section 6.10(d), the Company shall purchase from insurance carriers with comparable credit ratings, no later than the Effective Time, a six-year prepaid “tail policy” providing at least the same coverage and amounts containing terms and conditions that are no less advantageous to the persons covered by the current policies of directors’ and officers’ liability insurance and the insureds covered by the current fiduciary liability insurance maintained by the Company and its subsidiaries with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby, and from insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance; provided, however, that in no event shall the amount paid for such prepaid policies exceed 350% of the Current Premium. In the event the Company elects to purchase such a “tail policy”, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail policy” in full force and effect and continue to honor their respective obligations thereunder. Parent agrees to honor and perform under, and to cause the Surviving Corporation to honor and perform under, all indemnification agreements entered into by the Company or any of its subsidiaries with any Indemnified Party which are set forth in Section 6.10(d) of the Company Disclosure Letter and made available to Parent prior to the date of this Agreement.

(e) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume or succeed to all of the obligations set forth in this Section 6.10.

(f) The provisions of this Section 6.10 shall survive the Merger and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives.

(g) The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Articles of Incorporation or Bylaws of the Company or the comparable governing instruments of any of its subsidiaries, or under any applicable Contracts or Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.

SECTION 6.11 Takeover Statutes. If any Takeover Law is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and shall use reasonable best efforts to take such actions as are reasonably necessary so that such transactions may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. Nothing in this Section 6.11 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.

SECTION 6.12 Transaction Litigation. In the event that any shareholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement, including disclosures made under securities laws and regulations related thereto, is brought after the date of this Agreement and prior to the Effective Time against the Company or any members of its Board of Directors or Parent or any members of its Board of Directors (the “Transaction Litigation”), the Company or Parent (as applicable) shall promptly notify the other Parties of any such Transaction Litigation and shall keep the other Parties reasonably informed with respect to the status thereof (including by promptly providing copies of all pleadings with respect thereto) and apprised of the proposed strategy and other significant decisions with respect to any Transaction Litigation. The Company shall give Parent the opportunity to participate in the defense and settlement of any Transaction Litigation, and shall consider in good faith Parent’s advice with respect to such Transaction Litigation. No Party shall compromise, settle or come to an arrangement regarding or agree to compromise, settle, any Transaction Litigation without the other Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

SECTION 6.13 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and the Financing Commitments.

SECTION 6.14 Rule 16b-3. Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

SECTION 6.15 Convertible Notes and Capped Call Transactions.

(a) Prior to the Effective Time, at Parent’s written request, the Company shall deliver any notices (including with respect to holders’ rights to require repurchase or conversion of the Convertible Notes) and take all other actions that may be required under the terms of the Convertible Notes, the Convertible Notes Indenture or under applicable Law, including as a result of the transactions contemplated by this Agreement to the extent constituting a “Fundamental Change” or “Make-Whole Fundamental Change,” as such terms are defined in the Convertible Notes Indenture, provided, however, that none of the Company nor any of its subsidiaries shall be required to pay any fee or incur any other liability or obligation in connection with the foregoing or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or agree to provide any indemnity in connection with the foregoing prior to the Effective Time. The Company shall provide copies of any such notice to Parent prior to delivering any such notice and shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such notice, which such comments the Company shall consider in good faith.

(b) Prior to the Effective Time, the Company shall use commercially reasonable efforts to take all necessary actions to ensure compliance with the Company’s Convertible Notes. In furtherance of the foregoing, and in addition to the Company’s obligations pursuant to Section 6.15(a), the Company shall cooperate with Parent to (i) execute and deliver to the Trustee a supplemental indenture to the Convertible Notes Indenture, as and to the extent required by the Convertible Notes Indenture, including to provide that on and after the Effective Time, each holder of Convertible Notes shall have the right to convert such Convertible Notes into the Per Share Merger Consideration in accordance with, and subject to, the provisions of the Convertible Notes Indenture governing the conversion of the Convertible Notes (including any applicable increase in the “Conversion Rate” thereunder for conversions made in connection with the Merger), and (ii) cause to be executed and delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (as such terms are defined in the Convertible Notes Indenture) and any other related documentation required by the Convertible Notes Indenture in connection with such supplemental indenture. Parent and its counsel will be responsible for preparing any such supplemental indenture. The Company shall provide copies of the Officer’s Certificate and Opinion of Counsel to Parent prior to delivering any such document to the Trustee and shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such documents, which such comments the Company shall consider in good faith. Notwithstanding anything to the contrary in this Agreement, prior to the Effective Time and subject to applicable Law, (i) the Company may take any actions in connection with making elections under, obtaining waivers, and/or unwinding or otherwise settling the Capped Call Transactions, (ii) the Company shall deliver any notices required under the terms of the Capped Call Transactions and (iii) the Company may initiate or continue, discussions or negotiations with the counterparties to the Capped Call Transactions or any of their Affiliates or Representatives, including with respect to any cash amounts or shares of Common Stock that may be payable or deliverable to the Company pursuant to the Capped Call Transactions (including upon termination, cancellation or exercise thereof) and adjustments to the terms of the Capped Call Transactions (including in connection with the announcement of the transactions contemplated by this Agreement), it being understood that the Company shall act in good faith and in a commercially reasonable manner in consultation with Parent and shall, if reasonably requested by Parent, engage a hedging advisor in connection with the foregoing.

(c) The Company shall use commercially reasonable efforts to remove the restrictive legend on the Convertible Notes as promptly as reasonably practicable following August 13, 2022 in accordance with Section 2.05 of the Convertible Notes Indenture.

(d) Notwithstanding anything to the contrary in the foregoing, the Company and its subsidiaries shall not be required to (i) agree to any term or take any action in connection with its obligations under this Section 6.15 (other than Section 6.15(c)) that is not conditioned upon consummation of the Merger or (ii) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the actions contemplated by this Section 6.15 (other than Section 6.15(c)) or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with such actions, in each case prior to, or that is not conditioned upon the occurrence of, the Closing.

SECTION 6.16 Parent Financing.

(a) Parent and Merger Sub shall (i) use reasonable best efforts to take, or cause to be taken, as promptly as practicable after the date hereof, all actions and to do, or cause to be done, all things necessary to arrange, obtain and consummate the Financing on the terms and conditions described in or contemplated by the Financing Commitments, including using reasonable best efforts to (A) maintain in full force and effect the Financing Commitments, (B) satisfy on a timely basis (or obtain the waiver of) all conditions to funding and all covenants, in either case, set forth in the Debt Financing Commitments and such Definitive Agreements that are to be satisfied by Parent and to consummate the Financing at or prior to the Closing, and (C) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and conditions contained in the Debt Financing Commitments (or on terms that, taken as a whole, are no less favorable to Parent or Merger Sub than the terms in the Debt Financing Commitment or that otherwise would not violate Section 6.16(d)), in each case, which terms shall not in any respect expand on, or add to, the conditions to the funding of the Financing at the Closing or reduce the aggregate amount of the Financing available to be funded at the Closing below the amount required to fund the Financing Uses (such definitive agreement, the “Definitive Financing Agreements”) prior to the Closing Date and (ii) comply with their obligations under the Financing Commitments and Definitive Financing Agreements and enforce their rights under the Financing Commitments to the extent necessary to consummate the transactions contemplated herein. Parent shall obtain the Equity Financing contemplated by the Equity Financing Commitments upon satisfaction or waiver of the conditions to Closing in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing). Parent shall, at the reasonable request of the Company, inform the Company on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing (or Alternative Financing) (including providing copies of final Definitive Financing Agreements to the extent reasonably necessary to allow the Company to monitor the progress of such efforts, in each case, which may be redacted with respect to fee amounts and any other economic terms).

(b) In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Financing Commitments for any reason, or to the extent that Parent reasonably believes in good faith that it will not have funds available on the Closing Date that are sufficient to enable it to fund the Financing Uses in full, (i) Parent shall promptly notify the Company in writing and (ii) Parent and Merger Sub shall use, and shall cause each Guarantor to use, their respective reasonable best efforts and as promptly as reasonably practicable following the occurrence of such event, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange to obtain alternative financing from alternative sources (the “Alternative Financing”) in an amount, when added to the portion of the Financing that is and remains available to Parent, sufficient to consummate the transactions contemplated by this Agreement and pay all Financing Uses, and to obtain and provide the Company with a copy of, the new financing commitment that provides for such Alternative Financing (the “Alternative Financing Commitment”), which Alternative Financing Commitment would not (x) include terms and conditions (including any “market flex” provisions applicable thereto) that are materially less favorable (unless agreed to by Parent and Merger Sub), in the aggregate, to Parent and Merger Sub than those contemplated in the Debt Financing Commitment, (y) include or add any conditions to funding the Debt Financing that are not contained in the Debt Financing Commitments or (z) reasonably be expected to prevent, impede or delay the consummation of the Debt Financing or such Alternative Financing or the transactions contemplated by this Agreement; provided that, notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub shall not be required to (i) pay more fees, original issue discounts or incur an increase in pricing relative to the pricing or fee terms of the Debt Commitment as in effect on the date of this Agreement, taking into account any flex terms, or (ii) seek equity financing from any Person other than the Equity Investors or in an amount in excess of the Equity Financing contemplated by the Equity Commitment as of the date hereof. As applicable, references in this Agreement (other than with respect to representations in this Agreement made by Parent that speak as of the date hereof) (A) to Financing or Debt Financing shall include any such Alternative Financing, (B) to the Financing Commitments or Debt Financing Commitments shall include any such Alternative Financing Commitments and (C) to Definitive Financing Agreements shall include the definitive documentation relating to any such Alternative Financing. Parent shall, promptly upon request, deliver to the Company true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Parent and Merger Sub with any portion of the Financing necessary to fund the Financing Uses (in each case, redacted with respect to fee amounts and, if applicable, flex provisions and any other economic terms, so long as such redaction does not cover terms that could reasonably be expected to affect the conditionality, amount, availability, enforceability or termination of the Alternative Financing).

(c) Without limiting the generality of Section 6.16(b), Parent shall promptly (and in any event within two Business Days) notify the Company in writing of the occurrence of any of the following, in each case to the extent Parent has actual Knowledge thereof: (i) termination, withdrawal, repudiation, rescission, cancellation or expiration of any Financing Commitment, (ii) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) under any Financing Commitment by any party to such Financing Commitment, (iii) receipt by any of Parent, Merger Sub or any of their respective Affiliates or Representatives of any written notice or other written communication from any Debt Financing Source, any lender or any other Person with respect to any (A) actual, threatened or alleged breach, default, termination, withdrawal, rescission or repudiation by any party to any Financing Commitment or any provision of any Financing Commitment (including any proposal by any Debt Financing Source, lender or other Person to withdraw, terminate, repudiate, rescind or make a material change in the terms of (including the amount of necessary to fund the Financing Uses by) any Financing Commitment) or (B) material dispute or disagreement between or among any parties to any Financing Commitment with respect to their obligation to fund the Financing on the Closing Date or (iv) if for any reason Parent in good faith believes that it is likely that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitments. As soon as reasonably practicable, but in any event within two Business Days, Parent shall provide the Company with any and all information reasonably requested by the Company relating to any circumstance referred to in this Section 6.16(c).

(d) Parent, Merger Sub and the Guarantors shall not (without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed) permit or consent to or agree to (i) any amendment, restatement, replacement, supplement, termination, reduction or other modification or waiver of any condition, provision or remedy under, the Equity Financing Commitments (other than to increase the amount of Equity Financing available thereunder), (ii) any amendment, restatement, replacement, supplement, termination, reduction or other modification or waiver of any provision or remedy under, the Debt Financing Commitment or Definitive Financing Agreement solely to the extent that such amendment, restatement, supplement, termination, reduction, modification or waiver would reasonably be expected to (A) impose new or additional conditions precedent to the funding of the Debt Financing or would otherwise change, amend, modify or expand any of the conditions precedent to the funding of the Debt Financing, (B) impair, delay or prevent the availability of all or a portion of the Debt Financing or the consummation of the transactions contemplated by this Agreement, (C) reduce the aggregate cash amount of the Debt Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing ) or (E) otherwise adversely affect the ability of the Parent to enforce its rights under the Debt Financing Commitments or to consummate the transactions contemplated by this Agreement or the timing of the Closing, including by making the funding of the Financing less likely to occur; or (iii) the early termination of the Financing Commitments or any Definitive Financing Agreement; provided, however, for the avoidance of doubt and notwithstanding, anything to the contrary contained herein, Parent and Merger Sub may amend, replace, supplement and/or modify the Debt Financing Commitments (x) solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties thereto who had not executed the Debt Financing Commitments as of the date hereof and, in connection therewith, (y) reallocate the commitments and economic percentages with respect to the appointment of such additional lenders, purchasers, investors, lead arrangers, bookrunners, syndication agents or other financing sources or (z) otherwise modify or replace the Debt Financing Commitments to the extent such amended or replaced Debt Financing Commitments would not violate the terms of this Section 6.16(d). Parent shall furnish to the Company a copy of any amendment, restatement, replacement, supplement, modification, waiver or consent of or relating to the Debt Financing Commitments or the Definitive Financing Agreements promptly upon execution thereof. For purposes of this Agreement (other than with respect to representations in this Agreement made by Parent that speak as of the date hereof), references to the “Debt Financing Commitment” shall include such document as permitted or required by this Section 6.16 to be amended, restated, replaced, supplemented or otherwise modified or waived, in each case from and after such amendment, restatement, replacement, supplement or other modification or waiver.

(e) If the Debt Financing Commitment is replaced, amended, supplemented or modified, including as a result of obtaining Alternative Financing, or if Parent or Merger Sub substitutes other debt financing for all or any portion of the Debt Financing in accordance with this Section 6.16, Parent or Merger Sub shall comply with their obligations under this Agreement, including this Section 6.16, with respect to the Debt Financing Commitment as so replaced, amended, supplemented or modified to the same extent that Parent and Merger Sub were obligated to comply prior to the date the Debt Financing Commitment was so replaced, amended, supplemented or modified. Notwithstanding anything in this Section 6.16 to the contrary, compliance by Parent and Merger Sub with this Section 6.16 shall not relieve Parent or Merger Sub of its obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available and each of Parent and Merger Sub acknowledges that this Agreement and the transactions contemplated hereby, including the Merger, are not contingent on Parent or Merger Sub’s ability to obtain the financing (or any alternative financing) or any specific term with respect to such financing.

SECTION 6.17 Financing Cooperation.

(a) Prior to the Closing, the Company shall (A) reasonably promptly (and in any event prior to the Closing Date) furnish the Required Information to Parent (it being understood and agreed that, as of the date hereof, the Company has furnished the Required Information in respect of the fiscal years ended December 31, 2019, December 31, 2020 and December 31, 2021 and the fiscal quarter ended March 31, 2022 to Parent) and (B) use reasonable best efforts to provide to Parent and Merger Sub, and shall cause its subsidiaries and the Company’s and such subsidiaries’ respective Representatives to use their reasonable best efforts to provide to Parent and Merger Sub, at Parent’s sole cost and expense (other than (i) costs and expenses incurred in connection with the normal preparation of historical financial statements of the Company of the type described in the definition of Required Information and (ii) any ordinary course amounts that would have been incurred by the Company in the ordinary course of business regardless of any debt financing established in connection herewith), such cooperation as may be reasonably requested by Parent in connection with the arrangement of the Debt Financing that is reasonably necessary or customarily provided in connection with financings of the type contemplated by the Debt Financing Commitment, including using reasonable best efforts to:

(i) furnish Parent and the Debt Financing Sources reasonably promptly with (A) such other pertinent and customary information regarding the Company and its subsidiaries as may be reasonably requested by Parent in connection with the Debt Financing, and updates thereto as reasonably requested by Parent and with information in response to due diligence requests of, and otherwise cooperate with the due diligence efforts of, the Debt Financing Sources and (B) the cash balance of the Company as of the end of each calendar month, reasonably promptly after it has been prepared for management’s internal use (and reasonably cooperate with any subsequent inquiries from Parent with respect thereto); provided, that (I) the Company shall only be obligated to deliver such information to the extent it may be obtained by the Company without undue effort or expense and (II) the Company shall not be obligated to furnish any of the Excluded Information;

(ii) upon reasonable prior notice, cause members of management of the Company to participate in a reasonable number of lender presentations (which may be virtual), conference calls and meetings with prospective lenders and other Financing Sources and due diligence sessions to the extent reasonably requested in connection with the Debt Financing Commitment and only to the extent customarily needed for financings of the type contemplated by the Debt Financing Commitment and at reasonable times and, if applicable, locations to be mutually agreed;

(iii) cause members of management of the Company to reasonably assist Parent in its preparation of any customary documents and materials required by the Debt Financing Sources in connection with the Debt Financing (including any Alternative Financing); provided, that any such documents and materials that includes disclosure and financial statements with respect to the Company and/or its subsidiaries shall only reflect Merger Sub as the obligor and no such documents shall be issued by the Company or any of its subsidiaries;

(iv) (A) reasonably facilitating the pledging of (including, for the avoidance of doubt, providing assistance reasonably requested in connection with the creation and perfection of security interests in) the collateral contemplated by the Debt Financing and (B) obtaining, executing and delivering customary evidence of authority, customary officer’s certificates, customary solvency certificates and customary insurance certificates, in each case, as reasonably requested by Parent or Merger Sub and the Debt Financing Sources (provided, however, that (i) no officer of the Company or any of its subsidiaries who is not remaining in such position following the Closing Date shall be obligated to execute any certificate or other document contemplated by this Section 6.17(a)(iv) in connection with the Debt Financing, (ii) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing and (iii) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing);

(v) at least three Business Days prior to the Closing Date, provide Parent with all documentation and other information with respect to the Company and its subsidiaries as shall have been reasonably requested in writing by Parent at least ten (10) Business Days prior to the Closing Date that is required in connection with the Debt Financing by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation, and that are required by Section 4 of Exhibit C of the Debt Financing Commitment; and

(vi) (A) assist with the preparation of any definitive financing documents, including any credit agreements, guarantees, pledge and security documents, other definitive financing documents or other certificates or documents contemplated by the Financing, and hedging agreements reasonably requested by Parent, as may be reasonably requested by Parent, including by providing information for the completion of any schedules thereto, solely to the extent such materials relate to information concerning the Company and (B) furnish Parent with evidence that releases have been filed in respect of the Intellectual Property Security Agreements recorded at the United States Patent and Trademark Office on December 3, 2015 at Reel 5680, Frames 739-749, on June 6, 2016 at Reel 5806, Frames 570-579, and on June 6, 2016 at Reel 5809, Frames 225-235.

Notwithstanding anything to the contrary in this Section 6.17(a), nothing will require the Company to provide (or be deemed to require the Company to prepare) any (1) pro forma financial statements, projections or other prospective information; (2) description of all or any portion of the Financing; (3) risk factors relating to all or any component of the Financing, including any such description to be included in liquidity and capital resources disclosure; (4) “segment” financial information and separate subsidiary financial statements, (5) any financial statements or other information required by Rules 3-05, 3-09, 3-10 or 3-16, 13-01 or 13-02 of Regulation S-X, Regulation S-K Item 302 or for any period prior to January 1, 2019, (6) information regarding officers or directors prior to consummation of the Merger (except biographical information if any of such persons will remain officers or directors after consummation of the Merger), executive compensation and related party disclosure or any Compensation Discussion and Analysis or information required by Item 302 (to the extent not so provided in SEC filings) or 402 of Regulation S-K under the Securities Act and any other information that would be required by Part III of Form 10-K (except to the extent previously filed with the SEC), (7) information regarding affiliate transactions that may exist following consummation of the Merger (unless the Company or any of its subsidiaries was party to any such transactions prior to consummation of the Merger), (8) information regarding any post-Closing pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments (excluding information that is historical financial information of the Company and is derivable without undue effort or expense by the Company from the books and records of the Company or any of its subsidiaries) or (9) information necessary for the preparation of any projected or forward-looking financial statements or information that is not derivable without undue effort or expense by the Company (collectively, the “Excluded Information”).

(b) Notwithstanding anything herein to the contrary, (i) such requested cooperation shall not (A) unreasonably disrupt or interfere with the business or the operations of Company or its subsidiaries, or (B) cause significant competitive harm to the Company or its subsidiaries, if the transactions contemplated by this Agreement are not consummated, (ii) nothing in this Section 6.17 shall require cooperation to the extent that it would (A) subject any of Company’s or its subsidiaries’ respective directors, managers, officers or employees to any actual or potential personal liability, (B) would, based on the advice of the Company’s legal counsel, conflict with, or violate, the Company’s and/or any of its subsidiaries’ organization documents or any applicable Law or judgment, or result in the contravention of, or violation or breach of, or default under, any material Contract to which Company or any of its subsidiaries is a party (to the extent not entered into in contemplation of the cooperation obligation set forth in this Section 6.17), (C) cause any condition to the Closing set forth in Section 7.1, Section 7.2 or Section 7.3 to not be satisfied or (D) cause any breach of this Agreement, (iii) neither the Company nor any subsidiary thereof shall be required to (A) pay any commitment or other similar fee or incur or assume any liability or other obligation in connection with the financings contemplated by the Financing Commitments, the Definitive Financing Agreements or the Financing or be required to take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Financing Commitments, the Definitive Financing Agreements, the Financing or any information utilized in connection therewith, in each case prior to the Effective Time, (B) deliver or obtain opinions of internal or external counsel, (C) provide access to or disclose information where Company, based on the good faith advice of the Company’s legal counsel, determines that such access or disclosure would jeopardize the attorney-client privilege or contravene any applicable Law or material Contract; provided that the Company or its subsidiaries shall inform Parent as to the general nature of what is being withheld and shall use commercially reasonable efforts to disclose any information being withheld without breach of such applicable Law, privilege or material Contract; or (D) waive or amend any terms of this Agreement or any other material Contract to which the Company or its subsidiaries is a party and (iv) none of the Company or the Company’s subsidiaries or their respective directors, managers, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument, including any Definitive Financing Agreement, with respect to the Financing that is not contingent upon the Closing or that would be effective prior to the Closing Date and the directors and managers of the Company shall not be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained unless Parent shall have determined that such directors and managers are to remain as directors and managers of the Company on and after the Closing Date and such resolutions are contingent upon the occurrence of, or only effective as of, the Closing Notwithstanding anything to the contrary, the condition set forth in Section 7.2(b), as it applies to the Company’s obligations under this Section 6.17, shall be deemed satisfied unless the Debt Financing has not been obtained primarily as a result of the Company’s Willful Breach of its obligations under this Section 6.17. The Company hereby consents to the use of its logos in connection with the Debt Financing contemplated by the Debt Financing Commitments, so long as the Company has a reasonable opportunity to preview such use of logos and such logos (i) are used solely in a manner that is not indented to or reasonably likely to harm or disparage the Company and/or its subsidiaries; and (ii) are used solely in connection with a description of the Company or the Transactions (including in connection with any marketing materials related to the Debt Financing).

(c) Parent (i) shall, on the Closing Date (or, if the Closing Date does not occur, promptly following termination of this Agreement in accordance with its terms), reimburse the Company for all reasonable and documented out-of-pocket fees, costs and expenses (including (A) reasonable and documented outside attorneys’ fees and (B) reasonable and documented fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) to the extent incurred by the

Company, any of its subsidiaries or their respective directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other representatives in connection with the cooperation of the Company and its subsidiaries contemplated by this Section 6.17 and (ii) shall indemnify, defend and hold harmless the Company and its subsidiaries and their respective directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with arrangement of the Debt Financing and the performance of their respective obligations under this Section 6.17 and the provision of any information utilized in connection therewith, but in the case of each of the foregoing clauses (i) and (ii) and notwithstanding the foregoing, such reimbursement and indemnification obligations shall not extend to (x) costs and expenses incurred in connection with the normal preparation of historical financial statements of the Company of the type described in the definition of Required Information, (y) any ordinary course amounts that would have been incurred by the Company in the ordinary course of business regardless of any debt financing established in connection herewith and (z) liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties arising as a result of bad faith, willful misconduct, fraud or gross negligence of any of the Company and its subsidiaries or their respective Representatives.

(d) For the avoidance of doubt, the Parties acknowledge and agree that the provisions contained in this Section 6.17 represent the sole obligation of the Company, its subsidiaries and their Affiliates and each of their respective Representatives with respect to cooperation in connection with the arrangement of the Financing (or Alternative Financing, as applicable) and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.

SECTION 6.18 Director Resignations. Prior to the Closing, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

SECTION 6.19 Tender Offer. Upon the written request by Parent and subject to the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Parties agree to cooperate and work in good faith to effectuate the transactions contemplated by this Agreement by means of a tender offer for all of the outstanding shares of Common Stock and to make such reasonable and customary amendments to this Agreement as the Parties mutually agree are necessary to reflect such structure.

ARTICLE VII

CONDITIONS OF MERGER

SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or written waiver by each of the Company and Parent (to the extent permitted by applicable Law)) at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Company Requisite Vote shall have been obtained; and

(b) Orders and Consents. (i) No Governmental Entity of competent jurisdiction shall have enacted or promulgated any Law, statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) to prohibit, restrain, enjoin or make illegal the consummation of the Merger that remains in effect and (ii) the waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act (and any customary timing agreement delaying the Closing entered into in connection therewith) shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained.

SECTION 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or written waiver by Parent (to the extent permitted by applicable Law)) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in (i) Section 3.1 [Organization and Qualification; Subsidiaries], the third sentence of Section 3.3(b) [Capitalization], Section 3.4 [Authority], Section 3.19 [Opinion of Financial Advisor], Section 3.20 [Brokers] and Section 3.21 [Takeover Statutes] shall be true and correct in all material respects as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 3.3(a), Section 3.3(b) (except the third sentence thereof) and Section 3.3(c) [Capitalization] shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except for de minimis inaccuracies, (iii) Section 3.9(c) [Absence of Certain Changes or Events] shall be true and correct in all respects as of the date hereof and as of the Effective Time as though made on and as of such date and (iv) the other representations and warranties of Article III shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties) in each case as of the date hereof and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time; and

(c) Certificate. Parent shall have received a certificate of an executive officer of the Company, certifying that the conditions set forth in Section 7.2(a) and Section  7.2(b) have been satisfied.

SECTION 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or written waiver by the Company (to the extent permitted by applicable Law)) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct, in each case as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (a “Parent Material Adverse Effect”);

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects the obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date; and

(c) Certificate. The Company shall have received a certificate of an executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

SECTION 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by Parent or the Company if any Governmental Entity of competent jurisdiction shall have issued a final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have used such standard of efforts as may be required pursuant to Section 6.4 to prevent, oppose and remove such restraint, injunction or other prohibition;

(c) by either Parent or the Company if the Effective Time shall not have occurred on or before February 8, 2023 (the “End Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Party seeking to terminate if any action of such Party (or, in the case of Parent, Merger Sub) in violation of this Agreement or the failure of such Party (or, in the case of Parent, Merger Sub) to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the primary cause of the failure of the Effective Time to occur on or before the End Date.

(d) by written notice from the Company:

(i) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) 30 days after notice thereof is given by the Company to Parent or (B) the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied; or

(ii) prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement providing for a Superior Proposal, in accordance with and subject to the terms and conditions of, Section 6.1(c);

(e) by written notice from Parent if:

(i) there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied and such breach is not curable or, if curable, is not cured prior to the earlier of (A) 30 days after notice thereof is given by Parent to the Company or (B) the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied; or

(ii) the Board of Directors of the Company shall have made, prior to obtaining the Company Requisite Vote, a Change of Recommendation;

(f) by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the approval of this Agreement was taken; or

(g) by the Company, if (i) the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, which conditions are capable at the time of termination of being satisfied if the Closing were to occur at such time) have been satisfied or (to the extent permissible under applicable Law) waived in accordance with this Agreement, (ii) the Company has indicated in writing that the Company is ready and willing to consummate the Merger and ready, willing and able to take all action within its control to consummate the Merger, (iii) Parent and Merger Sub fail to consummate the Merger within three Business Days of the date on which the Closing should have occurred pursuant to Section 1.2 and (iv) during such three Business Day period described in clause (iii), the Company stood ready, willing and able to consummate the Merger and the other transactions contemplated hereby.

SECTION 8.2 Effect of Termination.

(a) In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.6(b) [Confidentiality], Section 6.17(c) [Financing Cooperation], this Section 8.2, Section 8.3 [Expenses] and Article IX, which shall survive such termination; provided that, subject to the limitations set forth in Section 8.2(e), Section 8.2(f) and Section 8.2(g), nothing herein shall relieve any Party hereto of any liability for damages resulting from Willful Breach prior to such termination by any Party hereto. The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance in accordance with Section 9.12.

(b) In the event that:

(i) this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(ii) [Superior Proposal] or by Parent pursuant to Section 8.1(e)(ii) [Change of Recommendation], then the Company shall pay the Company Termination Payment to Parent (or one or more of its designees), at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) [Superior Proposal] or as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii) [Change of Recommendation] (and, in any event, within two Business Days following such termination), payable by wire transfer of immediately available funds to the account or accounts designated in writing by Parent to the Company for such purpose.

(ii) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(c) [End Date] or Section 8.1(f) [Company Requisite Vote] or Parent pursuant to Section 8.1(e)(i) [Breach by Company] and (A) at any time after the date of this Agreement and prior to the taking of a vote to approve this Agreement at the Shareholders Meeting or any postponement or adjournment thereof (or, if earlier, prior to the termination of this Agreement) an Acquisition Proposal shall have been made to the Company (in the case of a termination pursuant to Section 8.1(e)(i) or 8.1(c)) or directly to the Company’s shareholders (in the case of a termination pursuant to Section 8.1(f)), or an Acquisition Proposal shall have otherwise become publicly known, and (B) within twelve months after such termination, the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal (which is subsequently consummated), or shall have consummated any Acquisition Proposal, then, in any such event, the Company shall pay to Parent the Company Termination Payment, such payment to be made within two Business Days from the consummation of such Acquisition Proposal, by wire transfer of immediately available funds. For the purpose of Section 8.2(b)(ii)(B), all references in the definition of the term Acquisition Proposal to “20% or more” will be deemed to be references to “more than 50%”.

(iii) this Agreement is validly terminated by the Company pursuant to Section 8.1(g) [Parent Failure to Close] (or pursuant to any provision of Section 8.1 under circumstances in which the Company would have been entitled to terminate the Agreement pursuant to Section 8.1(g) [Parent Failure to Close]), Parent shall pay to the Company a fee of $484,659,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds, such payment to be made within two Business Days of the applicable termination.

(c) The Parties acknowledge and hereby agree that each of the Parent Termination Fee and the Company Termination Payment, as applicable, if, as and when required pursuant to this Section 8.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Payment or Parent be required to pay the Parent Termination Fee, as the case may be, on more than one occasion.

(d) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Section 8.2(b)(i) or Section 8.2(b)(ii), or Parent fails to timely pay an amount due pursuant to Section 8.2(b)(iii), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit with respect to the other Party’s failure to pay an amount due pursuant to Section 8.2(b)(i), Section 8.2(b)(ii), or Section 8.2(b)(iii), the non-prevailing party in such suit shall pay to the prevailing party, as applicable, the prevailing Party’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and the reasonable and documented out-of-pocket fees and expenses of any expert or consultant engaged by such Party) in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, plus 2%, as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. Any amount payable pursuant to Section 8.2(b) shall be paid by the applicable Party by wire transfer of same day funds prior to or on the date such payment is required to be made under Section 8.2(b).

(e) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is validly terminated in accordance with its terms and Parent is paid the Company Termination Payment from the Company pursuant to this Section 8.2, the Company Termination Payment and, if applicable, the costs and expenses of Parent pursuant to Section 8.2(d) shall, subject to Section 9.12, be the sole and exclusive remedy of Parent Related Parties (as defined below) against the Company, its subsidiaries and any of their respective former, current or future general or limited partners, shareholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, shareholder, controlling Person, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) for any loss or damage suffered as a result of the failure of the Merger and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, or termination of, this Agreement (collectively, the “Company Transaction Obligations”), and upon payment of such amounts, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of the Company Transaction Obligations, whether in equity or at law, in contract, in tort or otherwise, except that nothing shall relieve the Company of its obligations under Section 6.6(b).

(f) Notwithstanding anything to the contrary in this Agreement, in any circumstance in which this Agreement is validly terminated in accordance with its terms and the Company is paid the Parent Termination Fee from Parent pursuant to this Section 8.2, the Parent Termination Fee and, if applicable, the costs and expenses of the Company pursuant to Section 8.2(d) shall, subject to Section 9.12, be the sole and exclusive remedy of the Company against Parent, Merger Sub or any Guarantor or any of their respective former, current or future general or limited partners, shareholders, controlling Persons, managers, members, directors, officers, employees, Affiliates, affiliated (or commonly advised) funds, representatives, agents or any their respective assignees or successors or any former, current or future general or limited partner, shareholder, controlling Person, manager, member, director, officer, employee, Affiliate, affiliated (or commonly advised) fund, representative, agent, assignee or successor of any of the foregoing (collectively, the “Parent Related Parties”) or any Debt Financing Sources Related Party for any loss or damage suffered as a result of the failure of the Merger or the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any oral representation made or alleged to have been made in connection herewith or therewith, or termination of, this Agreement (collectively, the “Parent Transaction Obligations”) and upon payment of such amounts, none of the Parent Related Parties or Debt Financing Sources Related Parties shall have any further liability or obligation relating to or arising out of the Parent Transaction Obligations, whether in equity or at law, in contract, in tort or otherwise, except that nothing shall relieve Parent of its obligations under Section 6.6(b) and Section 6.17. Notwithstanding anything to the contrary contained in this Agreement, and without limiting the Company’s or Parent’s rights under Section 9.12 [Specific Performance], under no circumstances whether prior to or after termination of this Agreement, will (i) the Company seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, or be entitled to monetary damages under this Agreement or in connection with the transactions contemplated hereby, including the Merger, from any Parent Related Parties (other than any Guarantor or Equity Investor pursuant to, and in accordance with the terms of, and solely to the extent expressly provided for in, the applicable Guarantee or Equity Financing Commitment), or (ii) Parent or Merger Sub seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, or be entitled to monetary damages under this Agreement or in connection with the transactions contemplated hereby, including the Merger, from any Parent Related Parties.

(g) Subject to Section 9.8, this Agreement may only be enforced against, and any claims or causes of action that may be based upon or under this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as Parties hereto and, pursuant to, and in accordance with the terms of, the Guarantees, the Equity Financing Commitments or the Confidentiality Agreement, the Guarantors or the other parties thereto, and no other Parent Related Party (other than, for the avoidance of doubt, the Guarantor or the other Parent Related Parties party to a Guarantee, the Equity Financing Commitments or the Confidentiality Agreement, pursuant to, and in accordance with the terms thereof) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim against the parties to this Agreement (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Merger or the other transactions contemplated by this Agreement or in respect of any oral representations made or alleged to be made in connection herewith.

SECTION 8.3 Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, including the Merger. Filing fees incurred in connection with applications and filings under the HSR Act or any other Antitrust Law shall be borne by Parent.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (b) those contained in this Article IX.

SECTION 9.2 Modification or Amendment. Subject to Section 9.16 and the provisions of applicable Law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement by written agreement, executed and delivered by duly authorized officers of the respective Parties.

SECTION 9.3 Waiver. At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure or delay of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder. For purposes of this Section 9.3, Parent and Merger Sub shall be treated collectively as a single Party.

SECTION 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to Parent or Merger Sub:

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attention:  Adrian Alonso

                  Christina Lema

Email:       AAlonso@vistaequitypartners.com

                  CLema@vistaequitypartners.com

with an additional copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Ave.

New York, NY 10022

Attention:  Sarkis Jebejian, P.C.

                  Jonathan Davis, P.C.

                  Joshua Ayal

Email:       Sarkis.Jebejian@kirkland.com

                  Jonathan.Davis@kirkland.com

                  Joshua.Ayal@kirkland.com

(b)	if to the Company:

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, Washington

Attention:  Scott M. McFarlane

                  Ross Tennenbaum

                  Alesia L. Pinney

Email:       Scott.McFarlane@avalara.com

                  Ross.Tennenbaum@avalara.com

                  Alesia.Pinney@avalara.com

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:  Mario A. Ponce

                  Michael Chao

Email:       mponce@stblaw.com

                  michael.chao@stblaw.com

SECTION 9.5 Certain Definitions. For purposes of this Agreement, the term:

(a) “Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms no more favorable in any material respect to the counterparty thereto than the corresponding terms in the Confidentiality Agreement are to Parent (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement and such non-material changes requested by the counterparty to ensure the confidentiality agreement is consistent with its organization’s customary policies, procedures and practices with respect to confidentiality agreements), provided that such confidentiality agreement need not include any “standstill” or similar terms;

(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person;

(c) “Business Day” means any day on which the principal offices of the SEC in Washington, DC are open to accept filings or, in the case of determining a date when any payment is due, any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, New York;

(d) “Capped Call Documentation” means (A) the letter agreements Re: Base Capped Call Transaction, each dated as of August 10, 2021, between the Company and each of Barclays Bank PLC, Bank of America, N.A., Bank of Montreal, Goldman Sachs & Co. LLC, and Mizuho Markets Americas LLC, and (B) the letter agreements Re: Additional Capped Call Transaction, each dated as of August 12, 2021, between the Company and each of Barclays Bank PLC, Bank of America, N.A., Bank of Montreal, Goldman Sachs & Co. LLC, and Mizuho Markets Americas LLC, in each case, as further amended, restated, supplemented, or otherwise modified on or prior to the date hereof;

(e) “Capped Call Transactions” means the transactions documented under the Capped Call Documentation;

(f) “CFIUS” means the Committee on Foreign Investment in the United States.

(g) “Company Equity Award” means any Company Option, Company RSU or Company PSU issued pursuant to a Company Stock Plan;

(h) “Company Notice” means a notice delivered from the Company to Parent in connection with Section 6.1(c) which notice has set forth in writing (I) that the Board of Directors of the Company has received a bona fide and written Acquisition Proposal that has not been withdrawn that would, if consummated, constitute a Superior Proposal and (II) the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the Person or group making the Acquisition Proposal) and shall have contemporaneously provided an unredacted copy of the Acquisition Proposal and all other material agreements and other documents related to the Superior Proposal;

(i) “Company Stock Plans” means collectively, the Avalara 2006 Equity Incentive Plan and the Avalara 2018 Equity Incentive Plan, as each may be amended from time to time;

(j) “Company Termination Payment” means an amount equal to $242,329,000;

(k) “Contagion Event” means the outbreak and ongoing effects of contagious disease, epidemic or pandemic (including COVID-19 and monkeypox);

(l) “control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

(m) “Convertible Notes” means the Company’s 0.25% Convertible Senior Notes due 2026 issued pursuant to the Convertible Notes Indenture;

(n) “Convertible Notes Indenture” means the Indenture, dated as of August 13, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee;

(o) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof and any epidemics, pandemic or outbreaks thereof;

(p) “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Laws, directives, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, or industry group, in each case, in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act (CARES) and the Payroll Tax Executive Order, or any other epidemic, pandemic or disease outbreak;

(q) “Debt Financing Sources” means the entities that are party to the Debt Financing Commitment (other than Parent and Merger Sub); provided, that in the event that any Additional Agent (as defined in the Debt Financing Commitment) is added as a party to the Debt Financing Commitment after the date hereof, whether pursuant to any joinder agreement thereto or otherwise, the term “Debt Financing Sources” shall include each such institution; provided, further, that the term “Debt Financing Sources” shall include each entity (other than Parent) party to any Alternative Financing Commitment or replacement financing for the Debt Financing;

(r) “Debt Financing Sources Related Party” means the Debt Financing Sources and their respective Affiliates and such Debt Financing Sources’ (and their respective Affiliates’) directors, officers, employees, members, managers, partners, controlling persons, agents, advisors, attorneys, representatives and successors of each of the foregoing;

(s) “Ex-Im Laws” means all Laws and regulations relating to export, re-export, transfer or import controls (including the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import Laws administered by U.S. Customs and Border Protection) applicable to the Company or any subsidiaries from time to time;

(t) “GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein;

(u) “Intervening Event” means any event, development, change, effect, fact, circumstance or occurrence, in each case, with respect to the Company and its subsidiaries, taken as a whole, and not Parent, Merger Sub or their Affiliates (and in each case excluding any Acquisition Proposal, Acquisition Inquiry or Superior Proposal); provided, that (A) such event, development, change, effect, fact, circumstance or occurrence was not known (and should not reasonably have been known) and was not reasonably foreseeable by the Board of Directors of the Company prior to the date of this Agreement (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable by the Board of Directors of the Company as of the date of this Agreement), but which becomes known to the Board of Directors of the Company after the date of this Agreement and before the Company Requisite Vote is obtained and (B) “Intervening Event” shall not include (i) any change in the market price, or change in trading volume, of Shares, in and of itself (it being understood that the underlying causes of any such changes or developments may, if they are not otherwise excluded from the definition of “Intervening Event”, be taken into account in determining whether an Intervening Event has occurred) and (ii)  any change consisting of or resulting primarily from a breach of this Agreement by the Company or any of its subsidiaries;

(v) “Knowledge” (i) with respect to the Company means the actual knowledge of any of the individuals listed in Section 9.5(v) of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub means the actual knowledge of any of the individuals listed in Section 9.5(v) of the Parent Disclosure Letter;

(w) “Law” means any transnational, federal, state, local, municipal, foreign or other law, statute, act, constitution, principle of common law, ordinance, code, decree, order, injunction, award, writ, judgment, rule, regulation, ruling, determination or other legally enforceable requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity;

(x) “Material Adverse Effect” means any event, development, change, effect, fact, circumstance or occurrence that, individually or in the aggregate with all other events, developments, changes, effects, facts, circumstances or occurrences, has a material adverse effect on or with respect to the assets, business, results of operation or financial condition of the Company and its subsidiaries, taken as a whole, provided that no events, developments, changes, effects, facts, circumstances or occurrences relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (i) general changes or developments in the economy or the financial, debt, capital, credit or securities markets or political, business or regulatory conditions in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, (ii) general changes or developments in the industries in which the Company or its subsidiaries operate, (iii) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, lessors, suppliers, vendors, investors, lenders, partners, financing sources, contractors or employees of the Company and its subsidiaries, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein and any action taken or omitted to be taken by the Company at the written request of Parent or Merger Sub or as expressly required by this Agreement, including to obtain any approval or authorization under applicable antitrust or competition or other Laws for the consummation of the Merger (other than for purposes of any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the execution of this Agreement or the pendency or consummation of the Merger or the other transactions contemplated by this Agreement), (iv) the identity of Parent, Merger Sub or any of their Affiliates as the acquirer of the Company, (v) changes in any applicable Laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof, (vi) any hurricane, cyclone, tornado, earthquake, flood, tsunami, natural disaster, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage or terrorism, or national or international political or social conditions, (vii) any Contagion Event or other force majeure event, or any worsening of such matters, or any declaration of martial law, quarantine or similar directive, policy or guidance or Law or other action by any Governmental Entity in response thereto, including COVID-19 Measures, (viii) any decline in the market price or trading volume of the Shares or the credit rating of the Company (it being understood that any cause of such change may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such cause is not otherwise described in clauses (i) through (vii) of this definition), or (ix) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that any cause of such change may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such cause is not otherwise described in clauses (i) through (vii) of this definition); except in the cases of clauses (i), (ii), (v), (vi) or (vii), to the extent that the Company and its subsidiaries, taken as a whole, are disproportionately affected thereby as compared with other participants in the industries in which the Company and its subsidiaries operate (in which case solely the incremental disproportionate impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect);

(y) “Payment Network” means Mastercard International, Incorporated (including its subsidiaries), Visa Inc. (including its subsidies), Discover Financial Services, LLC (including its subsidiaries), American Express (including its subsidiaries), Diners Club, Voyager, Carte Blanche, National Automated Clearinghouse Association (NACHA), and any other card association, debit card network, electronic payments, or funds transfer network, or similar organization or association having clearing or oversight responsibilities, in each case with whom any of the Company or its subsidiaries has registration, sponsorship or a right to use, participate or facilitate any transactions processed or facilitated by the Company or its subsidiaries.

(z) “Payment Network Rules” means the rules, regulations, bylaws, standards, policies, manuals, or procedures or published written guidance of, or applicable to, any Payments Network, including with respect to the processing of payment card information, electronic payments or funds transfers.

(aa) “Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Governmental Entity (including IRS Notice 2020-65 and IRS Notice 2021-11).

(bb) “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including, for the avoidance of doubt, any group of Persons;

(cc) “Representatives” means, with respect to any Person, its Affiliates, directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents advisors and other representatives.

(dd) “Required Information” means (i) audited consolidated financial statements of the Company consisting of consolidated balance sheets as of the last date of each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date and consolidated statements of operations, comprehensive earnings, shareholders’ equity and cash flows for each of the three fiscal years of the Company ended at least 90 days prior to the Closing Date and (ii) unaudited consolidated financial statements of the Company consisting of a consolidated balance sheet and consolidated statements of operations, comprehensive earnings and cash flows as of the last day of and for the most recently completed fiscal quarter ended at least 45 days before the Closing Date, and, in the case of the consolidated statement of cash flows, for the period from the beginning of the most recently completed fiscal year ended at least 90 days before the Closing Date to the last day of the most recently completed fiscal quarter ended at least 45 days before the Closing Date other than with respect to any quarter-end that is also a fiscal year-end.

(ee) “Sanctioned Person” means at any time any Person: (i) listed or designated on any Sanctions- or Ex-Im-related list of designated, restricted, or blocked Persons; (ii) that is the government of, resident in, or organized under the laws of a country or territory that is the subject of comprehensive Sanctions (currently,

Cuba, Iran, North Korea, Syria, and the Crimea region or so-called Donetsk People’s Republic or Luhansk People’s Republic in Ukraine); or (iii)  directly or indirectly, 50% or more owned (in the aggregate) or controlled by any of the foregoing;

(ff) “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom, and (v) any other Governmental Authority with jurisdiction over the Company or any subsidiary from time to time;

(gg) “subsidiary” or “subsidiaries” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity;

(hh) “Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Guarantees, the Financing Commitments and any other agreement, certificate or document contemplated thereby or any document or instrument delivered in connection hereunder or thereunder; and

(ii) “Willful Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such Party’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. For the avoidance of doubt, a Party’s failure to consummate the Closing when required pursuant to Section 1.2 shall be a Willful Breach of this Agreement.

SECTION 9.6 Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 9.7 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto and the Company Disclosure Letter and the Parent Disclosure Letter), the Confidentiality Agreement, the Equity Financing Commitments and Guarantees constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void; provided that Parent and Merger Sub (or one or more of their Affiliates) shall have the right, without the prior written consent of the Company, to assign all or any portion of its rights, interests and obligations under this Agreement, from and after Closing, to (i) any of its Affiliates or (ii) any Debt Financing Source Related Party pursuant to terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Debt Financing; provided, in each case, that Parent remains fully liable for its obligations hereunder.

SECTION 9.8 Parties in Interest. Subject to Section 9.16, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) at and after the Effective Time, with respect to the provisions of Section 6.10 which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration in accordance with the terms and conditions of this Agreement, (c) the rights of the holders of Company Options, Company RSUs and Company PSUs to receive the payments contemplated by the applicable provisions of Section 2.2, in each case, in accordance with the terms and conditions of this Agreement and (d) prior to the Effective Time, the rights of the holders of Common Stock to pursue claims for damages (including monetary damages based on the loss of the economic benefits of the Merger) and other relief for Parent’s or Merger Sub’s breach of this Agreement, subject to Section 8.2(f); provided that the rights granted to the holders of Common Stock pursuant to the foregoing clause (d) of this Section 9.8 shall only be enforceable on behalf of such holders by the Company in its sole and absolute discretion.

SECTION 9.9 Governing Law. This Agreement and any disputes relating hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law or conflict of law principles thereof or of any other jurisdiction that would cause the application of any laws of any jurisdiction other than the State of Delaware).

SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, “.pdf,” or other electronic transmission or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (including DocuSign)) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.12 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that unless and until this Agreement is validly terminated in accordance with Section 8.1, the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages and without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach. The Parties hereby further acknowledge and agree that prior to the Closing, the Parties shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of this Agreement, (other than Parent and Merger Sub’s obligation to cause the Equity Financing to be funded and to effect the Closing, which shall be governed solely by the next sentence), on the terms and subject to the conditions in this Agreement. Notwithstanding anything herein or in any Transaction Document to the contrary, it is hereby acknowledged and agreed that unless this Agreement is validly terminated in accordance with Section 8.1, the Company shall be entitled to specific performance to cause Parent and Merger Sub to cause the Equity Financing to be funded and to consummate the Closing if, and only if, (i) Parent is required to consummate the Closing pursuant to Section 1.2, and Parent fails to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (ii) the Debt Financing has been funded or will be funded in accordance with the terms and conditions of the Debt Financing Commitments at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed in writing to Parent that if the Equity Financing and Debt Financing (including any Alternative Financing that has been obtained in accordance with Section 6.11) are funded, then the Company will take such actions that are required of it to cause the Closing to occur in accordance with Section 1.2 (and the Company has not revoked, withdrawn, modified or conditioned such confirmation) and Parent has failed to consummate the closing within three Business Days after receipt of such irrevocable conditions. For the avoidance of doubt, (a) in no event shall the Company be entitled to specifically enforce (or to bring any action or proceeding in equity seeking to specifically enforce) Parent’s rights under the Financing Commitments to cause the Equity Financing to be funded or to effect the Closing other than as expressly provided in the immediately preceding sentence, and (b) in no event shall the Company be entitled to seek to specifically enforce any provision of this Agreement or to obtain an injunction or injunctions, or to bring any other action or proceeding in equity in connection with the transactions contemplated by this Agreement, against Parent other than under the circumstances expressly set forth in this Section 9.12. Subject to the two preceding sentences, each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Notwithstanding anything else to the contrary in this Agreement, for the avoidance of doubt, while the Company may concurrently seek (i) specific performance or other equitable relief, subject in all respects to this Section 9.12 and (ii) payment of the Parent Termination Fee or monetary damages if, as and when required pursuant to this Agreement, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Financing Commitments), on the one hand, and payment of the Parent Termination Fee, on the other hand.

SECTION 9.13 Jurisdiction. Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of, relating to or in connection with this Agreement or any of the transactions contemplated by this Agreement or the actions of any Party in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided that each such Party’s consent to jurisdiction and service contained in this Section 9.13 is solely for the purpose referred to in this Section 9.13 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose. Parent irrevocably designates the Corporation Trust Company as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary, proper or advisable in order to confer jurisdiction over it, and Parent stipulates that such consent and appointment are irrevocable and coupled with an interest.

SECTION 9.14 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

SECTION 9.15 Interpretation. When reference is made in this Agreement to an Article, Exhibit, Schedule or Section, such reference shall be to an Article, Exhibit, Schedule or Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” means “and/or”. With respect to the determination of any period of time, “from” means “from and including”. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to “dollars” or “$” are to United States of America dollars. Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. When used herein, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices”. Each of the Parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties and without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. Any document or item will be deemed “delivered”, “provided” or “made available” to Parent within the meaning of this Agreement if such document or item is included in the “Project HighWater” electronic data room hosted by Donnelley Financial Solutions as of 5:00 p.m. New York City time on the day prior to the date hereof or, after such time, delivered directly (including by email) to a Party’s counsel as identified in Section 9.4, with such delivery to include specific reference to this Section 9.15.

SECTION 9.16 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself and its subsidiaries and controlled Affiliates hereby: (i) agrees that any Action, whether in law or in equity, whether in contract or in tort or otherwise, involving any Debt Financing Sources Related Party, arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each Party irrevocably submits itself and its property with respect to any such Action to the exclusive jurisdiction of such court, and such Action (except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware)) shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), (ii) agrees not to bring or support any Action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources Related Party in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (iii) agrees that service of process upon the Company or its subsidiaries in any such Action or proceeding shall be effective if notice is given in accordance with Section 9.4, (iv) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action in any such court, (v) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any Action brought against the Debt Financing Sources in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (vi) agrees that none of the Debt Financing Sources Related Parties will have any liability to the Company or any of its subsidiaries (in each case, other than Parent and Merger Sub and their respective subsidiaries) relating to or arising out of this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (provided, that, notwithstanding the foregoing, nothing herein shall affect the rights of Parent and Merger Sub against the Debt Financing Sources Related Parties with respect to the Debt Financing or any of the transactions contemplated hereby or any services thereunder) and (vii) agrees that the Debt Financing Sources Related Parties are express third party beneficiaries of, and may enforce, Section 8.2(f), Section 8.2(g), Section 9.7, Section 9.8, and this Section 9.16 and any of the other provisions in this Agreement reflecting the foregoing agreements in this Section 9.16 and such provisions and the definitions of “Debt Financing Sources” and “Debt Financing Sources Related Parties” shall not be amended, modified or waived (including any definitions in this Agreement to the extent such amendment or waiver would modify any such foregoing Section or provision (including for the avoidance of doubt the definition of “Material Adverse Effect”)) in any way adverse to the Debt Financing Sources Related Parties without the prior written consent of the Debt Financing Sources; provided that, notwithstanding the foregoing, nothing herein shall affect the rights of Parent or Merger Sub against the Debt Financing Sources Related Parties with respect to the Debt Financing or any of the transactions contemplated hereby or any services thereunder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
AVALARA, INC.

By:	/s/ Alesia L. Pinney
Name: Alesia L. Pinney
Title: Executive Vice President, Chief Legal Officer, and Secretary

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PARENT:
LAVA INTERMEDIATE, INC.

By:	/s/ Nicholas Prickel
Name: Nicholas Prickel
Title: Vice President

MERGER SUB:
LAVA MERGER SUB, INC.

By:	/s/ Nicholas Prickel
Name: Nicholas Prickel
Title: Vice President

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Articles of Incorporation of the Surviving Corporation

See attached.

Exhibit A

SEVENTEENTH AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

AVALARA, INC.

ARTICLE I

The name of the corporation (the “Corporation”) is Avalara, Inc.

ARTICLE II

The Corporation is authorized to issue only one class of stock, consisting of Common Stock, par value of $0.0001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is one thousand (1,000).

ARTICLE III

The registered agent of the Corporation and the address of its registered office are as follows:

C T Corporation System

711 Capitol Way S, Suite 204

Olympia, WA 98501-1267

ARTICLE IV

Subject to the requirements set forth herein, the number of directors of the Corporation shall be determined in the manner provided by the Corporation’s bylaws and may be increased or decreased from time to time in the manner provided therein.

ARTICLE V

(a)     To the fullest extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be personally liable to the Corporation or the Corporation’s shareholders for monetary damages for conduct as a director.

(b)     The Corporation shall, to the maximum extent permitted by applicable law, indemnify any individual made a party to a proceeding because that individual is or was a director of the Corporation and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation which may hereafter be enacted to the extent such limitation may be disregarded if authorized by this Seventeenth Amended and Restated Articles of Incorporation of the Corporation.

(c)     Any amendments to or repeal of this ARTICLE V shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring before such amendment or repeal. Additionally, any amendment to the Washington Business Corporation Act that serves to limit the applicability of paragraph (a) or paragraph (b) of this ARTICLE V shall not operate as any such limitation with respect to acts or omissions, or alleged acts or omissions of a director prior to the date of such amendment.

Annex B

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

August 8, 2022

Board of Directors

Avalara, Inc.

255 South King Street, Suite 1800

Seattle, WA 98104

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Lava Intermediate, Inc. (“Parent”), Lava Merger Sub, Inc. (“Merger Sub”) and any other affiliate of Parent, Avalara, Inc. (the “Company”), any wholly owned subsidiary of the Company and the holders of the Dissenting Shares (as defined in the Agreement) (collectively, the “Excluded Holders”)) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of the Company of the $93.50 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of August 8, 2022 (the “Agreement”), by and among Parent, Merger Sub, a wholly owned subsidiary of Parent, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Vista Equity Partners Management, LLC (“Vista”), Mubadala Investment Company PJSC (“Mubadala”), The Public Investment Fund (“PIF”) and Abu Dhabi Growth Fund (“ADG”), each of which is an affiliate of a significant equityholder of Parent, and any of their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as left lead bookrunner with respect to a follow-on public offering of the equity of the Company in August 2020 and as left lead bookrunner with respect to a private offering of the Company’s 0.25% Convertible Senior Notes due 2026 (aggregate principal amount of $977,500,000) in August 2021 (the “Convertible Notes”). We also have provided certain financial advisory and/or underwriting services to Vista and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as left lead bookrunner with respect to a follow-on public offering of the equity of JAMF Software LLC, a portfolio company of Vista, in November 2020; as exclusive advisor to Wrike Inc., a portfolio company of Vista, with respect to its sale to Citrix Systems, Inc. in March 2021; as left lead bookrunner for Solera LLC, a portfolio company of Vista, with respect to a bank loan (aggregate principal

Board of Directors

Avalara, Inc.

August 8, 2022

Page Two

amount $5,000,000,000) in June 2021; as left lead bookrunner with respect to the initial public offering by PowerSchool, Inc., a portfolio company of Vista, in their initial public offering of 39,473,685 of its ordinary shares in July 2021; as left lead bookrunner for PowerSchool Inc., a portfolio company of Vista, with respect to its bridge financing completed in August 2021; as lead arranger for Cvent Inc., a portfolio company of Vista, with respect to a technical amendment of a bank loan (aggregate principal amount $808,000,000) in October 2021; as exclusive advisor to Mind Body, Inc., a portfolio company of Vista, with respect to its acquisition of ClassPass Inc. in October 2021; sole bookrunner with respect to a private placement of Vista in November 2021; as co-advisor to TIBCO Software Inc., a portfolio company of Vista, with respect to its pending acquisition of Citrix Systems Inc. announced in January 2022; as bookrunner for Ellucian Inc., a portfolio company of Vista, with respect to an add-on term loan (aggregate principal amount $325,000,000) in March 2022; and as exclusive advisor to Ping Identity Holding Corporation, a portfolio company of Vista, with respect to its pending sale to Thoma Bravo LLC announced in August 2022. We also have provided certain financial advisory and/or underwriting services to Mubadala and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as left lead bookrunner with respect to the initial public offering of Blue Whale Acquisition Corp I, a blank check company sponsored by an affiliate of Mubadala, in August 2021; as co-advisor with respect to Mubadala’s strategic transaction with K-MAC Holdings Corp. in October 2021; and as bookrunner with respect to an infrastructure financing (aggregate principal amount of $1,500,000,000) in November 2021. We also have provided certain financial advisory and/or underwriting services to PIF and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as co-advisor with respect to PIF’s investment in digital fibre infrastructure trust Reliance Jio in October 2020; as bookrunner with respect to a follow-on public offering of the equity of PIF in December 2021; as advisor with respect to the Jeddah Airport City in in January 2022; and as exclusive advisor with respect to PIF’s investment in Aston Martin Lagonda Global Holdings plc in July 2022. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Vista, Mubadala, PIF, ADG and their respective affiliates and/or, as applicable, portfolio companies, for which our Investment Banking Division may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Vista, Mubadala, PIF, ADG and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Vista, Mubadala, PIF and ADG from time to time and may do so in the future.

We further note that concurrent with the issuance of the Convertible Notes, the Company entered into capped call transactions with respect to the Convertible Notes (collectively, the “Capped Call Transactions”) with Goldman Sachs & Co. LLC and four other counterparties, each acting as principal for its own account. The Capped Call Transactions consisted of the purchase by the Company of capped call options with respect to collectively approximately 4,099,635 Shares, the aggregate number of Shares underlying the Convertible Notes (with 20% purchased from Goldman Sachs & Co. LLC). The Capped Call Transactions may be adjusted, exercised, cancelled and/or terminated in accordance with their terms in connection with certain events, including the announcement or consummation of the Transaction. In particular, under the terms of the Capped Call Transactions, each of Goldman Sachs & Co. LLC and the other counterparties, each acting separately as calculation agent under the Capped Call Transactions to which it is a party, is entitled in certain circumstances to make adjustments to the exercise price of the embedded call options sold by the Company to Goldman Sachs & Co. LLC and the other counterparties to reflect the economic effect of the announcement of the Transaction on the Capped Call Transactions. In its capacity as calculation agent, all actions or exercises of judgment by Goldman Sachs & Co. LLC pursuant to the terms of the Capped Call Transactions to which it is a party must be performed in good faith and a commercially reasonable manner.

Board of Directors

Avalara, Inc.

August 8, 2022

Page Three

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the four fiscal years ended December 31, 2021; the Company’s Registration Statement on Form S-1, including the prospectus contained therein last amended on June 13, 2018, relating to an initial public offering of the Shares; the Company’s Registration Statement on Form S-1, including the prospectus contained therein dated June 4, 2019, relating to follow-on public offerings of the Shares; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”) and certain analyses related to the expected utilization by the Company of certain net operating loss carryforwards of the Company, as approved for our use by the Company (the “NOL Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the software industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the NOL Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than the Excluded Holders) of Shares, as of the date hereof, of the $93.50 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, or the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $93.50 in cash per Share to be paid to the holders (other than the Excluded Holders) of Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent

Board of Directors

Avalara, Inc.

August 8, 2022

Page Four

to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $93.50 in cash per Share to be paid to the holders (other than the Excluded Holders) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman Sachs & Co. LLC

(GOLDMAN SACHS & CO. LLC)

Annex C

Chapter 23B.13 of the Revised Code of Washington

RCW 23B.13.010—Definitions.

As used in this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

RCW 23B.13.020—Right to dissent.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) A plan of merger, which has become effective, to which the corporation is a party (i) if shareholder approval was required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, or would have been required but for the provisions of RCW 23B.11.030, and the shareholder was, or but for the provisions of RCW 23B.11.030 would have been, entitled to vote on the merger, or (ii) if the corporation was a subsidiary and the plan of merger provided for the merger of the subsidiary with its parent under RCW 23B.11.040;

(b) A plan of share exchange, which has become effective, to which the corporation is a party as the corporation whose shares have been acquired, if the shareholder was entitled to vote on the plan;

(c) A sale, lease, exchange, or other disposition, which has become effective, of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business, if the shareholder was entitled to vote on the sale, lease, exchange, or other disposition, including a disposition in dissolution, but not including a disposition pursuant to court order or a disposition for cash pursuant to a plan by which all or substantially all of the net proceeds of the disposition will be distributed to the shareholders within one year after the date of the disposition;

(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation;

(e) Any action described in RCW 23B.25.120;

Annex C

(f) Any corporate action approved pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

(g) A plan of entity conversion in the case of a conversion of a domestic corporation to a foreign corporation, which has become effective, to which the domestic corporation is a party as the converting entity, if: (i) The shareholder was entitled to vote on the plan; and (ii) the shareholder does not receive shares in the surviving entity that have terms as favorable to the shareholder in all material respects and that represent at least the same percentage interest of the total voting rights of the outstanding shares of the surviving entity as the shares held by the shareholder before the conversion.

(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.831 through 25.10.886, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

RCW 23B.13.030—Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder delivers to the corporation the record shareholder’s executed written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

RCW 23B.13.200—Notice of dissenters’ rights.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval by a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 would be submitted for approval by a vote at a shareholders’ meeting but for the provisions of RCW 23B.11.030(9), the offer made pursuant to RCW 23B.11.030(9) must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

Annex C

(3) If corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, the shareholder consent described in RCW 23B.07.040(1)(b) and the notice described in RCW 23B.07.040(3)(a) must include a statement that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

RCW 23B.13.210—Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed corporate action is effected, and (b) not vote such shares in favor of the proposed corporate action.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 does not require shareholder approval pursuant to RCW 23B.11.030(9), a shareholder who wishes to assert dissenters’ rights with respect to any class or series of shares:

(a) Shall deliver to the corporation before the shares are purchased pursuant to the offer under RCW 23B.11.030(9) written notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed corporate action is effected; and

(b) Shall not tender, or cause to be tendered, any shares of such class or series in response to such offer.

(3) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, a shareholder who wishes to assert dissenters’ rights must not execute the consent or otherwise vote such shares in favor of the proposed corporate action.

(4) A shareholder who does not satisfy the requirements of subsection (1), (2), or (3) of this section is not entitled to payment for the shareholder’s shares under this chapter.

RCW 23B.13.220—Dissenters’ rights—Notice.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved at a shareholders’ meeting, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(1) a notice in compliance with subsection (6) of this section.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.11.030(9), the corporation shall within 10 days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(2) a notice in compliance with subsection (6) of this section.

(3) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.07.040, the notice delivered pursuant to RCW 23B.07.040(3)(b) to shareholders who satisfied the requirements of RCW 23B.13.210(3) shall comply with subsection (6) of this section.

(4) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(a)(ii), the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders of the subsidiary other than the parent a notice in compliance with subsection (6) of this section.

Annex C

(5) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(d) that, pursuant to RCW 23B.10.020(4)(b), is not required to be approved by the shareholders of the corporation, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders entitled to dissent under RCW 23B.13.020(1)(d) a notice in compliance with subsection (6) of this section.

(6) Any notice under subsection (1), (2), (3), (4), or (5) of this section must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1), (2), (3), (4), or (5) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

RCW 23B.13.230—Duty to demand payment.

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(6)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

RCW 23B.13.240—Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment under RCW 23B.13.230 is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

RCW 23B.13.250—Payment.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

Annex C

(2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

RCW 23B.13.260—Failure to take corporate action.

(1) If the corporation does not effect the proposed corporate action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to effect the proposed corporate action, it must deliver a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

RCW 23B.13.270—After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after the effective date of the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall deliver with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

RCW 23B.13.280—Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed corporate action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

Annex C

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

RCW 23B.13.300—Court action.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

RCW 23B.13.310—Court costs and counsel fees.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

Annex C

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

AVALARA, INC. Proxy for Special Meeting of Shareholders on [], 2022 Solicited on Behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Scott McFarlane and Alesia Pinney, or either one of them with full power of substitution, to act as attorneys-in-fact and proxies for the undersigned to vote and act with respect to all the shares of common stock of AVALARA, INC. that the undersigned would be entitled to vote if personally present and acting at the Special Meeting of Shareholders of AVALARA, INC., to be held [], 2022 at [ ] PT at https://web.lumiagm.com/238702773 (password: avavirt2022), and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted as specified. If no votes are specified, this proxy will be voted FOR each of Proposals No. 1, No. 2 and No. 3, and in the discretion of the proxies upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. (Continued and to be signed on the reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF

AVALARA, INC.

[ ], 2022

GO GREEN

00030003003000000001000 4 000000

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of shareholder ____ Date: ____ Signature of shareholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF AVALARA, INC. [ ], 2022 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter, and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: The notice of meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/22225/special Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along the perforated line and mail in the envelope provided. 00030030030000001000 4 000000 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF PROPOSALS NO. 1, NO. 2 AND NO. 3. x PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Approval of the Agreement and Plan of Merger, dated as of FOR AGAINST ABSTAIN August 8, 2022 (as it may be amended, modified, or supplemented from time to time), by and among Lava Intermediate, Inc. (“Parent”), Lava Merger Sub, Inc. (“Merger Sub”) and Avalara, Inc. (“Avalara”) (the “merger proposal”). 2. Approval, on a non-binding advisory basis, of certain FOR AGAINST ABSTAIN compensation that will or may be paid by Avalara to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation advisory proposal”). FOR AGAINST ABSTAIN 3. Approval of the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Avalara shareholders (“the adjournment proposal”). MARK?“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate change your the new address address on your in the account, address please space check above. the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via Signature of shareholder Date: Signature of shareholder Date: Note: Please title as such. sign exactly If the signer as your is name a corporation, or names please appear sign on full this corporate proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee, name or by guardian, authorized please person. give full

SPECIAL MEETING OF SHAREHOLDERS OF

AVALARA, INC.

[ ], 2022

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

00030003000000001000 4   000000

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of shareholder ______ Date: ______ Signature of shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL AVALARA, MEETING OF SHAREHOLDERS INC. OF [ ], 2022 PROXY VOTING INSTRUCTIONS INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 p.m. ET the day before the meeting. MAIL—Sign, date, and mail your proxy card in the envelope provided as soon as possible. IN PERSON—You may vote your shares in person by attending COMPANY NUMBER the Special Meeting. GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements ACCOUNT NUMBER and other eligible documents online, while reducing costs, clutter, and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: The notice of meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/22225/special Please detach along the perforated line and mail in the envelope provided IF you are not voting via the internet. 00030030030000001000 4 000000 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF PROPOSALS NO. 1, NO. 2 AND NO. 3. x PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Approval of the Agreement and Plan of Merger, dated as of FOR AGAINST ABSTAIN August 8, 2022 (as it may be amended, modified, or supplemented from time to time), by and among Lava Intermediate, Inc. (“Parent”), Lava Merger Sub, Inc. (“Merger Sub”) and Avalara, Inc. (“Avalara”) (the “merger proposal”). 2. Approval, on a non-binding advisory basis, of certain FOR AGAINST ABSTAIN compensation that will or may be paid by Avalara to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation advisory proposal”). FOR AGAINST ABSTAIN 3. Approval of the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal or to ensure that any supplement or amendment to the accompanying proxy statement is timely provided to Avalara shareholders (“the adjournment proposal”). JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 MARK?“X” HERE IF YOU PLAN TO ATTEND THE MEETING. To indicate change your the new address address on your in the account, address please space check above. the Please box at note right and that changes this method. to the registered name(s) on the account may not be submitted via Signature of shareholder Date: Signature of shareholder Date: Note: Please title as such. sign exactly If the signer as your is name a corporation, or names please appear sign on full this corporate proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, administrator, please sign in attorney, partnership trustee, name or by guardian, authorized please person. give full